   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 1995


                                                       REGISTRATION NO. 33-57047
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         SHURGARD STORAGE CENTERS, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                       6798                     91-1080141
(State of Incorporation)   (Primary Standard Industrial      (I.R.S. Employer
                           Classification Code Number)    Identification Number)

                         1201 THIRD AVENUE, SUITE 2200
                           SEATTLE, WASHINGTON 98101
                                 (206) 624-8100
                        (Address and telephone number of
                   registrant's principal executive offices)

                                HARRELL L. BECK
                         1201 THIRD AVENUE, SUITE 2200
                           SEATTLE, WASHINGTON 98101
                                 (206) 624-8100
           (Name, address and telephone number of agent for service)
                            ------------------------

                                   COPIES TO:

      MICHAEL STANSBURY               JOHN M. STEEL            EDMUND O. BELSHEIM, JR.
     LINDA A. SCHOEMAKER           BENJAMIN F. STEPHENS            SCOTT L. GELBAND
         Perkins Coie           Riddell Williams Bullitt &          Bogle & Gates
1201 Third Avenue, 40th Floor           Walkinshaw                 Two Union Square
Seattle, Washington 98101-3099  1001 Fourth Avenue, #4400          601 Union Street
        (206) 583-8888          Seattle, Washington 98154   Seattle, Washington 98101-2346
                                      (206) 624-3600                (206) 682-5151

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective and the effective time of the merger of Shurgard Incorporated with and into the registrant, as described in the Agreement and Plan of Merger dated as of December 19, 1994 attached as Appendix I to the Proxy Statement/Prospectus forming a part of the Registration Statement.
                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           [Shurgard REIT Letterhead]


                                                               February 15, 1995


Dear Shareholder:


    You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Shurgard Storage Centers, Inc. (the "Shurgard REIT") to be held on Tuesday, March 21, 1995, at 10:00 a.m., local time, at the Washington State Convention and Trade Center, 800 Convention Place, Room 204, Seattle, Washington.


    At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the merger of Shurgard Incorporated (the "Management Company") with and into the Shurgard REIT (the "Merger") pursuant to an Agreement and Plan of Merger dated as of December 19, 1994 (the "Merger Agreement"). The purpose of the Merger is for the Shurgard REIT to become self-administered and self-managed. Pursuant to the Merger Agreement, the outstanding shares of common stock of the Management Company will be converted into an aggregate of 1,400,000 shares of Class A Common Stock of the Shurgard REIT (together with associated purchase rights, the "Shurgard Class A Common Stock"), subject to certain adjustments based on the market price of the Shurgard Class A Common Stock and changes to the Management Company's equity from October 31, 1994 to the closing date of the Merger, and certain adjustments for Management Company shareholders exercising dissenters' rights. In addition, pursuant to the Merger Agreement, Management Company shareholders will be entitled to receive additional shares of Shurgard Class A Common Stock based on
(i) the extent to which, during the five years following the closing of the Merger, the Shurgard REIT realizes value as a result of certain transactions relating to interests in or assets of six limited partnerships acquired by the Shurgard REIT in the Merger and (ii) the value, at the end of five years or in the event of a change of control, of any remaining interests in such partnerships as determined by independent appraisal.

    IN CONSIDERING THE MERGER AND THE MERGER AGREEMENT, SHURGARD REIT SHAREHOLDERS SHOULD CONSIDER THE RISKS DESCRIBED IN THE PROXY STATEMENT/ PROSPECTUS RELATING TO THE MERGER. THESE RISKS INCLUDE CERTAIN CONFLICTS OF INTEREST THAT EXECUTIVE OFFICERS AND DIRECTORS OF THE SHURGARD REIT HAVE WITH RESPECT TO THE MERGER AND CERTAIN TAX RISKS TO THE SHURGARD REIT RESULTING FROM THE MERGER.

    A special committee consisting of independent directors of the Shurgard REIT, who are not members of management or employees of the Management Company (the "Special Committee"), actively negotiated the terms of the Merger and the Merger Agreement with the Management Company. In connection with such consideration, the Special Committee retained Alex. Brown & Sons Incorporated ("Alex. Brown") to act as its financial advisor. Alex. Brown has rendered its opinion that, as of the date of the Merger Agreement, the consideration to be paid by the Shurgard REIT in the Merger is fair, from a financial point of view, to the Shurgard REIT. The written opinion of Alex. Brown, dated December 19, 1994, is included as Appendix II to the accompanying Proxy Statement/ Prospectus and should be read carefully by shareholders. The Special Committee has unanimously recommended to the Shurgard REIT's Board of Directors that the Merger Agreement be approved.

    THE SPECIAL COMMITTEE AND THE SHURGARD REIT'S BOARD OF DIRECTORS HAVE DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF THE SHURGARD REIT AND ITS SHAREHOLDERS, HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMEND A VOTE FOR APPROVAL OF THE MERGER.

    You should carefully read the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus for details of the Merger and additional related information.

    Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions you have given in your proxy. If you attend the Special Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

    If you have any questions or need assistance in voting your stock, please call our proxy solicitor for the Special Meeting, D.F. King & Co., Inc., toll free at 1-800-758-5378.

                                          Sincerely,

                                          Harrell L. Beck
                                          PRESIDENT

     PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE
                     ACCOMPANYING POSTAGE-PREPAID ENVELOPE.

                         SHURGARD STORAGE CENTERS, INC.
                         1201 THIRD AVENUE, SUITE 2200
                           SEATTLE, WASHINGTON 98101


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 21, 1995


TO THE HOLDERS OF CLASS A COMMON STOCK OF SHURGARD STORAGE CENTERS, INC.:


    A Special Meeting of holders of Class A Common Stock (the "Special Meeting") of Shurgard Storage Centers, Inc., a Delaware corporation (the "Shurgard REIT"), will be held on Tuesday, March 21, 1995, at 10:00 a.m., local time, at the Washington State Convention and Trade Center, 800 Convention Place, Room 204, Seattle, Washington, for the following purposes:


    1. To consider and vote upon a proposal to approve the merger of Shurgard Incorporated (the "Management Company") with and into the Shurgard REIT (the "Merger") pursuant to an Agreement and Plan of Merger dated as of December 19, 1994 (the "Merger Agreement") between the Shurgard REIT and the Management Company. Pursuant to the Merger Agreement, the outstanding shares of common stock of the Management Company will be converted into an aggregate of 1,400,000 shares of Class A Common Stock of the Shurgard REIT (together with associated purchase rights, the "Shurgard Class A Common Stock"), subject to certain adjustments based on the market price of the Shurgard Class A Common Stock and changes to the Management Company's equity from October 31, 1994 to the closing date of the Merger, and certain adjustments for Management Company shareholders exercising dissenters' rights. In addition, pursuant to the Merger Agreement, Management Company shareholders will be entitled to receive additional shares of Shurgard Class A Common Stock based on (i) the extent to which, during the five years following the closing of the Merger, the Shurgard REIT realizes value as a result of certain transactions relating to interests in or assets of six limited partnerships acquired by the Shurgard REIT in the Merger and (ii) the value, at the end of five years or in the event of a change of control, of any remaining interests in such partnerships as determined by independent appraisal. THE MERGER IS MORE COMPLETELY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, AND A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX I THERETO.

    2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    Only holders of record of shares of Shurgard Class A Common Stock at the close of business on January 20, 1995, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

    The affirmative vote of the holders of shares representing a majority of the outstanding shares of Shurgard Class A Common Stock entitled to vote at the Special Meeting is required to approve the Merger. Holders of shares of Shurgard Class A Common Stock will not be entitled to dissenters' rights as a result of the Merger.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN YOUR PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF THE SHURGARD REIT A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE SPECIAL MEETING.

                                          By Order of the Board of Directors,
                                          Kristin H. Stred
                                          SECRETARY


Seattle, Washington
February 15, 1995

                         SHURGARD STORAGE CENTERS, INC.
                           PROXY STATEMENT/PROSPECTUS
                             ---------------------


    This Proxy Statement/Prospectus is being furnished to holders of shares of Class A Common Stock, par value $.001 per share (together with associated purchase rights, the "Shurgard Class A Common Stock"), of Shurgard Storage Centers, Inc., a Delaware corporation (the "Shurgard REIT"), in connection with the solicitation of proxies by the Shurgard REIT's Board of Directors for use at the Special Meeting of Shareholders to be held on Tuesday, March 21, 1995, at the Washington State Convention and Trade Center, 800 Convention Place, Room 204, Seattle, Washington, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Special Meeting").


    At the Special Meeting, shareholders of record of the Shurgard REIT at the close of business on January 20, 1995, will consider and vote upon (i) a proposal to approve the merger of Shurgard Incorporated (the "Management Company") with and into the Shurgard REIT (the "Merger") pursuant to an Agreement and Plan of Merger dated as of December 19, 1994 (the "Merger Agreement") between the Shurgard REIT and the Management Company and (ii) such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    Upon consummation of the Merger, the outstanding shares of common stock of the Management Company (the "Management Company Common Stock") (except shares as to which dissenters' rights are exercised and not subsequently withdrawn) will be converted into an aggregate of 1,400,000 shares of Shurgard Class A Common Stock, subject to certain adjustments based on the market price of the Shurgard Class A Common Stock and changes to the Management Company's equity from October 31, 1994 to the closing date of the Merger, and certain adjustments for Management Company shareholders exercising dissenters' rights. In addition, pursuant to the Merger Agreement, Management Company shareholders will have the right to receive additional shares of Shurgard Class A Common Stock based on (i) the extent to which, during the five years following the closing of the Merger, the Shurgard REIT realizes value as a result of certain transactions relating to interests in or assets of six limited partnerships acquired by the Shurgard REIT in the Merger and (ii) the value, at the end of five years or in the event of a change of control, of any remaining interests in such partnerships as determined by independent appraisal.

    This Proxy Statement/Prospectus constitutes the Prospectus of the Shurgard REIT filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Shurgard Class A Common Stock issuable in connection with the Merger. All information concerning the Shurgard REIT contained in this Proxy Statement/Prospectus has been furnished by the Shurgard REIT, and all information concerning the Management Company contained in this Proxy Statement/Prospectus has been furnished by the Management Company.


    This Proxy Statement/Prospectus is first being mailed to holders of Shurgard Class A Common Stock on or about February 17, 1995.


    THE SHARES OF SHURGARD CLASS A COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    FOR A DESCRIPTION OF RISK FACTORS RELATING TO THE MERGER AND THE RELATED TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, SEE "RISK FACTORS."
                            ------------------------


       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS FEBRUARY 15, 1995.

                             AVAILABLE INFORMATION

    The Shurgard REIT is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain regional offices of the Commission located at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the
Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

    The Management Company is not subject to the information and reporting requirements of the Exchange Act.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SHURGARD REIT OR THE MANAGEMENT COMPANY. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SHURGARD REIT OR THE MANAGEMENT COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................    ii
SUMMARY...................................................................     1
RISK FACTORS..............................................................    15
    Risks Relating to the Merger..........................................    15
    Tax Risks to the Shurgard REIT Resulting From the Merger..............    17
    General Real Estate Investment Risks and Self-Storage Industry
     Risks................................................................    19
    Other General Risks...................................................    21
SPECIAL MEETING OF SHAREHOLDERS...........................................    22
    General...............................................................    22
    Matters to Be Considered at the Special Meeting.......................    22
    Record Date; Shares Entitled to Vote; Vote Required...................    22
    Proxies; Proxy Solicitation...........................................    23
BACKGROUND OF AND REASONS FOR THE MERGER..................................    24
    Background............................................................    24
    Reasons for the Merger; Recommendations of the Special Committee and
     the Shurgard REIT Board..............................................    29
    Opinion of Financial Advisor to the Special Committee.................    30
SHURGARD STORAGE CENTERS, INC.............................................    35
    Business..............................................................    35
    Competition...........................................................    42
    Selected Financial Data...............................................    43
    Management's Discussion and Analysis of Financial Condition and
     Results of Operations................................................    43
POLICIES REGARDING INVESTMENT AND CERTAIN OTHER ACTIVITIES................    47
    Acquisition, Development and Investment Policies......................    47
    Financing and Reserve Policies........................................    49
    Conflict of Interest Policies.........................................    51
    Policy With Respect to Dividends and Certain Other Activities.........    51
SHURGARD INCORPORATED.....................................................    53
    Management Services...................................................    54

                                                                            PAGE
                                                                            ----
    Relationship With the Shurgard REIT...................................    57
    Selected Financial Data...............................................    59
    Management's Discussion and Analysis of Financial Condition and
     Results of Operations................................................    59
DISCUSSION OF PRO FORMA POST-MERGER OPERATIONS............................    64
THE MERGER................................................................    67
    Terms of the Merger...................................................    67
    Adjustments to Share Consideration....................................    67
    Indemnification Shares................................................    68
    Contingent Shares.....................................................    69
    Effective Time of the Merger..........................................    74
    Fractional Shares.....................................................    75
    Exchange of Shares of Management Company Common Stock.................    75
    Effect on Management Company Stock Option, Employee Benefit and Stock
     Plans................................................................    75
    Trading of Shares of Shurgard Class A Common Stock....................    75
    Representations and Warranties........................................    75
    Business of the Management Company Pending the Merger.................    76
    No Solicitation.......................................................    76
    InterMation Spin-off..................................................    77
    Shurgard Realty Advisors..............................................    77
    Conditions to Consummation of the Merger..............................    77
    Amendment and Waiver; Termination.....................................    78
    Regulatory Matters....................................................    79
    Indemnification of Management Company Directors and Officers..........    79
    Resale of Shares of Shurgard Class A Common Stock Issued in the
     Merger; Affiliates...................................................    80
    Agreement of Management Company Significant Shareholders to Vote in
     Favor of the Merger..................................................    80
    Accounting Treatment..................................................    80
    Expenses and Fees.....................................................    80
    Rights of Dissenting Management Company Shareholders..................    81
FEDERAL INCOME TAX CONSEQUENCES...........................................    82
    General...............................................................    82

                                                                            PAGE
                                                                            ----
    Tax Treatment of the Merger...........................................    82
    Contingent Shares and Indemnification Shares..........................    83
    Exercise of Dissenters' Rights........................................    84
    Built-in Gain Rules...................................................    84
    Failure of the Merger to Qualify......................................    85
    Tax Treatment of the InterMation Spin-off.............................    85
    Failure of the InterMation Spin-off to Qualify........................    86
    Consequences of the Merger on the Shurgard REIT's Qualification as a
     REIT.................................................................    87
    Tax Consequences to Management Company Shareholders Receiving Shurgard
     Class A Common Stock.................................................    91
    State and Local Taxes.................................................    95
INTERESTS OF CERTAIN PERSONS IN THE MERGER................................    96
    Appointment of Officers and a Director of the Shurgard REIT...........    96
    Acceleration of the Management Company Stock Options..................    96
    Indemnification of Directors and Officers Pursuant to the Merger
     Agreement............................................................    96
    Contingent Shares.....................................................    97
    Shurgard Realty Advisors..............................................    97
COMPARATIVE PER SHARE MARKET INFORMATION..................................    97
    The Shurgard REIT.....................................................    97
    The Management Company................................................    98
DESCRIPTION OF SHURGARD REIT CAPITAL STOCK................................    98
    General...............................................................    98
    Common Stock..........................................................    98
    Preferred Stock.......................................................    98
    Excess Stock..........................................................    99
    Shareholder Rights Plan...............................................   100
DESCRIPTION OF MANAGEMENT COMPANY CAPITAL STOCK...........................   102
                                                                            PAGE
                                                                            ----
COMPARISON OF RIGHTS OF SHAREHOLDERS OF THE SHURGARD REIT AND OF THE
 MANAGEMENT COMPANY.......................................................   102
    General...............................................................   103
    Changes Principally Attributable to Differences Between the DGCL and
     the WBCA.............................................................   103
MANAGEMENT OF THE SHURGARD REIT...........................................   107
    Committees of the Shurgard REIT Board.................................   109
    Compensation to the Shurgard REIT's Directors and Officers............   109
EXECUTIVE COMPENSATION....................................................   110
    Compensation Summary..................................................   110
    Option Grants.........................................................   111
    Option Exercises and Year-End Values..................................   111
    Certain Relationships and Related Transactions........................   112
PRINCIPAL SHURGARD REIT SHAREHOLDERS......................................   113
PRINCIPAL MANAGEMENT COMPANY SHAREHOLDERS.................................   114
LEGAL OPINION.............................................................   115
TAX OPINION...............................................................   115
EXPERTS...................................................................   115
FINANCIAL STATEMENTS......................................................   F-1
Appendix I -- Agreement and Plan of Merger dated as of December 19, 1994 between
              Shurgard Storage Centers, Inc. and Shurgard Incorporated
Appendix II -- Opinion of Alex. Brown & Sons Incorporated

                                    SUMMARY

    CERTAIN SIGNIFICANT MATTERS DISCUSSED IN THIS PROXY STATEMENT/PROSPECTUS ARE SUMMARIZED BELOW. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS (INCLUDING THE APPENDICES HERETO).

                                 THE COMPANIES


SHURGARD STORAGE CENTERS, INC.....  The Shurgard REIT is a  real estate investment trust  (a
                                    "REIT")  that owns  directly and  through joint ventures
                                    159 self-storage properties and two office and  business
                                    parks.   The  Shurgard  REIT   was  formed  through  the
                                    consolidation on  March  1,  1994 of  17  publicly  held
                                    limited  partnerships (the "Consolidation"). The mailing
                                    address  of  the  Shurgard  REIT's  principal  executive
                                    offices  is  1201  Third  Avenue,  Suite  2200, Seattle,
                                    Washington 98101,  and  its telephone  number  is  (206)
                                    624-8100. See "SHURGARD STORAGE CENTERS, INC."
SHURGARD INCORPORATED.............  The Management Company is a real estate operating compa-
                                    ny  specializing  in  all  aspects  of  the self-storage
                                    industry.  The   mailing  address   of  the   Management
                                    Company's  principal  executive  offices  is  1201 Third
                                    Avenue, Suite 2200, Seattle,  Washington 98101, and  its
                                    telephone   number  is  (206)  624-8100.  See  "SHURGARD
                                    INCORPORATED."

                              SPECIAL MEETING OF SHAREHOLDERS
DATE, TIME AND PLACE OF THE
SPECIAL MEETING...................  The Special Meeting is to be held on Tuesday, March  21,
                                    1995, at 10:00 a.m., local time, at the Washington State
                                    Convention  and Trade Center, 800 Convention Place, Room
                                    204, Seattle, Washington.
PURPOSE OF THE SPECIAL MEETING....  At the Special  Meeting, holders of  shares of  Shurgard
                                    Class  A Common Stock will consider  and vote upon (i) a
                                    proposal to  approve  the  Merger and  (ii)  such  other
                                    business as may properly come before the Special Meeting
                                    or any adjournments or postponements thereof. The Merger
                                    is  being  submitted to  holders  of shares  of Shurgard
                                    Class A  Common Stock  for approval  in accordance  with
                                    Article   16  of  the  Shurgard  REIT's  Certificate  of
                                    Incorporation.
RECORD DATE.......................  Only holders of  record of  shares of  Shurgard Class  A
                                    Common  Stock at  the close  of business  on January 20,
                                    1995, are  entitled to  notice  of and  to vote  at  the
                                    Special  Meeting  or any  adjournments  or postponements
                                    thereof. On  that date,  16,829,283 shares  of  Shurgard
                                    Class  A Common  Stock were outstanding  and entitled to
                                    vote. As  of such  record  date, current  directors  and
                                    executive  officers  of  the  Shurgard  REIT  and  their
                                    affiliates  beneficially  owned  less  than  1%  of  the
                                    outstanding shares of Shurgard Class A Common Stock.

VOTE REQUIRED.....................  The affirmative vote of the holders of a majority of the outstanding  shares  of  Shurgard Class  A  Common Stock
                                    entitled to vote at the  Special Meeting is required  to
                                    approve  the Merger. Holders of shares of Class B common
                                    stock of the Shurgard REIT (the "Shurgard Class B Common
                                    Stock") are not entitled to vote at the Special  Meeting
                                    (the  Shurgard  Class A  Common  Stock and  the Shurgard
                                    Class B Common Stock are referred to collectively herein
                                    as the  "Shurgard  REIT  Common  Stock").  See  "SPECIAL
                                    MEETING  OF SHAREHOLDERS -- Record Date; Shares Entitled
                                    to Vote; Vote Required."

                                         THE MERGER
GENERAL...........................  Upon the  closing of  the  Merger (the  "Closing"),  the
                                    Management Company will merge with and into the Shurgard
                                    REIT    and   the   Shurgard    REIT   will   become   a
                                    self-administered   and    self-managed   real    estate
                                    investment  trust. Pursuant to the Merger Agreement, the
                                    outstanding shares  of Management  Company Common  Stock
                                    will  be converted into an aggregate of 1,400,000 shares
                                    of Shurgard  Class A  Common Stock,  subject to  certain
                                    adjustments  based on  the market price  of the Shurgard
                                    Class A  Common  Stock  and changes  to  the  Management
                                    Company's  equity from October  31, 1994 to  the date of
                                    the  Closing   (the   "Closing   Date"),   and   certain
                                    adjustments    for   Management   Company   shareholders
                                    exercising dissenters' rights (the "Share
                                    Consideration").  Such  adjustments  to  the  number  of
                                    shares  of Shurgard  Class A  Common Stock  to be issued
                                    upon the Closing are subject to certain limits. See "THE
                                    MERGER -- Adjustments to Share Consideration." Based  on
                                    the  capitalization of the Shurgard  REIT as of December
                                    31,  1994,  assuming  no  adjustment  is  made  to   the
                                    aggregate  number of  shares of Shurgard  Class A Common
                                    Stock to be issued upon the Closing, as a result of  the
                                    Merger  "affiliates"  (as defined  under  the Securities
                                    Act)   of   the   Management   Company   will    acquire
                                    approximately 7.2% of the outstanding shares of Shurgard
                                    REIT  Common Stock as a  result of the Merger (excluding
                                    shares of Shurgard REIT Common Stock beneficially  owned
                                    by Management Company affiliates prior to the Merger).

RISK FACTORS......................  In  considering  the  Merger and  the  Merger Agreement,
                                    Shurgard REIT  shareholders  should consider  the  risks
                                    presented by the Merger. Following the Merger, executive
                                    officers  and directors  of the Shurgard  REIT will have
                                    voting power with respect to 865,131 shares of  Shurgard
                                    REIT  Common Stock, which shares will constitute 4.7% of
                                    the total  voting  power  of the  Shurgard  REIT  Common
                                    Stock.  The risks  relating to  the Merger  also include
                                    certain conflicts  of interest  that executive  officers
                                    and  directors  have  with respect  to  the  Merger. For
                                    example,  certain   current   executive   officers   and
                                    directors  of  the  Management  Company  will  serve  as
                                    executive officers and  directors of  the Shurgard  REIT
                                    following  the Merger, and current executive officers of
                                    the Shurgard REIT will receive shares of Shurgard  Class
                                    A  Common Stock in the Merger  in exchange for shares of
                                    Management  Company   Common   Stock  that   they   hold
                                    (including  shares  of Management  Company  Common Stock
                                    that  will  be  acquired  by  such  executive   officers
                                    immediately  prior to  the Merger  upon the  exercise of
                                    options to purchase shares of Management Company  Common
                                    Stock, the vesting of which has been accelerated in con-
                                    nection  with the Merger). The  Merger also presents the
                                    risk that the Shurgard REIT may not continue to  realize
                                    revenues   from  the   Management  Company's  management
                                    contracts at levels comparable to those realized by  the
                                    Management  Company. See "RISK FACTORS -- Risks Relating
                                    to the Merger."
                                    In addition, the Merger will result in certain tax risks
                                    to the  Shurgard  REIT.  The  Merger  is  structured  to
                                    qualify  as a  tax-free reorganization  and the Shurgard
                                    REIT and the Management Company have obtained an opinion
                                    from counsel that, based on certain assumptions, no gain
                                    or loss will be recognized  by the Shurgard REIT or  the
                                    Management  Company in the  Merger. In addition, counsel
                                    to the Management Company will deliver an opinion to the
                                    Management Company that,  based on certain  assumptions,
                                    the InterMation Spin-off (as defined below), more likely
                                    than  not, will not be taxable to the Management Company
                                    or its shareholders. These  opinions are not binding  on
                                    the  Internal Revenue Service (the "IRS"). If the Merger
                                    or the  InterMation  Spin-off  were  taxable,  the  Man-
                                    agement  Company  and its  shareholders  would recognize
                                    taxable gain and the Shurgard REIT, as successor to  the
                                    Management  Company, would  be primarily  liable for any
                                    resulting  tax  liability  to  the  Management  Company.
                                    Further,  as  a result  of  the Merger  and  assuming no
                                    change  in  the  Shurgard   REIT's  or  the   Management
                                    Company's  current  operations,  the  Shurgard  REIT may
                                    recognize amounts of nonqualified gross income in excess
                                    of the amount permitted for purposes of maintaining REIT
                                    status. If the Shurgard  REIT does not distribute  prior
                                    to December 31, 1995 all of the accumulated earnings and
                                    profits  of  the  Management  Company  acquired  in  the
                                    Merger,  the   Shurgard  REIT   would  lose   its   REIT
                                    qualification  for  the year  of  the Merger.  See "RISK
                                    FACTORS -- Tax Risks to the Shurgard REIT Resulting From
                                    the Merger."

BENEFITS OF THE MERGER TO THE
 SHURGARD REIT....................  Through the Merger, the  Shurgard REIT will  internalize the expertise and experience of the Management Company's
                                    personnel,  which cover all  aspects of the self-storage
                                    industry. In addition,  the Shurgard  REIT will  acquire
                                    contractual  rights  and other  tangible  and intangible
                                    assets  of  the  Management  Company.  Such  contractual
                                    rights  include  the Management  Company's  rights under
                                    third-party property  management  and  asset  management
                                    contracts, license agreements in two markets, leases for
                                    office  space  and  the  Management  Company's  line  of
                                    credit. Other assets to be acquired by the Shurgard REIT
                                    from the Management  Company as a  result of the  Merger
                                    include  a storage center located in Daly City, Califor-
                                    nia, proprietary  operating  and computer  systems,  the
                                    Management  Company's rights  in the  Shurgard name, and
                                    office furniture  and equipment.  Further, the  Shurgard
                                    REIT  will acquire the Management Company's interests in
                                    certain partnerships and  other entities, including  its
                                    limited  partnership interest in  the general partner of
                                    five partnerships, its general  partner interest in  two
                                    partnerships  and  its  interest  in  a  Belgian entity;
                                    provided, however, that because the Management Company's
                                    shareholders are entitled  to receive additional  shares
                                    of  Shurgard  Class  A  Common Stock  in  the  future as
                                    Contingent Shares (as defined below) with respect to six
                                    of these  partnership  interests,  the  benefit  to  the
                                    Shurgard REIT of acquiring such partnership interests is
                                    limited  to  distributions from  operating cash  flow of
                                    such  partnerships.  See   "THE  MERGER  --   Contingent
                                    Shares."
CONTINGENT SHARES.................  Pursuant  to  the Merger  Agreement,  Management Company
                                    shareholders will  be  entitled  to  receive  additional
                                    shares of Shurgard Class A Common Stock based on (i) the
                                    extent  to which,  during the  five years  following the
                                    Closing, the Shurgard REIT realizes value as a result of
                                    certain transactions relating to interests in or  assets
                                    of  six  limited partnerships  acquired by  the Shurgard
                                    REIT in the  Merger and (ii)  the value, at  the end  of
                                    five  years or in  the event of a  change of control, of
                                    any  remaining   interests  in   such  partnerships   as
                                    determined  by  independent  appraisal  (the "Contingent
                                    Shares"). See "THE MERGER -- Contingent Shares."
TREATMENT OF OPTIONS..............  Pursuant to the Management Company's stock option  plan, holders  of  outstanding options  to purchase  shares of
                                    Management Company Common Stock  will have the right  to
                                    exercise  such options  immediately before  the Closing,
                                    whether or not the vesting requirements for such options
                                    have been satisfied. All outstanding options to purchase
                                    shares of Management Company  Common Stock that are  not
                                    exercised before the Closing will terminate.

RECOMMENDATIONS OF THE SPECIAL
COMMITTEE AND THE BOARD
OF DIRECTORS......................  A  special committee consisting of independent directors of the Shurgard REIT who  are not members of  management
                                    or  employees  of the  Management Company  (the "Special
                                    Committee") received the Management Company's offer with
                                    respect to the Merger and actively negotiated the  terms
                                    of  the Merger  and the Merger  Agreement. In connection
                                    with such consideration, the Special Committee  retained
                                    Alex.  Brown & Sons Incorporated  ("Alex. Brown") to act
                                    as its  financial  advisor  and  to  deliver  a  written
                                    opinion  as to the  fairness of the  consideration to be
                                    paid  by  the  Shurgard  REIT  in  the  Merger,  from  a
                                    financial  point  of  view, to  the  Shurgard  REIT. The
                                    Special Committee  has  unanimously recommended  to  the
                                    Shurgard  REIT's Board of  Directors (the "Shurgard REIT
                                    Board") that  the  Merger  Agreement  be  approved.  The
                                    Shurgard  REIT Board, after  considering the recommenda-
                                    tion of the Special Committee, has determined the Merger
                                    Agreement to be fair to and in the best interests of the
                                    Shurgard REIT and its  shareholders and has  unanimously
                                    approved  the  Merger  Agreement  and  the  Merger.  The
                                    Special Committee and the Shurgard REIT Board  recommend
                                    that  the shareholders of the  Shurgard REIT approve the
                                    Merger. The recommendations of the Special Committee and
                                    the Shurgard  REIT  Board are  based  upon a  number  of
                                    factors  discussed  in this  Proxy Statement/Prospectus.
                                    See "BACKGROUND OF AND REASONS FOR THE MERGER."
OPINION OF FINANCIAL ADVISOR......  Alex. Brown  has delivered  its written  opinion,  dated
                                    December  19,  1994,  to the  Special  Committee  to the
                                    effect  that,  as  of  the  date  of  its  opinion,  the
                                    consideration  to be  paid by  the Shurgard  REIT to the
                                    shareholders of the Management  Company pursuant to  the
                                    Merger  Agreement  is fair,  from  a financial  point of
                                    view, to  the  Shurgard  REIT. A  copy  of  the  written
                                    opinion of Alex. Brown, which sets forth the assumptions
                                    made,  matters considered  and limits of  its review, is
                                    attached to this Proxy Statement/Prospectus as  Appendix
                                    II,  and should be read in its entirety. See "BACKGROUND
                                    OF AND REASONS  FOR THE MERGER  -- Opinion of  Financial
                                    Advisor to the Special Committee."
EFFECTIVE TIME OF THE MERGER......  Promptly  following  the satisfaction  or  waiver (where permissible) of the conditions to the Merger, the Merger
                                    will be consummated and become effective on the date and
                                    at the  time  the  certificate of  merger  to  be  filed
                                    pursuant  to the  Delaware General  Corporation Law (the
                                    "DGCL") and the articles of merger to be filed  pursuant
                                    to  the Washington Business Corporation Act (the "WBCA")
                                    are duly filed with the Secretary of State of the  state
                                    of   Delaware   and   of   the   state   of  Washington,
                                    respectively, or  such later  date and  time as  may  be
                                    specified  in such certificate of merger and articles of
                                    merger (the "Effective Time"). See "THE MERGER -- Effec-
                                    tive Time of the Merger" and "-- Conditions to Consumma-
                                    tion of the Merger."

FRACTIONAL SHARES.................  No fractional shares  of Shurgard Class  A Common  Stock will  be  issued in  the  Merger. In  lieu  thereof, the
                                    Shurgard REIT will pay to any holder otherwise  entitled
                                    to  a fractional share the  cash value thereof. See "THE
                                    MERGER -- Fractional Shares."
EXCHANGE OF CERTIFICATES IN THE
MERGER............................  As soon as  reasonably practicable  after the  Effective
                                    Time, the Shurgard REIT will mail a transmittal form and
                                    instructions  to each  holder of  record of certificates
                                    that immediately prior to the Effective Time represented
                                    outstanding shares of  Management Company Common  Stock,
                                    which form and instructions are to be used in forwarding
                                    such  certificates  for surrender  and exchange  for (i)
                                    certificates representing that number of whole shares of
                                    Shurgard Class A Common Stock  that such holder has  the
                                    right  to receive pursuant  to the Merger  and (ii) cash
                                    for any  fractional share  of  Shurgard Class  A  Common
                                    Stock  to which such holder otherwise would be entitled.
                                    See "THE  MERGER --  Exchange  of Shares  of  Management
                                    Company Common Stock."
TRADING OF SHARES OF SHURGARD REIT
COMMON STOCK ON THE NASDAQ
NATIONAL MARKET...................  The shares of Shurgard Class A Common Stock to be issued in  the  Merger have  been approved  for trading  on the
                                    Nasdaq National Market,  subject to  official notice  of
                                    issuance.
BUSINESS OF THE MANAGEMENT
COMPANY PENDING THE MERGER........  The Management Company has agreed that, prior to the Ef-
                                    fective  Time  or  earlier  termination  of  the  Merger
                                    Agreement, except as permitted by the Merger  Agreement,
                                    the  Management Company will pursue  its business in the
                                    ordinary course and will not  engage in any of a  number
                                    of  actions specified in the  Merger Agreement. See "THE
                                    MERGER -- Business of the Management Company Pending the
                                    Merger."
NO SOLICITATION...................  The Shurgard REIT and  the Management Company have  each agreed  that  before  the  Effective  Time  it  will not
                                    initiate, solicit or encourage, directly or  indirectly,
                                    any  inquiries or  the making  or implementation  of any
                                    proposal or offer with respect to a merger,  acquisition
                                    or similar transaction involving, or any purchase of all
                                    or  any significant portion of  the assets or any equity
                                    securities  of,  such  party.  See  "THE  MERGER  --  No
                                    Solicitation."

INDEMNIFICATION SHARES............  Pursuant  to  the Merger  Agreement, subject  to certain exceptions, 10% of the shares of Shurgard Class A Common
                                    Stock issuable  upon the  Closing will  be deposited  in
                                    escrow.  While the  indemnification escrow  is in place,
                                    the Shurgard REIT  will be  entitled to  recover to  the
                                    extent of such shares, subject to certain exceptions and
                                    thresholds, the full dollar amount of losses incurred as
                                    a result of (i) any breach of representation or warranty
                                    made  by the Management Company,  (ii) any breach by the
                                    Management  Company   of  any   covenant  or   agreement
                                    contained  in the Merger  Agreement, (iii) any liability
                                    for taxes assessed resulting  from a determination  that
                                    the  InterMation Spin-off does  not qualify for tax-free
                                    treatment, (iv) any overstatement of Management  Company
                                    equity  reflected in  the final statement  of assets and
                                    liabilities of the Management  Company delivered at  the
                                    Closing,  and (v) liabilities  and associated costs that
                                    may arise with respect to general partnership interests.
                                    The indemnification  escrow  will remain  in  place  for
                                    three  years from the Closing,  except that the Shurgard
                                    REIT's rights to indemnification with respect to matters
                                    other than  employee benefit  and retirement  plans  and
                                    certain  tax liabilities will terminate after two years.
                                    Following such three-year  period, any remaining  shares
                                    in  escrow will  be returned  to the  Management Company
                                    shareholders.   Notwithstanding   the   foregoing,   the
                                    Shurgard   REIT   will   have   recourse   against  such
                                    shareholders, severally, for tax liabilities  associated
                                    with   the   InterMation  Spin-off   arising   prior  to
                                    expiration of  the  applicable statute  of  limitations,
                                    limited in amount to the product of the number of shares
                                    released  and the Market Value  (as defined below) as of
                                    the Closing. An additional 5% of the shares of  Shurgard
                                    Class  A Common Stock issuable  upon the Closing will be
                                    deposited into  escrow,  subject  to (i)  the  audit  by
                                    Deloitte & Touche LLP of the closing statement of assets
                                    and  liabilities and (ii) the  receipt of an anticipated
                                    tax refund due the Management Company as a result of its
                                    short taxable year ending as of the Effective Time.  See
                                    "THE MERGER -- Indemnification Shares."
CONDITIONS OF THE MERGER..........  The Closing of the Merger is subject to the satisfaction or  waiver on  or prior to  the Closing  Date of certain
                                    conditions set forth in  the Merger Agreement. See  "THE
                                    MERGER -- Conditions to Consummation of the Merger."
TERMINATION.......................  The Merger Agreement may be terminated at any time prior to  the Effective Time, whether before or after approval
                                    of matters presented in this Proxy  Statement/Prospectus
                                    by  the  Shurgard REIT  shareholders, by  mutual written
                                    consent of the Shurgard REIT and the Management  Company
                                    or by either the Shurgard REIT or the Management Company
                                    under  certain  circumstances,  including,  (i)  if  any
                                    required vote of the  Shurgard REIT shareholders or  the
                                    Management  Company shareholders has  not been obtained,
                                    (ii) if the Merger has  not been consummated by May  25,
                                    1995,  and (iii) under  certain other circumstances. See
                                    "THE MERGER -- Amendment and Waiver; Termination."

TAX TREATMENT OF MERGER...........  The  Shurgard  REIT  and  the  Management  Company  have obtained  an opinion  from counsel that  the Merger will
                                    constitute  a  reorganization  for  federal  income  tax
                                    purposes  under the  Internal Revenue  Code of  1986, as
                                    amended (the "Code"), and, accordingly, that among other
                                    things, no  gain  or  loss will  be  recognized  by  the
                                    Management  Company or the Shurgard  REIT as a result of
                                    the  Merger  and  the  Management  Company  shareholders
                                    should  not recognize  gain or loss  as a  result of the
                                    conversion  of  Management  Company  Common  Stock  into
                                    shares  of Shurgard  Class A  Common Stock  (except with
                                    respect to  any  cash  received in  lieu  of  fractional
                                    shares of Shurgard Class A Common Stock, with respect to
                                    any  dissenting shares and  possible imputed interest on
                                    Contingent Shares  when  and  as  received).  Management
                                    Company  shareholders  are,  however,  urged  to consult
                                    their  own  tax   advisors  as  to   the  specific   tax
                                    consequences  to them of the Merger. See "FEDERAL INCOME
                                    TAX CONSEQUENCES -- Tax Treatment of the Merger."
REGULATORY MATTERS................  In connection with the Merger, the Shurgard REIT and the
                                    Management Company  are required  to file  notifications
                                    with  the Federal  Trade Commission (the  "FTC") and the
                                    Antitrust Division  of the  Department of  Justice  (the
                                    "Antitrust  Division") pursuant to the Hart-Scott-Rodino
                                    Antitrust Improvements Act of 1976, as amended (the "HSR
                                    Act"). Consummation of the  Merger is conditioned  upon,
                                    among  other  things, expiration  of the  waiting period
                                    under the HSR  Act. The  parties to the  Merger are  not
                                    aware  of  any  other regulatory  approvals  required to
                                    consummate the  Merger. See  "THE MERGER  --  Regulatory
                                    Matters."
ACCOUNTING TREATMENT..............  The  Merger  will be  accounted  for using  the purchase method under  generally accepted  accounting  principles
                                    for accounting and financial reporting purposes.
APPROVAL OF MERGER AGREEMENT
BY MANAGEMENT COMPANY
SHAREHOLDERS......................  The  consummation  of  the  Merger  is  subject  to  the approval of the Merger  Agreement by Management  Company
                                    shareholders.  Certain  significant shareholders  of the
                                    Management Company,  who had  the power  to vote  shares
                                    representing  an aggregate  of approximately  85% of the
                                    outstanding shares of Management Company Common Stock as
                                    of December 31, 1994,  have agreed to  vote in favor  of
                                    the  Merger  Agreement.  Accordingly,  approval  of  the
                                    Merger Agreement by  Management Company shareholders  is
                                    assured.  See  "THE  MERGER --  Agreement  of Management
                                    Company Significant Shareholders to Vote in Favor of the
                                    Merger."

RESTRICTIONS ON RESALE OF SHARES
OF SHURGARD CLASS A COMMON STOCK
ISSUED IN THE MERGER..............  Pursuant to  the Merger  Agreement, certain  significant shareholders  of the Management  Company have agreed not
                                    to sell or  otherwise dispose  of more than  40% of  the
                                    Share  Consideration and the  Contingent Shares received
                                    by them for a two-year period commencing on the  Closing
                                    Date.  In addition, shares  issued to Management Company
                                    shareholders who are  deemed to be  "affiliates" of  the
                                    Management  Company for  purposes of Rule  145 under the
                                    Securities Act are not transferable except in compliance
                                    with the Securities Act, including limitations on volume
                                    of sales. Approximately  78% of the  shares of  Shurgard
                                    Class A Common Stock to be issued pursuant to the Merger
                                    will  be  held by  such affiliates.  See "THE  MERGER --
                                    Resale of Shares of Shurgard Class A Common Stock Issued
                                    in the Merger; Affiliates."
MANAGEMENT OF THE SHURGARD REIT
FOLLOWING THE MERGER..............  As a result of the Merger, the size of the Shurgard REIT
                                    Board will be expanded by one, with Charles K. Barbo  to
                                    serve  as the  Chairman of  the Board.  In addition, Mr.
                                    Barbo will be appointed as President and Chief Executive
                                    Officer of the  Shurgard REIT  and Harrell  L. Beck  and
                                    Kristin H. Stred will each be appointed as a Senior Vice
                                    President.   Mr.  Beck  will  also  retain  his  current
                                    positions of Treasurer  and Chief  Financial Officer  of
                                    the Shurgard REIT, and Ms. Stred will retain her current
                                    positions  of  Secretary  and  General  Counsel  of  the
                                    Shurgard REIT. The other  current executive officers  of
                                    the  Shurgard REIT will each  remain in their respective
                                    positions after  the  Merger.  See  "MANAGEMENT  OF  THE
                                    SHURGARD REIT."
INTERESTS OF CERTAIN PERSONS IN
THE MERGER........................  The  current  executive officers  of the  Shurgard REIT,
                                    Messrs.  Beck,  Grant  and  Rowe  and  Ms.  Stred,  also
                                    currently  serve as executive officers of the Management
                                    Company.  As  described  above,  these  individuals  are
                                    expected  to continue to serve  as executive officers of
                                    the Shurgard REIT following  the Merger. As of  December
                                    31, 1994, the current executive officers of the Shurgard
                                    REIT   beneficially  owned  approximately  6.7%  of  the
                                    outstanding shares of  Management Company Common  Stock.
                                    See "PRINCIPAL MANAGEMENT COMPANY SHAREHOLDERS." Holders
                                    of  outstanding options to purchase shares of Management
                                    Company Common  Stock will  have the  right to  exercise
                                    such  options immediately prior  to the Closing, whether
                                    or not the  vesting requirements for  such options  have
                                    been  satisfied. The executive  officers of the Shurgard
                                    REIT hold  options to  purchase an  aggregate of  74,500
                                    shares  of Management Company  Common Stock, the vesting
                                    of 61,168  of which  will be  accelerated. The  Shurgard
                                    REIT has also agreed that it will provide for limitation
                                    of   director  liability  and   indemnification  of  the
                                    Management Company's directors, officers, employees  and
                                    agents  at  least to  the extent  that such  persons are
                                    entitled thereto under the Management Company's  charter
                                    documents.  See  "INTERESTS  OF CERTAIN  PERSONS  IN THE
                                    MERGER."

DISSENTERS' RIGHTS................  Holders of shares of Shurgard Class A Common Stock  will not be entitled to dissenters' rights as a result of the
                                    Merger.
COMPARATIVE RIGHTS
OF SHAREHOLDERS...................  The  rights of shareholders of the Management Company, a
                                    Washington corporation, differ in certain respects  from
                                    the  rights  of  shareholders of  the  Shurgard  REIT, a
                                    Delaware corporation, as a result of differences between
                                    the WBCA  and  the  DGCL  and  differences  between  the
                                    charter   documents  of   the  Shurgard   REIT  and  the
                                    Management  Company.  See   "COMPARISON  OF  RIGHTS   OF
                                    SHAREHOLDERS  OF THE SHURGARD REIT AND OF THE MANAGEMENT
                                    COMPANY." In addition, the  Shurgard REIT has adopted  a
                                    shareholder  rights plan pursuant  to which shareholders
                                    have rights to purchase shares  of capital stock of  the
                                    Shurgard REIT in certain circumstances. See "DESCRIPTION
                                    OF SHURGARD REIT CAPITAL STOCK."

                   ACTION TAKEN BY MANAGEMENT COMPANY PRIOR TO THE MERGER
INTERMATION SPIN-OFF AND
DISPOSITION OF SRA................  Prior  to  the  Closing,  the  Management  Company  will dispose of certain of its  assets that are unrelated  to
                                    the   property  management,  real  estate  and  advisory
                                    services  that  it  performs.  The  Management   Company
                                    currently owns and operates a commercial records storage
                                    business   through   a  subsidiary,   InterMation,  Inc.
                                    ("InterMation"). This  subsidiary  will be  spun-off  to
                                    shareholders of the Management Company (the "InterMation
                                    Spin-off").  In addition, Shurgard Realty Advisors, Inc.
                                    ("SRA"), which is currently a wholly owned subsidiary of
                                    the Management Company, will  be sold by the  Management
                                    Company.  Unless otherwise indicated,  the financial and
                                    other information  relating  to the  Management  Company
                                    contained  in this  Proxy Statement/Prospectus  has been
                                    adjusted to  reflect  only  the  core  business  of  the
                                    Management  Company,  which  will  be  acquired  by  the
                                    Shurgard REIT in the Merger. Accordingly, references  to
                                    the  "Management Company" and to the "Management Company
                                    Core Business" are to the Management Company as it  will
                                    be constituted at the Effective Time. See "THE MERGER --
                                    InterMation Spin-off" and "-- Shurgard Realty Advisors."

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following unaudited post-Merger pro forma balance sheet as of September 30, 1994 combines the historical Shurgard REIT balance sheet with the historical Management Company statement of assets and liabilities as if the Merger had occurred on September 30, 1994. The unaudited post-Merger pro forma statements of income for the year ended December 31, 1993 and the nine months ended September 30, 1994 combine the pro forma Shurgard REIT statements of income (which consist of the historical statements adjusted to reflect operations as if the Consolidation had occurred on January 1, 1993) with the pro forma Management Company statements of revenues and expenses (which consist of the historical statements adjusted to reflect the acquisition of the Daly City storage center as if such acquisition had occurred on January 1, 1993) as if the Merger had occurred on January 1, 1993. These statements are prepared on the basis of accounting for the Merger as a purchase and should be read in conjunction with all financial statements included elsewhere in this Prospectus/Proxy Statement.

    The following unaudited pro forma combined financial information is not necessarily indicative of actual or future operating results or financial position that would have occurred or will occur upon consummation of the Merger.

                           POST-MERGER BALANCE SHEET
                               SEPTEMBER 30, 1994
                                 (IN THOUSANDS)

                                                    SHURGARD
                                                      REIT      MANAGEMENT                 POST-MERGER
                                                    PRO FORMA    COMPANY     ADJUSTMENTS    PRO FORMA
                                                    ---------   ----------   -----------   -----------
Assets:
  Storage centers.................................  $451,799     $ 7,089     $   576(a)     $459,464
  Cash and cash equivalents.......................    19,299         888        (888)(b)      19,299
  Investment in joint ventures....................     2,450                                   2,450
  Other assets....................................    11,226       3,476      24,411(c)       38,147
                                                                                (966)(d)
                                                    ---------   ----------   -----------   -----------
    Total assets..................................  $484,774     $11,453     $23,133        $519,360
                                                    ---------   ----------   -----------   -----------
                                                    ---------   ----------   -----------   -----------
Liabilities and shareholders' equity:
  Accounts payable and other liabilities..........  $ 10,539     $ 1,279     $  (966)(d)    $ 11,370
                                                                                 518(e)
  Lines of credit.................................    30,000                   2,112(b)       32,112
  Notes payable...................................   125,121       7,275                     132,396
                                                    ---------   ----------   -----------   -----------
    Total liabilities.............................   165,660       8,554       1,664         175,878
                                                    ---------   ----------   -----------   -----------
Shareholders' equity..............................   316,348       2,899      (3,000)(b)     340,716
                                                                              24,469(c)
Retained earnings.................................     2,766                                   2,766
                                                    ---------   ----------   -----------   -----------
                                                     319,114       2,899      21,469         343,482
                                                    ---------   ----------   -----------   -----------
    Total liabilities and shareholders' equity....  $484,774     $11,453     $23,133        $519,360
                                                    ---------   ----------   -----------   -----------
                                                    ---------   ----------   -----------   -----------

- ------------------------------
(a) Represents management's estimate to adjust the book value of the Daly City storage center to fair market value. The adjustment was computed by capitalizing the annualized operating results of the storage center as of September 30, 1994 at 10%, resulting in an estimated market value of $7,665,000.
(b) Represents $3 million committed to subsidiaries as of September 30, 1994; such subsidiaries are not being acquired by the Shurgard REIT in the Merger.
(c) Represents adjustments for excess of purchase price over tangible assets and liabilities to be recognized in connection with the Merger, assuming the price of Shurgard Class A Common Stock is $18.78 per share at the Closing (which was the Market Value of the Shurgard Class A Common Stock on the date the Merger Agreement was executed). After giving effect to the adjustment based on the equity of the Management Company required in the Merger Agreement, the number of shares to be issued to the Management Company is 1,322,894 shares. This adjustment reflects the Management
     Company's estimate of (i) the investment in subsidiaries described in footnote (b) above, (ii) bonuses of cash and shares of Management Company Common Stock to be paid prior to the Merger, (iii) the results of operations from October 1, 1994 through the Closing and (iv) the amount of an anticipated federal income tax refund.
(d) Eliminates intercompany receivable/payable for management fees and reimbursable expenses related to the Shurgard REIT and its subsidiaries. The remaining amount due from affiliates reflected in the financial statements of the Management Company relates to partnerships affiliated with the Management Company.
(e) Accrues lender's 90% interest in any accretion in value of the Daly City storage center. The lender is entitled to 90% of any realized gain on the sale of the storage center (90% of $576,000 is $518,000; see footnote (a) above). This payment, however, is not triggered by the Merger, but would be payable if the property were sold to a third party.

                           POST-MERGER CONSOLIDATION
                              STATEMENTS OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1994
                                 (IN THOUSANDS)

                                           SHURGARD    MANAGEMENT
                                             REIT       COMPANY                   POST-MERGER
                                          PRO FORMA    PRO FORMA    ADJUSTMENTS    PRO FORMA
                                          ----------   ----------   -----------   -----------
Revenues:
  Rental revenues.......................  $58,169      $  776       $ --          $58,945
  Management fees.......................                5,419        (3,529)(a)     1,890
  Equity in earnings of affiliated
   partnerships.........................                  226                         226
  Acquisition and development fees......                   26           (14)(a)        12
  Reimbursements from affiliates........                1,798        (1,357)(a)       441
  Interest income.......................      608          81                         689
                                          ----------   ----------   -----------   -----------
      Total revenues....................   58,777       8,326        (4,900)       62,203
Expenses:
  Operating.............................   13,530       2,763                      16,293
  Property management fees..............    3,480          49        (3,529)(a)
  Depreciation and amortization.........    9,740         189           646(b)     10,575
  Real estate taxes.....................    5,250                                   5,250
  Interest..............................    7,931         528           143(c)      8,602
  General and administrative............    2,133       2,797        (1,371)(a)     3,559
                                          ----------   ----------   -----------   -----------
      Total expenses....................   42,064       6,326        (4,111)       44,279
                                          ----------   ----------   -----------   -----------
Net income before extraordinary item....  $16,713      $2,000       $  (789)      $17,924
                                          ----------   ----------   -----------   -----------
                                          ----------   ----------   -----------   -----------
Per share data:
  Net income before extraordinary
   item.................................  $  0.98(d)   $ 0.92(e)                  $  0.98(f)

- ------------------------
(a) Subsequent to the Merger, the Shurgard REIT will be self-administered and, as such, will not pay management fees or reimbursements to the Management Company. Expenses relating to personnel and general and administrative costs now recognized by the Management Company, to the extent not reimbursed by third parties, will be the responsibility of the Shurgard REIT.
(b) Adjustment represents the amortization of the excess of the purchase price over tangible assets and additional depreciation on the Daly City storage center to be recognized in connection with the Merger over the estimated useful life of 29 years.
(c) Adjustment represents interest at 9% on the line of credit to be assumed in connection with the Merger.
(d) Per share data is calculated using the actual shares outstanding since the Consolidation (16,983,887 shares).
(e) Per share data is calculated by dividing Management Company financial information, net of adjustments shown to give effect to the Merger, by the net increase in shares of Shurgard REIT Common Stock resulting from the Merger (1,322,894 shares). See footnote (c) to the Post-Merger Balance Sheet above.
(f) Per share data is calculated using the aggregated number of shares of (d) plus (e) above.

                           POST-MERGER CONSOLIDATION
                              STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                           SHURGARD
                                             REIT      MANAGEMENT                 POST-MERGER
                                          PRO FORMA     COMPANY     ADJUSTMENTS    PRO FORMA
                                          ----------   ----------   -----------   -----------
Revenues:
  Rental revenues.......................  $72,310      $  969       $ --          $73,279
  Management fees.......................                6,447        (4,317)(a)     2,130
  Equity in earnings of affiliated
   partnerships.........................                  243                         243
  Acquisition and development fees......                   86                          86
  Reimbursements from affiliates........                1,466          (708)(a)       758
  Interest income.......................      590         124                         714
                                          ----------   ----------   -----------   -----------
      Total revenues....................   72,900       9,335        (5,025)       77,210
Expenses:
  Operating.............................   16,840       3,803                      20,643
  Property management fees..............    4,317                    (4,317)(a)
  Depreciation and amortization.........   12,887         291           861(b)     14,039
  Real estate taxes.....................    7,068                                   7,068
  Interest..............................   10,303         588           190(c)     11,081
  General and administrative............    2,390       3,492          (708)(a)     5,174
                                          ----------   ----------   -----------   -----------
      Total expenses....................   53,805       8,174        (3,974)       58,005
                                          ----------   ----------   -----------   -----------
Net income..............................  $19,095      $1,161       $(1,051)      $19,205
                                          ----------   ----------   -----------   -----------
                                          ----------   ----------   -----------   -----------
Per share data:
  Net income............................  $  1.12(e)   $ 0.08(f)                  $  1.05(g)

- ------------------------
(a) Subsequent to the Merger, the Shurgard REIT will be self-administered and, as such, will not pay management fees or reimbursements to the Management Company. Expenses relating to personnel and general and administrative costs now recognized by the Management Company, to the extent not reimbursed by third parties, will be the responsibility of the Shurgard REIT.
(b) Adjustment represents the amortization of the excess of the purchase price over tangible assets and additional depreciation on the Daly City storage center to be recognized in connection with the Merger over the estimated useful life of 29 years.
(c) Adjustment represents interest at 9% on the line of credit to be assumed in connection with the Merger.
(d) Per share data is calculated using the actual shares outstanding since the Consolidation (16,983,887 shares).
(e) Per share data is calculated by dividing Management Company financial information, net of adjustments shown to give effect to the Merger, by the net increase in shares of Shurgard REIT Common Stock resulting from the Merger (1,322,894 shares). See footnote (c) to the Post-Merger Balance Sheet above.
(f) Per share data is calculated using the aggregated number of shares of (d) plus (e) above.

                           COMPARATIVE PER SHARE DATA

    The following table presents comparative per share data for the Shurgard REIT (on a historical and a pro forma basis) and for the Management Company (on a historical and a pro forma equivalent basis) based upon the historical consolidated financial statements of the Shurgard REIT and of the Management Company. The pro forma combined information is not necessarily indicative of actual or future operating results or the financial position that would have occurred or will occur upon consummation of the Merger. The information presented below should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the separate historical consolidated financial statements of the Shurgard REIT and of the Management Company included elsewhere in this Proxy Statement/Prospectus.

                                                                                                     AT OR FOR NINE
                                                                           AT OR FOR YEAR ENDED       MONTHS ENDED
                                                                             DECEMBER 31, 1993     SEPTEMBER 30, 1994
                                                                           ---------------------   -------------------
THE SHURGARD REIT:
  Historical:
    Net income before extraordinary item.................................       $ 1.12(a)              $ 0.98(a)
    Cash distributions...................................................         1.50(a)(b)             1.25(a)(b)
    Distribution required to retain REIT status..........................         1.22(c)                 .99(c)
    Amount of distribution constituting return of capital................          .20(d)                 .20(d)
    Book value...........................................................        19.78(a)               18.79
  Post-Merger Pro Forma:
    Net income before extraordinary item.................................         1.05(e)                0.98(e)
    Cash distributions...................................................         1.45(b)                1.25(b)
    Distribution required to retain REIT status..........................         1.19(c)                1.01(c)
    Amount of distribution constituting return of capital................          .19(d)                 .17(d)
    Book value...........................................................       N/A                     18.76(e)
THE MANAGEMENT COMPANY:
  Historical (f):
    Net income...........................................................         0.28                   0.48
    Cash distributions...................................................           --                     --
    Book value...........................................................         0.74                   0.70
  Pro Forma Equivalent (g):
    Net income...........................................................         0.08                   0.92
    Cash distributions...................................................           --                     --
    Book value...........................................................           N/A                 18.42

- ------------------------------
(a) Pro forma net income before extraordinary item for the year ended December 31, 1993 and the nine months ended September 30, 1994, as well as book value at December 31, 1993, are calculated as if the Consolidation had occurred and the current debt structure existed on January 1, 1994, divided by the current number of outstanding shares of Shurgard REIT Common Stock (16,983,887 shares).
(b)  Cash  distributions  per  share  is calculated  by  multiplying  funds from operations ("FFO") by 80% (the ratio of actual Shurgard REIT cash distributions for the nine months ended September 30, 1994 compared to the actual FFO for the same period) and dividing the result by the corresponding number of shares outstanding. FFO is defined as net income before extraordinary items (determined in accordance with generally accepted accounting principles ("GAAP")) plus depreciation and amortization, plus or minus nonrecurring income and expenses, and other noncash items. FFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Shurgard REIT's financial performance or cash flow from operating activities (determined in accordance with GAAP), or as a measure of liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Shurgard REIT's needs. The actual distributions during the year in which the Merger occurs will be increased as necessary to distribute the accumulated earnings and profits of the Management Company acquired by the Shurgard REIT in the Merger as well as other current prior accumulated earnings and profits of the Shurgard REIT. See "FEDERAL INCOME TAX CONSEQUENCES -- Consequences of the Merger on the Shurgard REIT's Qualification as a REIT -- Distributions of Accumulated Earnings and Profits Attributable to Non-REIT Years."
(c) Amounts represent 95% of pro forma taxable income before extraordinary items for the respective periods divided by the corresponding number of shares outstanding.
(d) Shurgard REIT cash distributions are generally characterized as dividends to the extent of the Shurgard REIT's accumulated and current earnings and profits as calculated for federal income tax purposes. Any distributions in excess of such earnings and profits are treated as a return of capital to the extent of a shareholder's basis in his or her shares of Shurgard REIT Common Stock and as capital gain thereafter. Amounts represent the excess of cash distributions on an accrual basis over the amount of pro forma earnings and profits for the respective periods divided by the corresponding number of shares outstanding.
(e) The pro forma combined financial data give effect to the Merger by combining the financial statement data of the Shurgard REIT and of the Management Company using the purchase method of accounting. Total post-Merger outstanding shares (18,306,781 shares) are assumed to be currently outstanding shares of the Shurgard REIT and the number of shares expected to be issued to Management Company shareholders in connection with the Merger.
(f) Amounts represent the pro forma financial information of the Management Company, as if the Daly City storage center had been acquired on January 1, 1993, divided by the number of outstanding shares of Shurgard Incorporated (4,157,986 shares as of September 30, 1994).
(g) Amounts represent the pro forma financial information of the Management Company, net of adjustments to give effect to the Merger, divided by the 1,322,894 shares of Shurgard Class A Common Stock to be issued in connection with the Merger. See footnote (c) to the Post-Merger Balance Sheet above.

                                  RISK FACTORS

    In considering the Merger and the Merger Agreement, the Shurgard REIT shareholders and the Management Company shareholders should take into account the following:

RISKS RELATING TO THE MERGER

    OWNERSHIP OF SHURGARD REIT COMMON STOCK BY EXECUTIVE OFFICERS AND DIRECTORS. Following the Merger, executive officers and directors of the Shurgard REIT will own an aggregate of 788,602 shares of Shurgard Class A Common Stock (assuming exercise of all outstanding options to purchase Management Company Common Stock), which will constitute 3.6% of the outstanding shares of Shurgard Class A Common Stock, and 76,529 shares of Shurgard Class B Common Stock, which constitutes 49.5% of the outstanding shares of Shurgard Class B Common Stock. Holders of Shurgard Class A Common Stock and Shurgard Class B Common Stock are entitled to one vote per share. Accordingly, following the Merger, executive officers and directors of the Shurgard REIT will have voting power with respect to 865,131 shares of Shurgard REIT Common Stock, which shares will constitute 4.7% of the total voting power of the Shurgard REIT Common Stock. See "PRINCIPAL SHURGARD REIT SHAREHOLDERS." In addition, such individuals may be issued additional shares of Shurgard Class A Common Stock in the future as Contingent Shares.

    CERTAIN MANAGEMENT COMPANY EXECUTIVE OFFICERS AND DIRECTORS TO SERVE AS SHURGARD REIT EXECUTIVE OFFICERS AND DIRECTORS FOLLOWING THE MERGER. Certain current executive officers and directors of the Management Company will serve as executive officers and directors of the Shurgard REIT following the Merger. As a result of the Merger, Charles K. Barbo, who is currently Chairman of the Board, President and Chief Executive Officer of the Management Company, will be appointed as the Shurgard REIT's Chairman of the Board, President and Chief Executive Officer and Harrell L. Beck and Kristin H. Stred, who are each currently executive officers of the Management Company, will each be appointed as a Senior Vice President of the Shurgard REIT. Mr. Beck will also retain his current positions of Treasurer and Chief Financial Officer of the Shurgard REIT, and Ms. Stred will retain her current positions of Secretary and General Counsel of the Shurgard REIT. Messrs. Barbo and Rowe will be directors of InterMation after the Merger and will own 36.9% and 3.9%, respectively, of InterMation's outstanding stock (assuming exercise of all outstanding options to purchase Management Company Common Stock). In addition, the other officers of the Shurgard REIT will own 2.8% of such stock. Accordingly, such individuals may have conflicts of interest in transactions relating to InterMation and in the allocation of their time. See "SHURGARD INCORPORATED -- Relationship With the Shurgard REIT -- Property Management Services," "PRINCIPAL MANAGEMENT COMPANY SHAREHOLDERS" and "INTERESTS OF CERTAIN PERSONS IN THE MERGER."


    BENEFITS OF THE MERGER TO CURRENT EXECUTIVE OFFICERS OF THE SHURGARD REIT AND CURRENT EXECUTIVE OFFICERS OF THE MANAGEMENT COMPANY. The current executive officers of the Shurgard REIT are shareholders of the Management Company and currently also serve as executive officers of the Management Company. In addition, Charles K. Barbo, who is currently an executive officer of the Management Company, will be appointed as an executive officer of the Shurgard REIT upon the Closing of the Merger. In connection with the Merger, these executive officers will receive certain benefits. Specifically, immediately prior to the Merger the vesting of all outstanding options to purchase shares of Management Company Common Stock will be accelerated. The current executive officers of the Shurgard REIT expect to exercise stock options to purchase 74,500 shares of Management Company Common Stock immediately prior to the Merger (the vesting of 61,168 of which will be accelerated), at a weighted average price of $3.34 per share. The fair market value of the shares of Shurgard Class A Common Stock to be received by current executive officers of the Shurgard REIT and of the Management Company upon the Closing in exchange for their shares of Management Company Common Stock (including shares acquired upon the exercise of options), based on the closing price of the Shurgard REIT Common Stock as of February 10, 1995 ($23.125 per share), is approximately $16,095,000. The Shurgard REIT has also agreed that it will provide for limitation of director liability and indemnification of the Management Company's directors, officers, employees and agents at least to the extent that such persons are entitled thereto under the Management Company's Articles of Incorporation and By-Laws. Further, the Management Company has agreed to sell SRA, currently a wholly owned subsidiary of the Management Company, to a corporation owned by Mr. Barbo for a $25,000 promissory note prior to the Closing. See "THE MERGER -- Shurgard Realty Advisors" and "INTERESTS OF CERTAIN PERSONS IN THE MERGER."


    INTERMATION NOT ACQUIRED BY THE SHURGARD REIT. InterMation is not being acquired by the Shurgard REIT in the Merger and was not included in determining the purchase price to be paid to the shareholders of the Management Company. See "BACKGROUND OF AND REASONS FOR THE MERGER -- Background." The Shurgard REIT declined to include InterMation in the Merger because its revenue represents nonqualifying income for a REIT for federal income tax purposes and it would not qualify as a "qualified REIT subsidiary." Its inclusion, therefore, would result in the disqualification of the Shurgard REIT. See "FEDERAL INCOME TAX CONSEQUENCES -- Consequences of the Merger on the Shurgard REIT's Qualification as a REIT -- Nonqualifying Income." As a consequence of this decision, the future benefits to be derived from the operation of InterMation, if any, will be received by the shareholders of the Management Company (including members of management of the Shurgard REIT after the Merger) and not by the Shurgard REIT or its shareholders.

    PARTNERSHIP INTERESTS AND CONTINGENT SHARES. Although the Shurgard REIT is acquiring certain partnership interests held by the Management Company, substantially all of the appreciation in the value of such partnership interests during the next five years will inure to the benefit of the shareholders of the Management Company in the form of Contingent Shares. The Shurgard REIT declined to pay currently for such partnership interests because the Special Committee believed that the value of such interests was too uncertain to be valued accurately and that valuation and payment should occur in the future when actual transactions or appraisals made valuation more reliable. See "THE MERGER -- Contingent Shares." As a consequence of this decision, the future benefits to be derived from such partnership interests (except current operating cash flow and appreciation after five years following the Closing), if any, will be received by the shareholders of the Management Company (including members of management of the Shurgard REIT after the Merger) and not by the Shurgard REIT or its shareholders. Charles K. Barbo, who will be appointed Chief Executive Officer of the Shurgard REIT in connection with the Merger, holds interests in certain of the partnerships and, accordingly, may have conflicts of interest in future transactions relating to these partnerships. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

    DISPOSITION OF SHURGARD REALTY ADVISORS. SRA, a wholly owned subsidiary of the Management Company, is being sold to Shurgard General Partner, Inc., a corporation wholly owned by Charles K. Barbo, and will not be acquired by the Shurgard REIT in the Merger. SRA would not qualify as a "qualified REIT subsidiary" and therefore its inclusion in the Merger could jeopardize the Shurgard REIT's continued qualification as a REIT for federal income tax purposes. Mr. Barbo is purchasing SRA for a $25,000 note, which is equal to the net capital of the Company. SRA was not included in determining the purchase price of the Management Company. SRA is a registered broker dealer and after the Merger has agreed to provide such services to the Shurgard REIT at cost. Nevertheless, the Shurgard REIT will not receive the possible benefits of owning SRA directly or of selling it to a third party.

    SHURGARD REIT SUBJECT TO EMPLOYER LIABILITIES. The Shurgard REIT does not currently directly employ any employees. As a result of the Merger, the Shurgard REIT will directly employ persons that are currently employees of the Management Company. As an employer, the Shurgard REIT will be subject to those potential liabilities that are commonly faced by employers, such as workers' disability and compensation claims, potential labor disputes and other employee-related grievances.

    REVENUE STREAM FROM MANAGEMENT AGREEMENTS SUBJECT TO CANCELLATION. As a result of the Merger, the Shurgard REIT will become the property manager of certain properties owned by third parties which have contracted with the Management Company to provide property management services. The Shurgard REIT will succeed to all of the Management Company's rights and obligations under such management and related agreements. These agreements may generally be terminated by the property owner upon 60 days' notice, with or without cause. There can be no assurance that these agreements will not be terminated or that the Shurgard REIT will continue to realize revenues from such agreements at levels comparable to those realized by the Management Company. See "SHURGARD INCORPORATED -- Management Services."

TAX RISKS TO THE SHURGARD REIT RESULTING FROM THE MERGER

    POSSIBLE TREATMENT OF MERGER AS A TAXABLE EVENT. In connection with the Merger, Perkins Coie, counsel to the Shurgard REIT, has delivered an opinion that, among other things, for federal income tax purposes under current law (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by the Shurgard REIT or the Management Company in the Merger. See "FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of the Merger."

    This opinion will be based on the accuracy of certain representations made by the Shurgard REIT, the Management Company and certain Management Company shareholders and on certain assumptions. Furthermore, this opinion will not be binding upon the IRS. Therefore, the IRS may contest the qualification of the Merger as a reorganization under Section 368(a) of the Code. If such a contest were successful, the Merger would be a taxable transaction and the Management Company would recognize gain in an amount equal to the excess of the fair market value of the Shurgard Class A Common Stock issued in the Merger, including the Contingent Shares when and as received, over the adjusted tax basis of the assets transferred to the Shurgard REIT. As the successor to the Management Company, the Shurgard REIT would be primarily liable for this resulting tax liability. See "FEDERAL INCOME TAX CONSEQUENCES -- Failure of the Merger to Qualify." Furthermore, immediately prior to the Merger, the Management Company will distribute all of the shares of common stock of InterMation to the Management Company shareholders in the InterMation Spin-off, which is intended to be treated as a tax-free distribution under Section 355(a)(1) of the Code. See "FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of the InterMation Spin-off." The failure of the Merger to qualify under Section 368(a) of the Code may cause the InterMation Spin-off to fail to qualify under Section 355(a)(1) of the Code. See "-- Possible Treatment of InterMation Spin-off as a Taxable Event."

    POSSIBLE TREATMENT OF INTERMATION SPIN-OFF AS A TAXABLE EVENT. In connection with the InterMation Spin-off, Riddell, Williams, Bullitt & Walkinshaw, counsel to the Management Company, will deliver an opinion to the Management Company that, among other things, it is more likely than not under current law that (i) the distribution of the shares of InterMation common stock in the InterMation Spin-off will be treated as a distribution under Section 355(a)(1) of the Code, (ii) no gain or loss will be recognized by (and no amount will be included in the income of) the Management Company shareholders upon their receipt of the shares of InterMation common stock, and (iii) no gain or loss will be recognized by the Management Company upon the distribution of all of the shares of InterMation common stock to the Management Company
shareholders.   This  opinion  will   be  based  on   the  accuracy  of  certain
representations made by the Management Company and certain Management Company shareholders and on certain assumptions. This opinion will not be binding upon the IRS and, based on its current ruling guidelines, the IRS has informally stated that it will not rule on the federal tax treatment with respect to the InterMation Spin-off. Therefore, the IRS may contest the qualification of the InterMation Spin-off as a tax-free distribution under Section 355(a)(1) of the Code. If this contest were successful, the InterMation Spin-off would be a taxable transaction and the Management Company would recognize gain in an amount equal to the excess of the value of the shares of InterMation common stock it distributes in the InterMation Spin-off over its basis in such shares. As the successor to the Management Company, the Shurgard REIT would be primarily liable for this resulting tax liability. See "FEDERAL INCOME TAX CONSEQUENCES -- Failure of the InterMation Spin-off to Qualify."

    INCREASE IN NONQUALIFYING INCOME. The Management Company currently performs property management services for third-party self-storage facilities, which services the Shurgard REIT will perform after the Merger. Gross income received from such services will not be treated as income qualifying for certain REIT gross income tests of the Shurgard REIT. This income, including reimbursements and acquisition and development fees received from third parties, amounts to $2,496,000 for the nine months ended September 30, 1994 and $2,974,000 for the year ended December 31, 1993. These amounts represent, on a post-Merger pro forma basis, approximately 4.0% and 3.9% of the total gross revenues of the Shurgard REIT and the Management Company for each of these respective periods. The addition of this income increases aggregate nonqualifying income, on a pro forma basis, to approximately 6.6% and 6.4%, respectively, for these periods. In 1995 and future years, if nonqualifying income were to exceed 5% of the total gross income of the Shurgard REIT, the REIT status of the Shurgard REIT would terminate for that year and future years unless the Shurgard REIT meets certain reasonable cause standards. Even if it meets such standards, however, the Shurgard REIT would be subject to an excise tax on any excess nonqualifying income. If there was no change in the Shurgard REIT's current revenues and assuming that the Merger closed on March 31, 1995, the Shurgard REIT would earn nonqualifying income of approximately 4.9% of its total gross income in 1995 and would earn nonqualifying income of approximately 5.7% of its total gross income in subsequent years, thereby failing the 95% test. The Shurgard REIT plans to acquire additional properties and develop new properties to reduce the percentage of nonqualifying income. There can be no assurance, however, that acquisitions and development activities will occur on such a scale or within such time periods that nonqualifying income will meet the 95% test for future years. Accordingly, the Shurgard REIT may be required to defer or reduce its income from such third-party management services to avoid the risk of terminating its REIT qualification or paying an excise tax. See "FEDERAL INCOME TAX CONSEQUENCES -- Consequences of the Merger on the Shurgard REIT's Qualification as a REIT -- Nonqualifying Income."

    MERGER WILL NECESSITATE DISTRIBUTIONS OF ACCUMULATED EARNINGS AND PROFITS. The accumulated earnings and profits of the Management Company will carry over to the Shurgard REIT in the Merger. To retain its REIT status, the Shurgard REIT must distribute all of these acquired Management Company earnings and profits on or before December 31, 1995. Accordingly, the Shurgard REIT will be required to accurately determine the amount of acquired Management Company accumulated earnings and profits and to increase its distributions to its shareholders in 1995 to eliminate these earnings and profits. To the extent the increased distributions represent the Management Company's accumulated earnings and profits, they will be treated as a taxable dividend to the Shurgard REIT shareholders during 1995. In the event the IRS subsequently determines that the Shurgard REIT failed to distribute all the acquired accumulated earnings and profits acquired from the Management Company, the Shurgard REIT may lose its REIT qualification for the year of the Merger and, perhaps, for subsequent years. See "FEDERAL INCOME TAX CONSEQUENCES -- Consequences of the Merger on the Shurgard REIT's Qualification as a REIT -- Distributions of Accumulated Earnings and Profits Attributable to Non-REIT Years."

    THE SHURGARD REIT'S QUALIFICATION AS A REIT. In the Merger, the Management Company shareholders will be receiving shares in a publicly traded REIT as consideration for their interests in the Management Company. The amount of distributions made to each shareholder with respect to such shares will depend upon the Shurgard REIT's continued qualification to be taxed as a REIT. As a REIT, the Shurgard REIT will be entitled to a deduction when calculating its taxable income for dividends paid to its shareholders. In order for the Shurgard REIT to qualify as a REIT, however, certain detailed technical requirements must be met (including certain income, asset and stock ownership tests). See "FEDERAL INCOME TAX CONSEQUENCES -- Tax Consequences to Management Company Shareholders Receiving the Shurgard Class A Common Stock." Furthermore, some of the attributes of the Management Company may adversely affect the Shurgard REIT's qualification as a REIT. See "-- Increase in Nonqualifying Income" and "-- Distributions of Accumulated Earnings and Profits." For any taxable year that the Shurgard REIT fails to qualify as a REIT, it would not be entitled to a deduction for dividends paid to its shareholders in calculating its taxable income. Consequently, the net assets of the Shurgard REIT and distributions to shareholders would be substantially reduced because of the increased tax liability of the Shurgard REIT. Furthermore, to the extent that distributions had been made in anticipation of the Shurgard REIT's qualification as a

REIT, the Shurgard REIT might be required to borrow additional funds or to liquidate certain of its investments in order to pay the applicable tax. Should the Shurgard REIT's qualification as a REIT terminate, the Shurgard REIT may not be able to elect to be treated as a REIT for the subsequent five-year period. See "FEDERAL INCOME TAX CONSEQUENCES -- Tax Consequences to Management Company Shareholders Receiving Shurgard Class A Common Stock--Failure of the Shurgard REIT to Qualify as a REIT."

GENERAL REAL ESTATE INVESTMENT RISKS AND SELF-STORAGE INDUSTRY RISKS

    GENERAL RISKS RELATING TO OWNERSHIP AND OPERATION OF SELF-STORAGE FACILITIES. Investments in the Shurgard REIT are subject to the risks incident to the ownership and operation of self-storage facilities. These include the risks normally associated with changes in general national economic or local market conditions, competition for tenants, changes in market rental rates and the need to periodically renovate, repair and relet space and to pay the cost therefor.

    DEBT FINANCING OBLIGATIONS. The Shurgard REIT is authorized to borrow funds up to a maximum of the lesser of 50% of its total assets and 300% of its adjusted net worth. Such limitations on indebtedness, which are contained in the Shurgard REIT's By-Laws, may not be amended without shareholder approval. As of December 31, 1994, the Shurgard REIT's indebtedness totaled 33% of its total assets and 50.7% of its adjusted net worth (as such terms are defined in the By-Laws). To the extent the Shurgard REIT incurs such indebtedness, it is subject to the risks associated with debt financing, including the risk that its cash flow from operations will be insufficient to meet required payments of principal, the risk that indebtedness on its properties (which in many cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness, and the risk that necessary capital expenditures for such purposes as renovations and reletting space will not be able to be financed on favorable terms, if at all. If a property is mortgaged to secure payment of indebtedness and the Shurgard REIT is unable to meet mortgage payments, the property could be transferred to the mortgagee with a consequent loss of income and asset value to the Shurgard REIT.

    RISKS OF REAL ESTATE DEVELOPMENT. The Shurgard REIT may invest new capital or reinvest sale or refinancing proceeds to develop properties or to purchase newly constructed properties that are still in the lease-up stage. Real estate development involves significant risks in addition to those involved in the ownership and operation of established properties, including the risks that financing may not be available on favorable terms for development projects, that construction may not be completed on schedule, resulting in increased debt service expense and construction costs, that long-term financing may not be available upon completion of construction and that properties may not be leased on profitable terms or in accordance with scheduled lease-up plans. In addition, in order to develop properties, the Shurgard REIT must engage appropriate contractors and/or subcontractors to construct the properties, and problems may arise in connection with such engagements, thereby increasing the cost of the construction and resulting in delays in completion. If the Shurgard REIT elects to develop properties, and if any of the above were to occur, the Shurgard REIT's ability to make expected distributions to shareholders could be adversely affected.

    INVESTMENTS IN MORTGAGES. Since the Shurgard REIT operates primarily as an equity REIT, it does not use significant portions of its available capital to acquire or make mortgage loans. Under its By-Laws, the Shurgard REIT is, however, authorized to invest up to 25% of its total assets in mortgage loans if the debts are secured by liens on self-storage facilities or office and business parks. To date, the Shurgard REIT has committed $13 million to mortgage loans. To the extent of its investments in mortgage loans, the Shurgard REIT is subject to the risks of such investments, which include the risk that borrowers may not be able to make mortgage service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the amounts due, and the risk that interest rates payable on the mortgage may be lower than the Shurgard REIT's cost of funds. If any of the above were to occur, funds from operations and the Shurgard REIT's ability to make expected distributions to shareholders could be adversely affected.

    INVESTMENTS IN OTHER COMMERCIAL REAL ESTATE. Although the Shurgard REIT invests primarily in self-storage facilities and business and office parks, it may also invest in other commercial real estate if such investments are specifically approved by the Shurgard REIT Board. The Shurgard REIT has no present plans to make any such investments. The authority of the Shurgard REIT Board to make such investments permits the Shurgard REIT flexibility in selecting appropriate investments, and in adjusting to changes in the marketplace, without requiring amendments to its By-Laws or specific shareholder approval. Investments in other forms of real estate, if they were to occur, will be subject to the risks unique to such investments and, in particular, the Shurgard REIT must ensure that such investments are managed by persons having the experience and expertise necessary for the effective management and operation of those investments. Unfamiliarity with local laws, procedures and practices, or in the operation of such other investments, might adversely affect the Shurgard REIT's funds from operations and its ability to make expected distributions to shareholders.

    INDIRECT INVESTMENTS. The Shurgard REIT may invest in real estate by acquiring equity interests in limited partnerships, partnerships, joint ventures, trusts or other legal entities that in turn have invested in real estate constituting appropriate investments for the Shurgard REIT. Under its By-Laws, a number of conditions must be satisfied before such investments are permitted, including, among others, the requirement that the joint investment does not jeopardize the Shurgard REIT's eligibility to be taxed as a REIT or result in the Shurgard REIT's becoming an investment company under the Investment Company Act of 1940, as amended. If the Shurgard REIT makes such investments, these investments will expose the Shurgard REIT to certain risks not present had the Shurgard REIT invested directly in the real estate. These risks include, among others, the risk that the Shurgard REIT may not have control over the legal entity which has title to the real estate, the possibility that the Shurgard REIT may invest in an enterprise that has liabilities that are not disclosed at the time of the investment, and the possibility that the Shurgard REIT's investments would be illiquid and not readily accepted as collateral by the Shurgard REIT's lenders. Each of these risks might reduce the Shurgard REIT's cash flow, or impair its ability to borrow funds, which ultimately could adversely affect the ability of the Shurgard REIT to meet debt service obligations and make expected distributions to shareholders.

    COMPETITION. The Shurgard REIT faces competition in the acquisition and management of its real estate. The Shurgard REIT's competitors include other businesses, individuals, financial institutions, private and public pension funds and others engaged in real estate investment, some of which may have far greater financial resources than the Shurgard REIT. Such competition may adversely affect the occupancy levels at and the rental revenues of the Shurgard REIT's properties, which could adversely affect the Shurgard REIT's funds from operations and its ability to meet debt service obligations and make expected distributions to shareholders.

    UNINSURED LOSSES. The Shurgard REIT carries comprehensive liability, fire, flood, earthquake, extended coverage and rental loss insurance with respect to its properties with policy specification and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from environmental liabilities and wars) that are either uninsurable or not economically insurable. Should an uninsured loss occur, the Shurgard REIT could lose both its capital invested in and its anticipated profits from one or more of its properties.

    LIMITED ASSET DIVERSIFICATION. The Shurgard REIT intends to limit its investments primarily to self-storage facilities. The success of an investment in the Shurgard REIT will depend in large measure upon the profitability of such businesses and real estate investments. The Shurgard REIT is not expected to have substantial interests in other real estate investments to hedge against the risk that national trends might adversely affect the profitability of self-storage facilities. Should this development occur, this would adversely affect the Shurgard REIT's ability to meet debt service obligations and make expected distributions to shareholders.

    POSSIBLE LIABILITY RELATING TO ENVIRONMENTAL MATTERS. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral.

    COST OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND FIRE AND SAFETY REGULATIONS. All of the Shurgard REIT's properties are required to comply with the Americans with Disabilities Act, and the regulations, rules and orders that may be issued thereunder (the "ADA"). The ADA has separate compliance requirements  for  "public  accommodations"  and  "commercial  facilities,"  but generally requires that buildings be made accessible to persons with disabilities. Compliance with ADA requirements could require removal of access barriers and noncompliance could result in the imposition of fines by the U.S. government or an award of damages to private litigants. In addition, the Shurgard REIT is required to operate its properties in compliance with fire and safety regulations, building codes, and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the Shurgard REIT's properties. Compliance with such requirements may require the Shurgard REIT to make substantial capital expenditures, which expenditures would reduce the funds otherwise available for distribution to shareholders.

OTHER GENERAL RISKS

    DEPENDENCE ON KEY PERSONNEL. The Shurgard REIT is dependent on the efforts of its directors and executive officers. See "MANAGEMENT OF THE SHURGARD REIT." The loss of the services of its key employees could have an adverse effect on the Shurgard REIT's operations. There can be no assurance that the Shurgard REIT would be able to recruit additional personnel with equivalent experience in the self-storage industry.

    EFFECT  OF  MARKET  INTEREST  RATES  ON PRICE  OF  SHURGARD  CLASS  A COMMON
STOCK. One of the factors that influences the price of the Shurgard Class A Common Stock in public trading markets is the annual yield from distributions by the Shurgard REIT on the price paid for the Shurgard Class A Common Stock as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the Shurgard Class A Common Stock.

                        SPECIAL MEETING OF SHAREHOLDERS

GENERAL


    This Proxy Statement/Prospectus is being furnished to holders of shares of Shurgard Class A Common Stock in connection with the solicitation of proxies by the Shurgard REIT Board for use at the Special Meeting to be held on Tuesday, March 21, 1995, at the Washington State Convention and Trade Center, 800 Convention Place, Room 204, Seattle, Washington, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof. This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to holders of shares of Shurgard Class A Common Stock on or about February 17, 1995.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, holders of record of shares of Shurgard Class A Common Stock as of the close of business on January 20, 1995, will consider and vote upon (i) a proposal to approve the Merger of the Management Company with and into the Shurgard REIT pursuant to the Merger Agreement and (ii) such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Holders of shares of Shurgard Class A Common Stock will not be entitled to dissenters' rights as a result of the Merger.

    The Merger Agreement provides that, upon the terms and subject to the conditions thereof, the Management Company will merge with and into the Shurgard REIT, and the outstanding shares of Management Company Common Stock will be converted into an aggregate of 1,400,000 shares of Shurgard Class A Common Stock, subject to certain adjustments based on the market price of the Shurgard Class A Common Stock and changes to the Management Company's equity from October 31, 1994 to the Closing Date, and certain adjustments for Management Company shareholders exercising dissenters' rights. In addition, pursuant to the Merger Agreement, Management Company shareholders will be entitled to receive additional shares of Shurgard Class A Common Stock based on (i) the extent to which, during the five years following the Closing, the Shurgard REIT realizes value as a result of certain transactions relating to interests in or assets of six limited partnerships acquired by the Shurgard REIT in the Merger and (ii) the value, at the end of five years or in the event of a change of control, of any remaining interests in such partnerships as determined by independent appraisal.

    THE SHURGARD REIT BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHURGARD REIT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER. See "BACKGROUND OF AND REASONS FOR THE MERGER."

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED


    The close of business on January 20, 1995 (the "Record Date") has been fixed as the record date for determining the holders of shares of Shurgard Class A Common Stock who are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 16,829,283 shares of Shurgard Class A Common Stock outstanding and entitled to vote. The holders of record on the Record Date of shares of Shurgard Class A Common Stock are entitled to one vote per share of Shurgard Class A Common Stock. The presence in person or by proxy of the holders of shares representing a majority of the outstanding shares of Shurgard Class A Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. As of the Record Date, current directors and executive officers of the Shurgard REIT and their affiliates beneficially owned less than 1% of the outstanding shares of Shurgard Class A Common Stock.


    The affirmative vote of the holders of shares representing a majority of the outstanding shares of Shurgard Class A Common Stock entitled to vote at the Special Meeting is required to approve the Merger. Abstention from voting and broker nonvotes will have the practical effect of voting against the Merger since they are not votes in favor of the Merger.

    The Merger is being submitted to holders of shares of Shurgard Class A Common Stock for approval in accordance with Article 16 of the Shurgard REIT's Certificate of Incorporation. Such section requires the Merger to be approved only by the holders of shares of Class A Common Stock

(which is referred to in this Proxy Statement/Prospectus as Shurgard Class A Common Stock). Accordingly, holders of shares of Shurgard Class B Common Stock are not entitled to vote at the Special Meeting.

PROXIES; PROXY SOLICITATION

    Shares of Shurgard Class A Common Stock represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Shares of Shurgard Class A Common Stock represented by properly executed proxies for which no instruction is given will be voted "FOR" approval of the Merger. Shurgard REIT shareholders are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy by submitting at any time prior to the vote on the Merger a later-dated proxy with respect to the same shares, by delivering a written notice of revocation to the Secretary of the Shurgard REIT at any time prior to such vote or by attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not in and of itself revoke a proxy.

    If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

    The Shurgard REIT will bear the cost of soliciting proxies from its shareholders. The Shurgard REIT will pay D.F. King & Co., Inc. ("D.F. King") a fee of $75,000 to cover its services in soliciting the forwarding and return of proxy material, exclusive of certain additional fees for related services performed by D.F. King. In addition, the Shurgard REIT will reimburse D.F. King for out-of-pocket expenses incurred in connection therewith. In addition to solicitation by mail, directors, officers and employees of the Shurgard REIT may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of the Shurgard REIT will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Shurgard Class A Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

                    BACKGROUND OF AND REASONS FOR THE MERGER

BACKGROUND

    On March 1, 1994, the Shurgard REIT completed the acquisition of 17 publicly held limited partnerships administered by the Management Company as a means of assembling an initial portfolio of real estate investments (the "Consolidation"). The Management Company and the general partners of the partnerships included in the Consolidation initially intended for the Shurgard REIT to be operated as a self-administered and self-managed REIT, which they planned to accomplish by merging the Management Company with the Shurgard REIT concurrently with the Consolidation. This proposed feature of the Consolidation was, however, eliminated when, during the initial review of the Shurgard REIT's registration statement, the California Department of Corporations opposed the merger on the grounds that it was prohibited by California's recently enacted statute regulating partnership roll-ups. Although the California Department of Corporations reversed its position prior to the completion of the Consolidation, the Shurgard REIT decided not to restructure its proposal in view of the expected costs and delays of obtaining regulatory clearance for a restructured consolidation program. The Shurgard REIT did agree, however, to provide in its Certificate of Incorporation that it would not acquire substantially all the assets of or merge with the Management Company without obtaining the approval of shareholders holding a majority of the outstanding shares of Shurgard Class A Common Stock.

    In connection with the Consolidation, several class action lawsuits were filed against various parties involved in the Consolidation, including the Shurgard REIT and the Management Company. These class action lawsuits were settled pursuant to a Stipulation of Settlement (the "Settlement") among the parties involved in the lawsuits. Under the terms of the Settlement, the Shurgard REIT agreed that, if it proposed to merge or consolidate with the Management Company within three years of the Settlement, it would retain Green Street Advisors or some other recognized independent expert to provide a fairness opinion, based on an independent financial analysis, in connection with such proposed merger or consolidation. In addition, the Settlement requires that the Shurgard REIT not be obligated to pay any termination fee to the Management Company in connection with any such merger or consolidation. As described below, the Special Committee retained Alex. Brown to provide the fairness opinion required by the Settlement.

    Unless otherwise expressly stated, all members of the Special Committee were present at all meetings involving the Special Committee described below and all members of the Shurgard REIT Board were present at all meetings of the Shurgard REIT Board described below.

    On March 17, 1994, as part of the special meeting of the Shurgard REIT Board, one of the independent directors raised the subject of whether, in light of the potential synergies of a self-managed REIT, it would be appropriate to explore the possibility of a merger or other business combination with the Management Company. The directors requested that at the next scheduled Board meeting counsel lead a discussion regarding the issues unique to the Shurgard REIT in connection with a possible acquisition.

    On April 26, 1994, as part of the regular meeting of the Shurgard REIT Board, the Board received a preliminary report from Perkins Coie, counsel to the Shurgard REIT, regarding certain issues for consideration in connection with a proposed business combination with the Management Company, including the background of the existing relationship between the Shurgard REIT and the Management Company, the merger process and certain tax issues. In addition, counsel to the Shurgard REIT presented a preliminary timetable traditional to business combinations of this magnitude. After discussion, the Special Committee of independent directors of the Board, consisting of Dan Kourkoumelis, Donald W. Lusk and Wendell J. Smith, was formally established to consider the feasibility of a possible merger transaction between the Shurgard REIT and the Management Company. The Shurgard REIT Board concluded, however, that before the Special Committee should begin any formal analysis of a combination with the Management Company, further assurance from counsel to the Shurgard REIT was required regarding how the potential merger might affect the Shurgard

REIT's tax status as a REIT. Following the meeting, the Special Committee appointed independent counsel, Bogle & Gates, to provide advice with respect to the fiduciary obligations of the Special Committee in examining any potential acquisition involving related parties. The members of the Special Committee each received a fee of $6,000 as compensation for their services on the Special Committee.

    On April 28, 1994, the Shurgard REIT issued a press release announcing, among other things, that its independent directors had formed a committee to consider the feasibility of the Shurgard REIT becoming a self-administered and self-managed REIT through the acquisition of the Management Company.

    On May 25, 1994, as part of a special meeting of the Shurgard REIT Board, counsel to the Shurgard REIT outlined certain tax issues that might arise in connection with a merger of the Shurgard REIT and the Management Company, including the impact of succeeding to certain forms of income and the effects of acquiring the accumulated earnings and profits of the Management Company. Following discussions, the Shurgard REIT Board authorized the Special Committee to negotiate the terms of any proposed merger transactions (and any alternatives to such transaction), to consider information regarding the financial condition and operations of the Shurgard REIT and the Management Company (to the extent relevant to any proposed merger transaction or any alternative transaction), and to make recommendations to the Shurgard REIT Board and shareholders with respect to any proposed transaction. Because of the Management Company's long history with the Shurgard REIT and the prior discussion of a possible combination of the Management Company and the Shurgard REIT in connection with the Consolidation, the Special Committee did not investigate other potential acquisition targets. Rather, the Special Committee focused its efforts on the merger transaction proposed by the Management Company, actively negotiating both price and structure, so that the resulting transaction would be in the best interests of the Shurgard REIT and its shareholders. In the absence of acceptable terms, the alternative would be that the Shurgard REIT remain an externally managed REIT.

    On June 9, 1994, the Special Committee, along with independent counsel, interviewed representatives of Alex. Brown, Green Street Advisors and other nationally recognized financial advisors in order to determine which of such firms (or others) might be appropriate, given the circumstances, to assist the Special Committee with an analysis of an appropriate value for the Management Company. After deliberation regarding which of such advisors might best provide valuable service to the Special Committee, given the context of the transaction and considering, among other matters, the fiduciary obligations of the Special Committee, fees and expenses, the interested or disinterested nature of those firms interviewed and other issues, the Special Committee contacted Alex. Brown to determine whether it would act at financial advisor to the Special Committee in connection with a potential merger.

    On July 27, 1994, Charles K. Barbo, President, Chief Executive Officer and Chairman of the Board of the Management Company, together with other senior officers of the Management Company and representatives of the Management Company's financial advisor, met with the Special Committee to outline the terms and conditions on which the owners of the Management Company would be prepared to merge the Management Company with and into the Shurgard REIT. Such presentation included a report and proposal for the Management Company prepared for such purpose by Nomura Securities Inc., who had been retained by the Management Company to act as financial advisor to the Management Company in connection with the proposed merger transaction. The proposal included a suggested market value of $34,800,000, prior to certain balance sheet adjustments. Mr. Barbo, however, believed that at this price the transaction would be dilutive on a prospective basis to the Shurgard REIT shareholders and as a result he suggested a price of $32,250,000, prior to certain balance sheet adjustments, which he believed would not be dilutive to the Shurgard REIT shareholders (resulting in the issuance of approximately 1,500,000 shares of Shurgard Class A Common Stock). Under the terms proposed, the merger would include all of the Management Company's tangible and intangible assets, except shares of the Shurgard REIT owned by the Management Company and those assets related to the Management Company's investment in InterMation that would be spun off, together with related earning and profits, to the Management Company's existing shareholders.

    On July 28, 1994, as part of the regular meeting of the Shurgard REIT Board, the Board authorized the Special Committee to retain, at the Shurgard REIT's expense, advisors (including attorneys, investment bankers, and other experts or agents) in order further to explore a proposed merger of the Shurgard REIT and the Management Company. Later that day, the Special Committee formally engaged Alex. Brown to provide its opinion as to the fairness, from a financial point of view, of the consideration payable by the Shurgard REIT in connection with the proposed merger.

    On July 29, 1994, the Special Committee, along with independent counsel, spoke with representatives of Alex. Brown regarding the scope of the due diligence inquiry, financial analysis and related matters to be performed by Alex. Brown and the procedures and anticipated timetable of such activities.

    On August 12, 1994, representatives of Alex. Brown spoke with Mr. Kourkoumelis, on behalf of the Special Committee, and independent counsel regarding the status of their investigation, the sufficiency of data received and their preliminary thoughts with respect to the valuation of the Management Company underlying the proposal presented by the Management Company's management on July 27.

    On September 9, 1994, Messrs. Lusk and Smith, on behalf of the Special Committee, along with independent counsel, again spoke with representatives of Alex. Brown, who reviewed with the Special Committee the various methodologies to be employed thereby to evaluate the proposed transaction, including a discounted cash flow analysis, an analysis of selected publicly traded real estate companies and an analysis of selected real estate company transactions. In addition, representatives of Alex. Brown spoke with the Special Committee concerning the business and prospects of the Shurgard REIT after the completion of the Merger. During such conversation, representatives of Alex. Brown also discussed the concept of dilution to the existing shareholders of the Shurgard REIT, noting that consideration in the form of shares of Shurgard Class A Common Stock had been requested by the Management Company's management. In their discussion, the Alex. Brown representatives stressed the importance of a nondilutive transaction and made certain observations regarding a range of values for the Management Company. Concepts such as an earn-out with respect to the earnings realized from certain assets and appropriate closing adjustments to a purchase price were discussed.

    On October 13, 1994, representatives of Alex. Brown made a formal presentation to the Special Committee. At such meeting, members of the Special Committee, together with the Special Committee's legal and financial advisors, reviewed, among other things, the background of the proposed merger, the strategic rationale for the proposed merger, a summary of due diligence findings, and financial and valuation analyses of the transaction. Representatives of Alex. Brown noted that as part of Alex. Brown's engagement it had reviewed, among other data, publicly available financial information concerning the Shurgard REIT, certain internal financial information provided by the Shurgard REIT and the Management Company and certain historical and projected financial data provided by the parties, visited certain self-storage centers managed by the Management Company, reviewed the price and trading volume of the Shurgard Class A Common Stock, reviewed certain information regarding select public companies engaged in the real estate management industry and reviewed the financial terms of certain business combinations involving real estate companies.

    As part of the discussion, members of the Special Committee and Alex. Brown commented on the potential synergies to be enjoyed by the Shurgard REIT as a result of the proposed merger, including the opportunity to acquire a high-quality, experienced management team; internalize the successful capital markets expertise of the Management Company's management; realize certain efficiencies arising from self-managed structures; align the interest of the Management Company's management and the Shurgard REIT shareholders; enable the Shurgard REIT to capitalize on the Management Company's name, goodwill and other intangible assets; and enjoy enhanced market perception as a self-administered and self-managed REIT.

    As part of its presentation, representatives of Alex. Brown described the various valuation methodologies employed, including (i) a discounted cash flow analysis using net income, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and funds from operations, (ii) a comparison of the proposed transaction with certain transactions in the marketplace (taking into account selected publicly traded real estate companies), and (iii) suitable multiples derived from selected real estate company transactions. Based on this meeting, the Special Committee, with further input from Alex. Brown, concluded that the overall transaction must not only be nondilutive to the Shurgard REIT shareholders but, to the extent possible, accretive in some measure, that the offer should be framed in terms of a fixed number of shares, subject to certain adjustments, and that certain partnership interests currently held by the Management Company should be the subject of an earn-out whereby further shares of Shurgard Class A Common Stock may be earned based upon the profit realized upon disposition of such interests or the underlying assets. Additional terms of the initial offer were discussed by the Special Committee in conference with counsel.

    On October 14, 1994, the Special Committee met with Mr. Barbo, on behalf of the Management Company, to present the initial terms of the proposed merger, which included a price of $28,000,000, payable in shares of Shurgard Class A Common Stock, as well as the possibility of additional shares of Shurgard Class A Common Stock being paid as described above, a portion of the former subject to an indemnification escrow against certain contingent liabilities. The Special Committee spoke later that day with independent counsel to discuss Mr. Barbo's reaction to the offer, as proposed. As there were further legal, tax and financial issues to explore, the Special Committee requested Alex. Brown to consider several additional factors and requested from counsel to the Shurgard REIT further information regarding the impact to the Shurgard REIT from a tax standpoint of the earnings and profits of the Management Company that would be acquired by the Shurgard REIT in the proposed merger.

    On October 18, 1994, the members of the Special Committee, independent counsel, and representatives of Alex. Brown received a preliminary report from counsel to the Shurgard REIT regarding the legal and tax implications of the earnings and profits to be acquired by the Shurgard REIT as a result of the proposed acquisition of the Management Company. As there were still several pieces of information outstanding that prevented reasonable quantification of the tax impact to the Shurgard REIT of the proposed transaction, the Special Committee requested that counsel to the Shurgard REIT continue to refine its report regarding same until such time as the impact, if any, of these tax issues on the negotiations could be assessed.

    On November 21, 1994, the Special Committee met with independent counsel to review the terms of the outstanding offer and the matters outstanding for resolution and to receive the report of counsel to the Shurgard REIT regarding the impact to the Shurgard REIT of the accumulated earnings and profits to be acquired by the Shurgard REIT in connection with the proposed merger.

    On November 22, 1994, representatives of Alex. Brown spoke with the Special Committee and independent counsel regarding their revised findings, based in part on the resolution of the impact of the earnings and profits tax issue, as well as developments with respect to the results of operations and prospects of the Shurgard REIT, the Management Company and the marketplace generally. During this meeting, representatives of Alex. Brown discussed with the Special
Committee certain refinements to the offer, as proposed, including the appropriateness of requiring certain adjustments to the purchase price based on changes to Management Company equity as of the closing of the proposed merger. Following the conclusion of such meeting, independent counsel to the Special Committee met with a representative of the Management Company to communicate the terms of the revised offer, which included a purchase price of $27,100,000, assuming and including specified levels of cash and receivables, the contingent share feature described above, and a 10% escrow for indemnification, as well as certain closing adjustments to the share consideration to permit limited appreciation in the stock price, but preserve an overall transaction value.

    On November 23, 1994, the Special Committee, independent counsel, members of the Management Company's management and its counsel met to begin negotiating the principal terms of the proposed transaction. Following this meeting, Mr. Kourkoumelis resigned from the Special Committee due to time constraints resulting from his other business activities. Later that day a preliminary draft of a merger agreement was circulated to all parties and their advisers. In addition, the members of the Special Committee met again to discuss several of the issues remaining to be negotiated.

    On November 29, 1994, the Special Committee, independent counsel, members of the Management Company's management and its counsel again met to negotiate certain terms of the proposed merger. At this meeting, discussion focused on an appropriate purchase price and methodology for calculating the share consideration and suitable closing adjustments to the same. There was neither resolution as to price nor the appropriate methodology to quantify the same; the parties therefore concluded discussions pending clarification of certain financial data.

    On December 1, 1994, the Special Committee, independent counsel and representatives of Alex. Brown spoke regarding certain benchmarks against which to measure the accretion or dilution resulting from the proposed purchase price, the statement of assets and liabilities entries and marketplace perceptions generally.

    On December 5, 1994, Mr. Lusk, on behalf of the Special Committee, independent counsel, members of the Management Company's management and its counsel again spoke to negotiate certain terms of the proposed merger. The meeting focused on those issues discussed on November 29, with the Special Committee presenting its justification for the share consideration offered and benchmarks for appropriate closing adjustments to the same. As there continued to be no agreement on either price or the appropriate methodology to quantify the same, the negotiations concluded for the day.

    On December 8, 1994, Mr. Lusk, on behalf of the Special Committee, and Mr. Barbo, on behalf of the Management Company, met to discuss certain issues relating to the purchase price. At the conclusion of such meeting, a tentative agreement had been reached with respect to a $27,100,000 base purchase price, subject in its entirety to suitable resolution regarding appropriate closing adjustments, permitted activities prior to the closing of the proposed merger, and the scope and limitations of the indemnification escrow.

    On December 13, 1994, Mr. Lusk, on behalf of the Special Committee, and Mr. Barbo, on behalf of the Management Company, spoke with respect to the scope and limitations of the indemnification escrow, tentatively agreeing upon a framework that balanced the Shurgard REIT's need for redress against certain liabilities with the Management Company shareholders' interest in liquidity.

    On December 16, 1994, the Special Committee, Mr. Kourkoumelis, independent counsel and representatives of Alex. Brown met to discuss and review the then terms of the proposed merger. After extensive discussion regarding the mechanics of the closing adjustments and the matters subject to indemnification by the Management Company shareholders, the Special Committee concluded that further negotiations with the Management Company were necessary. Later that day, Mr. Smith, on behalf of the Special Committee, along with independent counsel and a representative of Alex. Brown, met with members of the Management Company's management to explore further the matters referred to above. That same day, Mr. Barbo, together with other executive officers of the Management Company, communicated to independent counsel and a representative of Alex. Brown a proposal that reflected a share consideration of 1,400,000 shares of Shurgard Class A Common Stock ($26,300,000 based on the 30-day average trading price of the Shurgard Class A Common Stock), an indemnification provision that included recovery for potential liability as a result of the InterMation Spin-off and a $1,500,000 cap to the balance sheet adjustments contemplated.

    On December 17, 1994, the Special Committee, Mr. Kourkoumelis, independent counsel and a representative of Alex. Brown spoke regarding the terms and financial ramifications of the offer of December 16. During such meeting, the Special Committee requested that independent counsel pursue clarification of certain issues regarding the timing of the receipt by the Management Company of an anticipated tax refund. The meeting was adjourned until December 19.

    On December 19, 1994, the Special Committee, Mr. Kourkoumelis, independent counsel and a representative of Alex. Brown met to review the terms of the proposed transaction and to receive the report of Alex. Brown regarding the fairness of such terms, from a financial point of view, to the Shurgard REIT. Following considerable discussion regarding certain contemplated transactions by the Management Company, as well as the timing of the receipt of an anticipated tax refund in the context of the indemnification escrow, the Special Committee requested independent counsel to negotiate certain additional terms. That same morning, independent counsel met with representatives of the Management Company's management to discuss these final issues, as a result of which the terms of the Merger were settled. On the basis of that resolution, representatives of Alex. Brown delivered to the Special Committee their opinion that the consideration to be paid by the Shurgard REIT to the shareholders of the Management Company pursuant to the Merger Agreement is fair, from a financial point of view, to the Shurgard REIT, and, as more fully discussed below, the Special Committee concluded that the transaction was fair to and in the best interests of the Shurgard REIT and its shareholders and unanimously recommended the transaction for approval by the Shurgard REIT Board.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE SHURGARD REIT BOARD

    SPECIAL COMMITTEE. The Special Committee has unanimously determined the Merger to be fair to and in the best interests of the Shurgard REIT and its shareholders. Accordingly, the Special Committee has unanimously approved the Merger and recommends that the Shurgard REIT shareholders vote "FOR" approval of the Merger.

    In reaching its conclusion to recommend that the Shurgard REIT Board approve the Merger Agreement and the Merger and that the shareholders of the Shurgard REIT approve the Merger, the Special Committee considered, without assigning relative weights to, the following factors:

        (i) the proven expertise and substantial experience of the employees of the Management Company, who will become employees of the Shurgard REIT through the Merger, in the development, acquisition and management of self-storage properties;

        (ii) through the Merger, the Shurgard REIT will internalize the successful capital markets experience of the Management Company;

       (iii) the existing conflicts of interest between the Shurgard REIT and the management of the Management Company, as well as the steps taken (such as the creation of the Special Committee and the securing of a fairness opinion from Alex. Brown) to ensure that the Merger would not be affected by such conflicts;

       (iv) the opportunity to eliminate ongoing conflicts of interest between the Shurgard REIT and the management of the Management Company;

        (v) the fact that the Merger will enable the Shurgard REIT to realize certain efficiencies arising from a self- managed structure in that it will pay for management and advisory services directly rather than paying a third-party fee for such services based on a percentage of the dollar value of the properties managed and acquired, thereby enabling the Shurgard REIT to both eliminate the profits that were previously being realized by the Management Company for providing such services and potentially allowing the Shurgard REIT in the future to expand its property holdings without a proportionate increase in the cost of managing such properties, which would have resulted had the properties continued to be managed by an outside advisor;

       (vi) the interests of the Management Company will be aligned with those of the Shurgard REIT;

       (vii) through the Merger, the Shurgard REIT will acquire the "Shurgard" name and goodwill associated with that name;

      (viii) the belief of the Special Committee that the merger with the Management Company, which will enable the Shurgard REIT to become a self-managed and self-administered REIT, will make the Shurgard REIT more attractive to investors and will enable it to enjoy enhanced market perception;

       (ix) the terms and conditions of the Merger Agreement, including the type and amount of consideration being paid to the Management Company; the adjustments to the purchase price; and the indemnification escrow, which will enable the Shurgard REIT to recover damages if certain events occur;

        (x) the fact that the consideration paid to the Management Company would be nondilutive to the Shurgard REIT shareholders as to FFO. For example, FFO per share for the Shurgard REIT for the nine months ended September 30, 1994 (based on pro forma financial information that gives effect to the Consolidation as if it had occurred on January 1, 1994) was $1.56. After giving pro forma effect to the Merger as if it had occurred on January 1, 1994, FFO per share for such period is also $1.56. (The Shurgard REIT's actual FFO per share since operations commenced on March 1, 1994 through September 30, 1994 was $1.26.) FFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Shurgard REIT's financial performance or cash flow from operating activities (determined in accordance with GAAP), or as a measure of liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Shurgard REIT's needs;

       (xi) the Merger's structure, which will not result in recognition of income or gain for federal income tax purposes by the Shurgard REIT or the Management Company; and

       (xii) the written opinion of Alex. Brown delivered to the Special Committee on December 19, 1994 that on such date and based on various assumptions and considerations, the consideration to be paid by the Shurgard REIT in the Merger is fair to the Shurgard REIT, from a financial point of view.

    SHURGARD REIT BOARD. The Shurgard REIT Board based its determination that the Merger is fair to, and in the best interests of, the Shurgard REIT shareholders primarily on the analyses and conclusions of the Special Committee (which were adopted by the Shurgard REIT Board as its own), on the arm's-length negotiations of the Special Committee with representatives of the Management Company, which resulted in a decrease in a negotiated price significantly below that proposed by the Management Company, and on the Alex. Brown opinion delivered to the Special Committee. The Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. THE SHURGARD REIT BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT THE SHURGARD REIT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER.

OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

    ALEX. BROWN FAIRNESS OPINION. As a condition to the acquisition of the Management Company, the Special Committee retained Alex. Brown to act as its financial advisor and to render its opinion as to the fairness to the Shurgard REIT, from a financial point of view, of the consideration to be paid by the Shurgard REIT to the shareholders of the Management Company (the "Fairness Opinion"). Alex. Brown assisted in the Special Committee's discussions and negotiations with the Management Company leading up to the execution of the Merger Agreement and in the consideration by the Special Committee of the Merger. At a meeting of the Shurgard REIT Board held on December 19, 1994, Alex. Brown delivered a written opinion to the Special Committee to the effect that, as of the date of delivery of the opinion, the consideration payable by the Shurgard REIT to the shareholders of the Management Company under the Merger Agreement is fair, from a financial point of view, to the Shurgard REIT.

    In arriving at its opinion, Alex. Brown reviewed the Merger Agreement and certain publicly available financial information and internal financial analyses concerning the Shurgard REIT and internal financial analyses concerning the Management Company and held discussions with members of senior management of the Shurgard REIT and the Management Company regarding the business and prospects of their respective companies and the business and prospects of the Shurgard REIT on a post-Merger basis. In addition, Alex. Brown reviewed the reported price and trading volume of the Shurgard Class A Common Stock, compared certain financial information of the Management Company with similar information for certain selected companies engaged in the real estate management industry whose securities are publicly traded, reviewed the financial terms of selected recent business combinations, reviewed certain pro forma analyses regarding the business and prospects of the Shurgard REIT after the completion of the Merger, visited certain self-storage centers managed by the Management Company and performed such other studies and analyses as Alex. Brown considered appropriate. The projections and other prospective financial information provided by the Management Company to Alex. Brown did not include InterMation, SRA or any potential appreciation in the Management Company's interests in six limited partnerships. Alex. Brown assumed the accuracy, completeness and fairness of the financial and other information on which it relied in rendering its opinion and did not independently verify such information. Alex. Brown also assumed that the financial projections supplied to it were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Shurgard REIT and the Management Company. In addition, Alex. Brown did not make an independent evaluation or appraisal of the assets of the Shurgard REIT or the Management Company, including the Management Company's interests in six limited partnerships for which its shareholders may receive Contingent Shares, in connection with its analyses. No limitations were imposed by the Special Committee on Alex. Brown with respect to the information reviewed by or the procedures followed by Alex. Brown in rendering its opinion.

    A COPY OF THE WRITTEN OPINION OF ALEX. BROWN DATED DECEMBER 19, 1994, WHICH INCLUDES THE MATTERS CONSIDERED, THE ASSUMPTIONS MADE AND THE LIMITS OF ITS REVIEW, IS ATTACHED HERETO AS APPENDIX II, AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. ALEX. BROWN'S OPINION IS DIRECTED ONLY TO THE FAIRNESS TO THE SHURGARD REIT, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION PAYABLE BY THE SHURGARD REIT TO THE SHAREHOLDERS OF THE MANAGEMENT COMPANY UNDER THE MERGER AGREEMENT.

    REASONS FOR SELECTION OF ALEX. BROWN. The Shurgard REIT selected Alex. Brown as its financial advisor on the basis of Alex. Brown's experience and expertise in transactions similar to the Merger and its familiarity with the real estate and REIT industries. Since 1985, Alex. Brown has underwritten nearly $5.0 billion in equity on 75 REIT securities offerings, making it one of the largest underwriters of equity REITs, and advised on a number of real estate and REIT merger and acquisition transactions. Alex. Brown is a nationally recognized investment banking firm that is involved regularly in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings and private placements, and valuations for corporate and other purposes. Neither Alex. Brown nor any of its affiliates has been engaged previously to provide investment banking or other financial services for either the Shurgard REIT or the Management Company.

    ALEX. BROWN COMPENSATION. Pursuant to a letter agreement dated July 18, 1994 (the "Engagement Letter"), the Shurgard REIT engaged Alex. Brown to provide investment banking advice and services in connection with the Special Committee's review and analysis of a potential business combination with the Management Company. The Shurgard REIT agreed to pay Alex. Brown (i) a retainer fee of $100,000 upon execution of the Engagement Letter and (ii) a fee of $200,000 at the time of delivery of the Fairness Opinion. The Shurgard REIT also has agreed to reimburse Alex. Brown for reasonable out-of-pocket expenses, including fees and disbursements of counsel, incurred by Alex. Brown in carrying out its duties under the Engagement Letter, and to indemnify Alex. Brown for certain liabilities to which it may be subjected in connection with its engagement.

    ANALYSIS AND  CONCLUSIONS.   The  following is  a  summary of  the  material
factors considered and principal financial analyses performed by Alex. Brown in connection with the preparation of the Fairness Opinion:

    In valuing the Management Company, Alex. Brown considered a variety of valuation methodologies, including a (i) discounted cash flow analysis, (ii) comparable company analysis, and (iii) comparable transaction analysis. Alex. Brown also considered the effect of the Merger on the Shurgard REIT's financial position, including the likely impact on the price of Shurgard Class A Common
Stock, funds from operations per share and the Shurgard REIT's ability to maintain its current per share dividend rate.

    The discounted cash flow approach assumes, as a basic premise, that the intrinsic value of any business is the current value of the future cash flow that the business will generate for its owners. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate must be determined. Alex. Brown used projections and other information provided by the Management Company to estimate future net income, EBITDA, and funds from operations (net income, excluding gains or losses from debt restructuring and sales of property, plus depreciation, amortization and minority interests, and after adjustment for unconsolidated entities in which the Management Company holds an interest) for the Management Company for each year of a 10-year period beginning with 1995, using discount rates ranging from 10% to 20% and terminal value capitalization rates applied to tenth-year projected net income, EBITDA and funds from operations ranging from 10% to 20%. Alex. Brown's calculations resulted in the following ranges of values for the Management Company: based upon a discounted cash flow analysis of the Management Company's net income, a range of $15.5 million to $37.8 million; based upon a discounted cash flow analysis of the Management Company's projected EBITDA, a range of $24.3 million to $58.8 million; and, based upon a discounted cash flow analysis of the Management Company's projected funds from operations, a range of $24.3 million to $58.6 million.

    Alex. Brown also analyzed selected publicly traded real estate companies engaged primarily as managers and advisors in the real estate business. Alex. Brown considered the following companies: Grubb & Ellis Company, Christiana Companies, Inc. and Insignia Financial Group, Inc. Alex. Brown compared the market value of each company, as determined by the closing price recorded for each company's common stock on December 16, 1994, with each company's revenue, EBITDA and shareholders' equity. Alex. Brown's calculations resulted in the following ranges of multiples for these companies and the Management Company: a range of market value to latest twelve months' revenue of 1.5x to 3.2x (with the Management Company at 2.3x); a range of market value to latest twelve months' EBITDA of 8.9x to 10.7x (with the Management Company at 7.8x); and, a range of market value to shareholders' equity of 2.7x to 2.8x (with the Management Company at 13.8x). In addition, Alex. Brown noted that these companies trade at multiples of price to estimated 1994 earnings per share and estimated 1995 earnings per share of 28.6x and 14.5x, respectively (with the Management Company at 15.0x and 12.4x for projected 1994 and 1995 net income, respectively). Alex. Brown noted that its analysis did not rely heavily on the multiples of price to estimated earnings per share due to the limited number of estimates available for certain of these companies. Alex. Brown also noted that its analysis did not place significant emphasis on the ratios of market value to shareholders' equity based on its belief that revenue and EBITDA multiples are more relevant indicators of value for a service company such as the Management Company.

    Alex. Brown also compared the proposed acquisition of the Management Company by the Shurgard REIT with acquisitions by selected public companies engaged primarily in the real estate management, development and acquisition business. Under this approach, Alex. Brown considered, among others, the acquisition of Security Management Corporation and Angeles Corporation by

Insignia Financial Group, Inc., the acquisition of Koll Management Services, Inc. by an investor group that included certain members of its management, the acquisition of BT Venture Corporation by Boddie-Noell Properties, Inc. and the consolidation of Franchise Finance Corporation of America with existing related real estate limited partnerships. Alex. Brown determined the multiples of sales price to revenue, net income, EBITDA and shareholders' equity for each of these companies. Alex. Brown then applied the high, low and average of each of these multiples to the revenue, net income, EBITDA and shareholders' equity of the Management Company. Alex. Brown's calculations resulted in the following ranges and averages of multiples for these companies: a range of sales price to latest twelve months' revenue of 0.8x to 6.0x, with an average of 2.8x; a range of sales price to latest twelve months' net income of 8.2x to 24.8x, with an average of 17.0x; a range of sales price to latest twelve months' EBITDA of 6.7x to 14.9x, with an average of 10.1x; and, a range of sales price to shareholders' equity of 1.4x to 17.7x, with an average of 8.9x.

    Alex. Brown compared the value of the Share Consideration of $26.3 million with ranges of values and averages based upon the Management Company's projected results for 1995 and the foregoing multiples and averages, as follows: based upon the ratio of sales price to revenue, a range of $9.3 million to $69.9 million, with an average of $32.5 million; based upon the ratio of sales price to net income, a range of $17.2 million to $52.5 million, with an average of $35.9 million; based upon the ratio of sales price to EBITDA, a range of $22.5 million to $50.1 million, with an average of $33.9 million; and, based upon the ratio of sales price to the Management Company's projected 1994 shareholders' equity, a range of $2.7 million to $33.8 million, with an average of $17.0 million. Alex. Brown also considered other financial characteristics of these companies.

    Alex. Brown deemed it inappropriate to employ the asset value approach in rendering the Fairness Opinion because services companies, like the Management Company, are generally valued in terms of the profitability and cash flow of their operations, not in terms of asset value.

    Alex. Brown also reviewed certain acquisitions of real estate advisory and management companies by publicly traded REITs. This review included calculating the multiples obtained by comparing the prices paid to acquire such companies with the advisory fees earned by the acquired companies during the last full fiscal year prior to the REIT's becoming self-advised and with the funds from operations and total assets of the acquiring REITs. Under this approach, Alex. Brown considered Bradley Real Estate Trust, Boddie-Noell Properties, Inc., Burnham Pacific Properties, Inc., Meditrust, Real Estate Investment Trust of California, Health Equity Properties, Incorporated, American Health Properties, Inc., Nationwide Health Properties, Inc., Health Care Property Investors, Inc. and BRE Properties, Inc. Alex. Brown also considered other financial and operating characteristics of these companies.

    Alex. Brown's calculations resulted in the following ranges of multiples for these companies and the Management Company: a range of sales price to compensation paid to the advisor during the last full fiscal year prior to the acquisition of .27x to 10.37x (with the Management Company at 2.68x); a range of sales price to the advised REIT's funds from operations during the last full fiscal year prior to the acquisition of .13x to .65x (with the Management Company at .75x); and, a ratio of sales price to the advised REIT's total assets of .003x to .049x (with the Management Company at .054x). Each of these ratios excluded transactions between several REITs and their advisors in which the REITs paid no consideration for the acquisition of their advisors.

    Alex. Brown observed that its analysis did not rely heavily on the ratios derived from the REITs which had acquired their advisors because of several significant differences between the Management Company and most of the acquired advisors, including, among others, (i) the fact that the Management Company owns significant intangible assets, such as the "Shurgard" name and store designs and systems, which are recognizable by the general public, whereas most of the advisors are unknown to the general public, (ii) the Management Company receives approximately one-third of its revenues from parties other than the Shurgard REIT, whereas most of the advisors received substantially all of their revenues from their advised REITs, (iii) the Management Company has proven its ability to access the private capital markets on its own behalf to obtain funds for the acquisition and development of properties, whereas most of the advisors' activities were limited to accessing the capital markets through their advised REITs, and (iv) the Management Company owned a storage center, whereas most of the advised REITs owned no assets other than office equipment and furniture and fixtures.

    Alex. Brown also considered the earn-out feature of the Merger. Alex. Brown believed that the earn-out was a reasonable means of mitigating the uncertainties involved in determining the value, if any, of the Management Company's interests in six limited partnerships. Under the earn-out, the amount of any Contingent Shares payable to the Management Company shareholders with respect to these partnership interests will be determined following (i) the receipt of proceeds by the Shurgard REIT from the sale or other disposition by the Shurgard REIT of all or any part of its interests in the partnerships during the five years following the Closing, (ii) the receipt by the Shurgard REIT of any distribution from a partnership attributable to the sale, refinancing, liquidation or other disposition by a partnership of one or more of its properties during the five years following the Closing, or (iii) a deemed liquidating distribution from a partnership to the Shurgard REIT, if and to the extent any of the partnership interests are not sold at the end of five years after the Closing. In all such events, the Shurgard REIT will issue Contingent Shares to the Management Company shareholders in an amount equal to 95% of the "profits" received in connection with the actual or deemed disposition of such partnership interests. Prior to their disposition, the Shurgard REIT will receive any distributions with respect to such partnership interests without payment of any consideration to the Management Company. Alex. Brown did not, however, attempt to value these partnership interests either individually or collectively.

    Based on the foregoing, Alex. Brown concluded that, as of the date of the Fairness Opinion and based on various assumptions and considerations, the consideration to be paid by the Shurgard REIT to the shareholders of the Management Company pursuant to the Merger Agreement is fair, from a financial point of view, to the Shurgard REIT.

    The summary set forth above does not purport to be a complete description of the analyses performed by Alex. Brown in arriving at the Fairness Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized above, Alex. Brown believes that its analysis must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Fairness Opinion.

                         SHURGARD STORAGE CENTERS, INC.

BUSINESS

    GENERAL. The Shurgard REIT was formed through the consolidation on March 1, 1994 of 17 publicly held real estate limited partnerships (the "Consolidation") that had been sponsored by the Management Company. The Shurgard REIT is one of the largest operators of self-storage properties in the United States. It now owns directly and through joint ventures 159 self-storage properties, containing approximately 10.8 million net rentable square feet, located in 21 major metropolitan areas in 18 states. The Shurgard REIT's self-storage properties offer low-cost, easily accessible storage space for personal and business uses. In addition, the Shurgard REIT owns two business parks. As of September 30, 1994, the Shurgard REIT's self-storage properties had a weighted average occupancy of 90% and a weighted average annual rent per square foot of $8.51.

    The Shurgard REIT's self-storage properties are currently managed by the Management Company and are operated under the "Shurgard" name, which is owned by the Management Company. The Management Company performs all real estate acquisition, design and development and oversees the operations of the Shurgard REIT's self-storage centers. Additionally, the Management Company performs various administrative services, including legal, financial, accounting, marketing and human resources. See "SHURGARD INCORPORATED -- Relationship With the Shurgard REIT." Upon the consummation of the Merger, the Shurgard REIT will become a self-administered and self-managed REIT.

    The Shurgard REIT seeks to maximize shareholder value by increasing funds from operations through internal growth and through the acquisition and development of additional self-storage properties, as well as other real estate investments. The Shurgard REIT believes that its access to capital markets, the experience of its management team in acquiring and developing self-storage properties, its geographic diversification and its emphasis on quality will enhance its ability to achieve this objective.


    The Shurgard REIT's strategy for internal growth is to increase rental rates while maintaining strong occupancy levels, provide high-quality facilities, achieve high levels of customer satisfaction, and employ skilled facility managers who have the ability to operate the properties with considerable autonomy. The Shurgard REIT's external growth strategy is designed to capitalize on the current fragmentation in the self-storage industry through acquisition and development of facilities in appropriate markets. In particular, the Shurgard REIT seeks to acquire or develop high-quality properties concentrated in its existing markets and in new markets that fit well within its current network.


    The Shurgard REIT expects to fund future acquisitions through the incurrence of additional indebtedness, future offerings of its debt and equity securities and retained cash flow. As of September 30, 1994, the Shurgard REIT had a debt to total market capitalization ratio of 30%.


    RECENT DEVELOPMENTS. On September 1, 1994, the Shurgard REIT completed the purchase of 20 properties from Colonial Self Storage. The new properties acquired by the Shurgard REIT were 98% occupied with average rent per square foot of $7.34 as of June 30, 1994. These properties are located in the Washington D.C. metropolitan area; Raleigh, North Carolina; Richmond, Virginia; Virginia Beach, Virginia; and Charlottesville, Virginia. In the aggregate, these properties represent 732,312 total square feet.


    On April 9, 1993, the Management Company entered into an agreement with Freeman Management Corporation ("FMC"), a property development company located in Nashville, Tennessee, pursuant to which the Management Company (or its assignee) and FMC agreed to jointly acquire or develop self-storage facilities in Tennessee and Kentucky. To date, the Shurgard REIT (as assignee of the Management Company) has entered into three joint venture agreements with partnerships affiliated with FMC to develop three self-storage facilities in the Nashville area. The Shurgard REIT owns a

67% interest in the first joint venture, a 50% interest in the second joint venture and a 91.2% interest in the third joint venture. Development of each of the facilities is expected to be substantially completed in 1995, and they will have an aggregate of approximately 162,000 net rentable square feet.


    On August 26, 1994, the Shurgard REIT entered into a commitment with a major financial services company to provide an additional two-year $50 million revolving credit facility. This credit facility, which closed in December 1994, will be used to fund the acquisition and development of self-storage properties.


    On October 21, 1994, the Shurgard REIT entered into a commitment to invest up to $3 million in a Belgian societe en commandite simple (an entity similar to a limited partnership) ("Benelux SCS") that will own and operate self-storage facilities in the Benelux region of Europe. The Shurgard REIT expects to make such investment prior to the Closing. The Shurgard REIT's interests in Benelux SCS are similar to that of general and limited partnership interests. The Management Company has made a $250,000 working capital loan to, and holds an interest in, Benelux SCS similar to that of a limited partner. The Management Company has committed to lend an additional $500,000 to Benelux SCS. Such loans are in addition to the Shurgard REIT's commitment to invest up to $3 million in Benelux SCS, described above. In the Merger, the Shurgard REIT will acquire the Management Company's limited partner interest in Benelux SCS. See "-- Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

    On October 27, 1994, the Shurgard REIT entered into two participating loan agreements with William B. Wrench ("Wrench") and partnerships of which Wrench serves as the managing general partner pursuant to which the Shurgard REIT agreed to advance nonrecourse loans to be secured by self-storage facilities located in the Fairfax, Virginia area and managed by the Management Company. The loans, totaling $12,000,000, were advanced on December 14, 1994 and are secured by four self-storage facilities containing a total of approximately 206,700 square feet of net rentable storage space and approximately 28,300 square feet of net rentable office/warehouse space. The Shurgard REIT also agreed to advance, under certain conditions, up to an additional $1,000,000 to fund the future construction of additional improvements at one of the facilities. The two loans bear interest at 8% per annum during their 10-year terms, plus additional interest from cash flow and gain at maturity. In addition, the Shurgard REIT has been granted options to acquire each of the properties at established purchase prices, which options generally become exercisable in five years and extend for the balance of the original loan terms. The Management Company (or the Shurgard REIT as its successor) will continue to manage the four properties during the terms of the loans.

    INDUSTRY BACKGROUND. The self-storage industry initially developed in the early 1960s in the southwestern portion of the United States. These facilities were developed in response to the growing need for low-cost accessible storage. A number of factors accelerated the demand for low-cost storage including, among others, a more mobile society, with individuals moving to new homes and new cities needing short-term storage for their belongings, the increasing cost of residential housing (with the result that houses were becoming smaller), the increased popularity of apartments and condominiums, more individuals with growing discretionary income (resulting in the purchase of items such as boats and recreational vehicles that cannot be stored at residences), the growing number of small businesses and the escalating cost of other storage alternatives. As the demand for such storage increased, and the acceptance of self-storage became more widespread, self-storage facilities were built throughout the United States. Generally, such facilities were constructed along major thoroughfares that provided ready access and public visibility or in outlying areas where land was inexpensive. In certain areas of the country, where new construction was impractical because of construction costs, lack of suitable sites or other restrictions, older structures have been converted into self-storage facilities.

    The self-storage industry is highly fragmented, with facilities owned and operated by individuals, small businesses, institutional investors, REITs and syndicated partnerships. Based on information reported in the Self-Storage Almanac for 1994, the Shurgard REIT estimates that there are in excess of 22,000 facilities throughout the United States. It is anticipated that the demand for self-storage will continue to expand in view of existing high construction costs and the continuing need for low-cost storage. It is expected, however, that the competition will increase as the self-storage industry expands. See "-- Competition."

    DESCRIPTION AND USE OF PROPERTIES. The Shurgard REIT owns directly and through joint ventures 159 self-storage properties located in 21 major metropolitan areas in 18 states. The Shurgard REIT's self-storage facilities are designed to offer low-cost accessible storage space for personal and business use. Individuals usually rent space in self-storage facilities for storage of furniture, household appliances, personal belongings, motor vehicles, boats, campers, motorcycles and other household and recreational goods. Businesses typically use space for storage of inventory, business records, seasonal goods, equipment and fixtures. The Shurgard REIT estimates that business users rent approximately 35% to 40% of the space at its properties. The Shurgard REIT's self-storage facilities are divided into a number of self-enclosed rental units that generally range in size from 25 to 360 square feet. In addition, many facilities have uncovered storage outside the buildings for parking motor vehicles, boats, campers and other similar items suitable for outside storage. As a general rule, customers have access to their leased space without additional charge during normal business hours and control access to such space through the use of padlocks. Approximately 20% of the properties owned by the Shurgard REIT include climate-controlled storage units.

    Self-storage facilities differ from warehouses and other storage facilities in that the tenants are generally responsible for delivering and retrieving stored goods. Several facilities also offer truck rentals and inventory sales to the public. See "POLICIES REGARDING INVESTMENT AND CERTAIN OTHER ACTIVITIES -- Policy with Respect to Dividends and Certain Other Activities -- Ancillary Services." The leasing, maintenance and operation of the facility are the responsibility of on-site managers who frequently reside in an apartment located at the facility. The facility's security is provided through a variety of systems that may include, among others, on-site personnel, electronic devices such as intrusion and fire alarms, access controls and video and intercom surveillance devices, facility fencing and lighting.

    Most self-storage facilities consist of one or more single-story buildings that are located on a site of 1 1/2 to five acres, depending on the size of the facility. The facilities frequently are constructed with concrete block or tilt-up concrete panels, with steel columns or precast concrete columns that rest on concrete footings and slabs and have built-up tar roofs or pitched truss roofs with shingles or standing seam metal roofs. The interior walls are generally constructed with metal studs and partitions or other construction materials that are secure but readily movable. Access to the storage units is usually provided through roll-up or swing doors. The parking areas and driveways are generally paved with asphalt, cement or other similar materials. Most facilities have fencing, floodlights, sliding or swinging gates and certain of the security devices mentioned above.

    In some cases, multistory buildings able to bear substantial weight loads, such as warehouses and newspaper plants, have been converted into self-storage facilities. In addition, similar multistory buildings for self-storage have been constructed in dense urban areas where land costs, zoning and other development considerations make it impractical or undesirable to construct single-story buildings.

    Generally, tenants can access leased space directly by automobile, truck or other delivery device, but some facilities, in particular the multistory buildings, have separate loading docks and elevators available for delivery and retrieval of stored goods.

    The following table provides information regarding the year acquired (by the Shurgard REIT or by one of the partnerships included in the Consolidation, as the case may be), year built, approximate net rentable square feet and acreage of each of the self-storage properties and business parks owned by the Shurgard REIT.

                                                   PREVIOUS
                                                   SHURGARD                             APPROXIMATE
                                                  PARTNERSHIP     YEAR                 NET RENTABLE
     PROPERTY NAME          PROPERTY LOCATION        OWNER      ACQUIRED   YEAR BUILT   SQUARE FEET     ACREAGE
- -----------------------  -----------------------  -----------  ----------  ----------  -------------  -----------
Kalamazoo                Kalamazoo, MI                 1          1980        1980          42,695           3.0
Vancouver Mall (1)       Vancouver, WA                 1          1980        1982          45,900           3.3
West Seattle (1)         Seattle, WA                   1          1980        1981          47,500           3.4
Bellingham               Bellingham, WA                1          1981        1981          73,238           5.7
Everett (2)              Everett, WA                   1          1981        1978          63,720           4.2
Highland Hill            Tacoma, WA                    2          1981        1982          59,675           3.9
Troy East (1)            Troy, MI                      1          1981      1975/77         79,090           4.8
Alsip (1)                Alsip, IL                     2          1982        1980          66,406           4.6
Dolton (1)               Calumet City, IL              2          1982        1979          63,625           3.0
Lombard (1)              Lombard, IL                   2          1982        1980          52,410           3.1
Rolling Meadows (1)      Rolling Meadows, IL           2          1982        1980          60,377           4.5
Schaumburg (1)           Schaumburg, IL                2          1982        1980          70,675           4.3
Grand Rapids             Grand Rapids, MI              3          1983        1978          45,845           3.2
Lansing (1)              Lansing, MI                   3          1983      1978/79         40,575           2.5
Salem (1)                Salem, OR                     3          1983      1979/81         66,915           3.8
Seattle (1)              Seattle, WA                   4          1983        1979          78,755           4.5
Southfield (1)           Southfield, MI                3          1983        1976          76,650           4.3
Troy West (1)            Troy, MI                      3          1983        1979          87,725           5.2
Bellevue East (1,4)      Bellevue, WA                  4          1984        1975         164,825           5.6
Bellevue West (1,4)      Bellevue, WA                  4          1984        1979                           5.2
Edmonds (1)              Edmonds, WA                   5          1984      1974/75        120,190           6.5
Factoria (1)             Bellevue, WA                  3          1984        1984          57,275           3.8
Federal Way (1)          Federal Way, WA               4          1984        1975         134,440           5.7
Fife (3)                 Tacoma, WA                    6          1984        1977          63,554           3.9
North Spokane (1)        Spokane, WA                   5          1984        1976          75,665           4.1
Renton (1)               Renton, WA                    4          1984      1979/89         80,190           4.5
Tamarac (1)              Denver, CO                    5          1984        1977          25,188           1.9
Tempe (2)                Tempe, AZ                     5          1984        1976          54,469           3.0
Thornton (1)             Denver, CO                    5          1984        1984          40,821           2.4
Totem Lake (2)           Kirkland, WA                  5          1984        1978          60,880           2.6
Windermere (1)           Littleton, CO                 5          1984      1977/79         83,281           5.3
Woodinville (2)          Woodinville, WA               6          1984      1982/84         69,875           3.5
Gladstone                Gladstone, OR                 6        1984/85     1981/89         47,930           3.2
Beaverton (1)            Beaverton, OR                 7          1985        1974          25,800           2.0
Bedford (3)              Bedford, TX                   6          1985        1984          69,050           2.7
Bellefontaine            St. Louis, MO                 7          1985        1979          45,064           4.9
Bridgeview (1)           Bridgeview, IL                6          1985        1983          74,540           4.1
Burien (2)               Seattle, WA                   6          1985        1974          91,876           5.3
Colton (1)               Colton, CA                    7          1985        1984          73,032           3.8
Hayward (1)              Hayward, CA                   8          1985        1983          47,720           2.8
Hill Country Village     San Antonio, TX               7          1985        1982          79,040           4.0
(1)
Irving (1)               Irving, TX                    7          1985      1975/84         77,660           4.2
Issaquah (1)             Issaquah, WA                  7          1985        1986          56,360           4.7
N.W. Houston (1)         Houston, TX                   7          1985      1979/83        104,447           4.9
Oakland Park (1)         Ft. Lauderdale, FL            8          1985      1974/78        292,035          13.4
Phoenix (1)              Phoenix, AZ                   7          1985        1984          77,397           2.7
Plymouth                 Canton Township, MI           6          1985        1979          74,990           5.3
San Antonio NE (1)       San Antonio, TX               7          1985        1982          73,550           3.6
Scottsdale (1)           Scottsdale, AZ                6          1985      1976/85         47,185           3.0
Sea-Tac (2)              Seattle, WA                   6          1985        1979          60,050           3.0
Southcenter              Renton, WA                    6          1985        1979          66,975           4.1
Union City (1)           Hayward, CA                   7          1985        1985          41,931           2.9
Scottsdale North (2)     Scottsdale, AZ                6        1985/87       1985         112,065           4.1
Walled Lake (1)          Walled Lake, MI               7        1985/89       1984          68,425           4.3
Newport News S. (1)      Newport News, VA             18        1985/92       1985          60,180           3.9
Airport                  Philadelphia, PA             10          1986        1985         101,175           6.7
Arlington (1)            Arlington, TX                 8          1986        1984          56,525           2.7
Aurora North (1)         Seattle, WA                   9          1986        1978          57,641           1.6
B Y Gold                 Brooklyn, NY                 10          1986        1940         107,995           0.4
B Y Utica                Brooklyn, NY                 12          1986        1964          71,009           1.1

                                                   PREVIOUS
                                                   SHURGARD                             APPROXIMATE
                                                  PARTNERSHIP     YEAR                 NET RENTABLE
     PROPERTY NAME          PROPERTY LOCATION        OWNER      ACQUIRED   YEAR BUILT   SQUARE FEET     ACREAGE
- -----------------------  -----------------------  -----------  ----------  ----------  -------------  -----------
B Y Van Dam              Long Island City, NY         12          1986        1925          63,253           0.5
B Y Yonkers              Yonkers, NY                  11          1986        1928         101,573           1.6
Chandler (1)             Chandler, AZ                  8          1986        1986          68,565           4.0
Clinton (1)              Clinton, MD                   9          1986        1985          30,508           2.0
College Park (3)         Indianapolis, IN              9          1986        1984          69,760           6.0
Downtown Seattle (2)     Seattle, WA                  11          1986        1912          27,617           0.3
East Lynnwood (1)        Lynnwood, WA                 10          1986        1978          79,760           3.8
El Cajon (2)             El Cajon, CA                 11          1986        1977         126,998           6.0
El Cerrito               Richmond, CA                 10          1986        1987          62,033           1.5
Fairfax (1)              Fairfax, VA                  10          1986        1980          61,730           5.6
Glendale (3)             Indianapolis, IN              9          1986        1985          59,950           5.6
Kearney-Balboa (2)       San Diego, CA                12          1986        1984          94,007           2.3
La Habra (1)             La Habra, CA                  9          1986      1979/91         96,930           7.1
Lakewood (3)             Golden, CO                   10          1986        1985          66,600           2.7
Lisle (2)                Lisle, IL                    11          1986      1976/86         52,050           3.4
MacArthur Blvd. (1)      Irving, TX                    9          1986        1984          62,850           7.2
North Austin (1)         Austin, TX                    8          1986        1982          75,690           5.9
Palo Alto (1)            Palo Alto, CA                10          1986        1987          48,915           1.4
Roswell (3)              Roswell, GA                  12          1986        1986          56,579           3.8
Santa Ana (2)            Santa Ana, CA                12          1986      1975/86        168,479           8.1
Seminole (1)             Seminole, FL                  8          1986      1984/85         61,098           2.7
Sunnyvale                Sunnyvale, CA                 9          1986      1974/75        122,416           6.5
Thousand Oaks (2)        San Antonio, TX               8          1986        1987          53,495           2.9
West Chester             West Chester, PA              8          1986        1980          87,071           7.0
Westheimer (1)           Houston, TX                   8          1986        1977          73,410           3.7
Westwood (2)             Santa Monica, CA             11          1986        1988          38,485           0.3
Willowbrook (1)          Willowbrook, IL              12          1986     1979/1982        44,325           3.3
B Y Northern             Long Island City, NY         11          1987        1940          77,573           1.9
Capitol Hill (6)         Seattle, WA                  12          1987        1988          76,400           0.7
Cook Road (1)            Houston, TX                  14          1987        1986          61,150           3.0
Euless Blvd. (1)         Hurst, TX                    11          1987        1974          67,505           4.7
Falls Church (1)         Falls Church, VA            15/17        1987        1988          92,730           1.5
Fontana Sierra (1)       Fontana, CA                  14          1987      1980/85         84,444           3.6
Fredricksburg (1)        San Antonio, TX              11          1987      1978/82         81,535           4.5
Interbay (3)             Seattle, WA                  15          1987        1988          80,375           0.4
King City (1)            Tigard, OR                   10          1987        1986          83,575           4.9
Mesa (1)                 Mesa, AZ                     14          1987        1985         102,830           4.8
Military Trail (1)       West Palm Beach, FL          14          1987        1981         123,842           9.4
Mountain View (1)        Mountain View, CA            16          1987        1986          28,568           0.7
Northglenn (1)           Northglenn, CO                6          1987        1979          75,000           5.5
Old Bridge               Matawan, NJ                  14          1987        1987          77,600           6.1
Olive Innerbelt          St. Louis, MO                14          1987      1952/86         93,645           2.5
Phoenix East (1)         Phoenix, AZ                  14          1987        1984          65,904           2.0
S. San Francisco (1)     San Francisco, CA            14          1987        1985          56,594           2.1
Smokey Point (1)         Arlington, WA                14          1987      1984/87         33,824           2.2
Solana Beach (2)         Solana Beach, CA             14          1987        1984          94,815           4.5
South Tacoma (1)         Tacoma, WA                   12          1987        1975          46,490           3.1
Suitland                 Suitland, MD                 14          1987        1985          43,543           2.7
West Palm Beach (1)      West Palm Beach, FL          16          1987        1975         163,074          11.8
Tacoma Interstate (3)    Tacoma, WA                   12       1987/88/91   1979/81        127,943          12.2
Ann Arbor                Ann Arbor, MI                18          1988        1977          61,725           3.9
Bandera Road (1)         San Antonio, TX              16          1988        1981          75,703           3.6
Bayside (3)              Virginia Beach, VA           16          1988        1984          28,392           1.7
Blanco Road (1)          San Antonio, TX              15          1988      1989/91         65,985           3.6
Brentwood                Brentwood, MO                16          1988        1977          52,576           3.4
Canton (5)               Canton, MI                   18          1988        1986          58,400           3.3
Crofton (1)              Gambrills, MD                16          1988        1985          39,823           2.1
Culver City              Los Angeles, CA             15/17        1988        1989          76,091           1.4
Federal (1)              Houston, TX                  12          1988        1988          55,225           3.4
Fraser (5)               Fraser, MI                   18          1988        1985          73,000           5.2
Herndon (1)              Herndon, VA                  18          1988        1985          38,630           3.0
Hillside (3)             Hillside, IL                 17          1988        1988          65,205           5.3
Huntington Beach (2)     Huntington Beach, CA         16          1988        1986          90,681           3.3
Imperial Valley (1)      Houston, TX                  14          1988        1987          54,375           3.1
Kingwood (2)             Kingwood, TX                 11          1988        1988          53,675           3.3
Laurel (1)               Laurel, MD                   16          1988        1984          30,222           2.0

                                                   PREVIOUS
                                                   SHURGARD                             APPROXIMATE
                                                  PARTNERSHIP     YEAR                 NET RENTABLE
     PROPERTY NAME          PROPERTY LOCATION        OWNER      ACQUIRED   YEAR BUILT   SQUARE FEET     ACREAGE
- -----------------------  -----------------------  -----------  ----------  ----------  -------------  -----------
Livonia (5)              Livonia, MI                  18          1988        1985          67,450           4.8
Manassas East (1)        Manassas, VA                 16          1988        1984          34,881           2.0
Manassas West (1)        Manassas, VA                 16          1988        1985          34,960           1.5
North Richmond (1)       Richmond, VA                 18          1988        1984          37,275           2.6
Portland (1)             Portland, OR                 15          1988        1988          49,100           2.1
Sugarland (1)            Sugarland, TX                18          1988        1987          54,950           3.0
Warren (5)               Warren, MI                   18          1988        1985          68,225           4.6
Woodlands (1)            Houston, TX                  16          1988        1988          64,325           3.8
Beltline Rd. (1)         Irving, TX                   10          1989      1985/86         88,900           6.3
Denny Road (1)           Beaverton, OR                17          1989        1988          64,860           6.2
Greenbriar (1)           Houston, TX                  17          1989        1988          60,362           1.8
Kempsville (1)           Virginia Beach, VA           14          1989        1985          32,638           2.0
Medical Center           Houston, TX                 15/17        1989        1989          57,125           2.6
Virginia Beach           Virginia Beach, VA           15          1989        1985          36,470           2.3
Hillcroft (2)            Houston, TX                  15          1991        1988          59,075           3.4
Briggs Chaney (3)        Silver Spring, MD                        1994        1987          27,841           2.0
Capital Blvd (3)         Raleigh, NC                              1994        1984          34,500           2.1
Cary (3)                 Cary, NC                                 1994        1984          61,770           4.7
Cedar Road (3)           Chesapeake, VA                           1994        1989          35,550           2.1
Charlottesville (3)      Charlottesville, VA                      1994        1984          31,600           2.1
Crater Road (3)          Petersburg, VA                           1994        1987          36,090           3.8
Dale City (3)            Dale City, VA                            1994        1986          31,397           1.6
Frederick (3)            Frederick, MD                            1994        1987          32,418           1.7
Gainesville (3)          Gainesville, VA                          1994        1988          31,200           2.0
Gaithersburg (3)         Gaithersburg, MD                         1994        1986          57,164           5.4
Garner (3)               Garner, NC                               1994        1987          27,900           3.1
Germantown (3)           Germantown, MD                           1994        1988          44,595           1.9
Glenwood (3)             Raleigh, NC                              1994        1983          30,960           1.9
Holland Road (3)         Virginia Beach, VA                       1994        1985          33,650           3.9
Jeff Davis Hwy (3)       Richmond, VA                             1994        1990          35,075           5.2
Laskin Road (3)          Virginia Beach, VA                       1994        1984          38,500           2.5
Morrisville (3)          Morrisville, NC                          1994        1988          40,000           3.3
Oxon Hill (3)            Ft. Washington, MD                       1994        1987          28,192           1.3
Princess Anne Road (3)   Virginia Beach, VA                       1994        1985          39,850           2.2
Temple Avenue (3)        Petersburg, VA                           1994        1989          34,060           4.0

- ------------------------------
(1) Properties secure a loan from Nomura Asset Capital Corp., a subsidiary of Nomura Securities International, Inc., entered into in June 1994.
(2) Properties secure a line of credit from Seattle-First National Bank entered into in August 1994.
(3) Properties secure a line of credit from Nomura Asset Capital Corp. entered into in December 1994.
(4) Bellevue West and Bellevue East are operated as one facility. Their aggregate net rentable square feet is 164,825.
(5)  The Shurgard REIT owns a 30% interest in this property.
(6)  The Shurgard REIT owns a 90% interest in this property.

    The following table sets forth information regarding average occupancy and average annual revenue per square foot for the properties owned by each of the 17 partnerships included in the Consolidation for the years ended December 31, 1990, 1991 and 1992.

                                          NET                             ANNUAL RENT PER
                                        RENTABLE   AVERAGE OCCUPANCY        SQUARE FOOT
                           NUMBER OF     SQUARE    ------------------   --------------------
PARTNERSHIP                PROPERTIES     FEET     1990   1991   1992   1990   1991    1992
                           ----------   --------   ----   ----   ----   -----  -----  ------
Shurgard 1...............       6        352,000   85%    84%    89%    $6.36  $6.36  $ 6.24
Shurgard 2 (1)...........       6        373,000   82     89     94      7.08   6.84    6.84
Shurgard 3 (1)...........       6        375,000   83     89     89      6.36   6.24    6.48
Shurgard 4 (1)...........       5        459,000   79     78     85      6.96   7.20    7.20
Shurgard 5...............       7        460,000   84     87     92      5.40   5.52    5.88
Shurgard 6...............      12        853,000   80     83     85      5.76   6.00    6.24
Shurgard 7...............      11        728,000   80     81     82      5.40   5.52    5.88
Shurgard 8...............       9        816,000   85     81     86      6.24   6.60    6.72
Shurgard 9...............       7        500,000   87     88     86      7.68   7.92    7.92
Shurgard 10..............       9        701,000   73     78     80      8.76   8.88    8.76
Shurgard 11..............      10        674,000   83     83     85      9.12   9.37   10.08
Shurgard 12..............      10        803,000   81     80     81      8.40   8.88    9.28
Shurgard 14..............      13        925,000   83     83     85      8.84   7.08    7.32
Shurgard 15..............       7        480,000   70     78     75      8.28   9.12   10.15
Shurgard 16..............      11        643,000   85     80     83      7.56   7.92    8.04
Shurgard 17..............       6        416,000   39     69     85      8.52   8.40   10.23
Shurgard 18..............       9        520,000   92     91     92      6.96   7.08    7.32

- ------------------------

(1) This partnership had a fiscal year end of September 30. The numbers presented represent the average occupancy and annual rent per square foot for the fiscal years ended September 30, 1990, 1991 and 1992.

    The following table sets forth information regarding average occupancy and average annual revenue per square foot for the properties owned by the Shurgard REIT for the years ended December 31, 1993 and 1994 (excluding the 20 properties acquired by the Shurgard REIT in September 1994).

                                                         ANNUAL RATE
                                            AVERAGE       PER SQUARE
                                           OCCUPANCY         FOOT
                          NUMBER OF       -----------   --------------
STATE                    PROPERTIES       1993   1994    1993    1994
                      -----------------   ----   ----   ------  ------
Arizona.............          7           97%    91%    $ 6.26  $ 7.50
California..........         17           88     86       8.85    9.28
Colorado............          5           96     91       6.30    7.01
Florida.............          4           83     85       7.67    7.70
Illinois............          9           91     95       7.47    7.64
Michigan............         13           87     91       6.08    6.66
New York............          5           80     87      14.34   14.63
Oregon..............          6           89     93       6.82    7.22
Texas...............         24           79     87       7.41    7.63
Virginia............         10           90     89       9.40    9.94
Washington..........         28           88     88       7.58    7.79
Other...............         13           89     91       7.95    8.48

    The following table sets forth information regarding aggregate average occupancy and average annual revenue per square foot for the properties owned by the Shurgard REIT for the years ended December 31, 1990 through 1994 (excluding the 20 properties acquired by the Shurgard REIT in September 1994).


                                          1990(1)   1991(1)   1992(1)   1993(2)   1994(2)
                                          -------   -------   -------   -------   -------
Average occupancy.......................      79%       82%       86%       87%       89%
Average rent per square foot............   $7.16     $7.35     $7.68     $7.84     $8.25

- ------------------------
(1) Calculated as the average of the information for the 17 partnerships included in the Consolidation.
(2) Calculated as the weighted average of the original 141 properties owned by the Shurgard REIT.

    LEASING OF PROPERTIES. Rental units are usually rented on a month-to-month basis, but longer term leases are used in some circumstances. The typical total rental period for a tenant is approximately 1 1/2 years. Business tenants tend to lease space for longer periods than individuals. Rental income from leased space constitutes the primary revenue from such facilities, but additional revenues are received from incidental services rendered at the facilities, such as lock and box sales and truck rentals. Rental rates vary substantially depending on the size of the storage space and the facility location and quality of the facility. In addition, self-storage facilities range considerably in size. Of the facilities owned by the Shurgard REIT, the smallest facility is approximately 30,000 square feet, while the largest facility is approximately 300,000 square feet. Storage units within a facility typically range from 25 to 300 square feet of storage area. Smaller units are usually leased to individuals for consumer goods, while large spaces are frequently leased to business and commercial users.

    OFFICE AND BUSINESS PARKS. Office and business parks are designed to provide affordable rental space that is easily accessible to the public, usually in a campus-like setting. Such rental space is used for a wide range of business, industrial and commercial uses, including, among other things, office space, light manufacturing and assembly, research and development activities, storage and warehousing and professional and business services. The combination of users available in any particular park depends on the market demands in the local area. The tenants of such properties are generally new or small commercial, industrial or professional businesses. Business and office parks vary considerably in size and nature of construction, depending on the properties' location, quality and purpose. The typical park consists of one to 10 separate buildings located on a site of two to 15 acres. Such parks generally provide approximately 50,000 to 250,000 square feet of rental space with rental units ranging in size from 500 to 5,000 square feet. Such properties are generally landscaped and provide open or covered parking spaces for tenants and their customers. The leasing of business and office parks differs considerably from property to property. As a general rule, leases on such properties have a term of one to three years. Current leasing practices differ from area to area and actual lease terms depend on market circumstances.

    The Shurgard REIT currently owns two business parks, both of which are located near Tacoma, Washington. The Fife Business Park, which was built in 1977 and acquired in 1984 by one of the partnerships included in the Consolidation, has approximately 63,554 net rentable square feet on 4 acres. The Tacoma Interstate Business Park, which was built in 1979 and acquired in 1987 by one of the partnerships included in the Consolidation, has approximately 127,760 net rentable square feet on 12 acres.

COMPETITION

    In the past 25 years there has been considerable construction and development of self-storage facilities to meet the demand for low-cost storage. This development has increased the competition among existing self-storage facilities. To the extent that the existing properties operate profitably, this will likely stimulate further development and result in greater competition between the newly developed and existing properties. Entry into the self-storage business through acquisition of existing facilities is relatively easy for persons or institutions with the required initial capital. Development of new self-storage facilities is more difficult, however, due to zoning, environmental and other regulatory requirements. In the operation of office and business parks, the Shurgard REIT will compete with, among others, national and regional developers. Some of the Shurgard REIT's competitors may have more resources than the Shurgard REIT.

    Competitors may include insurance companies, mortgage banks, pension funds and other real estate investors, including foreign investors, real estate syndicates and REITs. The primary factors upon which competition will be based are location, rental rates, suitability of the property's design to prospective tenants' needs and the manner in which the property is operated and marketed. Competition may be accentuated by any increase in availability of funds for investment in real estate. The extent to which the Shurgard REIT is affected by competition will depend in significant part on general market conditions.

    The Shurgard REIT believes that the significant real estate, operating and finance experience of the Management Company's employees will substantially assist the Shurgard REIT in competing effectively with other entities.

SELECTED FINANCIAL DATA

    The following selected consolidated financial data of the Shurgard REIT should be read in conjunction with "-- Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information included elsewhere in this Proxy Statement/ Prospectus.

                         SHURGARD STORAGE CENTERS, INC.
                       SELECTED FINANCIAL INFORMATION (1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 AT OR FOR
                                             AT OR FOR       NINE MONTHS ENDED
                                            YEAR ENDED         SEPTEMBER 30,
                                         DECEMBER 31, 1993         1994
                                         -----------------   -----------------
OPERATING DATA:
Operating revenues.....................         $--             $ 45,701
Earnings...............................          --               12,617
Net income per common share............          --                 0.74
Dividends declared per common share....          --                 0.58(2)

BALANCE SHEET DATA:
Total assets...........................         $ 1             $484,774
Long-term debt.........................          --              155,121

- ------------------------
(1) Operating data for the year ended December 31, 1993 are not included as they are de minimis.

(2) Does not include the dividend of $.44 per share declared in October 1994 based on financial results for the quarter ended September 30, 1994.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    LIQUIDITY AND CAPITAL RESOURCES. On March 1, 1994, the Shurgard REIT completed the acquisition of 17 publicly held limited partnerships administered by the Management Company as a means for assembling an initial portfolio of real estate investments. The Shurgard REIT acquired the assets, subject to existing liabilities, of each of the partnerships for an aggregate cost of $387.4 million. The acquisition was funded by the issuance of 16,983,728 shares of Shurgard REIT Common Stock and $67.1 million in proceeds from a note payable to a financial services company. Real estate assets acquired consisted of 134 self-storage centers and two business parks located in 17 states, as well as interests in two joint ventures owning an additional five storage centers.

    On June 9, 1994, the Shurgard REIT refinanced substantially all of its existing debt (including the $104.6 million incurred in connection with the acquisition discussed above) with Nomura Asset

Capital Corp., a subsidiary of Nomura Securities International, Inc., through a debt purchase transaction. The $122.58 million loan, secured by certain real estate, provides the Shurgard REIT with funds for seven years at a fixed rate equal to 8.28% and requires monthly payments of interest only until maturity. The following table summarizes the uses of proceeds from this loan:


          Repayment of Consolidation debt...............  $104,600,000
          Repayment of other debt.......................    14,156,000
          Loan fees and closing costs...................     2,371,000
          Net proceeds..................................     1,453,000
                                                          ------------
                Loan proceeds...........................  $122,580,000
                                                          ------------
                                                          ------------


In connection with this transaction, the Shurgard REIT incurred a $1.2 million loss on early retirement of debt due to the write off of unamortized loan fees. The refinancing provides the Shurgard REIT with stabilized debt service costs and greater flexibility for future growth.

    Additionally, in August 1994, the Shurgard REIT executed a commitment letter with a financial services company to provide a second $50 million two-year revolving credit facility. This credit facility, which closed in December 1994, is secured by real estate, bears interest at LIBOR plus 175 basis points, and requires a draw fee equal to 25 basis points of the amount drawn. The commitment fee for the original two-year revolving period is 100 basis points of the commitment amount.

    On September 1, 1994, the Shurgard REIT purchased 20 storage centers from an unaffiliated storage operator based in Raleigh, North Carolina for an aggregate purchase price of $34 million. These centers were financed with $30 million from the Company's credit facility, a $1 million note to the seller and $3 million in cash. The new properties acquired by the Shurgard REIT were 98% occupied with average rent per square foot of $7.34 as of June 30, 1994. The average age of these properties is 7.6 years. Selected information regarding the newly acquired centers is as follows:

                                              NO. OF  NO. OF   SQUARE
          METROPOLITAN AREA                   STORES  UNITS     FEET
          ----------------------------------  ------  ------   -------
          Washington, D.C...................      7    2,399   252,807
          Raleigh, NC.......................      5    1,567   195,130
          Richmond, VA......................      3      926   105,225
          Virginia Beach, VA................      4    1,196   147,550
          Charlottesville, VA...............      1      300    31,600
                                              ------  ------   -------
                                                 20    6,388   732,312
                                              ------  ------   -------
                                              ------  ------   -------

    In connection with this purchase, the Shurgard REIT borrowed $30 million on its $50 million two-year revolving credit facility. This credit facility is secured by real estate and interest is payable monthly at 7.33% for the first six months, and thereafter at either the bank's prime rate or LIBOR plus 200 basis points (at the Shurgard REIT's option). The commitment fee for the original two-year revolving period was 75 basis points of the commitment amount and, upon the expiration of such period, for an additional fee of 37.5 basis points of the amount outstanding, the Shurgard REIT may extend any outstanding balance for a one-year term. The Shurgard REIT's total debt at September 30, 1994 was $155.1 million, of which $122.6 million was at a fixed rate, with an weighted average interest rate of 8.1%.

    During July 1994, the Shurgard REIT entered into a joint venture with a partnership managed by Freeman Management Corporation, a storage operator and developer, to develop a property in Nashville, Tennessee. The Shurgard REIT owns a 67% interest in this project, which will initially have 59,700 net rentable square feet and is expected to be completed in early 1995. The Shurgard REIT's investment in this project, which was funded from operating cash flow, is $600,000. The Shurgard REIT has guaranteed repayment of $833,500 of the joint venture's construction loan.

    During November 1994, the Shurgard REIT entered into a second joint venture with a partnership managed by Freeman Management Corporation to develop another property in Nashville, Tennessee. The Shurgard REIT owns a 50% interest in this project, which will initially have 67,700 net rentable square feet and is expected to be completed in early 1995. The Shurgard REIT's investment in this project, which was funded from operating cash flow, is $640,000. The Shurgard REIT has guaranteed repayment of $1,110,700 of the joint venture's construction loan.

    In January 1995, the Company entered into a third joint venture with a partnership managed by the same developer to develop a third property in Nashville, Tennessee. The Company will have a 91.2% interest in this project, which will initially have 55,000 net rentable square feet and is expected to be complete in late 1995. The Company's investment in this project, which is expected to be funded from operating cash flow, will be $2,500,000.

    In October 1994, the Shurgard REIT entered into a commitment to invest up to $3 million in Benelux SCS, a Belgian societe en commandite simple (an entity similar to a limited partnership) that will own and operate self-storage facilities in the Benelux region of Europe. The Shurgard REIT has acquired interests in Benelux SCS similar to that of general and limited partnership interests. Through its entitlement to a majority of the seats on the board, the Shurgard REIT currently has authority to direct the business affairs of Benelux SCS. Its percentage interest in economic benefits from this partnership will be determined based on its percentage of total contributed capital. As of the date of this Proxy Statement/Prospectus, the Shurgard REIT has contributed approximately $1.25 million in exchange for approximately 58% of the total interests in Benelux SCS. The funding for this investment was obtained from the Shurgard REIT's cash flow from operations.

    As of December 14, 1994, the Shurgard REIT has paid $12 million and committed an additional $1 million for investment in two 10-year participating mortgage loans that are nonrecourse to the borrower and are secured by real estate, including four storage centers and office/warehouse space located in the Washington, D.C. metropolitan area. The four storage centers have in aggregate 207,000 square feet of rentable space in 1,917 units. They currently average 88% occupancy and $10.13 annual rent per square foot. The warehouse/office space totals 28,340 square feet, is fully occupied and provides rent of $21,000 monthly. All four centers have been managed by the Management Company for 1.5 years and, under the loan agreement, will continue to be managed by the Management Company. The Shurgard REIT will receive interest at 8% per annum plus 50% of both operating cash flow and distributions from the sale of real property. The Shurgard REIT has options to purchase the properties at established prices, generally exercisable in five years and extending until maturity of the loans. The Shurgard REIT funded this investment through a $12 million draw on its revolving credit facility.

    The Shurgard REIT anticipates that cash flow from operating activities will continue to provide adequate capital for debt service payments until maturity as well as for dividend payments in accordance with REIT requirements. The Shurgard REIT anticipates refinancing outstanding debt upon maturity through debt or equity or some combination thereof. Cash provided by operating activities for the seven months of operations was $21.8 million. Working capital reserves at December 31, 1994 were $5.7 million and dividends declared by the Shurgard REIT through December 1, 1994 total $1.02 per share.

    RESULTS OF OPERATIONS -- MARCH 1, 1994 (BEGINNING OF OPERATIONS) THROUGH SEPTEMBER 30, 1994. The Shurgard REIT operates a professionally managed real estate portfolio consisting primarily of self-storage properties that provide month-to-month leases for business and personal use. Income before extraordinary item for the period was $13.8 million, or $0.81 per share, reflecting seven months of consolidated operations for 139 storage centers and two business parks, and one month of operations for the 20 newly purchased storage properties in the following states:

                           PERCENTAGE OF PORTFOLIO   SEPTEMBER 30, 1994-TO-DATE
                           BASED ON ORIGINAL COST       ANNUALIZED PROPERTY
                            AT SEPTEMBER 30, 1994           PERFORMANCE
                           -----------------------   --------------------------
California...............            15.2%                      11.1%
Florida..................             5.8%                      10.7%
New York.................             5.4%                      12.4%
Texas....................            14.6%                      10.9%
Virginia.................             9.0%                      11.7%
Washington...............            20.2%                      11.6%
Other....................            29.8%                      12.5%
                                    -----
    Total................           100.0%
                                    -----
                                    -----

    The table above provides measures of geographic diversity and earnings as a percentage of historical cost. Performance measures are annualized to allow comparisons between periods and to equivalent competitor information. The annualized property performance percentages are determined by dividing the annualized property level net operating income (rental revenue less operating expenses, real estate taxes and management fees) for the seven months ended September 30, 1994 by the original acquisition cost. This performance is not necessarily indicative of what the actual property performance percentages for the full year will be. Net operating income is not reduced by depreciation or certain general and administrative expenses; had it been, the percentages would be lower. This performance measure should not be construed as a yield or return on investment.

    PRO FORMA RESULTS OF OPERATIONS. As the Shurgard REIT did not begin operating the properties until March 1, 1994, management believes that the pro forma information presented is necessary to provide more meaningful comparative information for the nine months ended September 30, 1994. The pro forma statements provided compare the operating results of the combined 17 partnerships for the nine months ended September 30, 1993 and the pro forma results of operations of the Shurgard REIT for the nine months ended September 30, 1994 as if the Consolidation had occurred on January 1, 1994.

    In connection with the Consolidation, certain of the partners, representing the equivalent of 3.5 million shares of Shurgard Class A Common Stock, elected to take cash and liquidate their investment. The Shurgard REIT borrowed the $67 million required for these cash payments and the corresponding interest expense is reflected in the 1994 earnings. Interest on the $67 million for the nine months ended September 30, 1994 is approximately $4.2 million. Additionally, as a result of the Consolidation, the majority of the debt held by the partnerships, including short-term debt at relatively low interest rates, had to be refinanced at a slightly higher rate (8.28%). This increase in interest expense is the primary reason for the difference in both expense and earnings for the nine months ended September 30, 1994 compared to the combined partnership earnings for the same period in 1993.

    Rental revenues increased 7.5% to $58 million for the nine months ended September 30, 1994, primarily due to rental rate increases. Rental rates for the original portfolio increased by 4.6% to $8.16 per square foot for the nine months ended September 30, 1994 compared to $7.80 per square foot for the same period in 1993. Occupancy rates rose from 87% for the nine months ended September 30, 1993 to 89% for the nine months ended September 30, 1994.
Operating expenses rose 6%, reflecting moderate increases in various expenses, including utilities, repair and maintenance expense, as well as revenue-based bonuses for on-site personnel. Management fees decreased because the partnership's contracts contained provisions for incentive management fees which were being paid in addition to the 6% of revenues for two of the partnerships; no such provision exists in the Shurgard REIT's management contract. Depreciation decreased because the original cost of the storage centers to the

Shurgard REIT was lower than the original cost to the partnerships. General and administrative expenses rose as a result of certain new expenses not previously incurred by the partnerships, including franchise taxes and directors' and officers' insurance, as well as expenses relating to the Shurgard REIT's expansion efforts.

    Based on current operating performance, the 20 properties acquired on September 1, 1994 are expected to add approximately $460,000 annually to consolidated net income, $5.8 million to revenues and $5.3 million to expenses. Pro forma adjusted net income was not presented due to the immaterial nature of the transaction.

           POLICIES REGARDING INVESTMENT AND CERTAIN OTHER ACTIVITIES

    Set forth below is a summary of certain of the Shurgard REIT's policies with respect to investment, financing, conflicts of interest transactions and certain other activities. The policies with respect to these activities have been determined by the Shurgard REIT Board. As described below, a number of these policies are contained in the By-Laws, and may not be amended, repealed or modified, or inconsistent provisions adopted with respect thereto, without an affirmative vote of shareholders holding the majority of the outstanding shares entitled to vote. The Shurgard REIT Board may amend or repeal those policies that are not contained in the By-Laws without shareholder approval if it determines in the future that such change is in the best interests of the Shurgard REIT and its shareholders.

ACQUISITION, DEVELOPMENT AND INVESTMENT POLICIES

    ACQUISITIONS. Subject to specific restrictions in its By-Laws, the Shurgard REIT may acquire investments in such manner, through such means, and upon such terms and conditions as may be determined by the Shurgard REIT Board. Such investments may include, but are not limited to, direct investments by the Shurgard REIT in real estate interests, as well as investments in corporations, business trusts, general partnerships, limited partnerships, joint ventures or other legal entities owning or holding real estate investments that could have been made by the Shurgard REIT. The Shurgard REIT intends to structure these investments to permit the Shurgard REIT to qualify as a REIT under the Code. The timing and extent of such investments will depend on various factors such as the Shurgard REIT's capitalization, availability of attractive investments, expected investment returns and other similar economic factors generally considered when making real estate investments.

    PROPERTY DEVELOPMENT. The Shurgard REIT may acquire unimproved property for development, or existing improvements for conversion, into self-storage facilities. To the extent that such acquisitions are made, the Shurgard REIT will be subject to the development and leasing risks associated with constructing and developing new facilities. See "RISK FACTORS -- General Real Estate Investment Risks and Self-Storage Industry Risks -- Risks of Real Estate Development." It has been the Management Company's experience that a self-storage facility must be approximately 35% to 40% occupied (on the basis of square footage of cubicle storage space) in order for gross receipts from operations to equal or exceed normal operating expenses (exclusive of debt service payments associated with the property). Given the anticipated lease-up timeframe, the Shurgard REIT will not normally expect a developed facility to generate positive cash flow for distribution, or for payment of the Shurgard REIT's debt service, during the first six months after the acquisition of a property for development. As a general rule, the Shurgard REIT plans to acquire and develop facilities primarily in the markets that the Shurgard REIT already operates in.

    MORTGAGE LOANS. Since the Shurgard REIT operates primarily as an equity REIT (i.e., substantially all of the Shurgard REIT's assets will consist of equity investments, direct or indirect, in real estate assets, not in debt investments), the Shurgard REIT does not, generally speaking, intend to utilize material amounts of its available capital to acquire mortgage loans. Under its By-Laws, the Shurgard REIT is, however, authorized to invest up to 25% of its total assets in mortgage loans secured by real estate of a type in which the Shurgard REIT is authorized to invest. Such investments must also satisfy certain other restrictions set forth in the By-Laws, including, among others, the requirements that the aggregate amount of the mortgage loan and all senior indebtedness secured by the property not exceed 90% of the appraised or Board-determined value of the property and that the aggregate value of mortgage loans junior to other secured indebtedness does not exceed 10% of the Shurgard REIT's total assets. The Shurgard REIT recently committed approximately $13 million in mortgage loans. See "SHURGARD STORAGE CENTERS, INC. -- Business -- Recent Developments."

    Consistent with these guidelines, the Shurgard REIT may, on occasion, loan funds to third parties to construct self-storage facilities or office and business parks. At the time such mortgage loans are made, the Shurgard REIT may contract to purchase the property upon completion of development or after certain other conditions, such as minimum net income levels, have been achieved.

    EQUITY INVESTMENTS AND JOINT VENTURES. As a general rule, the Shurgard REIT invests directly in real estate by obtaining the deed to the property. There may, however, be situations where the Shurgard REIT Board considers it preferable for the Shurgard REIT to invest in real estate by acquiring an equity interest in a separate legal entity, such as a partnership, limited partnership, joint venture, another REIT or trust, that in turn has an equitable interest in or legal title to real estate. The By-Laws place certain restrictions upon the Shurgard REIT's right to invest in general partnerships, joint ventures, associations, trusts, limited partnerships or other legal entities. Such investments may not be made if they would jeopardize the qualification of the Shurgard REIT as a REIT under the Code or result in the Shurgard REIT's becoming an investment company (within the meaning of the Investment Company Act of 1940, as amended). Prior to making any such investment, the Shurgard REIT Board must determine that its terms and conditions are fair to the Shurgard REIT and that the principal purpose of the joint enterprise is to invest in properties that would constitute appropriate investments for the Shurgard REIT, or to render ancillary services in connection with such real estate investments. Though there is no policy requiring the Shurgard REIT to exercise control of joint enterprises, the Shurgard REIT Board may determine that such control is in the best interests of the Shurgard REIT under the circumstances. The Shurgard REIT has recently entered into two joint ventures to develop self-storage facilities in the Nashville area and recently invested in Benelux SCS. See "SHURGARD STORAGE CENTERS, INC. -- Business -- Recent Developments."

    NONSTORAGE FACILITY INVESTMENTS. Although the Shurgard REIT's primary investment objectives are to acquire and develop income-producing self-storage facilities and office and business parks with property level cash flow growth potential, it is allowed to invest in commercial real estate other than self-storage facilities or office and business parks if such investments are specifically approved by the Shurgard REIT Board after certain determinations have been made. This authority is intended to afford the Shurgard REIT Board flexibility in selecting appropriate investments for the Shurgard REIT and adjusting to changes in the marketplace, without requiring amendments to the By-Laws and shareholder approval. No such investments will be made unless the Shurgard REIT Board makes the following determinations as to the proposed investment: (i) the acquisition and holding of the investment would not jeopardize, or in the future be likely to jeopardize, the qualification of the Shurgard REIT as a REIT under the Code; (ii) the Shurgard REIT's management has the experience and expertise necessary for effective management of the investment or has contracted or will contract, on behalf of the Shurgard REIT, with a third party having such experience and expertise; and (iii) the investment constitutes a prudent and reasonable investment by the Shurgard REIT and is being made for the purpose of (a) maximizing the value of property acquired by the Shurgard REIT, a portion of which is being used as or was acquired for the purpose of a self-storage facility or office and business park, or (b) diversifying the Shurgard REIT's portfolio to protect the value of its assets and to hedge against the risk of having the Shurgard REIT's assets concentrated in self-storage facilities and office and business parks. Since the Consolidation, the Shurgard REIT has not made, and has no present plans to make, any such investments.

    TEMPORARY INVESTMENTS. Before investing or reinvesting its funds in properties or other suitable investments, the Shurgard REIT may invest available funds (as well as its reserves) in the following temporary investments: United States Government securities, bankers' acceptances, certificates of deposit, bank repurchase agreements covering securities of the United States Government or governmental agencies, commercial paper rated A-1 or better by Moody's Investors Services, Inc. or any other nationally recognized rating agency, interest-bearing time deposits in banks and thrift institutions, money market funds, mortgage-backed securities issued or guaranteed by the United States Government or its agencies, debt securities or equity securities collateralized by debt securities rated A-1 or better by Moody's Investors Services, Inc. or any other nationally recognized rating agency, other short- or medium-term liquid investments or hybrid debt/equity securities approved by the Shurgard REIT Board or any combination of these investments. As of December 1, 1994, the Shurgard REIT had invested $9.7 million in such temporary investments.

    OTHER INVESTMENT  RESTRICTIONS.    In addition  to  the  various  investment
restrictions   discussed  elsewhere  in  this  Proxy  Statement/Prospectus,  the
Shurgard REIT may not:

        (i) invest more than 10% of its Total Assets (as defined below) in unimproved real property or mortgage loans secured by unimproved real property (generally speaking, unimproved real property is defined as property for which no significant development activity is planned within one year of acquisition);

        (ii) invest in foreign currency, bullion, commodities or commodity future contracts;

       (iii) invest in contracts for the sale of real estate;

       (iv) engage in underwriting or the agency distribution of securities issued by others;

        (v) issue "redeemable securities" (as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended), "face amount certificates of the installment type" (as defined in Section 2(a)(15) thereof) or "periodic payment plan certificates" (as defined in Section 2(a)(27) thereof (I.E., securities of the type that might cause the Shurgard REIT to be regarded as an investment company under the Investment Company Act of 1940, as amended));

       (vi) issue options, warrants or similar evidences of a right to  purchase
    the   Shurgard  REIT's   securities  except  in   accordance  with  specific
    requirements set forth in the By-Laws;

       (vii) engage in short sales or borrow, on an unsecured basis, if such borrowing will result in asset coverage of less than 300%;

      (viii) engage in trading activities in securities, as compared with investment activities; or

       (ix) acquire securities in any company holding investments or engaging in activities prohibited by paragraphs (i) through (iv), (vi) and (viii) above.

FINANCING AND RESERVE POLICIES

    INDEBTEDNESS RESTRICTIONS. Subject to the following restrictions, the Shurgard REIT may, at any time, at the discretion of the Shurgard REIT Board, borrow funds, on a secured or unsecured basis, and in connection therewith execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations (which may be convertible into shares or other equity interests or be issued together with warrants to acquire shares or other equity interest). Under the By-Laws, the Shurgard REIT may not incur debt if after giving effect to such borrowing, the Shurgard REIT's Indebtedness (as defined below) would exceed 50% of its total assets or 300% of its adjusted net worth. The ceiling imposed upon the Shurgard REIT's Indebtedness does not prohibit the Shurgard REIT from incurring Indebtedness as necessary to refinance Indebtedness previously obtained by the Shurgard REIT, which was permissible at the time such Indebtedness was obtained, and to make distributions to shareholders to preserve the eligibility of the Shurgard REIT as a REIT under the Code. The restriction on the Shurgard REIT's authorization to borrow funds is to be applied at the time the borrowing is obtained by the Shurgard REIT. Any borrowing by the Shurgard REIT permitted at such time does not become unauthorized, or constitute a violation of the By-Laws, even if, subsequent to the Shurgard REIT's borrowing such funds, the Shurgard REIT's Indebtedness exceeds the applicable limitation, whether or not such excess is due, in part, to any accrued but unpaid interest, late fees or penalties, finance charges or other amounts due with respect to the Shurgard REIT's new borrowing or previous borrowings. As of September 30, 1994, the Shurgard REIT's Indebtedness was 32% of its Total Assets.

    "Indebtedness" means all amounts due on financial obligations of the Shurgard REIT evidencing its obligations to repay funds borrowed to finance its business and affairs. "Indebtedness" includes all forms of borrowing, excludes other liabilities of the Shurgard REIT such as accounts payable, lease obligations (including leases required to be capitalized in accordance with generally accepted accounting principles), liabilities or claims against the Shurgard REIT arising from contract disputes or torts (except to the extent that such liabilities and claims are with respect to contracts for the payment of money) or the liabilities of other issuers in which the Shurgard REIT might have invested. "Indebtedness" includes amounts borrowed by any of the Shurgard REIT's wholly owned subsidiaries.

    "Total Assets" means, as of the date the amount is to be determined, the greater of (i) the Shurgard REIT's total assets computed in accordance with generally accepted accounting principles, consistently applied (and which would be reflected on the Shurgard REIT's balance sheet if such balance sheet were prepared as of such date), plus all accumulated depreciation and amortization as of such date, and (ii) the fair market value of the Shurgard REIT's assets determined in accordance with guidelines established by the Shurgard REIT Board, consistently applied. In the event the Shurgard REIT Board believes the fair market value of the Shurgard REIT's assets exceeds their book value plus accumulated depreciation and amortization, the Shurgard REIT may implement procedures to ascertain the fair market value of the assets. There is no requirement that these valuations be established through appraisals from third parties, or be computed in accordance with any particular set of guidelines, but only that the same valuation procedures be applied on a consistent basis over time. The Shurgard REIT Board may, however, change such valuation procedures for convenience or for such other purposes as it deems appropriate, as long as such changes in the valuation procedures would not, if applied retrospectively, have prohibited the Shurgard REIT from borrowing funds at any time that funds were borrowed by the Shurgard REIT.

    Funds borrowed by the Shurgard REIT may be used, as directed by the Shurgard REIT Board, to make investments, pay dividends or ensure the Shurgard REIT's continuing eligibility to qualify as a REIT, pay operating or other expenses, refinance the Shurgard REIT's other obligations, and cover other expenses and costs incurred by the Shurgard REIT or for other purposes deemed appropriate by the Shurgard REIT Board. Such funds may be borrowed from institutional lenders, banks, savings and loan institutions or other sources of capital.

    Furthermore, to the extent the Shurgard REIT must pledge all or a portion of the assets to secure borrowings, the Shurgard REIT may be required by lenders to transfer such assets to one or more corporate subsidiaries created and wholly owned by it. The subsidiaries' purpose is to segregate and shield the properties securing the particular borrowings from the Shurgard REIT's other creditors and restrict the Shurgard REIT's use of related cash flow from the properties other than for the repayment of the related borrowings. The Shurgard REIT intends that such subsidiaries, if created, will qualify as "qualified REIT subsidiaries," as that term is defined in the Code, and their existence should not adversely affect the Shurgard REIT's qualification as a REIT. See "FEDERAL INCOME TAX CONSEQUENCES -- Tax Consequences to Management Company Shareholders Receiving Shurgard Class A Common Stock -- Nature of Assets."

    RESERVES. The Shurgard REIT has specific reserve requirements as to capital expenditures, taxes and insurance for certain properties that secure debt. In addition, the Shurgard REIT regularly evaluates and establishes working capital reserves as it deems appropriate to meet normal contingencies in connection with the operation of its business and investments. In the event that reserves established by the Shurgard REIT are not sufficient to cover operating expenses or unanticipated liabilities and claims, the Shurgard REIT may attempt to borrow funds or liquidate assets. There can be no assurance that the Shurgard REIT will be able to borrow such funds or liquidate investments on terms favorable to the Shurgard REIT. Funds held in working capital reserves may be invested as discussed under "-- Temporary Investments."

CONFLICT OF INTEREST POLICIES

    Except as specifically provided in the By-Laws, the Shurgard REIT may not engage in a transaction with any director, officer, shareholder owning or controlling 10% or more of the Shurgard REIT's outstanding voting securities, its advisor and/or any affiliate of the foregoing (collectively, the "interested parties"). As to proposed transactions between the Shurgard REIT and any of the interested parties, the following apply:

        (i) The Shurgard REIT may not purchase property from any of the interested parties unless after the disclosure to the Shurgard REIT Board of the interested party's interest in the proposed transaction, a majority of the directors not otherwise interested in such transaction (including a majority of the independent directors) determines in good faith that the property is being offered to the Shurgard REIT upon terms fair and reasonable to the Shurgard REIT and at a price no greater than the cost of such asset to the interested party.

        (ii) The Shurgard REIT may not sell any property to its advisor, a director or any affiliate thereof.

       (iii) The Shurgard REIT may not make loans to, or borrow funds from, any of the interested parties unless, after disclosure to the Shurgard REIT Board of the interested party's interest in the proposed transaction, a majority of directors not otherwise interested in such transaction (including a majority of the independent directors) approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Shurgard REIT than loans between unaffiliated lenders and borrowers under the same circumstances.

       (iv) The Shurgard REIT may not enter into any other transaction with an interested party unless:

           (a) the terms and conditions of such transaction have been disclosed to the Shurgard REIT Board in advance and approved by a majority of the directors not otherwise interested in the matter (including a majority of independent directors) (the disclosure required by this paragraph to be in writing and to describe all material terms and conditions of the proposed transaction) and

           (b) such directors in approving the transaction have in good faith determined that the transaction is fair, reasonable to and no less favorable to the Shurgard REIT than transactions available from unaffiliated third parties.

       The determinations required of the Shurgard REIT Board must be set forth in writing, together with such explanation as the directors deem necessary or advisable, and must be filed with the Shurgard REIT's books and records.

POLICY WITH RESPECT TO DIVIDENDS AND CERTAIN OTHER ACTIVITIES

    DIVIDEND POLICY. Dividends will be paid to shareholders from time to time when declared by the Shurgard REIT Board, in accordance with the following policies. The Shurgard REIT intends to distribute to shareholders each year at least 95% of its "REIT Taxable Income" so that the Shurgard REIT will be eligible for tax treatment as a REIT. Generally speaking, "REIT Taxable Income" includes taxable income from operations (including depreciation deductions), but excludes gains from the sale or refinancing of properties and deductions for dividends paid. The Shurgard REIT may, in addition, distribute cash flow sheltered by depreciation deductions if such amounts are not needed for working capital reserves, debt payments and capital improvements and replacements. In 1995, the Shurgard REIT will make distributions in excess of its REIT Taxable Income to eliminate any accumulated earnings and profits acquired from the Management Company in the Merger. See "FEDERAL INCOME TAX CONSEQUENCES -- Consequences of the Merger on the Shurgard

REIT's Qualification as a REIT -- Distributions of Accumulated Earnings and Profits Attributable to Non-REIT Years." The Shurgard REIT does not intend to distribute net cash receipts from sales or refinancings of assets, but to retain such funds to make new investments or for other corporate purposes.

    The Shurgard REIT is required to distribute its REIT Taxable Income without regard for, or reduction of, principal payments made on account of the Shurgard REIT's Indebtedness because principal payments do not reduce the Shurgard REIT's Taxable Income. To the extent the Shurgard REIT is obligated to make substantial principal payments in any year, such payments might make it difficult or impossible for the Shurgard REIT to satisfy its obligation of distributing 95% of its REIT Taxable Income.

    ANCILLARY SERVICES. While rental income from leased space constitutes the primary source of revenues from the properties owned by the Shurgard REIT, additional revenues are received from incidental services and products available at the properties for tenants and others (the "Ancillary Services"). Currently, approximately 50% of the properties owned by the Shurgard REIT receive revenues through truck rental operations conducted at the properties and lock and box sales to tenants and others. While revenues from Ancillary Services constitute Nonqualifying Income (I.E., income other than generally rents, dividends, interest or gains from the sale of real property) that, together with other sources of Nonqualifying Income, may not exceed 5% of the Shurgard REIT's gross revenues without jeopardizing the Shurgard REIT's qualification as a REIT, the Shurgard REIT believes that revenues from such Ancillary Services are an integral part of its properties' operation. See "FEDERAL INCOME TAX CONSEQUENCES
- -- Consequences of the Merger on the Shurgard REIT's Qualification as a REIT -- Nonqualifying Income." As a result, the Shurgard REIT may offer a number of Ancillary Services directly, but only if the provision of Ancillary Services does not, in the Shurgard REIT Board's judgment, jeopardize the Shurgard REIT's eligibility for tax treatment as a REIT under the Code.

    ISSUANCE AND REPURCHASE OF SECURITIES. The Shurgard REIT Board is authorized to issue up to 40,000,000 shares of Preferred Stock. No such shares have been issued, and the Shurgard REIT Board does not presently contemplate the issuance of any Preferred Stock, except such as may be issued in accordance with the Shurgard REIT's shareholder rights plan. The Shurgard REIT may issue securities in exchange for property or repurchase or otherwise reacquire its capital stock. In particular, the Certificate of Incorporation allows the repurchase of "Excess Stock." Since its incorporation, however, the Shurgard REIT has not engaged in these activities and has no current plans to do so. See "DESCRIPTION OF SHURGARD REIT CAPITAL STOCK."

    AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS. The Shurgard REIT's Certificate of Incorporation may be amended as provided by the DGCL upon the affirmative vote of more than 50% of the total shares entitled to vote. Generally, a majority of the directors may amend the By-Laws without the vote or consent of the shareholders of the Shurgard REIT. The shareholders of the Shurgard REIT may propose and adopt amendments to the By-Laws by a majority vote of the shareholders.

    ANNUAL REPORT. The Shurgard REIT Board is required to cause to be sent to the Shurgard REIT's shareholders an annual report that contains financial statements prepared in accordance with generally accepted accounting principles and reported on by independent certified public accountants. The report must disclose the ratio of the costs of raising capital to the capital raised, the aggregate fees paid to the advisor and its affiliates, and all material terms, factors and circumstances surrounding any and all transactions involving the Shurgard REIT and its directors, advisors and the affiliates thereof for the previous fiscal year.

                             SHURGARD INCORPORATED

    The Management Company is a fully integrated real estate operating company, with in-house expertise covering all aspects of the self-storage industry, including real estate acquisition, development and disposition, project design and consulting, full-service property management capabilities, marketing, property finance and disposition, personnel management, legal, accounting and finance. As of December 31, 1994, the Management Company employed, directly or through affiliated owners, 619 employees. It is one of the largest self-storage operators in the United States. The Management Company was incorporated as a Washington corporation in 1972 by Charles K. Barbo and Donald B. Daniels to sponsor and operate real estate investments. To finance these investments, the Management Company organized a series of investment partnerships, in the form of limited partnerships, joint ventures and general partnerships, that were separately funded through partnership contributions to acquire and/or develop single assets or pools of assets, and provided for the management of these assets by the Management Company. The Management Company rendered to each of these entities a variety of services relating to the acquisition, development and management of the assets. On occasion, the Management Company has also contracted with third parties to manage their properties.

    Since its formation, the Management Company has been involved in the organization of 20 public partnerships, which have raised approximately $600 million from 80,600 investors. All of these partnerships had the similar investment objective of investing in the ownership and operation of self-storage facilities. They differed from the objectives of the Shurgard REIT to the extent that the partnerships passed through profits and losses to the partners, and were intended to dispose of the properties before the end of the finite life of the partnership. The REIT, by contrast, is a perpetual life entity, and has different tax characteristics than limited partnerships. Of the 20 public partnerships, 17 were consolidated to form the Shurgard REIT. The three remaining public partnerships are making current distributions to their limited partners and have not yet reached the time frame originally projected for disposition. As of December 1, 1994, the Management Company had under management 245 self-storage facilities with approximately 15.6 million net rentable square feet and three office and business parks with approximately 220,000 net rentable square feet. These properties are located in 20 states. Of these, 161 properties (representing 65% of all properties managed) are owned by the Shurgard REIT, 69 properties (representing 28%) are owned by entities affiliated with the Management Company and 18 properties (representing 7%) are managed by the Management Company under third-party management contracts for unaffiliated owners. The Management Company maintains its corporate headquarters in Seattle, Washington, and has offices in the Atlanta, Dallas, Phoenix and Seattle metropolitan areas.

    Over the years, the Management Company has developed and refined operational systems and procedures to enhance the value of the real estate investments under its management. The Management Company maintains extensive market research on its primary markets that permits it to track occupancy levels, rental rates and other relevant operational information regarding self-storage facilities within the market, monitor the number of new projects and identify investments for potential acquisition. Through its involvement in the development of facilities for sponsored programs, the Management Company has obtained substantial design, engineering and architectural experience and, while actual construction and design services are performed by outside architects and engineers, the Management Company supervises and oversees property development through its in-house technical staff. The Management Company has implemented various employee-incentive programs and a quality-control system to maximize property performance. Detailed monthly financial reports are prepared for each of the properties managed by the Management Company to permit monitoring of property performance, identify operational concerns, track the success of quality control and incentive programs and assess employee performance. The Management Company sends periodic reports (usually quarterly) to investors to apprise them of their investments' performance.

MANAGEMENT SERVICES

    GENERAL. As a result of the Merger, the Shurgard REIT will become responsible for the day-to-day management of its own properties and will become the property manager of certain other properties owned by affiliates of the Management Company and by third parties which have contracted with the Management Company to provide property management services. The Shurgard REIT will succeed to all of the Management Company's rights under the management and related agreements with these other entities (collectively, the "Management Agreements"). As of December 1, 1994, the Management Company managed 87 self-storage facilities for owners other than the Shurgard REIT. Income received by the Shurgard REIT for providing these services to third parties will be Nonqualifying Income. See "FEDERAL INCOME TAX CONSEQUENCES -- Consequences of the Merger on the Shurgard REIT's Qualification as a REIT -- Nonqualifying Income."

    Set forth below is a table that summarizes the properties currently managed by the Management Company, as well as the compensation received by the Management Company with respect to its management services, which (subject to obtaining any necessary consents) will accrue to the Shurgard REIT as the Management Company's successor. The Management Agreements generally have relatively short terms, with automatic one-year renewals unless 60 days' notice of nonrenewal is given by the owner or the Shurgard REIT. In addition, the Management Agreements may generally be terminated by the owner upon 60 days' written notice to the Shurgard REIT, with or without cause. The Shurgard REIT may likewise terminate the Management Agreement, with or without cause, upon 60 days' written notice. However, in some cases the Shurgard REIT's right to terminate the Management Agreement will be restricted for the term of the Management Agreement or a specified shorter period of time, during which termination is only permitted if the owner has defaulted in performing its obligations or upon the bankruptcy of the owner or the Shurgard REIT or other similar events evidencing an inability to pay obligations as they become due.

    The table does not include amounts received by the Management Company for distributions due to ownership interests in certain partnerships, or amounts reimbursed to the Management Company. Except as otherwise indicated, the property management and other fees paid to the Management Company consist of a standard management fee of 6% of gross revenues from self-storage operations and 5% of gross revenues from office and business parks (the "Standard Management Fee") and a standard advertising fee of $75 per property per month (the "Standard Advertising Fee"). The Standard Management Fee is reduced to 3% with respect to rental units for which leasing services are performed by a party other than the Management Company, but such 3% fee is in addition to the fees payable to such other party for leasing services. In addition to the Standard Advertising Fee, the property owner pays for the actual cost of all advertising materials, time and space provided to the owner by the Management Company.

                                                                         PROPERTY MANAGEMENT AND
                                                                          OTHER FEES PAID TO THE
                                                                            MANAGEMENT COMPANY
                                                                       ----------------------------
                                                        AGGREGATE                      NINE MONTHS           EXCEPTIONS TO
                                                       NET RENTABLE     YEAR ENDED        ENDED       STANDARD MANAGEMENT FEE AND
                                          NUMBER OF   SQUARE FEET OF   DECEMBER 31,   SEPTEMBER 30,    STANDARD ADVERTISING FEE
PROPERTY OWNER                            PROPERTIES    PROPERTIES         1993           1994           (FOOTNOTE REFERENCES)
- ----------------------------------------  ---------   --------------   ------------   -------------   ---------------------------
Shurgard Storage Centers, Inc...........     161        10,583,000      $4,547,533     $3,633,165               1,2,3,4
Shurgard Incorporated...................       1            96,000           2,975         49,456                  4
IDS/Shurgard Income Growth
 Partners L.P...........................       8           498,000         243,700        192,017
IDS/Shurgard Income Growth
 Partners L.P. II.......................       8           499,000         224,301        180,813
IDS/Shurgard Income Growth
 Partners L.P. III......................      17         1,051,000         272,576        313,438
Shurgard Institutional Fund L.P.........       7           391,000         215,411        169,676
Shurgard Institutional Fund L.P. II.....       3           120,000          38,298        105,773                  5
Shurgard Evergreen Limited
 Partnership............................       7           442,000         197,825        205,152                  6
Shurgard Institutional Partners.........       3           190,000          96,161         70,314

                                                                         PROPERTY MANAGEMENT AND
                                                                          OTHER FEES PAID TO THE
                                                                            MANAGEMENT COMPANY
                                                                       ----------------------------
                                                        AGGREGATE                      NINE MONTHS           EXCEPTIONS TO
                                                       NET RENTABLE     YEAR ENDED        ENDED       STANDARD MANAGEMENT FEE AND
                                          NUMBER OF   SQUARE FEET OF   DECEMBER 31,   SEPTEMBER 30,    STANDARD ADVERTISING FEE
PROPERTY OWNER                            PROPERTIES    PROPERTIES         1993           1994           (FOOTNOTE REFERENCES)
- ----------------------------------------  ---------   --------------   ------------   -------------   ---------------------------
Shurgard/Canyon Park Self-Storage
 Limited Partnership....................       1            69,000          41,162         31,136                 2,7
B-D Mini-Storage of Billings............       1            66,000          18,998         13,269
B-D Mini-Storage of Flint West..........       1            48,000          15,426         12,591
B-D Mini-Storage of Puyallup............       1            28,000          13,321          9,205
Potomac Mini-Storage....................       4           207,000          80,867         87,545
Self-Service Storage Partners, L.P......      10           447,000         169,480        128,957                  8
Shurgard Limited Edition................       1            66,000          24,690         20,289
Shurgard Mini-Storage of Flint South....       1            44,000          12,833         10,592
Shurgard Mini-Storage of West
 Yakima.................................       1            60,000          15,194         10,838
Shurgard of Des Moines..................       1            58,000          21,689         17,300
Shurgard of Everett Mall................       1           100,000           9,905         17,794
Shurgard of Factoria....................       1           103,000          28,667         30,581
Shurgard of Fife........................       1            43,000          17,407         13,112
Shurgard of Gig Harbor..................       1            35,000          17,474         13,237
Shurgard of Greenspoint.................       1            40,000           9,193         14,129
Shurgard of Old Hickory.................       1            64,000               0          8,196                  9
Shurgard of South Hill..................       1            44,000          17,786         11,693                 10
Shurgard of Stanwood....................       1            43,000               0          6,892
Shurgard of Taylor......................       1            66,000          26,978         21,074
Shurgard of Twin Lakes..................       1            57,000          17,311         16,493
Shurgard of Woodhaven...................       1            50,000           7,576         11,445
                                             ---      --------------   ------------   -------------
    Total...............................     248        15,608,000      $6,404,737     $5,426,172
                                                      --------------   ------------   -------------
                                                      --------------   ------------   -------------

- ------------------------------
(1) The Management Company also receives an advisory fee equal to one-half of 1% of the value of new real estate related investments made by the Shurgard REIT subsequent to March 1, 1994. This fee will be discontinued upon the consummation of the Merger.
(2) The Shurgard REIT has a 90% interest in Capital Hill Partners, a Limited Partnership. This table includes 100% of this partnership's applicable fees.
(3) The Shurgard REIT has a 30% interest in Shurgard Joint Partners II. This partnership has four properties. The remaining interest is owned by a partnership affiliated with the Management Company. This table includes 100% of this partnership's applicable fees.
(4) The Standard Management Fee, Standard Advertising Fee and the advisory fee (with respect to the Shurgard REIT) will be eliminated upon the consummation of the Merger.
(5) The Management Company also receives a monthly asset management fee equal to .067% of the property value of the partnership's real estate investments computed at the end of each month.
(6) The Management Company also receives a quarterly asset management fee equal to $1,625 for each property owned by or invested in by the partnership, subject to a minimum of $12,500 per quarter.
(7) Shurgard Institutional Fund L.P. serves as the sole general partner of this limited partnership and, pursuant to the agreement of limited partnership, is entitled to approximately 85% of the partnership's cash distributions and tax allocations. The balance of the partnership's interests are owned by the sole limited partner, an entity not affiliated with the Management Company.
(8) The Management Company receives an asset management fee equal to 1% of gross monthly revenues of the partnership for performing certain administrative functions for the partnership.
(9) The Management Company does not receive the Standard Management Fee or the Standard Advertising Fee for this property. The Management Company receives 2% of gross revenues from operation of this self-storage facility under an affiliation agreement with the owner. This fee is comprised of 1% for licensing the use of the Shurgard name and 1% for providing certain accounting and administrative services.
(10) The Management Company is entitled to the Standard Management Fee of 6% of gross revenues from operation of the self-storage facilities, but has permitted 1% to be deferred.

    SCOPE OF SERVICES. Under the Management Agreements, the Shurgard REIT will be vested with general responsibility and authority for all aspects of property management, including, but not limited to, the establishment of operational policies, the leasing, marketing, advertising, maintenance and security of the properties, the supervision of construction, repairs and improvements and the employment and supervision of on-site personnel, contract services, consultants, contractors and other professionals. All costs and expenses of managing these assets will be borne by the relevant owner, except to the extent that certain items are not reimbursable.

    The Shurgard REIT will also be obligated to render certain administrative services with respect to the properties it manages, including, but not limited to, supervising the preparation of investor reports, handling investor inquiries, coordinating federal and state tax and securities filings, maintaining books and records, investing uncommitted funds, if any, and distributing available cash to investors and such entities. The Shurgard REIT's costs and expenses incurred in performing such services will be reimbursed. Such reimbursement is subject to review by independent certified public accountants and will be at the lower of actual cost or the amount the owner of the property would be required to pay to independent parties for comparable services in the same geographical location. No reimbursement will be made for services for which a separate fee is paid.

    The Shurgard REIT may delegate any or all of its powers under the Management Agreements to any third party so long as the Shurgard REIT remains responsible for supervising the performance of the duties and responsibilities so delegated and remains liable for such performance to the extent it would be liable if it had performed the delegated duties and responsibilities itself. Accordingly, the Shurgard REIT may perform such duties through its own employees or those of affiliates or may cause the relevant owner to hire its own employees. It is currently anticipated that the on-site personnel will be employees of the Shurgard REIT. To the extent the Shurgard REIT delegates, with the owner's consent, responsibility for leasing, re-leasing or other leasing related services to an independent contractor, the monthly management fee attributable to gross revenues from any space leased as a result of such services will be reduced to 3% of gross revenues of such leases.

    The Management Agreements generally give the Management Company the right to assign its management interest so long as the assignee assumes all of the Management Company's management obligations under the applicable agreement. To the extent a Management Agreement requires that the owner consent to the assignment, the Management Company and the Shurgard REIT will seek such consent.

    SHURGARD SERVICE MARK. In 1978, the Management Company registered the name "Shurgard" and related service marks with the U.S. Patent and Trademark Office to protect the exclusive use of such name and service marks in the United States. Subsequently, the Management Company registered the mark in several foreign jurisdictions. The Shurgard REIT's properties, as well as the other properties managed by the Management Company, are operated under the common name of "Shurgard" for the purpose of creating business goodwill and a recognizable symbol in the self-storage industry. Use of the service mark "Shurgard" by the Shurgard REIT and the owners of other properties managed by the Management Company is governed by the terms of the respective Management Agreements permitting the nonexclusive use of "Shurgard" and related trademarks and service marks for the rental and operation of the properties. Upon termination of the Management Agreements, the owners' right to use the service mark "Shurgard" terminates, and signs bearing the name "Shurgard" are to be removed at the owners' expense. In the event that a Management Agreement is terminated by the Management Company for reasons other than the owner's breach thereof, or the Management Company is terminated for cause, the owner has the right to the continued use of the name "Shurgard" until its properties are sold or otherwise disposed of. However, such rights may not be passed on to subsequent purchasers of the properties. The Management Company has attempted to operate its managed properties to enhance the goodwill associated with the name "Shurgard" and to have the name represent a commitment to quality, consistency and reliability in service. Through the Merger with the Management Company, the Shurgard REIT will acquire all of the Management Company's rights to the "Shurgard" service mark, subject to existing licenses covering Tennessee, Kentucky, portions of Florida, Belgium, the Netherlands and Luxembourg and the contractual right of a co-founder of the Management Company to use the Shurgard name with respect to six properties.

RELATIONSHIP WITH THE SHURGARD REIT

    The following sections describe those investment advisory services and property management services currently performed by the Management Company for the Shurgard REIT. These arrangements will terminate upon the Closing. The Management Company will not be entitled to any termination fee upon such termination in connection with the Merger.

    INVESTMENT ADVISORY SERVICES. The Shurgard REIT engages the Management Company to provide certain investment advisory services pursuant to the terms of an Advisory Agreement. The Management Company provides acquisition, development and disposition services to the Shurgard REIT with respect to real property and mortgage loans and performs the day-to-day administrative functions of the Shurgard REIT, including internal and external reporting, shareholder relations and supervision of stock registrar and transfer services. In consideration of its investment advisory services, the Management Company is paid an annual advisory fee equal to .5% of (i) the fair market value of properties acquired subsequent to the Consolidation, (ii) the original principal balance, plus accrued interest, of any mortgage loans made subsequent to the Consolidation, and (iii) the average daily balance of the Shurgard REIT's cash equivalent investments in excess of the amount of cash equivalent investments of the Shurgard REIT immediately subsequent to consummation of the Consolidation. The advisory fee is paid monthly, based on the annual operating budget approved by a majority of the Shurgard REIT's directors, and is adjusted within 110 days after the end of each fiscal year, with the unpaid balance of the fees, if any, paid promptly to the Management Company and, in the event of overpayments, the overage offset against the next estimated advisory fees payable to the Management Company. For purposes of computing the Management Company's annual advisory fee, during the initial term of the Advisory Agreement and the first four renewal terms, the "fair market value" of the properties acquired subsequent to the Consolidation will equal the purchase price paid by the Shurgard REIT for those properties. Within 90 days prior to the commencement of the fifth renewal term, and every two years thereafter, the Shurgard REIT will have the properties acquired by it subsequent to the Consolidation appraised, which appraised value will be used as the "fair market value" for purposes of computing the annual advisory fee. The Management Company would also receive an incentive advisory fee on the sale or refinancing of all property acquired subsequent to the Consolidation (the "Additional Properties") equal to 10% of, in the case of a sale, the excess of the sales price over the original purchase price of the property (reduced by any prior incentive advisory fee payments out of the net refinancing proceeds on such property) or, in the case of a refinancing, the net cash proceeds realized by the Shurgard REIT as a result of the refinancing.

    The Management Company's receipt of the annual and incentive advisory fees is subject to the limitation that the Shurgard REIT's annual total operating expenses may not exceed the greater of (i) 2% of the average invested assets of the Shurgard REIT for the year or (ii) 25% of the net income of the Shurgard REIT for such year. In the event the Shurgard REIT's expenses exceed such amount, the Management Company is required to remit to the Shurgard REIT that portion of its advisory fee necessary to eliminate the excess amount.

    The Advisory Agreement has a one-year term, but is automatically renewed for additional one-year terms unless the Shurgard REIT notifies the Management Company of its decision not to renew the Advisory Agreement at least 60 days prior to the expiration of the initial or renewal term. In addition, either the Shurgard REIT or the Management Company may terminate the Advisory Agreement without cause upon 60 days' notice to the other party. The Shurgard REIT may terminate the Advisory Agreement immediately if the Management Company commits an act of fraud, embezzlement or theft or any act intentionally against the interests of the Shurgard REIT that causes the Shurgard REIT material injury. Either party may terminate the Advisory Agreement immediately if the other party is found by a court to have breached the Advisory Agreement, has an involuntary bankruptcy petition filed against it or commences a voluntary bankruptcy proceeding. In the event the Shurgard REIT terminates the Advisory Agreement without cause or does not renew it, the Management Company will receive a termination fee equal to the annual advisory fee it received for the immediately preceding year. In addition, in the event the Advisory Agreement is terminated by the Shurgard REIT without cause, or the Shurgard REIT elects not to renew the term of the Advisory

Agreement for reasons other than cause, the Management Company may be entitled to incentive advisory fees, since the Advisory Agreement treats the termination as the liquidation of the Additional Properties. The Additional Properties are, at the time of the Management Company's termination, deemed to have been sold at a price equal to (i) their fair market value determined through an independent appraiser selected by the Shurgard REIT and the Management Company or (ii) in the event that such termination or expiration results from the merger, consolidation, acquisition or liquidation of the Shurgard REIT, in an amount equal to (a) the net aggregate consideration paid to the Shurgard REIT's shareholders upon such occurrence plus the aggregate liabilities, to the extent such liabilities are assumed by, or remain liabilities secured by assets transferred to, the acquiring or surviving entity, multiplied by (b) the cash flow from operations of the Additional Properties divided by the aggregate cash flow from operations of all of the Shurgard REIT's properties. No later than 60 days after the termination, the Shurgard REIT will pay the Management Company any incentive advisory fee resulting from the deemed liquidation of the Additional Properties. Upon termination or renewal of the Advisory Agreement, the Shurgard REIT must cease using the "Shurgard" name.

    PROPERTY MANAGEMENT SERVICES. The Shurgard REIT also engages the Management Company to manage the day-to-day operations of its properties pursuant to a Management Agreement that has an initial five-year term. Such services include the establishment of operational policies, the leasing, marketing, advertising, maintenance and security of the facilities, and the employment of on-site personnel, contract services, consultants, contractors and other professionals. In consideration of its property management services, the Management Company receives a monthly fee equal to 6% of the gross revenues from self-storage operations and 5% of the gross revenues from office and business parks, and a monthly advertising fee typically equal to $75 for each property. The Shurgard REIT retains the right to terminate the Management Company as the property manager with or without cause upon 60 days' written notice. The Management Company also renders certain administrative services and certain acquisition and development services to the Shurgard REIT for which it is reimbursed. Under the Management Agreement, the Management Company granted the Shurgard REIT a nonexclusive license to use the name, trademark and service mark "Shurgard" and related marks, slogans and service items in the rental and operation of the properties and in the name of the Shurgard REIT. Upon termination of the Management Agreement, all use of the name "Shurgard" will terminate, subject to the right to continue using the name at the property sites until the next publication dates of the yellow page advertisements in the local markets where the properties are located. Thereafter, the Shurgard REIT must cease using the name and remove and replace all signage at the properties.

    The Management Company had rented the facility located in downtown Seattle to customers as both self-storage and records storage during the ownership of the facility by the partnership which was a predecessor of the Shurgard REIT. When the records storage operations were incorporated as InterMation in the third quarter of 1993, the Management Company's rights and obligations to manage the downtown Seattle facility were assumed by InterMation. InterMation has continued to manage that facility since the Shurgard REIT began operations on March 1, 1994, and has been compensated by the Management Company by a pass-through of the management fee paid by the Shurgard REIT to the Management Company. Upon the Closing of the Merger, the independent directors of the Shurgard REIT will determine whether to continue management of the facility by InterMation, in which case the Shurgard REIT will enter into an agreement with InterMation to internalize management of the facility, or make other arrangements. Any arrangement between the Shurgard REIT and InterMation regarding the downtown Seattle facility will be subject to approval by the independent directors under Section 12 of the Shurgard REIT's By-Laws. No arrangements have been agreed to, and the independent directors, on January 25, 1995, expressed a desire to lease out the property at fair market value. For 1994, the downtown Seattle facility generated approximately $850,000 in gross revenue for the Shurgard REIT, and management fee income of $51,000 to the Management Company.

SELECTED FINANCIAL DATA

    The following selected financial data of the Management Company should be read in conjunction with "-- Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information included elsewhere in this Proxy Statement/Prospectus.

                               MANAGEMENT COMPANY
                       SELECTED FINANCIAL INFORMATION (1)
                                 (IN THOUSANDS)

                                        AT OR FOR YEAR ENDED
                                            DECEMBER 31,            AT OR FOR
                                       ----------------------   NINE MONTHS ENDED
                                        1991    1992    1993   SEPTEMBER 30, 1994
                                       ------  ------  ------  -------------------
OPERATING DATA:
Operating revenues...................  $6,418  $7,189  $8,048        $ 8,019
Excess of revenues over expenses.....   1,166   1,397   1,306          2,000
BALANCE SHEET DATA:
Total assets.........................  $4,723  $4,432  $14,195       $11,453
Long-term debt.......................    --      --     7,275          7,275

- ------------------------
(1) Per share data has not been included as the Management Company represents only a portion of the historical business of Shurgard Incorporated.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Prior to the Merger, the Management Company will dispose of certain of its assets that are unrelated to the property management, real estate and advisory services that it performs, including InterMation and SRA. Accordingly, the following discussions of results of operations reflect only the business of the Management Company that is being acquired by the Shurgard REIT in the Merger and do not reflect results of operations of InterMation or SRA.

    RESULTS OF OPERATIONS--NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1994. The Management Company is a fully integrated real estate operating company that specializes in all aspects of the self-storage industry. Revenues are generated principally through property management services, rental revenues of owned storage centers, real estate acquisition and development services, and advisory and administrative services.

    The following table shows comparative information as to the Management Company's operations for the nine months ended September 30, 1993 and 1994.

                                                                   NINE MONTHS
                                                                      ENDED
                                                                  SEPTEMBER 30,
                                                                  --------------
                                                                   1993    1994
                                                                  ------  ------
Revenues........................................................  $5,885  $8,019
Operating expenses..............................................   5,204   5,798
                                                                  ------  ------
Excess from Management Company operations.......................     681   2,221
Other income (expense)..........................................     261    (221)
                                                                  ------  ------
Excess from Management Company..................................  $  942   2,000
                                                                  ------  ------
                                                                  ------  ------

    For the nine months ended September 30, 1994, revenues over expenses increased $1,058,000 to $2,000,000 compared to $942,000 for the nine months ended September 30, 1993. This increase is primarily the result of improving operating margins relating to the Management Company's property management business and better utilization of the Management Company's real estate department.

    The Management Company generally receives a 6% property management fee for managing storage properties owned by both affiliated and unaffiliated entities. In the nine months ended September 30, 1994, the Management Company's property management business improved by 52% or

$809,000, compared to the same period in 1993. This increase primarily consisted of $331,000 of fees related to new properties added in 1993 and 1994, increased rental rates aggregating $318,000 for same stores and a $139,000 decrease in operating expenses resulting from restructuring of the property management department. Future improvement in the property management business is expected to primarily come from the addition of new stores under management and rate increases; however, the rate of improvement is expected to decrease.

    In March 1994, the Management Company completed the consolidation of 17 of the Shurgard partnerships into a REIT. Through the Consolidation, the Shurgard REIT gained access to new capital, thereby providing the means to acquire and develop additional self-storage centers. Under the Advisory Agreement between the Management Company and the Shurgard REIT, the Management Company is responsible for executing the Shurgard REIT's growth plan. The Shurgard REIT reimburses the Management Company for costs incurred in acquiring and developing storage centers on behalf of the Shurgard REIT. To date, the Management Company has completed the acquisition of 20 storage centers, put together two joint venture development transactions and negotiated participating mortgages on four storage centers and ancillary commercial office space for the Shurgard REIT. Most of the personnel dedicated to these transactions were employed in 1992 and 1993 and, as such, the reimbursement of their time had a direct effect on the net earnings of the Management Company.

    For the nine months ended September 30, 1994, revenues over expenses increased $345,000 as a result of increased reimbursement of costs incurred by the Management Company's acquisition and development department. Management's efforts during 1993 focused on planning for the Consolidation; in anticipation of this, the Management Company did not pursue other means of raising capital for investment in new storage centers. Real estate investment activities in 1993 were limited primarily to the expansion and improvement of storage centers currently managed by the Management Company and investing remaining commitments obtained in 1991. As such, a lower percentage of department costs were reimbursable in 1993.

    Management fees for the nine months ended September 30, 1994 increased $670,000 or 14.1% from $4,749,000 for the nine months ended September 30, 1993 to $5,419,000 for the same period in 1994. Same store management fees increased 7.3% and accounted for approximately one-half of the total increase. The increase in same store management fees was primarily attributable to increased rates at the stores under management. Occupancy levels as of September 30, 1994 and 1993 were 90%. As a result, the Management Company believes that future same store management fee growth will come from increasing rates at the stores under management.

    From January 1, 1993 through September 30, 1994, the Management Company added 43 stores under management, bringing its total stores under management to 252 as of September 30, 1994. Twenty-one of the new properties under management were acquired for the Shurgard REIT, twelve were acquired for programs previously sponsored by the Management Company and 10 are being managed for unaffiliated owners. These 43 stores accounted for the remaining increase in management fee revenues. Of the 43 stores added during 1993 and 1994, 20 were added on September 1, 1994. As a result, these management fees were only $27,000 during 1994; these stores will have a more significant impact on management fees during 1995.

    Reimbursements from affiliates increased $736,000 or 69.3% from $1,062,000 for the nine months ended September 30, 1993 to $1,798,000 for the nine months ended September 30, 1994. This increase is primarily attributable to the full utilization of the Management Company's real estate department.

    The Daly City storage center, purchased in December 1993, has provided additional revenues of $776,000 for the nine months ended September 30, 1994. This storage center, located near San Francisco, California, was purchased from a nonaffiliated entity for $7,200,000 plus closing costs. The purchase was funded with proceeds from a $7,275,000 nonrecourse participating mortgage note payable to a commercial insurance company and cash. The nonamortizing mortgage note, which matures January 1, 2004, is secured by a deed of trust on the property and an assignment of leases and note requires monthly fixed interest payments of $48,500 at 8% per annum and quarterly additional interest payments of 90% of net cash flow. As a result of this participating mortgage, annualized interest expense increased to $528,000 from $6,000 for the nine months ended September 30, 1993. Although the acquisition had a $75,000 book loss for the nine months ended September 30, 1994, the investment provided approximately $14,000 in operating cash flow after payment of additional interest. Future interest payments are expected to be funded through operating cash flow from the storage center.

    September 30, 1994 personnel cost and general and administrative expenses increased $592,000 or 13.1% from $4,517,000 for the nine months ended September 30, 1993 to $5,109,000 for the same period in 1994. Approximately 18% of this increase is the result of adding real estate personnel to meet the Shurgard REIT's acquisition and development goals for the year and approximately 55% of the increased cost is related to operating the Daly City storage center, purchased in December 1993, for the entire period of 1994.

    RESULTS OF OPERATIONS--1992 VS. 1993. During 1992, the Management Company determined that the formation of a self-administered REIT was the best alternative for investors. Management's efforts during 1992 and 1993 focused on the necessary planning for the Consolidation. Accordingly, the Management Company did not pursue other means of raising capital for investment in new storage centers. During 1993, the California Department of Corporations mandated that the Consolidation could not be combined with the merger of the Management Company. Acquisition and development activities in 1992 were limited to investment of remaining capital from commitments obtained in 1991. Real estate investment activities in 1993 focused on maximizing the revenue-generating capabilities of storage centers managed by the Management Company through expansion and facility improvements.

    Revenues over expenses, exclusive of the $337,000 gain on the sale of land, increased $246,000 or 23% from $1,060,000 for the year ended December 31, 1992 to $1,306,000 for the same period in 1993. This increase is primarily the result of improving operating margins in the Management Company's property management business, which were offset by a $185,000 lower contribution by the Management Company's real estate department due to the factors discussed in the preceding paragraph. As a result of adding new properties during the period, increased operating margins, and increased property management fees from same stores, the Management Company's property management business contributed an additional $410,000 during 1993.

    Management fees increased $818,000 or 14.5% from $5,630,000 for the year ended December 31, 1992 compared to $6,448,000 for the same period in 1993. Same store management fees increased by just under 10% and accounted for approximately 61% of the total increase. Approximately 50% of the increase in same store management fees came from rate increases, while the other 50% was the result of occupancy increases at the stores under management. Occupancy levels at December 31, 1993 were 88% compared to 85% at December 31, 1992.

    During 1992 and 1993, the Management Company added 35 stores under management, bringing its total stores under management to 231 as of December 31, 1993. Twenty-three of the new properties were acquired for programs previously sponsored by the Management Company and the remaining 12 are being managed for unaffiliated owners. The 35 stores accounted for the remaining increase in management fee revenue.

    Acquisition and development fees decreased $387,000 from $473,000 for the year ended December 31, 1992 to $86,000 for the same period in 1993. This significant decrease is the result of the Management Company's not pursuing new capital for investment in storage centers as a result of the Consolidation discussed above. Real estate activities in 1992 were limited to investing the remaining capital from commitments obtained in 1991.

    Reimbursements from affiliates increased $380,000 or 35% from $1,086,000 in 1992 to $1,466,000 in 1993. Of this increase, approximately 60%, or $217,000, related to additional real estate investing activities that, in the absence of investment capital to acquire or develop new stores, focused on maximizing the revenue-generating capabilities of existing storage centers managed by the Management Company through store expansions and improvements. The remaining increase in reimbursements was due to higher operating costs for which the Management Company was reimbursed.

    Personnel cost increased $455,000 or 10.5% from $4,348,000 for the year ended December 31, 1992 compared to $4,803,000 for the year ended December 31, 1993. Approximately 70% of the increase related to higher personnel cost attributable to property management personnel necessary to manage the additional 35 stores under management during 1992 and 1993.

    General and administrative expenses and travel increased $243,000 or 15% from $1,617,000 for the year ended December 31, 1992 compared to $1,860,000 for the same period in 1993. Additional overhead was necessary to expand the capacity of the Management Company's property management business to accommodate the 35 stores added under management during 1992 and 1993. Additional expenses were incurred during 1993 in preparation for the January 1994 opening of a national telephone sales center.

    Interest income increased $81,000 to $124,000 for the year ended December 31, 1993 as a result of the carrying cost incurred by the Management Company to fund the cost of the Consolidation.

    RESULTS OF OPERATIONS--1991 VS. 1992. Revenues over expenses increased $231,000 or 20% from $1,166,000 for the year ended December 31, 1991 to $1,397,000 for the same period in 1992. This increase was primarily the result of a $337,000 gain on the sale of land held for investment, improved operating contribution in the Management Company's property management business, a $260,000 lower contribution by the Management Company's real estate department due to the factors discussed above, and a net increase in administrative cost of approximately $190,000.

    The increase in administrative cost  related primarily to various  marketing costs that in 1991 was paid for by public limited partnerships which the Management Company sponsored. This cost was borne by the Management Company in 1992, as raising new investment capital was stopped to focus on the Consolidation. As a result of improving margins, adding new properties during the period and increased property management fees from same stores, the Management Company's property management business contributed an additional $340,000 in 1992.

    Management fees increased $1,024,000 or 22.2% from $4,606,000 for the year ended December 31, 1991 to $5,630,000 for the same period in 1992. Same store management fees increased by 8.5% and accounted for approximately 35% of the total increase. Approximately 50% of the increase in same store management fees came from rate increases, while the other 50% was the result of occupancy increases at the stores under management. Occupancy levels at December 31, 1992 were 85% compared to 81% at December 31, 1991.

    During 1991 and 1992, the Management Company added 32 stores under management, bringing its total stores under management to 209 as of December 31, 1992. Twenty-nine of the new properties were acquired for programs previously sponsored by the Management Company and the remaining three are being managed for unaffiliated owners. The 32 stores accounted for the remaining increase in management fee revenue.

    Acquisition and development fees and reimbursements decreased $253,000 or 14% from $1,812,000 for the year ended December 31, 1991 to $1,559,000 for the same period in 1992. This decrease is primarily the result of the Management Company's not pursuing new capital for investment in storage centers as a result of the Consolidation. Real estate activities in 1992 were limited to investing the remaining capital from commitments obtained in 1991.

    Personnel cost increased $588,000 or 15.6% from $3,760,000 for the year ended December 31, 1991 to $4,348,000 for the year ended December 31, 1992. $370,000 or 63% of the increase related to higher personnel cost attributable to the Company's property management business and the addition of 32 stores under management during 1991 and 1992. An additional 14% or $80,000 related primarily to marketing cost that the Management Company absorbed in 1992. This cost had previously been paid by the public programs sponsored by the Management Company in 1991.

    General and administrative expenses increased $300,000 or 33% from $918,000 for the year ended December 31, 1991 to $1,218,000 for the same period in 1992. Approximately one-third of the increase is attributable to additional marketing cost absorbed by the Company in 1992, as discussed above. Additionally, the Company incurred a $110,000 charge related to a failed bid, conducted by the Resolution Trust Corporation, on a package of performing and nonperforming self-storage loans.

    During 1992, the Management Company sold approximately 2.8 acres of land for $1,425,000. As a result of the sale, the Management Company recognized a $337,000 gain.

    LIQUIDITY AND CAPITAL RESOURCES. In the nine months ended September 30, 1994, as well as in each of the three years in the period ended December 31, 1993, the Management Company's operations provided cash that was almost completely utilized by investing and financing activities. Cash from operations for the period ended September 30, 1994, increased to $1,619,000 after decreasing from $1,793,000 in 1991 to $1,439,000 in 1993. These fluctuations reflect changes in earnings adjusted by the timing of certain expense payments and collections of due from affiliates. Cash balances are adequate to support the operating needs of the Management Company.

    In the nine months ended September 30, 1994, the Management Company's investing activities consisted of receipt of $1,927,000 from the 17 partnerships for costs incurred related to the Consolidation. Approximately $182,000 was invested in a new storage center management software system which, when completed in late 1995, the Management Company intends to license to its clients under a lease arrangement. The completion of this system is expected to cost an additional $400,000. In 1994, the Management Company's primary financing activity consisted of $2,161,000 distributed to the other non-Management Company businesses of Shurgard Incorporated, primarily InterMation. The Management Company expects to distribute an additional $3 million to InterMation, funding such commitment through its line of credit, which has $5 million available and expires in June 1995. This line requires monthly payments of interest at prime plus 0.5% (8.0% at September 30, 1994) and is secured by accounts receivable, equipment and other assets of the Management Company. The agreement contains restrictive covenants that, among other things, require that the Management Company maintain minimum levels of working capital and tangible net worth and prohibit the declaration or payment of dividends to shareholders without prior consent.

    In October 1994, the Management Company signed a letter of intent to invest in Benelux SCS, a Belgian company that will develop and operate storage centers in the Benelux region of Europe. Pursuant to that letter, the Management Company has made a $250,000 working capital loan to Benelux SCS, which was funded from operating cash flow, and has committed to loan an additional $500,000. This additional investment will be funded primarily from the Management Company's line of credit.

    In the year ended December 31, 1993, the Management Company's investing activities consisted of the incurring of $1,109,000 of costs, reimbursed in 1994, associated with the Consolidation and the investment of $734,000 in the storage center management software system. Financing activities consisted primarily of $588,000 distributed to non-Management Company businesses of Shurgard Incorporated, primarily InterMation, and $249,000 of payments on the line of credit.

    In 1992, the investing activities of the Management Company were similar to 1993 except for the sale of a parcel of land in California to an unaffiliated third party for $1,174,000. Financing activities included the distribution of $1,033,000 to other non-Management Company businesses of Shurgard Incorporated, which amounts were used to fund InterMation and treasury stock transactions.

    The primary use of cash from operating activities in 1991 was the financing of the distribution of $1,456,000 to other non-Management Company businesses of Shurgard Incorporated, which amounts were used to fund InterMation and losses by Shurgard's syndication business, and the payment of $100,000 on the line of credit as well as a $231,000 investment in leasehold improvements at the Management Company's offices.

                 DISCUSSION OF PRO FORMA POST-MERGER OPERATIONS

    The following is a discussion of operations after the proposed merger of the Management Company into the Shurgard REIT as of and for the period ended
September 30, 1994. This discussion is based on the Unaudited Pro Forma Post-Merger Balance Sheet at September 30, 1994 and the Post-Merger Statement of Income for the nine months ended September 30, 1994, appearing on pages 11 and 12 of this Proxy Statement/Prospectus, respectively.

    Upon the Merger, the Shurgard REIT will be a fully integrated, self-advised, real estate operating company that specializes in all aspects of the self-storage industry. The Shurgard REIT will acquire the Management Company's rights to the Shurgard name, proprietary operating systems, interests in certain partnerships and certain contractual rights, including the Management Company's rights under third-party property and asset management agreements. Additionally, the Shurgard REIT's key personnel will have in excess of 50 years of combined experience in the self-storage industry.

    The Shurgard REIT's total assets will increase $34,586,000 or 7.1% from $484,774,000 pre-Merger to $519,360,000 post-Merger. The increase in total assets is the result of acquiring a storage center in northern California (Daly
City), which the Management Company financed through a non-recourse participating mortgage with a commercial insurance company. The estimated fair market value of the storage center is $7,665,000. The remaining $26,921,000 represents primarily the excess of purchase price over tangible assets to be recognized in connection with the Merger.

    Total liabilities will increase $10,218,000 or 6.2% from $165,660,000 pre-Merger to $175,878,000 post-Merger. This increase is primarily the result of the participating mortgage on the Daly City storage center. The note carries a fixed interest of 8% plus 90% of the excess cash flow.

    At September 30, 1994, the Company had accrued a $518,000 liability for 90% of the increase related to the participating mortgage on the Daly City storage center. The lender is entitled to 90% of any gain realized on sale. The payment, however, is not triggered by the Merger, but would be payable if the property were sold to a third party. Additionally, the Shurgard REIT anticipates refinancing all outstanding borrowings on the Management Company's line of credit. As of January 31, 1995, there was approximately $800,000 outstanding on the Management Company's line of credit. Currently the Shurgard REIT has lines of credit totaling $100,000,000 with $42,000,000 outstanding. At September 30, 1994, as a result of the Merger, the Shurgard REIT debt to total assets would decline from 32% pre-Merger to 31.7% post-Merger, and its debt to equity would decline from 48.6% pre-Merger to 47.9% post-Merger.

    As a result of the Merger, the Shurgard REIT would assume various operating leases entered into by the Management Company for corporate and district offices. Future minimum lease payments under these non-cancelable operating leases, which continue through 1998, total $1,488,000.

    Assuming no change in its current revenues, the Shurgard REIT estimates that for 1995 (assuming that the Merger is effective on March 31, 1995) and 1996 nonqualifying income would be approximately 4.9% and 5.75%, respectively, of total gross income and would therefore fail in 1996 to meet the 95% test necessary for continued qualification as a REIT for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES -- Consequences of the Merger on the Shurgard REIT's Qualification as a REIT -- Nonqualifying Income." Acquisition of additional properties and development of new properties will, however, reduce the amount of such excess by increasing the Shurgard REIT's gross income. In this regard, the Shurgard REIT's current business plan provides for external growth through acquisitions and internal growth through development of new properties. See "SHURGARD STORAGE CENTERS, INC. -- Business." There can be no assurance, however, that the acquisition of additional properties or the development of new properties will occur on such a scale or within such time periods that nonqualifying income will meet the 95% test for 1996 or future years. For this reason, the Shurgard REIT also intends to monitor nonqualifying income carefully and, if necessary, defer or forgive income from third-party management arrangements or other sources of nonqualifying income to the extent necessary to comply with tax requirements. The Company estimates that the maximum amount of annual income for 1996 thereby affected would be approximately $600,000, which amount would decline as acquisition and development activities increase the Company's gross income. Actual excess nonqualifying income will also vary depending on operating results.

    RESULTS OF OPERATIONS -- NINE MONTHS ENDED SEPTEMBER 30, 1994 PRE-MERGER COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1994 POST-MERGER. Net income before extraordinary item increased $1,211,000 or 7.2% from $16,713,000 pre-Merger to $17,924,000 post-Merger. This increase is primarily the result of (a) a $1,189,000 increase in net income before extraordinary item attributable to the elimination of management fees charged by the Management Company, reduced by the substitution of the Management Company's actual direct cost to manage these properties, (b) a $867,000 increase in net income before extraordinary item attributable to the Management Company's third-party management services, and
(c) a $835,000 increase in depreciation and amortization resulting primarily from the amortization of the excess of the purchase price over tangible assets contributed by the Management Company.

    Property net operating income (rental income less cost of operations) increased $1,493,000 or 4.2% as a result of the elimination of management fees on storage centers owned by the Shurgard REIT and the acquisition of the Daly City storage center previously owned by the Management Company. Rental revenues post-Merger for the nine months ended September 30, 1994 increased $776,000 as a result of the Daly City self-storage center owned by the Management Company.

    The Shurgard REIT's revenues are generated principally through the operation of its self-storage centers. Upon the Merger, the Shurgard REIT will also provide property management and administrative services to 91 additional self-storage properties, some affiliated and others unaffiliated with the Management Company. The fees generated from these services for the nine months ended September 30, 1994 included management fees of $1,890,000, equity in earnings of affiliated partnerships of $226,000 and reimbursements of $441,000. Upon the Merger, the Shurgard REIT's rental revenues from owned storage centers will represent approximately 96% of its total revenues and the remaining 4% of total revenues will be from properties managed by the Shurgard REIT.


    The Shurgard REIT will receive management fees generally equal to 6% of revenues generated by the properties it manages. The 91 properties the Shurgard REIT will manage after the Merger are principally located in the markets where the Shurgard REIT currently has existing operations. These properties were acquired by various public and private programs previously sponsored by the Management Company, and by unaffiliated owners. The Shurgard REIT will become the general partner in two programs owning 11 properties and will have a limited partner interest in five partnerships which are the general partners of five programs that own a total of 43 properties. The programs in which the Management Company, directly or indirectly, owns a partner interest had total assets as of September 30, 1994 of $9.5 to $38.1 million, indebtedness levels of $0 to $12.3 million, and (with the exception of one program, which is not yet making distributions) distributions to its limited partners of 6.5% to 10.0%
annualized. Because the Management Company's shareholders are entitled to receive additional shares of Shurgard Class A Common Stock in the future based on the extent to which, during the five years following the Closing, the Shurgard REIT realizes value as a result of certain transactions relating to six of the partnership interests acquired by the Shurgard REIT from the Management Company in the Merger, or based on the value, at the end of five years or in the event of a change in control, of any remaining interests in such partnerships, the benefit to the Shurgard REIT of acquiring such partnership interests is limited to distributions from operating cash flow of such partnerships. See "THE MERGER -- Contingent Shares." In the future, management fees are expected to grow consistently with the Shurgard REIT's existing same store portfolio, with most of this growth anticipated to come from increasing rates. The Shurgard REIT expects to continue to add some third-party management contracts to complement its existing network. These contracts are not expected to create material amounts of nonqualifying income.

    Equity in earnings of affiliated partnerships relates to the limited and general partnership interests that the Management Company has in six programs. Under the partnership agreements, the Shurgard REIT will be entitled to 1% to 5% of the available cash flow from the various partnerships.

    Reimbursements from affiliates relates to certain administrative cost reimbursable by the Management Company's affiliated programs. These reimbursements include primarily asset management and legal services performed on behalf of the affiliated programs.

    Under the terms of its advisory agreement, the Management Company is entitled to a 50 basis point fee for properties acquired or developed on behalf of the Shurgard REIT. This fee will be eliminated upon the Merger.

    Property operating expenses decreased $717,000 or 3.2% as a result of the elimination of management fees and the substitution of the Management Company's actual cost to operate the properties owned by the Shurgard REIT. No material change in management compensation is expected in 1995.

    Depreciation and amortization increased $835,000 or 8.6% from $9,740,000 pre-Merger to $10,575,000 post-Merger. This increase is the result of the depreciation related to the Daly City storage center and the amortization of the excess of the purchase price over the Management Company's tangible assets.

    Interest expense increased $671,000 or 8.5% from $7,931,000 pre-Merger to $8,602,000 post-Merger. Approximately 80% of the increase is related to the participating mortgage on the Daly City storage center. This mortgage carries interest at 8% plus 90% of the excess cash flow. As a result, the interest expense attributable to the Daly City property will vary based upon the annual operating results of the storage center. The remaining 20% of the increase in interest expense is due to the interest expense on the outstanding borrowings under the Management Company's line of credit.

    General and administrative expenses increased $1,426,000 or 67% from $2,133,000 pre-Merger to $3,559,000 post-Merger. This increase reflects, in part, the presentation of the costs of administering the Shurgard REIT, the Partnerships and third-party properties as general and administrative expenses. Pre-Merger, these costs were paid by the Management Company out of property management fees. Reimbursements by the affiliated and unaffiliated owners funded $441,000 of the increase. Management believes that these costs, net of reimbursements, are indicative of the level of expenses that will be incurred in the future.

                                   THE MERGER

    THE DESCRIPTION OF THE MERGER AGREEMENT SET FORTH BELOW DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX I TO THIS PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE.

TERMS OF THE MERGER

    THE MERGER. Subject to the terms and conditions of the Merger Agreement, the Management Company will merge with and into the Shurgard REIT at the Effective Time. The separate corporate existence of the Management Company will then cease, and the internal corporate affairs of the Shurgard REIT (the "Surviving Corporation") will continue to be governed by the laws of the state of Delaware.

    CERTIFICATE OF INCORPORATION AND BY-LAWS. The Merger Agreement provides that the Shurgard REIT's Certificate of Incorporation and By-Laws in effect immediately before the Effective Time will be the Certificate of Incorporation and the By-Laws of the Surviving Corporation.

    CONVERSION OF MANAGEMENT COMPANY COMMON STOCK IN THE MERGER. At the Effective Time, all the issued and outstanding shares of Management Company Common Stock (except shares as to which dissenters' rights are exercised and are not subsequently withdrawn) will be converted into (i) an aggregate of 1,400,000 shares of Shurgard Class A Common Stock, reduced pro rata based on shares as to which dissenters' rights have been duly exercised and not subsequently withdrawn and subject to certain adjustments as described below (the "Share Consideration") and (ii) the right to receive additional shares of Shurgard Class A Common Stock (the "Contingent Shares") based on (a) the extent to which, during the five years following the Closing, the Shurgard REIT realizes value as a result of certain transactions relating to interests in or assets of six limited partnerships acquired by the Shurgard REIT in the Merger and (b) the value, at the end of five years or in the event of a change of control, of any remaining interests in such partnerships as determined by independent appraisal.

    DIRECTORS AND OFFICERS. As a result of the Merger, at the Effective Time the directors of the Surviving Corporation will be the existing four directors of the Shurgard REIT plus Charles K. Barbo, each to serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal. In addition, the officers of the Surviving Corporation will be the officers of the Shurgard REIT plus Charles K. Barbo, who will serve as the Chairman of the Board, President, and Chief Executive Officer. Harrell L. Beck, who is currently President, will serve as Senior Vice President, Chief Financial Officer, and Treasurer and Kristin H. Stred, who is currently Secretary and General Counsel, will serve as Senior Vice President, Secretary and General Counsel. Each will serve until a successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal.

ADJUSTMENTS TO SHARE CONSIDERATION

    The Share Consideration will be subject to adjustment in the event that, as of the Closing, the product obtained by multiplying the Share Consideration by the then Market Value (as hereinafter defined) of the Shurgard Class A Common Stock equals or exceeds $31,165,000 (the "Upper Limit"). In such case, the Share Consideration will be adjusted and reduced to that number of shares of Shurgard Class A Common Stock obtained by dividing the Upper Limit by the Market Value of Shurgard Class A Common Stock as of the Closing.

    References to Market Value with respect to a specified date means the average of the daily closing price for the Shurgard Class A Common Stock for each of the 30 trading days preceding such date. On January 24, 1995, the Market Value was $20.70 per share of Shurgard Class A Common Stock.

    In addition, the Share Consideration will be subject to adjustment based on certain increases or decreases in the Management Company's equity based on a comparison of a Management Company statement of assets and liabilities as of October 31, 1994 (the "October Statement") with a statement of assets and liabilities as of a date within five days preceding the Closing (the "Closing Statement"). In the event that there has been a reduction in the Management Company's equity from that set forth in the October Statement, the Share Consideration will be reduced by the quotient obtained by dividing such reduction by the Market Value of the Shurgard Class A Common Stock as of the Closing. If there has been an increase in the Management Company's equity compared to the October Statement, the Share Consideration will be increased by the quotient obtained by dividing such increase by the Market Value of the Shurgard Class A Common Stock as of the Closing, subject to a $1,500,000 cap.

    Within 30 days following the Closing, Deloitte & Touche LLP will conduct an audit of the Closing Statement (the "Final Statement"), with any further reductions to the Management Company's equity resulting in the return of Shurgard Class A Common Stock, computed on the same basis, from the Adjustment Indemnification Shares (as defined below) and, if required, the Indemnification Shares referred to below. To the extent the Final Statement reflects any further increases to the Management Company's equity, the Shurgard REIT will be obligated to issue additional shares of Shurgard Class A Common Stock, computed on the same basis, pro rata to the Management Company shareholders.

    Between October 31, 1994 and the Closing Date, the Management Company expects to contribute up to approximately $2.6 million in working capital to InterMation prior to the InterMation Spin-off. To finance the contribution, the Management Company expects to incur indebtedness under its line of credit, which would be assumed by the Shurgard REIT in the Merger. This contribution would also have the effect of reducing the Management Company's equity, as reflected in the Closing Statement, below that reflected in the October Statement, thereby reducing the Share Consideration below 1,400,000 shares.

    The Share Consideration, before adjustments, was determined without taking into account the 282,572 shares of Shurgard Class A Common Stock currently owned by the Management Company, and the October Statement, which will be used as a reference for calculating changes in the Management Company's equity at the Closing, does not include any of such shares. The Management Company currently anticipates that all of such shares will be acquired by the Shurgard REIT in the Merger and therefore will be included in the Closing Statement, valued at their Market Value as of the Closing. The inclusion of such shares in the Closing Statement will increase the Share Consideration on a share-for-share basis. Completion of the Merger will, however, result in the cancellation of the shares acquired by the Shurgard REIT in the Merger, thereby offsetting such increase in Share Consideration. In the event that all or a portion of such shares are distributed to the shareholders of the Management Company or otherwise transferred to a third party, they will not be included in the Closing Statement and, accordingly, will not increase the Share Consideration.

INDEMNIFICATION SHARES

    As part of the Merger, 10% of the Share Consideration, net of the Shurgard Class A Common Stock acquired by the Shurgard REIT in the Merger, will be deposited in escrow (the "Indemnification Shares"). The Indemnification Shares will be deducted pro rata from that portion of the Share Consideration otherwise issuable to each of the Management Company shareholders and will be held in escrow for three years from the Closing Date. Following the expiration of such term, any remaining Indemnification Shares will be released and returned to the Management Company shareholders. While the indemnification escrow is in place, the Shurgard REIT will, subject to a claims threshold of $50,000 and certain indemnity exceptions, be entitled to recover from the Indemnification Shares the full dollar amount of any provable or ascertainable loss, liability, damage, cost, obligation or expense incurred by the Shurgard REIT (net of any benefits, insurance or other recoveries received or entitled to be received by the Shurgard REIT with respect thereto) as a result of (i) any breach of representation or warranty made by the Management Company in the representation and warranty section of the Merger Agreement, (ii) any breach by the Management Company of any covenant or agreement on its part contained in the Merger Agreement, (iii) certain tax liabilities that may be incurred in connection with the InterMation Spin-off, (iv) subject to the procedures set forth below with respect to

Adjustment Indemnification Shares, the full dollar amount of any reduction in Management Company equity as reflected on the Final Statement when compared to the Closing Statement (an "Overstatement") (as well as any overstatement of any tax refund (the "Refund") due the Management Company as a result of its short taxable year ending on the Effective Date), and (v) liabilities and associated costs suffered by the Shurgard REIT in its capacity as general partner of the Partnerships (as defined below) to the extent arising out of facts and circumstances in existence prior to the Closing Date, net of certain interim distributions by the Partnerships. Notwithstanding the three-year escrow term, indemnification with respect to matters except employee stock ownership plans and certain tax liabilities will terminate two years after the Closing. The determination of the number of Indemnification Shares to be transferred to the Shurgard REIT incident to an indemnification claim will be based upon the Market Value of the Shurgard Class A Common Stock as of the Closing.

    Notwithstanding the foregoing, the Shurgard REIT will, under the terms of the indemnification, continue to have recourse severally against the former Management Company shareholders with respect to certain tax liabilities that may be incurred in connection with the InterMation Spin-off, which will remain in effect until the expiration of all applicable statutory periods of limitation. The dollar value of such claims made against the Management Company shareholders is, however, limited to the product obtained by multiplying the number of Indemnification Shares released to the shareholders by the Market Value of Shurgard Class A Common Stock as of the Closing.

    An additional 5% of the Share Consideration, net of the Shurgard Class A Common Stock acquired by the Shurgard REIT in the Merger (the "Adjustment Indemnification Shares"), will be deposited in escrow for a period ending 10 days following the later of (i) the final determination of any Overstatement and
(ii) the date on which the Refund is received by the Shurgard REIT or the date on which the Shurgard REIT receives notice that the Refund will not be paid. The Adjustment Indemnification Shares will be deducted pro rata from that portion of the Share Consideration otherwise issuable to each of the Management Company shareholders. The Shurgard REIT's only rights with respect to the Adjustment Indemnification Shares will be recovery of (i) any Overstatement and (ii) the difference between any Refund claimed (as set forth in the Closing Statement) and the actual amount received. Any amounts recoverable over and above the value of the Adjustment Indemnification Shares will be recoverable against the Indemnification Shares, as described above. At the termination of the Adjustment Indemnification Share period, any Adjustment Indemnification Shares not required to reimburse the Shurgard REIT will be released to the Management Company shareholders.

CONTINGENT SHARES

    The Management Company owns partnership interests in six limited partnerships (the "Partnerships") that are being acquired by the Shurgard REIT in the Merger. The Partnerships either own self-storage centers (the "Partnership Facilities") or direct or indirect interests in partnerships (the "Project Partnerships") that in turn own Partnership Facilities. The partnership agreements (the "Partnership Agreements") that govern the Partnerships and the Project Partnerships provide for allocation of distributions from the sale or refinancing of partnership assets and Partnership Facilities among the various partners based on a variety of formulas, as described in the table presented below. In many cases, the level of distributions to the Management Company depends on satisfying prior distribution requirements to other partners, primarily returns of capital and preferred returns.

    The amounts that the Management Company may ultimately realize from the Partnerships cannot be calculated with certainty at this time and will depend on a number of factors, including, among others (i) the timing of sales of Partnership interests or Partnership Facilities, (ii) the financial performance of the Partnership Facilities during the period prior to such sale, including the net operating income of the Partnership Facilities, (iii) the allocation of interim distributions among the Management Company and other partners, in accordance with the terms of their respective Partnership Agreements, (iv) changes in such allocation arrangements depending on the satisfaction of certain capital and preferred return requirements to which partners other than the Management Company are entitled, (v) capitalization rates typically applied to net operating income at the time of sale in order to price the Partnership Facilities, (vi) the individual circumstances of the Partnership Facility or the Project Partnership that affect sale price and timing, and (vii) changes in general economic conditions that could affect net operating income, cash flows, capitalization rates and sales prices of the Partnership Facilities.

    Due to these factors, the Shurgard REIT concluded that it would be difficult to value the Management Company's interests in the Partnerships on a current basis and, instead, proposed that the Management Company shareholders receive additional consideration to the extent that Partnership interests or Partnership Facilities were sold and the Shurgard REIT received gross proceeds thereof in accordance with the Partnership Agreements or, at certain times, the Partnership Facilities were treated as if they had been sold for values established by independent appraisal and the gross proceeds were deemed distributed in liquidation. In this way, the Shurgard REIT would defer issuance of additional shares into the future, when the value of the Partnership interests would actually be realized or when that value was likely to be more clearly established through longer periods of operation of the Partnership Facilities. In the meantime, the Shurgard REIT would be entitled to all Partnership distributions from the operating cash flow of the Partnership Facilities, without payment of further consideration.

    In accordance with these general principles, the Merger Agreement provides that, in addition to the Share Consideration, the Management Company shareholders will receive additional consideration in the form of Contingent Shares to be issued by the Shurgard REIT based on the Profits (as described below), if any, arising from the Shurgard REIT's interests in the Partnerships. Contingent Shares will be issued as a result of the following events: (i) the receipt of proceeds by the Shurgard REIT from the sale or other disposition by the Shurgard REIT of all or any part of its interests in the Partnerships (a "Disposition"); (ii) the receipt by the Shurgard REIT of any distribution from a Partnership attributable to the sale, refinancing, liquidation or other disposition by a Partnership or a Project Partnership of one or more of its Partnership Facilities or attributable to the sale by a Partnership (or by any Project Partnership that is itself an owner of an interest in a Project Partnership) of all or any part of its interest in a Project Partnership (a "Distribution"); or (iii) a deemed liquidating distribution from a Partnership to the Shurgard REIT on the fifth anniversary date of the Closing Date or as a result of a change of control of the Shurgard REIT (a "Deemed Distribution").

    The Partnership interests subject to this Contingent Share arrangement and their respective interests in the Project Partnerships are described below. The Shurgard REIT will acquire these Partnership interests and thereby will be entitled to the payments of Partnership operating cash flow following the Merger. For a description of the number and size of Partnership Facilities owned by the respective Partnerships or Project Partnerships, see "SHURGARD INCORPORATED -- Management Services."

        PARTNERSHIP                           DESCRIPTION                               INTEREST DESCRIPTION
- ---------------------------  ---------------------------------------------  ---------------------------------------------
Shurgard Partners L.P.       Shurgard Partners L.P., a Washington limited   The Management Company is entitled to all
                             partnership, is the general partner in         proceeds from Shurgard Partners L.P.,
                             Shurgard Institutional Fund L.P., a            including all proceeds received from Shurgard
                             Washington limited partnership formed in       Partners L.P.'s interest in Fund I after
                             March 1989 and financed exclusively with       Shurgard Partners L.P.'s general partners
                             public and private pension funds ("Fund I").   receive an amount equal to 1% of all
                             The Management Company is the sole limited     available cash flow of Fund I. Generally,
                             partner in Shurgard Partners L.P.              Shurgard Partners L.P.'s interest in Fund I
                                                                            entitles it to the following allocation of
                                                                            proceeds from a sale or refinancing of Fund I
                                                                            assets:

        PARTNERSHIP                           DESCRIPTION                               INTEREST DESCRIPTION
- ---------------------------  ---------------------------------------------  ---------------------------------------------
                                                                            (a) 6% of available cash flow from Fund I
                                                                            until the Fund I limited partners receive a
                                                                            return of their remaining invested capital
                                                                            equal to approximately $18,000,000 as of
                                                                            December 31, 1994;

                                                                            (b) After the Fund I limited partners next
                                                                            receive an 8% preferred return on their
                                                                            invested capital, Shurgard Partners L.P. is
                                                                            entitled to distributions in amounts
                                                                            necessary to cause it to have received 20% of
                                                                            the total amount distributed after the
                                                                            limited partners have received a return of
                                                                            their invested capital; and

                                                                            (c) Thereafter, 20% of all remaining
                                                                            available cash flow.

Shurgard Partners L.P. II    Shurgard Partners L.P. II, a Washington        The Management Company will be entitled to
                             limited partnership, is the general partner    all proceeds from Shurgard Partners L.P. II,
                             in Shurgard Institutional Fund L.P. II, a      including all proceeds received from Shurgard
                             Washington limited partnership formed in       Partners L.P. II's interest in Fund II after
                             January 1991 and financed exclusively with     Shurgard Partners L.P. II's general partners
                             public and private pension funds ("Fund II").  receive an amount equal to 1% of all
                             The Management Company will own all of the     available cash flow of Fund II. Generally,
                             limited partner interests in Shurgard          Shurgard Partners L.P. II's interest in Fund
                             Partners L.P. II prior to the Merger.          II entitles it to the following allocation of
                                                                            proceeds from a sale or refinancing of Fund
                                                                            II assets:

                                                                            (a) After the Fund II limited partners
                                                                            receive a return of their remaining invested
                                                                            capital equal to approximately $7,300,000 as
                                                                            of December 31, 1994 plus an 8% preferred
                                                                            return, Shurgard Partners L.P. II is entitled
                                                                            to distributions in amounts necessary to
                                                                            cause it to have received 20% of the total
                                                                            amount previously distributed to the limited
                                                                            partners from such sale or refinancing; and

        PARTNERSHIP                           DESCRIPTION                               INTEREST DESCRIPTION
- ---------------------------  ---------------------------------------------  ---------------------------------------------
                                                                            (b) Thereafter, 20% of all remaining
                                                                            available cash flow.

Shurgard Associates L.P.,    The IDS Partnerships, each a Washington        The Management Company is entitled to
Shurgard Associates L.P. II  limited partnership, hold general partner      proceeds from the IDS Partnerships depending
and Shurgard Associates      interests in IDS Shurgard Income Growth        upon the amount of proceeds received by the
L.P. III (the "IDS           Partners L.P., IDS Shurgard Income Growth      IDS Partnerships from the IDS Funds.
Partnerships")               Partners L.P. II and IDS Shurgard Income       Generally, the IDS Partnerships are entitled
                             Growth Partners L.P. III, respectively (the    to receive 5% of distributable sales proceeds
                             "IDS Funds"). The IDS Funds were formed in     from the IDS Funds until the limited partners
                             1988, 1989 and 1990, respectively. The         of the IDS Funds receive a return of their
                             Management Company holds a limited partner     remaining invested capital plus a 9%
                             interest in each of the IDS Partnerships.      preferred return. The limited partners'
                                                                            remaining invested capital as of December 31,
                                                                            1994 for each of the IDS Funds is
                                                                            approximately $23,300,000, $20,200,000 and
                                                                            $23,500,000, respectively. Thereafter, the
                                                                            IDS Partnerships receive 20% of distributable
                                                                            sales proceeds from the IDS Funds.

                                                                            The Management Company will receive from the
                                                                            IDS Partnerships 40% of all IDS Fund
                                                                            distributions received by the IDS
                                                                            Partnerships pursuant to the 5% distribution
                                                                            provision described above. Thereafter, the
                                                                            Management Company will receive from the IDS
                                                                            Partnerships 45% of IDS Fund distributions
                                                                            received by the IDS Partnerships.

Shurgard Evergreen Limited   The Management Company is the general partner  The Management Company is generally entitled
Partnership                  in Shurgard Evergreen Limited Partnership.     to 20% of all cash flow distributions after
                             This partnership directly owns self-storage    the limited partners receive a return of
                             facilities and is a partner with Fund II in    their remaining invested capital equal to
                             Shurgard Institutional Partners.               approximately $22,700,000 and a 9% preferred
                                                                            return.

    Generally,  in  the   event  of  a   Disposition,  Distribution  or   Deemed
Distribution, Profits will be determined as follows:

        (i) The Profits pursuant to a Disposition will consist of the gross proceeds received by the Shurgard REIT from such Disposition, net of the carrying value of the respective Partnership interest on the Final Statement and the Shurgard REIT's reasonable costs and legal and accounting expenses incurred in connection with such Disposition, provided that, in the event of a Disposition to an affiliate of the Shurgard REIT, the gross proceeds received by the Shurgard REIT will be deemed to be the greater of (x) the portion of the amount, determined by appraisal, that would have been distributed to the Shurgard REIT had there been a Deemed Distribution as of the date of such Disposition or (y) the actual gross proceeds received by Shurgard REIT with respect to such Disposition.

        (ii) The Profits received upon a Distribution will be calculated with reference to the amounts actually received by the Shurgard REIT with respect to such Distribution, provided that, in the event a Partnership Facility or interest in a Project Partnership is acquired directly by the Shurgard REIT or an affiliate thereof, the amount received by the Shurgard REIT will be deemed to be the greater of (x) the portion of the amount, determined by appraisal, that would have been distributed to the Shurgard REIT had there been a Deemed Distribution as of the date of such acquisition; (y) the actual amount received by the Shurgard REIT with respect to such Distribution; or (z) the amount of any credit toward the purchase price for the Partnership Facility afforded the Shurgard REIT in exchange for cancellation of its interest in the Partnership.

       (iii) The Profits received upon a Deemed Distribution will be calculated with reference to the amounts the Shurgard REIT would have received pursuant to the terms of the respective Partnership Agreement had such Partnership and the Project Partnership, if any, in which such Partnership may hold an interest liquidated the Partnership Facilities for an amount determined by appraisal, less reasonable costs and legal, accounting and appraisal expenses incurred.

    The number of Contingent Shares, if any, to be issued by the Shurgard REIT in a Disposition or Distribution will be determined on a quarterly basis by (i) multiplying the Profits received in connection with a Disposition or Distribution occurring in such quarter by 95% and (ii) dividing such product by the Market Value as of the last business day of such fiscal quarter.

    The number of Contingent Shares, if any, to be issued by the Shurgard REIT in a Deemed Distribution will be determined at the time of a change of control or at the end of five years from the Closing, as the case may be, by reference to independent appraisals of the Partnership Facilities and assuming a liquidation of the Project Partnerships. The resulting Profits deemed received by the Shurgard REIT will be multiplied by 95% and divided by the Market Value as of the date of the applicable event to determine the number of Contingent Shares.

    The number of Contingent Shares so determined will be issued pro rata to those who were Management Company shareholders immediately prior to the Effective Time.

    As indicated above, the Profits received or deemed to be received by the Shurgard REIT cannot be computed on a current basis because they depend on future economic conditions and future events. To demonstrate how the Contingent Share provisions could work, however, the Shurgard REIT has prepared three examples based on the following assumptions: (i) the net operating incomes of the Partnership Facilities and the related partnership distributions increase by 4% annually based on the estimated net operating income of the Partnership Facilities for the year ended December 31, 1994, (ii) all Partnership Facilities are sold in a single transaction as of a specified date at sale prices based on a capitalization rate of 10.5% of net operating income, (iii) a selling cost of 5% of the sale price is incurred, (iv) the estimated net operating income of Partnership Facilities for the year ended December 31, 1994 is based on the 1994 budgets for such Partnership Facilities (which are consistent with the net operating income for the 11 months ended November 30, 1994), except Partnership Facilities that are still in the rent-up stage, in which case the net operating income has been appropriately increased, and (v) for purposes of applying the allocation provisions of the Partnership Agreements, the aggregate capital contributions received by the Partnerships and the Project Partnerships and the cumulative partnership distributions made by such partnerships as of December 31, 1994 have been estimated based on the unaudited amounts as of November 30,
1994.  The  Shurgard  REIT  believes,  however,  that  it  is  likely  that  the
Partnership Facilities will actually be sold at different times, that net operating incomes will vary over time based on changes in economic conditions, typical capitalization rates will change and negotiated sale prices will be affected by individual circumstances. Nevertheless, based on such assumptions and assuming the distribution of sale proceeds in accordance with the provisions of the respective Partnership Agreements, Profits resulting from the sale of all Partnership Facilities at December 31, 1995, 1997 and 1999 would be approximately $2.7 million, $5.6 million and $11 million, respectively. Based on a Market Value of the Shurgard Class A Common Stock of $18.78 per share (the average price for the 30 days ended December 16, 1994), the number of Contingent Shares issuable at such dates in the future would be 136,581 shares, 283,280 shares and 556,443 shares, respectively. Since the Market Value at these future dates could be substantially different from the current Market Value, the number of Contingent Shares could vary accordingly and would not be issuable until such future dates. It is important to understand that neither the timing nor the terms of sale transactions involving the Partnership Facilities or Partnership interests can be predicted and that the foregoing examples are only illustrative.

    In the event of a change of control or at the end of five years following the Closing, the Shurgard REIT may issue Contingent Shares based on the value of all of the unsold Partnership Facilities determined by appraisal, but without actual sale transactions and without receiving distributions from the
Partnerships or recognizing gain or income for financial reporting or tax purposes. While the Shurgard REIT would continue to own the Partnership interests and would benefit from additional appreciation in the value of the Partnership Facilities after such appraisal, if any, it would recognize gain or income and receive sales proceeds in the future only in connection with an actual sale of such assets.

    All distributions or other payments (to the extent such distributions or other payments do not constitute a Disposition or Distribution) and all voting rights and other indicia of beneficial ownership with respect to such Partnerships will inure to the benefit of the Shurgard REIT. Accordingly, the Shurgard REIT will receive and retain all distributions from the Partnership attributable to operating cash flow. For the 11 months ended November 30, 1994, this was $295,000. Dividends or other distributions and all voting rights and other indicia of beneficial ownership with respect to Contingent Shares will inure to the benefit of the former holder of Management Company Common Stock only when and from the time that such Contingent Shares are issued, if ever, in accordance with the provisions of the Merger Agreement. The rights to Contingent Shares are not assignable.

    No fractional Contingent Shares will be issued. In lieu of any such fractional securities, each holder of rights to Contingent Shares who would otherwise have been entitled to a fraction of a Contingent Share will be paid an amount in cash, without interest, equal to the Market Value of one Contingent Share (as calculated above), multiplied by such fraction.

    In light of certain IRS guidelines, the parties have agreed in the Merger Agreement that the aggregate number of shares of Shurgard Class A Common Stock delivered by the Shurgard REIT as Contingent Shares shall not exceed that number of shares of Shurgard Class A Common Stock issued at the Effective Time. The parties, however, do not believe that this maximum limit will ever be reached and this limit does not represent an estimate by the parties of the payment of the Contingent Shares.

EFFECTIVE TIME OF THE MERGER

    Promptly following the satisfaction or waiver (where permissible) of the conditions to the Merger, the Merger will be consummated and become effective on the date and at the time the certificate of merger is duly filed with the Secretary of State of the state of Delaware and the articles of merger are duly filed with the Secretary of State of the state of Washington or such later date and time as may be specified in such certificate of merger and articles of merger. See "THE MERGER -- Conditions to Consummation of the Merger."

FRACTIONAL SHARES

    No fractional shares of Shurgard Class A Common Stock will be issued in the Merger. In lieu thereof, the Shurgard REIT will pay cash based on the Market Value of Shurgard Class A Common Stock immediately preceding the Closing to any holder otherwise entitled to a fractional share.

EXCHANGE OF SHARES OF MANAGEMENT COMPANY COMMON STOCK

    The Merger Agreement provides that the exchange of shares of Management Company Common Stock in the Merger will be effected as follows:

    (i) The Shurgard REIT will deliver to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Management Company Common Stock (the "Certificates") a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment;

    (ii) Upon surrender of the Certificates for cancellation to the Shurgard REIT, together with letters of transmittal duly executed and any other required documents, holders of such Certificates will receive in consideration therefor
(a) a certificate representing that number of whole shares of Shurgard Class A Common Stock to which such holder is entitled as Share Consideration; (b) the right to receive Contingent Shares; and (c) cash in lieu of a fractional share of Shurgard Class A Common Stock; and

   (iii) After the Effective Time, each outstanding unsurrendered Certificate will be deemed to represent only the right to receive upon such surrender (or thereafter in the case of Contingent Shares) the number of shares of Shurgard Class A Common Stock and the cash in lieu of a fractional share into which such shares of Management Company Common Stock will have been converted; however, the holders of outstanding unsurrendered Certificates after the Effective Time will not be entitled to receive any dividends or distributions with a record date after the Effective Time theretofore paid with respect to the shares of Shurgard Class A Common Stock until such Certificates are surrendered, although any such dividends or distributions will accrue and be payable to the holder, without interest, upon surrender of such Certificates.

EFFECT ON MANAGEMENT COMPANY STOCK OPTION, EMPLOYEE BENEFIT AND STOCK PLANS

    Under the Management Company Stock Option Plan, holders of outstanding options to purchase shares of Management Company Common Stock will have the right to exercise such options immediately prior to the Closing, whether or not the vesting requirements for such options have been satisfied. Accordingly, shares acquired on exercise of such options will be included in the shares of Management Company Common Stock outstanding as of the Effective Time. All outstanding options to purchase shares of Management Company Common Stock that are not exercised prior to Closing will terminate.

    At the Effective Time, and as a result of the Merger, the Shurgard REIT will become the successor employer to the Management Company's employee stock ownership ("ESOP") and incentive savings (401(k)) plans.

TRADING OF SHARES OF SHURGARD CLASS A COMMON STOCK

    The shares of Shurgard Class A Common Stock to be issued in the Merger have been approved for trading on the Nasdaq National Market, subject to official notice of issuance.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement includes various customary representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties of the Management Company as to, among other things: (i) the corporate organization, standing and power of the Management Company; (ii) approval by the Management Company's Board of Directors of the Merger Agreement;
(iii) the Management Company's capitalization; (iv) pending or threatened litigation; (v) the Merger Agreement's noncontravention of any agreement, law or charter or bylaw provision and the absence of the need (except as specified) for governmental or third-party consents to the Merger; (vi) the terms, existence, operations, liabilities and compliance with applicable laws of the Management Company's employee plans, and certain other matters relating to the Employee Retirement Income Security Act of 1974, as amended; (vii) payment of taxes; (viii) ownership of and rights to use certain intellectual property; (ix) the Management Company's consolidated financial statements; (x) the conduct of the Management Company's business in the ordinary and usual course and the absence of any material adverse change in the Management Company's financial condition, business, results of operations, properties, assets, liabilities or prospects; (xi) certain contracts and leases of the Management Company; (xii) certain matters with respect to compliance with environmental laws and regulations; (xiii) certain transactions with affiliates; and (xiv) certain information to be supplied by the Management Company for inclusion in this Proxy Statement/Prospectus and in the Registration Statement.

    The Merger Agreement also includes representations and warranties of the Shurgard REIT as to, among other things: (i) the corporate organization, standing and power of the Shurgard REIT and its subsidiaries; (ii) approvals by the Shurgard REIT Board and the authorization of the Merger Agreement; (iii) the Shurgard REIT's capitalization; (iv) the authorization of the Shurgard Class A Common Stock to be issued pursuant to the Merger Agreement; (v) pending or threatened litigation; (vi) the Merger Agreement's noncontravention of any agreement, law or charter or bylaw provision and the absence of the need (except as specified) for governmental or third-party consents to the Merger; (vii) the accuracy of the Shurgard REIT's consolidated financial statements and filings with the Commission; and (viii) the accuracy of information to be supplied by the Shurgard REIT for inclusion in this Proxy Statement/Prospectus and in the Registration Statement.

BUSINESS OF THE MANAGEMENT COMPANY PENDING THE MERGER

    The Management Company has agreed that, except as contemplated by the Merger Agreement, during the period from the date of the Merger Agreement to the Effective Time, the Management Company will pursue its business in the ordinary course, with no less diligence and effort than would be applied in the absence of the Merger Agreement. The Management Company has also agreed, on terms expressly set forth in the Merger Agreement, that it will seek to preserve intact its current business organization, maintain certain levels of working capital, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their good will and ongoing businesses shall be unimpaired at the Effective Time. The Management Company has also agreed that before the Effective Time, unless the Shurgard REIT agrees in writing or as otherwise permitted by the Merger Agreement, it will not, among other things, enter into transactions or take actions that would, among other things, change its capitalization, make distributions to its shareholders, change existing employee benefits or agreements, effect any business combination or corporate reorganization or restructuring, amend its Articles of Incorporation or establish or amend a material agreement.

NO SOLICITATION

    The Shurgard REIT and the Management Company have each agreed that before the Effective Time (i) neither of them will, and each of them will direct and use its best efforts to cause its respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, such party, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to such proposal or offer, or otherwise facilitate any effort or attempt to make or implement such proposal; (ii) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to December 19, 1994 with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken pursuant to the Merger Agreement; and (iii) it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it. Notwithstanding the foregoing, nothing in the Merger Agreement will prohibit either the Shurgard REIT Board or the Management Company's Board from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal if, and only to the extent that, the Board of Directors of such party determines in good faith that such action is required for the Board to comply with its fiduciary duties to its shareholders that are imposed by law and such party keeps the other party informed of the status of any such discussions.

INTERMATION SPIN-OFF

    Prior to the Closing, the Management Company will distribute all the shares of capital stock of InterMation held by the Management Company to its shareholders. See "FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of the InterMation Spin-off."

SHURGARD REALTY ADVISORS


    The Management Company has agreed to sell SRA to Shurgard General Partner, Inc., a corporation owned by Mr. Barbo, prior to the Closing, for $25,000, which price is equal to the net capital currently required to be maintained in SRA. The consideration will be delivered in the form of a note, to be payable upon liquidation of SRA, or the date SRA allows its NASD broker-dealer license to lapse, as described below, whichever occurs sooner. SRA has entered into an agreement with the Shurgard REIT providing that so long as (i) SRA is maintained as a legal entity licensed as a broker dealer and (ii) the Shurgard REIT reimburses SRA for the cost of maintaining its licenses as a broker-dealer, SRA will provide the Shurgard REIT broker-dealer services on financial terms substantially similar to those provided to the Shurgard REIT in connection with the Consolidation; provided, however, that SRA has the right, upon 30 days' notice to the Shurgard REIT, to allow SRA's broker-dealer licenses to lapse and/or to dissolve SRA.


CONDITIONS TO CONSUMMATION OF THE MERGER

    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of the Shurgard REIT and the Management Company to effect the Merger are subject to certain conditions, including the following: (i) the Merger will have been duly approved by the holders of a majority of the outstanding shares of Shurgard Class A Common Stock and the Management Company shareholders; (ii) the waiting period under the HSR Act applicable to the Merger will have expired or been terminated; (iii) the Registration Statement will have been declared effective and will not be the subject of any stop order suspending the effectiveness thereof or any proceeding seeking such a stop order; and (iv) subject to certain exceptions, there will not be in effect any judgment, writ, order, injunction or decree of any court or governmental body enjoining or otherwise preventing consummation of the transactions contemplated by the Merger Agreement nor will there be pending or threatened by any governmental body or other person any suit, action or proceeding seeking to restrain or restrict the consummation of the Merger or seeking damages in connection therewith.

    In addition, the respective obligations of the parties to effect the Merger are subject to the satisfaction or mutual waiver of certain conditions, including the following: (i) all required authorizations or other third-party consents in connection with the execution and delivery of the Merger Agreement and the performance of the obligations thereunder will have been obtained; (ii) the shares of Shurgard Class A Common Stock issuable pursuant to the Merger Agreement will have been approved for trading on the Nasdaq National Market or any national exchange upon which the Shurgard Class A Common Stock is then listed; (iii) Mr. Barbo shall have entered into a noncompetition agreement, and certain existing agreements shall have been terminated; and (iv) certain major shareholders of the Management Company shall have entered into agreements limiting sales of Shurgard Class A Common Stock received in the Merger.

    Evergreen Holding Company ("EHC"), the limited partner of Shurgard Evergreen Limited Partnership (the "Evergreen Partnership"), has notified the Management Company that EHC considers the proposed Merger to be a transfer of interest in the Evergreen Partnership requiring the consent of EHC. EHC has requested that certain modifications to the Evergreen Partnership limited partnership agreement be made as a condition of its consent to the Merger. While the Management Company does not believe the Merger requires the consent of EHC, the parties have commenced discussions and the Shurgard REIT and the Management Company expect that the issue will be resolved prior to the consummation of the Merger. There can be no assurance, however, that this issue will be resolved prior to the consummation of the Merger.

    CONDITIONS TO THE OBLIGATION OF THE SHURGARD REIT. In addition to the foregoing conditions, the obligation of the Shurgard REIT to effect the Merger is further subject to satisfaction or waiver of the following conditions, among others: (i) the representations and warranties of the Management Company contained in the Merger Agreement will be true and correct in all material respects; (ii) the Management Company will have performed all agreements required to be performed by it under the Merger Agreement; (iii) the Shurgard REIT will have received a tax opinion of Perkins Coie that the Merger will constitute a reorganization under Section 368(a) of the Code, with the Shurgard REIT and the Management Company being parties to that reorganization within the meaning of Section 368(b) of the Code such that the Management Company does not recognize taxable gain or loss on the transaction; (iv) the InterMation Spin-off will have occurred by virtue of a transaction that is intended to qualify for tax-free treatment under Section 355 of the Code; (v) the Shurgard REIT shall have received an "agreed-upon procedures" report from Deloitte & Touche LLP, independent public accountants, with respect to the Management Company's consolidated financial statements included in this Proxy Statement/Prospectus;
(vi) the Shurgard REIT shall have received the Management Company's Closing Statement, which conforms to the requirements of the Merger Agreement; (vii) from December 19, 1994 through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Management Company and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a material adverse effect on the Management Company's financial condition, business or operations; (viii) holders in excess of 10% of the shares of Management Company Common Stock shall not have exercised dissenters' rights under applicable law; (ix) the InterMation Spin-off shall have occurred; (x) the disposition of SRA described in the Merger Agreement shall have occurred; (xi) all consents necessary to transfer certain intellectual property rights to the Surviving Corporation shall have been obtained; and (xii) the Closing Statement shall reflect an aggregate of cash and cash equivalents, short-term investments, fees, accounts receivable and reimbursements receivable of not less than $1,060,700.

    CONDITIONS TO THE OBLIGATION OF THE MANAGEMENT COMPANY. In addition to the foregoing conditions, the obligation of the Management Company to effect the Merger is further subject to satisfaction or waiver of the following conditions, among others: (i) the representations and warranties of the Shurgard REIT contained in the Merger Agreement are true and correct in all material respects;
(ii) the Shurgard REIT has performed all agreements required to be performed by it under the Merger Agreement; (iii) from December 19, 1994 through the Effective Time, there has not occurred any change in the financial condition, business or operations of the Shurgard REIT and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a material adverse effect on the Shurgard REIT's business, properties, operations, condition (financial or other) or prospects; and (iv) the Management Company has received a tax opinion of Riddell, Williams, Bullitt & Walkinshaw that the InterMation Spin-off more likely than not qualifies for tax-free treatment under Section 355 of the Code.

AMENDMENT AND WAIVER; TERMINATION

    The parties to the Merger Agreement may not amend, change, supplement, waive or otherwise modify the Merger Agreement, except by an instrument in writing signed by the party against whom enforcement is sought.

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Management Company shareholders or the Shurgard REIT shareholders, either by the mutual written consent of the Shurgard REIT and the Management Company or by the mutual action of their respective Board of Directors. The Merger Agreement may also be terminated by action of either the Shurgard REIT Board or the Management Company's Board of Directors if (i) the Merger has not been consummated by May 25, 1995 (provided that the terminating party shall not have breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to occur on or before such date); (ii) either the holders of the Management Company Common Stock or the holders of the Shurgard Class A Common Stock shall fail to approve the Merger; or (iii) any court or governmental body in the United States has issued a final and nonappealable order, decree or ruling or taken any other final and nonappealable action permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the party seeking such termination has used all reasonable efforts to remove such order, decree, ruling or injunction).

REGULATORY MATTERS

    The Merger is subject to the expiration or termination of the applicable waiting period under the HSR Act. Certain aspects of the Merger will require notifications to, and filings with, certain securities and other authorities in certain states, including jurisdictions where the Shurgard REIT and the Management Company currently operate.

    Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. The Shurgard REIT and the Management Company filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on January 26, 1995. Unless it is extended, the waiting period for these filings will terminate on February 25, 1995. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the Shurgard REIT or the Management Company. At any time before or after the Effective Time, and notwithstanding that the waiting period under the HSR Act has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the Shurgard REIT or the Management Company. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

    Based on information available to them, the Shurgard REIT and the Management Company believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, the Shurgard REIT and the Management Company would prevail or would not be required to accept certain adverse conditions in order to consummate the Merger.

INDEMNIFICATION OF MANAGEMENT COMPANY DIRECTORS AND OFFICERS

    Under the Merger Agreement, the Shurgard REIT has agreed to keep in effect provisions in its Certificate of Incorporation and By-Laws providing for limitation of director liability and indemnification of directors, officers, employees and agents at least to the extent such persons are entitled thereto under the Articles of Incorporation and By-Laws of the Management Company as of December 19, 1994, subject to Delaware law. To the extent the Shurgard REIT Certificate of Incorporation and By-Laws do not provide for indemnification of directors or officers of predecessor corporations the Shurgard REIT will, subject to Delaware law, contractually assume the indemnification obligations under the Management Company's By-Laws. In addition, such provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the

Management Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement), unless such modification is required by law.

RESALE OF SHARES OF SHURGARD CLASS A COMMON STOCK ISSUED IN THE MERGER;
AFFILIATES

    The Merger Agreement provides that Messrs. Barbo, Buerk, Daniels, Grant, Knutzen (as trustee of the Barbo family trust) and Rowe will agree not to sell, pledge (on a nonrecourse basis), transfer or otherwise dispose of (except by operation of law) more than 40% of the Share Consideration and the Contingent Shares received by them for a two-year period commencing on the Closing Date.


    Except as provided above, the shares of Shurgard Class A Common Stock to be issued in the Merger will be freely transferable, except that shares issued to any Management Company shareholder who may be deemed to be an "affiliate" (as defined under the Securities Act, and generally including, without limitation, directors, certain executive officers and beneficial owners of 10% or more of a class of capital stock) of the Management Company for purposes of Rule 145 under the Securities Act shall not be transferable except in compliance with the Securities Act. Approximately 78% of the shares of Shurgard Class A Common Stock to be issued pursuant to the Merger will be held by such "affiliates." The Management Company shareholders will not have registration rights with respect to the shares of Shurgard Class A Common Stock they receive in the Merger.


    Such "affiliates" have delivered a letter to the Shurgard REIT indicating that they will not sell, pledge, transfer or otherwise dispose of any shares of the Shurgard Class A Common Stock issued pursuant to the Merger except (i) in accordance with an effective registration statement, (ii) in compliance with the Rule 145 under the Securities Act, or (iii) pursuant to a transaction exempt from, or otherwise not subject to, the registration requirements of the Securities Act.

    This Proxy Statement/Prospectus does not cover resales of shares of Shurgard Class A Common Stock received by any person who may be deemed to be an affiliate of the Management Company.

AGREEMENT OF MANAGEMENT COMPANY SIGNIFICANT SHAREHOLDERS TO VOTE IN FAVOR OF THE MERGER


    Certain significant shareholders of the Management Company (the "Management Company Significant Shareholders") have entered into a Shareholders Agreement pursuant to which each of the Management Company Significant Shareholders has agreed to attend (in person or by proxy) the special meeting of Management
Company shareholders at which the Merger Agreement will be presented for approval and to vote all shares of Management Company Common Stock that such shareholder has the right to vote in favor of the Merger Agreement. Such special meeting of Management Company shareholders is currently scheduled for March 21, 1995. As of December 31, 1994, the Management Company Significant Shareholders had the power to vote shares representing an aggregate of approximately 85% of the outstanding shares of Management Company Common Stock. Accordingly, approval of the Merger Agreement by the Management Company shareholders is assured.


ACCOUNTING TREATMENT

    The Merger will be accounted for using the purchase method under generally accepted accounting principles for accounting and financial reporting purposes.

EXPENSES AND FEES

    Each party will bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries, incurred in connection with the Merger Agreement and the transactions contemplated thereby. Notwithstanding the foregoing, the Merger Agreement provides that if an officer, director or affiliate of the Management Company (collectively, the "Litigation Parties") is involuntarily made a party to a lawsuit in connection with the Merger, the Shurgard REIT will defend, indemnify and pay the costs associated with the defense of such Litigation Parties. In addition, if it is deemed appropriate, such Litigation Parties may retain separate legal counsel to defend actions brought in connection with the Merger and the Shurgard

REIT will likewise pay the associated costs. Further, the Management Company and the Shurgard REIT have each agreed in the Merger Agreement not to enter into settlement proceedings without the consent of the other. The Shurgard REIT will have no duty to indemnify any of the Litigation Parties for any liability imposed under a final judgment to the extent such judgment has been finally adjudicated and determined to have been the result of an untrue statement or an omission of a material fact made by the Management Company in certain sections of the Registration Statement or this Proxy Statement/Prospectus, or as a result of fraud, intentional misconduct or knowing violation of the law by such Litigation Parties.

RIGHTS OF DISSENTING MANAGEMENT COMPANY SHAREHOLDERS

    Holders of Shurgard Class A Common Stock will not be entitled to dissenters' rights as a result of the Merger.

    A record or beneficial holder of Management Company Common Stock will have the right to dissent with respect to the Merger and, subject to certain conditions, will be entitled to receive a cash payment equal to the fair value of his or her shares under the WBCA. Any Management Company shareholder who intends to exercise his or her dissenters' rights must not vote his or her shares in favor of the Merger and must satisfy the procedural requirements concerning dissenters' rights specified in the WBCA. The Management Company will be required to pay to each Management Company dissenting shareholder who complies with the procedures of the WBCA, within 30 days after the later of the Effective Time and the date the payment demand is received, the amount that the Management Company estimates to be the fair value of the shareholders shares, plus accrued interest. The Management Company will provide, along with such payment, certain financial information, and an explanation of how the Management Company estimated the fair value of the shares. Any dissenting shareholder who is dissatisfied with such payment may, within 30 days of such payment, notify the Management Company in writing of such shareholder's estimate of fair value of his or her shares and the amount of interest due, and demand payment thereof.

    If any Management Company dissenting shareholder's demand for payment is not settled within 60 days after receipt by the Management Company of such shareholder's payment demand, the WBCA requires that the Management Company commence a proceeding in King County Superior Court, and petition the court to determine the fair value of the shares and accrued interest. Such a determination of fair value could result in a price higher than, lower than or equal to the price available to Management Company shareholders pursuant to the Merger. Under the WBCA, a court may consider a variety of factors in determining fair value. The WBCA requires that the court consider all relevant facts and circumstances in determining the fair value and that it not give undue emphasis to any one factor.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion summarizes those federal income tax considerations resulting from the Merger that materially affect the Shurgard REIT, the Management Company and their respective shareholders. The discussion is general in nature and is not intended as a substitute for professional tax advice. Accordingly, the discussion does not purport to be a complete analysis or listing of all potential effects relevant to a decision whether to vote in favor of the Merger. The discussion neither addresses the tax consequences that may be relevant to a particular Shurgard REIT or a Management Company shareholder nor a Shurgard REIT or a Management Company shareholder that is subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations and non-United States persons, nor does it address any consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, Treasury regulations promulgated thereunder and administrative rulings and court decisions as of the date hereof. The foregoing is subject to change either prospectively or retroactively and any such change could affect the continuing validity of the discussion. THE SHURGARD REIT AND MANAGEMENT COMPANY SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

TAX TREATMENT OF THE MERGER

    The following is a summary of the material federal income tax consequences of the Merger. No ruling from the IRS will be applied for with respect to the federal income tax consequences of the Merger. Thus, there can be no assurance that the IRS will agree with the conclusions set forth in this Proxy Statement/Prospectus.


    In connection with the Merger, Perkins Coie, counsel to the Shurgard REIT, has delivered an opinion to the Shurgard REIT and the Management Company that for federal income tax purposes under current law, assuming that the Merger and related transactions will take place as described in the Merger Agreement and that certain factual matters represented by the Shurgard REIT, the Management Company and the Management Company Significant Shareholders are true and correct at the Effective Time, the following will be the material federal income tax consequences to the Management Company and the Shurgard REIT as a result of the
Merger:


        (i) the Merger will be treated as a reorganization under Section 368(a) of the Code;

        (ii) each of the Shurgard REIT and the Management Company will be a party to the reorganization under Section 368(b) of the Code;

       (iii) no gain or loss will be recognized by the Shurgard REIT or the Management Company in the Merger;

       (iv) immediately following the Effective Time, the assets of the Management Company in the hands of the Shurgard REIT will have the same adjusted tax basis as they had in the hands of the Management Company immediately prior to the Effective Time; and

        (v) the holding period for each of the assets of the Management Company in the hands of the Shurgard REIT following the Effective Time will include the period each asset was held by the Management Company immediately prior to the Effective Time.

    In addition, Perkins Coie has opined, based on these assumptions and representations, that the following should be the material tax consequences to the Management Company shareholders as a result of the Merger:

        (x) no gain or loss should be recognized by Management Company shareholders upon receipt of shares of Shurgard Class A Common Stock in exchange for their shares of Management Company Common Stock (other than Contingent Shares recharacterized as interest as discussed in "-- Contingent Shares and Indemnification Shares"), except that Management Company shareholders who receive cash in lieu of a fractional share of Shurgard Class A Common Stock will recognize gain equal to the difference between such cash and the tax basis allocated to their fractional shares of Shurgard Class A Common Stock, and such gain will constitute capital gain if their shares of Management Company Common Stock were held as a capital asset at the Effective Time;

        (y) the tax basis of the shares of Shurgard Class A Common Stock received (including fractional shares of Shurgard Class A Common Stock deemed received) in the Merger by Management Company shareholders (other than Contingent Shares recharacterized as interest as discussed in "-- Contingent Shares and Indemnification Shares") should be the same as the tax basis of their shares of Management Company Common Stock exchanged therefor and, until the final payment of Contingent Shares, such basis shall be determined as though the maximum number of Contingent Shares had been issued under the Merger Agreement (see "-- Contingent Shares and Indemnification Shares") and all of the Indemnification Shares are released at the end of the escrow period (see "-- Indemnification Shares and Adjustment Indemnification Shares"); and

        (z) the holding period of the shares of Shurgard Class A Common Stock in the hands of the Management Company shareholders (other than Contingent Shares recharacterized as interest as discussed in "-- Contingent Shares and Indemnification Shares") should include the holding period of their shares of Management Company Common Stock exchanged therefor, provided such shares of Management Company Common Stock are held as a capital asset at the Effective Time.

    Perkins Coie will opine as to each of the foregoing items regarding the federal income tax consequences of the Merger. Perkins Coie's opinion will be limited, however, to the foregoing consequences. Perkins Coie is not opining as to the consequences of other elements of the transaction, including, without limitation, the consequences of the InterMation Spin-off. For a discussion of this item see "-- Tax Treatment of the InterMation Spin-off."

CONTINGENT SHARES AND INDEMNIFICATION SHARES

    ISSUANCE OF CONTINGENT SHARES. The Shurgard REIT will recognize no gain or loss upon the issuance of Contingent Shares. It is likely that the Shurgard REIT would recognize no gain or loss upon the receipt of Indemnification Shares from the escrow fund, although the IRS might take the position that such return constituted ordinary income to the Shurgard REIT if the related indemnification claim was for lost profits of the Shurgard REIT. If the Shurgard REIT were to recognize ordinary income on receipt of such shares, the Shurgard REIT may be required to increase its distributions to retain REIT status and the Shurgard REIT shareholders would recognize dividend income on receipt of any such additional distribution.

    RECEIPT OF CONTINGENT SHARES. The Shurgard REIT may issue Contingent Shares during each fiscal quarter ending after the Effective Time, through the fifth anniversary of the Closing. See "THE MERGER -- Contingent Shares." Generally, the offering and issuance of Contingent Shares should not adversely affect the tax-free nature of the Merger. Nonetheless, a portion of the Contingent Shares issued to Management Company shareholders will be taxable upon receipt by the Management Company shareholders as interest income. The amount of interest income recognized will equal the excess of (i) the fair market value of the Contingent Shares at the time they are issued over (ii) such fair market value discounted back to the Effective Time using an applicable federal interest rate. Because of the factual uncertainty regarding the amount and timing of the issuance of the Contingent Shares, the amount of the interest income to be recognized by the Management Company shareholders is uncertain.

    INDEMNIFICATION SHARES AND ADJUSTMENT INDEMNIFICATION SHARES. Subject to certain limitations, a total of 15% of the Share Consideration will be deposited into an escrow account at the Closing to allow the Shurgard REIT to recover from the Indemnification Shares and Adjustment Indemnification Shares costs or expenses arising from certain events. See "THE MERGER -- Indemnification Shares." Each Management Company shareholder will be deemed to own at the Effective Time that portion of the Indemnification Shares and Adjustment Indemnification Shares that he or she would receive upon the release of such shares if no payment of such shares is made during the escrow period. The issuance of the Indemnification Shares and Adjustment Indemnification Shares should not adversely affect the tax-free nature of the reorganization nor adversely impact a Management Company shareholder. The IRS has ruled that the payment of shares as indemnification from an escrow fund of the type used in the Merger Agreement will not result in gain or loss to the beneficial owner of the shares if the payment is calculated on the basis of the fair market value of the shares at the time of the initial reorganization. Rev. Rul. 76-42, 1976-1 C.B. 102. Accordingly, the Management Company shareholders should recognize no gain or loss upon a transfer of Indemnification Shares or Adjustment Indemnification Shares to the Shurgard REIT. Additionally, the basis of such shares will be added to the basis of the Indemnification Shares and Adjustment Indemnification Shares remaining in the escrow fund.

EXERCISE OF DISSENTERS' RIGHTS

    Management Company shareholders who exercise dissenters' rights will recognize gain or loss equal to the difference between such cash and the tax basis in their shares of Management Company Common Stock subject to dissenters' rights, and such gain or loss will constitute capital gain or loss if their shares of Management Company Common Stock are held as a capital asset at the Effective Time. However, such exercise may be subject to the provisions and limitations of Section 302 of the Code. Accordingly, under certain limited circumstances, a Management Company shareholder exercising dissenters' rights may recognize ordinary income to the extent of the cash received if the resulting redemption were not treated as a complete termination of the interest of the Management Company shareholder in the Shurgard REIT, after application of certain attribution rules under Section 302 of the Code. For example, if persons related (within the meaning of Section 318 of the Code) to a Management Company shareholder who exercises dissenters' rights own shares of the Shurgard REIT after the Merger, or the Management Company shareholder exercises dissenters' rights for some, but not all, of his or her shares, the cash received upon the exercise of dissenters' rights may result in dividend treatment. Management Company shareholders should consult their own tax advisers to determine whether dividend treatment could apply to their particular circumstances.

BUILT-IN GAIN RULES

    Under the "Built-in Gain Rules" of Notice 88-19, 1988-1 C.B. 486, the Shurgard REIT will be subject to a corporate tax if it disposes of any of the assets acquired from the Management Company in the Merger during the 10-year period beginning at the Effective Time (the "Restriction Period"). This tax is imposed at the top regular corporate rate (currently 35%) on the excess of (i) the lesser of (a) the fair market value at the Effective Time of the assets disposed of and (b) the selling price of such assets over (ii) the Shurgard REIT's adjusted basis at the Effective Time in such assets (such excess being referred to as the "Built-in Gain"). The Shurgard REIT does not intend to dispose of any of the assets acquired in the Merger during the Restriction Period. However, the Merger Agreement does contemplate (x) the Shurgard REIT's disposition of interests in certain Partnerships (the "Partnership Interests") acquired from the Management Company in the Merger and (y) the sale of some or all of the assets of these Partnerships, as described in "THE MERGER -- Contingent Shares." On such a disposition, if the fair market value of a Partnership Interest at the Effective Time exceeded the Shurgard REIT's basis therein or if the fair market value of the Partnership assets at the Effective Time exceeded the Partnership's basis therein, the Shurgard REIT would be taxed at the time of the disposition on the resulting gain at the top corporate rate under the Built-in Gain Rules. SEE, E.G., Prop. Treas. Reg. 1.1374-4(h).

    The results described above with respect to the recognition of Built-in Gain assume that the Shurgard REIT will make a certain election pursuant to the
Built-in Gain Rules or applicable future administrative rules or Treasury Regulations. The Shurgard REIT intends to make this election. If the Shurgard REIT does not make this election, the Management Company will be taxed on the Built-in Gain at the Effective Time at regular corporate tax rates. Furthermore, if the Shurgard REIT does not make the election, the InterMation Spin-off may fail to qualify under Section 355 of the Code. See "-- Tax Treatment of the InterMation Spin-off" and "-- Failure of the InterMation Spin-off to Qualify."

FAILURE OF THE MERGER TO QUALIFY

    CONSEQUENCES TO THE MANAGEMENT COMPANY AND MANAGEMENT COMPANY SHAREHOLDERS. The tax opinion regarding the consequences of the Merger is based upon a number of assumptions and representations, including, among others, that
(i)  the  fair market  value  of the  Shurgard Class  A  Common Stock  and other consideration received by each Management Company shareholder will be approximately equal to the fair market value of the Management Company Common Stock surrendered in the exchange and (ii) none of the Shurgard Class A Common Stock received by any shareholder employee of the Management Company is separate compensation for services rendered to the Shurgard REIT. Should any of these assumptions or representations upon which the tax opinions regarding the Merger are based prove inaccurate, the Merger may not qualify as a tax-free reorganization under Section 368(a) of the Code. Furthermore, such tax opinions are not binding upon the IRS, which may challenge the qualification of the Merger as a reorganization under Section 368(a) of the Code. If the Merger does not so qualify, (i) the Management Company shareholders will recognize gain or loss upon the Merger in an amount equal to the difference between the fair market value at the Effective Time of the Shurgard Class A Common Stock received, including Contingent Shares when and as received, and their adjusted tax basis in the shares of Management Company Common Stock exchanged therefor, including Contingent Shares when and as received and (ii) the Management Company will recognize gain or loss in an amount equal to the difference between the fair market value of the Shurgard Class A Common Stock issued in the Merger, including Contingent Shares when and as received, and the adjusted tax basis of the assets that it transfers to the Shurgard REIT in the Merger.

    Furthermore, the failure of the Merger to qualify under Section 368(a) of the Code may cause the InterMation Spin-off to fail to qualify under Section 355 of the Code. For a discussion of the InterMation Spin-off, including the adverse tax consequences to the Management Company and the Management Company shareholders that may result from the InterMation Spin-off's failure to qualify under Section 355 of the Code, see "-- Tax Treatment of the InterMation Spin-off."

    CONSEQUENCES TO THE SHURGARD REIT. The Shurgard REIT will not directly recognize gain or loss as a result of the failure of the Merger to qualify as a reorganization under Section 368(a) of the Code. Nonetheless, the Shurgard REIT will be primarily liable as the successor to the Management Company for the resulting tax liability imposed upon the Management Company. Furthermore, the failure of the Merger to qualify under Section 368(a) of the Code may cause the InterMation Spin-off to fail to qualify under Section 355 of the Code. For a discussion of the InterMation Spin-off, including the adverse tax consequences to the Shurgard REIT that may result from the InterMation Spin-off's failure to qualify under Section 355 of the Code, see "-- Tax Treatment of the InterMation Spin-off."

TAX TREATMENT OF THE INTERMATION SPIN-OFF

    The following is a summary of the material federal income tax consequences of the InterMation Spin-off. Based on its guidelines for submitting a ruling, the IRS has informed the Management Company that it will not consider a ruling regarding these consequences. Accordingly, there can be no assurance that the IRS will determine that the InterMation Spin-off qualifies under Section 355 of the Code.

    In connection with the InterMation Spin-off, Riddell, Williams, Bullitt & Walkinshaw, counsel to the Management Company, will deliver an opinion to the Management Company that for federal income tax purposes under current law, assuming that the InterMation Spin-off and related transactions will take place as described in an Agreement and Plan of Corporate Separation between the

Management Company and InterMation and that certain factual matters represented by the Management Company, InterMation and certain Management Company shareholders are true and correct at the time of the InterMation Spin-off, the following would more likely than not be the material federal income tax consequences of the InterMation Spin-off:

        (i) the distribution of the shares of InterMation common stock in the InterMation Spin-off will be treated as described in Section 355(a)(1) of the Code;

        (ii) no gain or loss will be recognized by (and no amount will be included in the income of) the Management Company shareholders upon the receipt of the shares of InterMation common stock distributed to them by the Management Company;

       (iii) no gain or loss will be recognized by the Management Company upon the distribution of all the shares of InterMation common stock held by it to its shareholders;

       (iv) the basis of the shares of Management Company Common Stock and the shares of InterMation common stock held by the Management Company shareholders after the distribution will be the same as the basis of the shares of Management Company Common Stock held immediately prior to the distribution, allocated in proportion to the relative fair market values of the shares of Management Company Common Stock and the shares of InterMation common stock on the date of the distribution;

        (v) provided that the shares of Management Company Common Stock were held as a capital asset on the date of the distribution, the holding period of the shares of InterMation common stock received by the Management Company shareholders will include the holding period of the shares of Management Company Common Stock exchanged therefor; and

       (vi) the earnings and profits of the Management Company immediately before the distribution will be allocated between the Management Company and InterMation in proportion to the relative fair market values of the two corporations as of the date of distribution, with the amount of earning and profits allocated to InterMation being limited to the net worth of InterMation as of the date of the distribution.

    The opinion of Riddell, Williams, Bullitt & Walkinshaw, counsel to the Management Company, regarding the InterMation Spin-off will be limited to the foregoing.

FAILURE OF THE INTERMATION SPIN-OFF TO QUALIFY

    CONSEQUENCES TO THE MANAGEMENT COMPANY AND MANAGEMENT COMPANY SHAREHOLDERS. The tax opinion regarding the InterMation Spin-off is based on a number of assumptions and representations, including, among others, that (i) the assumption that the Merger will take place and that it will qualify as a tax-free reorganization under Section 368(a)(1) of the Code and (ii) the parties to the Merger Agreement have entered into the Merger Agreement for valid business reasons and not for the purpose of tax avoidance. Should any of these assumptions prove inaccurate, the InterMation Spin-off may not qualify as a distribution under Section 355(a)(1) of the Code. Furthermore, the tax opinion regarding the InterMation Spin-off is not binding on the IRS, which may challenge the qualification of the InterMation Spin-off as a distribution under
Section 355(a)(1) of the Code. If the InterMation Spin-off does not so  qualify,
(i) the Management Company shareholders will recognize income as a result of the InterMation Spin-off in an amount equal to the fair market value of the InterMation common stock received and (ii) the Management Company will recognize gain in an amount equal to the difference between the fair market value of the shares of InterMation common stock it distributes in the InterMation Spin-off and its basis in such shares.

    CONSEQUENCES TO THE SHURGARD REIT AND THE SHURGARD REIT SHAREHOLDERS. The Shurgard REIT will not directly recognize any gain or loss in the event the InterMation Spin-off fails to qualify as a distribution under Section 355(a)(1) of the Code. Nonetheless, the Shurgard REIT will be primarily liable as the successor to the Management Company for the tax liability imposed upon the

Management Company. In the event the Shurgard REIT is held primarily liable for this resulting tax liability, the Shurgard REIT will be partially or completely indemnified for the tax costs associated with the disqualified InterMation Spin-off. If the resulting tax liability is determined within three years of the Effective Time, the indemnification will be satisfied, to the extent possible, through retention of the Indemnification Shares. If the resulting tax liability is determined after such time, the Shurgard REIT will have recourse against the Management Company Significant Shareholders, subject to certain limitations. See "THE MERGER -- Indemnification Shares." Because the amount of such liability will be based on facts that are not available at this time, including the fair market value of the InterMation common stock on the date of distribution, it is not possible to determine with reasonable certainty the amount of any potential tax liability should the InterMation Spin-off fail to qualify as tax-free. Accordingly, it is possible that the amount of any resulting tax liability, including potential interest, penalties and professional costs, may exceed the extent of the available indemnity.

    If the InterMation Spin-off does not qualify under Section 355 of the Code, however, the amount of accumulated earnings and profits acquired by the Shurgard REIT from the Management Company in the Merger will be reduced. See "-- Consequences of the Merger on the Shurgard REIT's Qualification as a REIT -- Distributions of Accumulated Earnings and Profits Attributable to Non-REIT Years." The taxable distribution of InterMation shares by the Management Company prior to the Merger has the net effect of reducing the Management Company's accumulated earnings and profits by the adjusted tax basis of the distributed shares. By reducing the amount of the earnings and profits, the amount of Shurgard REIT distributions previously characterized as dividends will be equally reduced and such distributions would be treated as a tax-free return of capital to the Shurgard REIT shareholders to the extent of their basis in their Shurgard Class A Common Stock, and thereafter as capital gain income. Accordingly, if the InterMation Spin-off is subsequently determined to be taxable, the Shurgard REIT shareholders may be entitled to a tax refund associated with any distribution made during 1995 that was incorrectly reported as a dividend.

CONSEQUENCES OF THE MERGER ON THE SHURGARD REIT'S QUALIFICATION AS A REIT

    THE SHURGARD REIT'S SELF-ADMINISTRATION OF MANAGEMENT SERVICES. Because of the unique federal income tax requirements attributable to REITs, a number of federal income tax issues must be addressed in connection with the Merger that are unique to the Shurgard REIT's status as a REIT. Of primary importance is the issue of whether the Shurgard REIT is permitted to perform its property management functions internally. Generally, REITs are permitted to perform services for their own tenants, which services are usually and customarily rendered in connection with the rental of space for occupancy only and are not considered to be "rendered to the occupant." If a REIT performs services beyond this extent, the income received for the use of its property will not satisfy the REIT income tests. See "-- Tax Consequences to Management Company Shareholders Receiving Shurgard Class A Common Stock -- Income Tests." Failure to satisfy these tests would result in the disqualification of the Shurgard REIT as a REIT. See "-- Tax Consequences to Management Company Shareholders Receiving Shurgard Class A Common Stock -- Failure of the Shurgard REIT to Qualify as a REIT."

    As a result of the Merger, the Shurgard REIT will perform or "self-administer" the property management activities for properties it owns. Prior to the Consolidation, and on behalf of the Shurgard REIT, the Management Company obtained an IRS private letter ruling in which the IRS ruled that, should the Shurgard REIT acquire the Management Company and self-administer the management activities of its properties, such property management services rendered by the Shurgard REIT would not adversely affect the characterization of the Shurgard REIT's rents from real property. The ruling is based on a description of those management services to be performed by the Shurgard REIT in connection with its own properties, including maintenance, repair, lease administration and accounting, and security. The ruling also considers the ancillary services to be directly performed by the

Shurgard REIT such as truck rentals and inventory sales. Based on this ruling, the property management services rendered by the Shurgard REIT on its own properties should not adversely affect the characterization of the Shurgard REIT as a REIT.

    NONQUALIFYING INCOME. The Shurgard REIT must meet several annual gross income tests to retain its REIT qualification. See "-- Tax Consequences to Management Company Shareholders Receiving Shurgard Class A Common Stock -- Income Tests." Under the 95% gross income test, the Shurgard REIT must derive at least 95% of its total gross income from specified classes of income related to real property, dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute "dealer property." Income related to real property includes: (i) proceeds from the rental of self-storage facilities; (ii) interest on obligations secured by mortgages on real property; and (iii) gains from the sale or other disposition of real property (other than real property held by the Shurgard REIT as a dealer).

    In the event the Shurgard REIT fails to meet the 95% test during any taxable year, its REIT status would terminate for that year and future years unless it satisfies each of the following: (i) it reported the source and nature of each item of its gross income in its federal income tax return for such year; (ii) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax; and (iii) the failure to meet such test is due to a reasonable cause and not to willful neglect. Accordingly, if the failure to meet the 95% test is based on a reasonable cause such as a miscalculation or interpretation as to the nature of the gross income and the Shurgard REIT reports all of its nonqualifying income on its tax return, the Shurgard REIT would not lose its REIT status. If the Shurgard REIT has projected that it may have excess nonqualifying income for any years and fails to cure such problem, it may face termination of its REIT status. If so terminated, the Shurgard REIT cannot again elect REIT status for five years unless it can prove that such termination was due to reasonable cause, not willful neglect.

    Furthermore, in the event the Shurgard REIT fails to meet the 95% test, even if the Shurgard REIT's REIT status is not terminated, the Shurgard REIT would still be subject to an excise tax on any excess nonqualifying income. Generally, if the Shurgard REIT fails the 95% test but still retains its qualification as a REIT, it would be subject to a 100% excise tax on the amount of the excess nonqualifying income multiplied by a fraction, the numerator of which is the Shurgard REIT's taxable income (computed without its distribution deduction) and the denominator of which is the Shurgard REIT's gross income from all sources. This excise tax has the general effect of causing the Shurgard REIT to pay all net profits generated from this excess nonqualifying income to the IRS.

    Presently, the Shurgard REIT obtains a small percent of its gross income from activities that do not qualify under this 95% gross income test ("Nonqualifying Income"). For a description of these activities, see "POLICIES REGARDING INVESTMENT AND CERTAIN OTHER ACTIVITIES -- Policy With Respect to Dividends and Certain Other Activities -- Ancillary Services." For example, income received by the Shurgard REIT from the sale of inventory products such as locks, boxes and packing materials and commissions from the rental of Ryder trucks do not qualify under the 95% test. Currently, on an annualized basis, gross income from these nonqualifying activities accounts for approximately 2.84% of the total gross income of the Shurgard REIT.

    Upon the Merger, the gross income received by the Shurgard REIT from property management services on properties owned by third parties will be treated as income not qualifying under the 95% test. For a discussion regarding the third-party property management contracts of the Management Company, see "SHURGARD INCORPORATED -- Management Services." In addition, to the extent third parties reimburse the Management Company for legal, acquisition, accounting, operations or other administrative services performed by Management Company employees, the amount of such reimbursement should similarly be treated as
Nonqualifying Income. If  there was  no change  in the  Shurgard REIT's  current
revenues   and  assuming  that  the  Merger   closed  on  March  31,  1995,  the

Shurgard REIT would earn Nonqualifying Income of approximately 4.9% of its total gross income in 1995 and would earn Nonqualifying Income of approximately 5.7% of its total gross income for subsequent years, thereby failing the 95% test.

    The percentage of Nonqualifying Income may be reduced in a variety of ways. Because the income tests are based on a percentage of total gross income, increases in qualifying rents will reduce the percentage of Nonqualifying Income. Pursuant to the Shurgard REIT's existing acquisition program, additional assets may be acquired by it during 1995 that would generate additional qualifying income, thereby lowering the percentage of total Nonqualifying Income recognized by it. There can, of course, be no assurance that future acquisitions will be made in amounts or at such times to satisfy these gross income requirements. Increases in other Nonqualifying Income may similarly affect these calculations.

    Accordingly, if the Shurgard REIT determines at any time during the year that the receipt of third-party management fees could adversely affect its ability to satisfy the 95% test, it will notify the third-party property owners to which it provides property management services and request that management fees be paid at reduced rates for the remainder of the year. The Shurgard REIT will, to the extent possible under existing tax guidelines, defer receipt of such fees to a succeeding year in which recognition of the Nonqualifying Income does not jeopardize its qualification as a REIT. If such deferral is not possible, however, the Shurgard REIT would reduce the fees without condition or deferral. Although this measure would reduce the Shurgard REIT's gross income (and correspondingly its net profits), it would effectively reduce the Shurgard REIT's overall Nonqualifying Income and preserve its REIT status. The Shurgard REIT anticipates that this measure will be taken only as necessary and intends to pursue less costly alternatives when appropriate.

    DISTRIBUTIONS OF ACCUMULATED EARNINGS AND PROFITS ATTRIBUTABLE TO NON-REIT YEARS. A REIT is not allowed to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute any such accumulated earnings and profits. In a corporate reorganization qualifying as a tax-free statutory merger, the acquired corporation's accumulated earnings and profits are carried over to the surviving corporation. Any accumulated earnings and profits treated as having been acquired by a REIT through such a merger will be treated as accumulated earnings and profits of a REIT attributable to non-REIT years. Accordingly, any accumulated earnings and profits of the Management Company will carry over to the Shurgard REIT and the Shurgard REIT will be required to distribute these accumulated earnings and profits prior to the close of 1995 (the year in which the Merger occurs). Failure to do so would result in disqualification of the Shurgard REIT's REIT status.

    The amount of the accumulated earnings and profits of the Management Company acquired by the Shurgard REIT will be based on the consolidated earnings and profits of the Management Company (including each of its subsidiaries) at the time of the InterMation Spin-off (the "Consolidated Earnings"). The Consolidated Earnings will be determined, in part, through an earnings and profits study based on (i) the corporate tax returns of the Management Company for the years beginning on the Management Company's date of incorporation through December 31, 1994 and (ii) consolidated earnings and profits for the 1995 period ending on the date of the InterMation Spin-off. The Consolidated Earnings will then be allocated between the Management Company and InterMation based on the relative fair market values of the two separate corporations at the time of the InterMation Spin-off. As the basis for this allocation, the Management Company will use the share consideration paid in the Merger (exclusive of Contingent Shares) for the value of the Management Company and will obtain an independent valuation for InterMation. The amount of accumulated earnings and profits allocated to the Management Company will then be adjusted for its activities occurring between the date of the InterMation Spin-off and the Closing Date of the Merger to arrive at the amount of accumulated earnings and profits acquired by the Shurgard REIT (the "Acquired Earnings").

    The amount  of the  Acquired Earnings  is estimated  between $6,100,000  and
$6,800,000 depending on the relative values of InterMation assumed for allocating the Consolidated Earnings on the InterMation Spin-off. This estimate also assumes, among other things, (i) a reduction in the Consolidated Earnings resulting from the exercise of stock options and the payment of cash bonuses to pay taxes associated with such exercise and (ii) a reduction in the Consolidated Earnings resulting from payment of stock and cash bonuses during 1994 and 1995. Because of the uncertainty of these and other assumptions, the amount of Acquired Earnings may differ from the range estimated above.

    To determine the amount of distributions required to be made by the Shurgard REIT during 1995 to distribute these Acquired Earnings, the Shurgard REIT must determine the source of each of its distributions made during 1995. Only those distributions that are sourced to the Acquired Earnings will be treated as reducing such earnings and profits. In determining the source of a distribution, consideration should generally be given first, to the earnings and profits of the taxable year and second, to earnings and profits accumulated in prior years. Accordingly, to distribute the Acquired Earnings, the Shurgard REIT must distribute during 1995 all current year earnings and profits plus the sum of (i) the amount of any accumulated and undistributed 1994 Shurgard REIT earnings and profits and (ii) the amount of the Acquired Earnings.

    Furthermore, if annual distributions are made only in cash and are in excess of current year earnings and profits, then a proportionate amount of each distribution will be treated as sourced from current year earnings and profits. That portion of each such distribution that is not sourced to current year earnings and profits will be sourced to earnings and profits accumulated in prior years that ARE AVAILABLE AT THE TIME OF THE DISTRIBUTION. Accordingly, any distribution made by the Shurgard REIT during 1995 but prior to the Closing will not be treated as partially reducing the Acquired Earnings. This may cause the Shurgard REIT to further increase the amount of its distributions during 1995 to eliminate the Acquired Earnings should the Closing extend beyond the date of its first quarter distribution.

    Based on its quarterly distribution history during 1994, the Shurgard REIT will be required to increase its distributions during 1995 to distribute the Acquired Earnings. For example, assume that the Shurgard REIT has annualized taxable earnings and profits for 1995 equal to $29,000,000, $2,000,000 of accumulated and undistributed earnings and profits attributable to 1994 and $6,800,000 of Acquired Earnings. Assuming further that the Merger occurs prior to the first quarterly distribution, the Shurgard REIT would be required to distribute $37,800,000 during 1995 to retain REIT status. Assuming that total post-Merger outstanding shares remain at 18,281,411, the amount of distributions per share equals approximately $2.07. Any increase in distributions is intended to be paid out of Shurgard REIT operating cash flow. The Shurgard REIT may accomplish these additional distributions by either increasing its quarterly distribution, making special distributions during the year or making a special year-end distribution. A year-end distribution must be declared within the last three months of the year and paid prior to January 31, 1996. This distribution would be treated for all purposes as a 1995 dividend to the Shurgard REIT shareholders even though received by the shareholders after year-end. As a result of these increased distributions, the Shurgard REIT shareholders will recognize additional dividend income to the extent that such distributions received represent accumulated earnings and profits of the Shurgard REIT. Any amounts received by shareholders in excess of such earnings and profits will be treated as either a return of capital or capital gain. See "-- Tax Consequences to Management Company Shareholders Receiving Shurgard Class A Common Stock -- Federal Income Taxation of Shurgard REIT Shareholders."

    The calculation of the amount of Acquired Earnings is subject to challenge by the IRS. First, there can be no assurance that the IRS will not examine the Management Company's prior tax returns and propose adjustments to increase its taxable income. Because the earnings and profits study used to calculate the amount of Acquired Earnings is based on these returns, such adjustments may increase the amount of the Acquired Earnings, particularly since the IRS may consider all taxable years as open for review for purposes of determining earnings and profits. Second, there can also be no assurance that the IRS will respect the valuations used for purposes of allocating the Consolidated

Earnings between the Management Company and InterMation on the InterMation Spin-off. If the IRS determines that the Management Company has a proportionately greater value than InterMation at the time of the InterMation Spin-off, the amount of Acquired Earnings would proportionately increase.

    In the event the IRS subsequently determines that it failed to distribute all the Acquired Earnings, the Shurgard REIT may make an additional distribution within 90 days of such determination to distribute these earnings and profits plus pay the IRS an interest charge based on 50% of such amount not previously distributed. If such additional distribution is made, the Shurgard REIT may retain its REIT qualification for years subsequent to the Merger. Nonetheless, if such determination is made, the Shurgard REIT would not be treated as a REIT for the year of the Merger.

    ACQUISITION OF AFFILIATED SHURGARD PARTNERSHIP INTERESTS. In the Merger, the Shurgard REIT will acquire interests in various partnerships that act as general partners in partnerships that own and operate self-storage facilities. The Shurgard REIT, for purposes of satisfying its REIT asset and income tests, will be treated as if it owns a proportionate share of each of the assets of the these partnerships attributable to such interests. For these purposes, the Shurgard REIT's interest in each of the partnerships will be determined in accordance with its capital interest in such partnership. The character of the various assets in the hands of the partnership and the items of gross income of the partnership will retain their same character in the hands of the Shurgard REIT for these purposes. Accordingly, to the extent the partnership receives real estate rentals and holds real property, a proportionate share of such qualified income and assets, based on the Shurgard REIT's capital interest in the partnerships, will be treated as qualified rental income and real estate assets of the Shurgard REIT for purposes of determining its REIT characterization. It is expected that substantially all of the properties of the partnerships will constitute real estate assets and generate qualified rental income for these REIT qualification purposes.

    The Shurgard REIT will acquire interests in each of these partnerships that entitle the Shurgard REIT to a percentage of profits in excess of the percentage of total capital contributed to the partnership. Regulatory authority does not specifically address this situation and it is uncertain, based on existing authority, what the treatment of these profit interests will be when applying these rules. For example, based on the existing rules, if the amount received by a REIT based on a profit interest in a partnership is in excess of it capital interest in the underlying gross income, the amount of such excess should be entirely disregarded for these REIT qualification purposes. Furthermore, these rules do not specifically address the manner in which a REIT is to determine its capital interest. There is no reference to the capital account or special allocation rules of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and these rules do not address acquisitions of partnership interests for valuable consideration. Based on the fact that the Shurgard REIT is acquiring the Partnership Interests for valuable consideration and at a time when the Partnership assets may have some appreciated capital value, the Shurgard REIT may be treated as having a capital percentage in the Partnerships at the time of the Merger. This may increase the amount of qualifying income recognized by the Shurgard REIT. In the event the IRS determines that the percentage of capital contributed is the proper indicator of a capital interest, however, a portion of the income recognized by the Shurgard REIT attributable to its Partnership Interests may be disregarded when applying these gross income requirements.

TAX CONSEQUENCES TO MANAGEMENT COMPANY SHAREHOLDERS RECEIVING SHURGARD CLASS A COMMON STOCK

    The Management Company shareholders will be receiving shares of Shurgard Class A Common Stock as consideration for the Merger. The Shurgard REIT is a publicly traded corporation that has elected to qualify as a REIT, as defined in
Section 856 of the Code. As a REIT, the Shurgard REIT avoids paying federal income tax on income that it currently distributes to its shareholders. If the Shurgard REIT at any time fails to qualify as a REIT, the Shurgard REIT will be taxed on its distributed income, thereby reducing the amount of cash available for distribution to its shareholders. Accordingly, the continued qualification of the Shurgard REIT as a REIT is a significant consideration for Management Company shareholders deciding to vote in favor of approval of the Merger.

    OVERVIEW OF REIT QUALIFICATION RULES. The following summarizes the basic requirements for REIT status:

        (i) The Shurgard REIT stock must be transferable and held by more than 100 shareholders, and no more than 50% of the value of the Shurgard REIT's stock may be held by five or fewer individuals.

        (ii) Generally, 75% (by value) of the Shurgard REIT's investments must be in real estate, mortgages secured by real estate, cash or government securities.

       (iii) The Shurgard REIT's gross income must meet three income tests:

           (a) At least 75% of the gross income must be derived from specific real estate sources;

           (b) At least 95% of the gross income must be from the real estate sources includable in the 75% test, or from dividends, interest or gains from the sale or disposition of stock and securities; and

           (c) Less than 30% of the gross income may be derived from the sale of real estate assets held for less than four years, from the sale of certain "dealer" properties or from the sale of stock or securities having a short-term holding period.

       (iv) The Shurgard REIT must distribute to its shareholders in each taxable year an amount at least equal to 95% of the Shurgard REIT's "REIT taxable income" (which is generally equivalent to taxable ordinary income).

    The discussion set forth below explains these REIT qualification requirements in greater detail. It also addresses how these highly technical rules may be expected to impact the Shurgard REIT in its operations, noting areas of uncertainty that perhaps could lead to adverse consequences to the Shurgard REIT and its shareholders.

    SHARE OWNERSHIP. The shares of the Shurgard REIT are fully transferable, with the exception of certain shares that are subject to contractual transfer restrictions. Furthermore, the Shurgard REIT has more than 100 shareholders and its Certificate of Incorporation provides, to decrease the possibility that the Shurgard REIT will ever be closely held, that no individual, corporation or partnership is permitted to acquire more than 9.8% of the number of outstanding shares of Shurgard Class A Common Stock. This limitation may be adjusted, however, by the Shurgard REIT Board in certain circumstances. Shares acquired in excess of such limit may be redeemed by the Shurgard REIT. In addition, the Certificate of Incorporation provides that shares acquired in excess of such limit will automatically convert into nondividend-paying and nonvoting shares of excess stock. See "DESCRIPTION OF SHURGARD REIT CAPITAL STOCK -- Excess Stock." Contractual or securities law restrictions on transferability should be disregarded for purposes of determining the transferability of REIT shares.

    NATURE OF ASSETS. On the last day of each calendar quarter, at least 75% of the value of the Shurgard REIT's total assets must consist of (i) real estate assets (including interests in real property interest and mortgages on loans secured by real property), (ii) cash and cash items (including receivables), and
(iii) government securities (collectively, the "real estate assets"). In addition, no more than 25% of the value of the Shurgard REIT's assets may consist of securities (other than government securities). Finally, except for certain "qualified REIT subsidiaries," as described below, the securities of any one nongovernmental issuer may not represent more than 5% of the value of the Shurgard REIT's total assets or 10% of the outstanding voting securities of any one issuer. There are no investment restrictions on the remainder of the Shurgard REIT's assets.

    While, as noted above, a REIT cannot own more than 10% of the outstanding voting securities of any single nongovernmental issuer, an exception to this rule permits REITs to own "qualified REIT subsidiaries." A "qualified REIT subsidiary" is any corporation in which 100% of its stock is owned by the REIT at all times during which the corporation was in existence. The Shurgard REIT currently has three wholly owned corporate subsidiaries that were formed and owned at all times during their existence by the Shurgard REIT. These corporations should be treated as "qualified REIT subsidiaries" and should not adversely affect the Shurgard REIT's qualification as a REIT.

    INCOME TESTS. To maintain its qualification as a REIT, the Shurgard REIT must meet three gross income requirements that must be satisfied annually. First, at least 75% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the REIT's gross income (including gross income from prohibited transactions) for each taxable year.

    Rents received by the Shurgard REIT on the lease of self-storage facilities will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts of sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income test if the Shurgard REIT, or an owner of 10% or more of the Shurgard REIT, directly or constructively owns 10% or more of such tenant (a "Related-Party Tenant"). Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." The Shurgard REIT does not anticipate charging rent for any portion of any property that is based in whole or in part on the income or profits of any person and the Shurgard REIT does not anticipate receiving rents in excess of a de minimis amount from Related-Party Tenants. Furthermore, the Shurgard REIT does not lease personal property in connection with its rental of self-storage facilities.

    Finally, for rents to qualify as "rents from real property," the Shurgard REIT must not operate or manage the property or furnish or render services to tenants other than through an "independent contractor" from whom the Shurgard REIT derives no revenue. As described above, the "independent contractor" requirement does not apply to the extent that services provided by the Shurgard REIT are usually and customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." The Management Company has, on behalf of the Shurgard REIT, obtained a private letter ruling from the IRS ruling that the management services provided by the Shurgard REIT for its own properties after the Merger will not cause the rents received by the Shurgard REIT to be treated as other than "rents from real property." See "-- Consequences of the Merger on the Shurgard REIT's Qualification as a REIT -- The Shurgard REIT's Self-Administration of Management Services." The Shurgard REIT may, however, receive fees and consideration for performance of management and administrative services with respect to properties that are not owned entirely by the Shurgard REIT. Such income will not qualify under either the 75% or

95% gross income test and, if it exceeds 5% of the Shurgard REIT's total gross income, may adversely affect the Shurgard REIT's continued qualification as a REIT. See "-- Consequences of the Merger on the Shurgard REIT's Qualification as a REIT -- Nonqualifying Income."

    If the Shurgard REIT fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if the Shurgard REIT's failure to meet such test was due to reasonable cause and not willful neglect and the Shurgard REIT attaches a schedule of its income sources to its tax return that does not fraudulently or intentionally exclude any income sources. As discussed above, even if these relief provisions apply, a tax would be imposed with respect to such excess income. See "-- Consequences of the Merger on the Shurgard REIT's Qualification as a REIT -- Nonqualifying Income."

    ANNUAL DISTRIBUTION REQUIREMENTS. Each year, the Shurgard REIT must have a deduction for dividends paid (determined under Section 561 of the Code) to its shareholders in an amount equal to (i) 95% of the sum of (a) its "REIT taxable income" as defined below and (b) any net income from foreclosure property less the tax on such income, minus (ii) any "excess noncash income," as defined below. "REIT taxable income" is the taxable income of a REIT computed without a deduction for dividends paid and excluding any net capital gain. REIT taxable income is further adjusted by certain items, including, without limitation, an exclusion for net income from foreclosure property, a deduction for the excise tax on the greater of the amount by which the REIT fails the 75% or the 95% income test, and an exclusion for an amount equal to any net income derived from prohibited transactions. "Excess noncash income" means the excess of certain amounts that the REIT is required to recognize as income in advance of receiving cash, such as original issue discount on purchase money debt, over 5% of the REIT taxable income before deducting for dividends paid and excluding any net capital gain.

    Such distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before the REIT timely files its tax return for such year and is paid on or before the first regular dividend payment after such declaration. To the extent that the Shurgard REIT does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount based on regular corporate tax rates. Furthermore, if the Shurgard REIT should fail to distribute during such calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Shurgard REIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

    Under certain circumstances, the Shurgard REIT may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year that may be included in the Shurgard REIT's deduction for dividends paid for the earlier year. Thus, the Shurgard REIT may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Shurgard REIT will be required to pay to the IRS interest based on the amount of any deduction taken for deficiency dividends.

    FAILURE OF THE SHURGARD REIT TO QUALIFY AS A REIT. If the Shurgard REIT fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Shurgard REIT would be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Shurgard REIT fails to qualify would not be deductible by the Shurgard REIT nor would they be required to be made. In such an event, to the extent of current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory relief provisions, the Shurgard REIT would also be disqualified from taxation as a

REIT  for  the  four  taxable  years  following  the  year  during  which   such
qualification was lost. It is not possible to state whether in all circumstances the Shurgard REIT would be entitled to such statutory relief.

    FEDERAL INCOME TAXATION OF SHURGARD REIT SHAREHOLDERS. As long as the Shurgard REIT qualifies for federal income taxation as a REIT, distributions made to the Shurgard REIT shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be recognized by the shareholders as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for corporate shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Shurgard REIT's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his or her stock in the Shurgard REIT. Shurgard REIT shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

    Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares. Shareholders will be required to reduce the tax basis of their shares by the amount of such distributions until such basis has been reduced to zero, after which such distributions will be taxable as capital gain (ordinary income in the case of a shareholder who holds his or her shares as a dealer). The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized on the sale of the shares. Any loss upon a sale or exchange of shares by a shareholder who held such shares for six months or less (after applying certain holding period rules) will generally be treated as long-term capital loss to the extent such shareholder previously received capital gain distributions with respect to such shares.

    Shareholders may not include in their individual federal income tax returns any net operating losses or capital losses of the Shurgard REIT. In addition, any distribution declared by the Shurgard REIT in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Shurgard REIT and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Shurgard REIT no later than January 31 of the following year. The Shurgard REIT may contemplate making such a year-end distribution to rid itself of accumulated earnings and profits acquired from the Management Company that are attributable to non-REIT years. See "-- Consequences of the Merger on the Shurgard REIT's Qualification as a REIT -- Distributions of Accumulated Earnings and Profits Attributable to Non-REIT Years."

    BACKUP WITHHOLDING. Distributions from the Shurgard REIT will ordinarily not be subject to withholding of federal income taxes. However, the Shurgard REIT will be required to withhold tax at the rate of 31% from distributions paid to those shareholders who (i) have failed to furnish their taxpayer identification number ("TIN") to the Shurgard REIT; (ii) have, according to the IRS, furnished an incorrect TIN to the Shurgard REIT; (iii) have, according to the IRS, underreported interest, dividends or patronage dividend income in the past; or (iv) have failed to satisfy the payee certification requirements of
Section 3406 of the Code. Each shareholder will be required to provide and certify his or her correct TIN and to certify that he or she is an exempt recipient. Furthermore, the Shurgard REIT may be required to withhold a portion of capital gain distributions to any shareholder who fails to certify his or her nonforeign status to the Shurgard REIT.

STATE AND LOCAL TAXES

    The Shurgard REIT or its shareholders, or both, may be subject to state or local taxes in other jurisdictions such as those in which the Shurgard REIT may be deemed to be engaged in activities or in which shareholders reside or own property or other interests. Such tax treatment of the Shurgard REIT and its shareholders in states having taxing jurisdiction over them may differ from the federal income tax treatment described in this Proxy Statement/Prospectus. Each shareholder should consult his or her tax advisor as to the status of the Shurgard Class A Common Stock under the respective state laws applicable to him or her.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

APPOINTMENT OF OFFICERS AND A DIRECTOR OF THE SHURGARD REIT

    As a result of the Merger, Charles K. Barbo will be appointed as the Shurgard REIT's Chairman of the Board, President and Chief Executive Officer. Mr. Barbo will serve in such capacities until his successor has been duly elected or appointed. Mr. Barbo is a co-founder of the Management Company, and currently serves as its Chairman of the Board and President. As of December 31, 1994, Mr. Barbo beneficially owned 1,724,600 shares of Management Company Common Stock, constituting a 41% beneficial ownership interest in the Management Company. Upon completion of the Merger, Mr. Barbo will beneficially own 730,853 shares of Shurgard REIT Common Stock, constituting a 3.5% ownership interest in the Shurgard REIT. As a condition to the Closing, Mr. Barbo will enter into a noncompetition agreement with the Shurgard REIT, but will otherwise have no written employment contract or formal arrangements concerning his title, powers, compensation or tenure.

    In addition, the Merger Agreement provides that Harrell L. Beck and  Kristin
H. Stred will each be appointed as a Senior Vice President of the Shurgard REIT. Mr. Beck will also retain his current positions of Treasurer and Chief Financial Officer of the Shurgard REIT, and Ms. Stred will retain her current positions of Secretary and General Counsel of the Shurgard REIT. Michael Rowe, Executive Vice President and Director of Storage Operations of the Shurgard REIT, and David K. Grant, Executive Vice President and Director of Real Estate Investment of the Shurgard REIT, currently hold similar positions with the Management Company. They will remain in their positions on behalf of the Shurgard REIT after the Merger.

ACCELERATION OF THE MANAGEMENT COMPANY STOCK OPTIONS

    Holders of outstanding options to purchase shares of Management Company Common Stock will have the right to exercise such options immediately prior to the closing of the Merger, whether or not the vesting requirements for such options have been satisfied. The executive officers of the Shurgard REIT hold options to purchase an aggregate of 74,500 shares of Management Company Common Stock, the vesting of 61,168 of which will be accelerated. All outstanding options to purchase shares of Management Company Common Stock that are not exercised prior to the Closing will terminate.

INDEMNIFICATION OF DIRECTORS AND OFFICERS PURSUANT TO THE MERGER AGREEMENT

    Under the Merger Agreement, the Shurgard REIT has agreed to keep in effect provisions in its Certificate of Incorporation and By-Laws providing for limitation of director liability and indemnification of directors, officers, employees and agents at least to the extent such persons are entitled thereto under the Articles of Incorporation and By-Laws of the Management Company as of December 19, 1994, subject to Delaware law. To the extent the Shurgard REIT's Certificate of Incorporation and By-Laws do not provide for indemnification of directors or officers of predecessor corporations, the Shurgard REIT will, subject to Delaware law, contractually assume the indemnification obligations under the Management Company's By-Laws. In addition, such provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Management Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement), unless such modification is required by law.

    The Merger Agreement provides that if an officer, director or affiliate of the Management Company (collectively, the "Litigation Parties") is involuntarily made a party to a lawsuit in connection with the Merger, the Shurgard REIT will defend, indemnify and pay the costs associated with the defense of such Litigation Parties. In addition, if it is deemed appropriate, such Litigation Parties may retain separate legal counsel to defend actions brought in connection with the Merger and the

Shurgard REIT will likewise pay the associated costs. Further, the Management Company and the Shurgard REIT have each agreed in the Merger Agreement not to enter into settlement proceedings without the consent of the other. The Shurgard REIT will have no duty to indemnify any of the Litigation Parties for any liability imposed under a final judgment to the extent such judgment has been finally adjudicated and determined to have been the result of an untrue statement or an omission of a material fact made by the Management Company in certain sections of the Registration Statement or this Proxy Statement/Prospectus, or as a result of fraud, intentional misconduct or knowing violation of the law by such Litigation Parties.

CONTINGENT SHARES

    Contingent Shares will be issued based on the future transactions relating to interests in or assets of the Partnerships or the appraised value of such assets, including transactions with the Shurgard REIT. See "THE MERGER --
Contingent Shares." The general partner of the Partnerships will manage and control the disposition of such Partnerships and their assets. Mr. Barbo is one of the general partners of five of the Partnerships. He also has the right to receive Contingent Shares, if any, arising from such transactions. Therefore, his interests may conflict with those of the Shurgard REIT in connection with transactions resulting in the issuance of Contingent Shares.

SHURGARD REALTY ADVISORS


    The Management Company has agreed to sell SRA to Shurgard General Partner, Inc., a corporation owned by Mr. Barbo, prior to the Closing, for $25,000, which price is equal to the net capital currently required to be maintained in SRA. The consideration will be delivered in the form of a note, to be payable upon liquidation of SRA, or the date SRA allows its NASD broker-dealer license to lapse, whichever occurs sooner. See "THE MERGER -- Shurgard Realty Advisors."


                    COMPARATIVE PER SHARE MARKET INFORMATION

THE SHURGARD REIT

    Market prices for the shares of Shurgard Class A Common Stock are reported on the Nasdaq National Market. The table below sets forth for the fiscal periods indicated the high and low sale prices per share of Shurgard Class A Common Stock on the Nasdaq National Market as reported in published financial sources, and distributions declared. For current price information, the Shurgard REIT shareholders and the Management Company shareholders are urged to consult publicly available sources.


                                           PRICE PER SHARE OF
                                            SHURGARD CLASS A       DISTRIBUTIONS
                                              COMMON STOCK         DECLARED (1)
                                           ------------------      ------------
                                            HIGH        LOW
                                           ------      ------
1994
  First Quarter (beginning March 28,
   1994).................................  $23.75      $22.00          $--
  Second Quarter.........................   24.25       21.00           .14
  Third Quarter..........................   23.25       20.50           .44
  Fourth Quarter.........................   23.00       17.75           .44
1995
  First Quarter (through February 14,
   1995).................................   23.75       19.50

- ------------------------
(1) Distributions are declared quarterly by the Shurgard REIT Board based on financial results for the prior quarter.



    On December 19, 1994, the last full trading day prior to announcement of the execution of the Merger Agreement, the reported Nasdaq National Market closing price per share of Shurgard Class A Common Stock was $18.75. On February 14,
1995, the most recent available date prior to printing this Proxy Statement/Prospectus, the reported Nasdaq National Market closing price per share of Shurgard Class A Common Stock was $22.25.

    Holders of shares of Shurgard REIT Common Stock are entitled to receive distributions when, as and if declared by the Shurgard REIT Board out of any assets legally available for payment. The Shurgard REIT is required to distribute annually to its shareholders at least 95% of its "REIT taxable income," which, as defined by the relevant tax statutes and regulations, is generally equivalent to net taxable ordinary income. See "POLICIES REGARDING INVESTMENT AND CERTAIN OTHER ACTIVITIES -- Policies With Respect to Dividends and Certain Other Activities -- Dividend Policy."

THE MANAGEMENT COMPANY

    There is no public market for shares of Management Company Common Stock. There were 25 holders of record of shares of Management Company Common Stock as of December 31, 1994. The Management Company has not paid any cash distributions since its inception.

                   DESCRIPTION OF SHURGARD REIT CAPITAL STOCK

GENERAL

    The authorized capital stock of the Shurgard REIT is divided into four classes: 120,000,000 shares of Class A Common Stock, par value $.001 per share, 500,000 shares of Class B Common Stock, par value $.001 per share, 40,000,000 shares of Preferred Stock, par value $.001 per share, and 160,000,000 shares of Excess Stock, par value $.001 per share.

COMMON STOCK

    The two classes of authorized Common Stock of the Shurgard REIT have substantially similar rights. Except as provided below, all shares of Class A Common Stock and Class B Common Stock are entitled to share equally in all distributions and in the assets available for distribution upon liquidation, subject to repayment of the Indebtedness of the Shurgard REIT and the prior rights of the Preferred Stock. Holders of Class A Common Stock and Class B Common Stock are entitled to receive distributions as declared by the Shurgard REIT Board out of any assets of the Shurgard REIT legally available for payment. There are no preemptive rights or other rights to subscribe for any shares associated with the Class A Common Stock and the Class B Common Stock. The transfer agent and registrar for the Class A Common Stock and the Class B Common Stock is Gemisys Corporation.

    Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share. Each holder of Class B Common Stock was entitled to a loan from the Shurgard REIT in an amount necessary to satisfy the holder's general partner capital obligation to certain Partnerships that were acquired by the Shurgard REIT in the Consolidation. Each loan is secured by a pledge of the Class B Common Stock held by the borrowing shareholder. Upon repayment of a portion of the loan, that portion of the Class B Common Stock equal to the percentage of the loan principal repaid is released from the pledge and is convertible, on a share-for-share basis, into shares of Class A Common Stock. Class B Common Stock is not publicly traded but is transferable upon its release from the pledge.

PREFERRED STOCK

    The Shurgard REIT Board is authorized, without further action of the shareholders of the Shurgard REIT, to issue up to 40,000,000 shares of Preferred Stock in one or more classes or series and to fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series. For example, the Shurgard REIT Board is authorized to issue a series of Preferred Stock that would have the right to vote, separately or with any other series of Preferred Stock, on any proposed amendment to the Certificate of Incorporation or any other proposed corporate action, including business combinations or other transactions. Except as described below with respect to the Rights Agreement, the Shurgard REIT Board does not presently contemplate the issuance of any Preferred Stock and is not aware of any pending or proposed transactions that would be affected by such issuance.

    One of the effects of undesignated Preferred Stock may be to enable the Shurgard REIT Board to render more difficult or to discourage an attempt to obtain control of the Shurgard REIT by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Shurgard REIT's management. The issuance of the shares of Preferred Stock pursuant to the Shurgard REIT Board's authority described above may adversely affect the rights of the holders of the Shurgard REIT Common Stock. For example, Preferred Stock issued by the Shurgard REIT after the Consolidation may rank prior to the Shurgard REIT Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of the Shurgard REIT Common Stock.

EXCESS STOCK

    The Certificate of Incorporation provides that the Shurgard REIT may prevent the transfer and/ or call for redemption of shares of the Shurgard REIT (whether Common or Preferred Stock) if more than 50% of the outstanding shares would be owned, directly or indirectly, by five or fewer individuals, if one person would own, directly or indirectly, more than 9.8% of the total outstanding shares (or such higher percentage as may be determined by the Shurgard REIT Board (the "Ownership Limit")). In addition, the Shurgard REIT may prevent such transfers and/or call for redemption of such shares if the Shurgard REIT Board determines in good faith that the shares have or may become concentrated to the extent that may prevent the Shurgard REIT from qualifying as a REIT. See "FEDERAL INCOME TAX CONSEQUENCES -- Tax Consequences to Management Company Shareholders Receiving Shurgard Class A Common Stock -- Share Ownership." Any class or series of Preferred Stock may be subject to these restrictions if so stated in the resolutions providing for the issuance of such Preferred Stock. Any corporate investor wishing to acquire or own more than 9.8% of the total outstanding shares may petition the Shurgard REIT Board in writing for approval. The Shurgard REIT Board will grant such request unless it determines in good faith that the acquisition or ownership of such shares would jeopardize the Shurgard REIT's qualification as a REIT under existing federal tax laws and regulations. Any corporate investor intending to acquire shares in excess of the Ownership Limit must given written notice to the Shurgard REIT of the proposed acquisition no later than the date on which the transaction occurs and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Shurgard REIT Board to evaluate or to protect against any adverse effect of the transfer. Notwithstanding the foregoing, the Shurgard REIT Board is not required to grant a request to adjust the Ownership Limit if the Shurgard REIT Board believes, based on advice from legal counsel, that the granting of such request would cause the Shurgard REIT Board to breach its fiduciary duties to the shareholders of the Shurgard REIT.

    If, despite the restrictions noted above, any person acquires shares in excess of the Ownership Limit (applying certain constructive ownership provisions), the shares most recently acquired by such person in excess of the limit will be automatically exchanged for an equal number of shares of Excess Stock. Shares of Excess Stock have the following characteristics: (i) owners of Excess Stock are not entitled to exercise voting rights with respect to the Excess Stock; (ii) Excess Stock shall not be deemed outstanding for purposes of determining a quorum at any annual or special meeting of shareholders; and (iii) Excess Stock will not be entitled to any dividends or other distributions. Any person who becomes an owner of Excess Stock is obligated to immediately give the Shurgard REIT written notice of such fact and certain information required by the Certificate of Incorporation. Excess Stock is also deemed to have been offered for sale to the Shurgard REIT or its designee for a period of 120 days from the later of (a) the date of the transfer that created the Excess Stock if the Shurgard REIT has actual notice that such transfer created the Excess Stock and (b) the date on which the Shurgard REIT Board determines in good faith that the transfer creating the Excess Stock has occurred. The Shurgard REIT has the right during such time period to accept the deemed offer or, in the Shurgard REIT Board's discretion, the Shurgard REIT may acquire and sell, or cause the owner to sell, the Excess Stock. The price for the Excess Stock will be the lesser of (i) the closing price of the shares exchanged into Excess Stock on the national stock exchange on which the shares are listed as of the date the Shurgard REIT or its designee acquires the Excess Stock or, if no such price is available, as determined in good faith by the Shurgard REIT Board and (ii) the price per share paid by the owner of the shares that were exchanged into Excess Stock or, if no purchase price was paid, the fair market value of such shares on the date of acquisition as determined in good faith by the Shurgard REIT Board. Upon such transfer or sale, the Excess Stock will automatically convert to Shurgard Class A Common Stock with all voting and dividend rights effective as of the date of such conversion; provided, however, that the owner will not be entitled to receive dividends payable with respect to Shurgard Class A Common Stock for the period during which the shares were Excess Stock. All certificates of Shurgard Class A Common Stock and Shurgard Class B Common Stock, any other series of Common Stock, and any class or series of Preferred Stock that is made subject to the restrictions outlined above will bear a legend referring to the restrictions.

SHAREHOLDER RIGHTS PLAN

    Pursuant to the Rights Agreement dated as of March 17, 1994, between the Shurgard REIT and Gemisys Corporation, as Rights Agent (the "Rights Agreement"), holders of shares of Shurgard Class A Common Stock have certain rights to purchase shares of Shurgard REIT Series A Junior Participating Preferred Stock (the "Preferred Shares") exercisable only in certain circumstances (the "Rights"). The Rights, which are represented by certificates for the Shurgard Class A Common Stock, trade together with the Shurgard Class A Common Stock until a Distribution Date (as defined below). Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase one one-hundredth of a Preferred Share at a price of $65 per one one-hundredth of a Preferred Share (subject to adjustment, the "Purchase Price").

    Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the outstanding Shurgard Class A Common Stock and (ii) 10 business days (or such later date as may be determined by action of the Shurgard REIT Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding Shurgard Class A Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Shurgard Class A Common Stock certificates outstanding as of March 25, 1994 (the "Rights Record Date"), by such Shurgard Class A Common Stock certificate, with a copy of a Summary of Rights to Purchase Preferred Shares (the "Summary of Rights") attached thereto.

    The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Shurgard Class A Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Shurgard Class A Common Stock certificates issued after the Rights Record Date upon transfer or new issuance of Shurgard Class A Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Shurgard Class A Common Stock outstanding as of the Rights Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Shurgard Class A Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Shurgard Class A Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date. The Rights will expire on March 17, 2004 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Shurgard REIT, in each case as described below.

    The Purchase Price payable and the number of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

    The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right is also subject to adjustment in the event of a stock split of the Shurgard Class A Common Stock or a dividend on the Shurgard Class A Common Stock payable in Shurgard Class A Common Stock or subdivisions, consolidations or combinations of the Shurgard Class A Common Stock occurring, in any such case, prior to the Distribution Date.

    Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each holder of Preferred Shares will be entitled to a minimum preferential quarterly dividend payment of the greater of $1 per share and a per share dividend of 100 times the aggregate dividends declared per share of Shurgard Class A Common Stock. In the event of liquidation, the holders of Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share or, if greater, to an aggregate per share payment of 100 times the aggregate payment made per share of Shurgard Class A Common Stock. Each Preferred Share will have 100 votes, voting together with the Shurgard Class A Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Shurgard Class A Common Stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of Shurgard Class A Common Stock. These rights are protected by customary antidilution provisions.

    Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Shurgard Class A Common Stock.

    If any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Shurgard Class A Common Stock having a market value of two times the exercise price of the Right. If the Shurgard REIT is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the exercise price of the Right.

    At any time after any person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Shurgard Class A Common Stock, the Shurgard REIT Board may exchange the Rights (other than Rights owned by such person or group that have become void), in whole or in part, at an exchange ratio of one share of Shurgard REIT Common Stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Shurgard REIT's Preferred Stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions that are integral multiples of one one-hundredth of a

Preferred Share, which may, at the election of the Shurgard REIT, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

    At any time prior to any person becoming an Acquiring Person, the Shurgard REIT Board may redeem the Rights in whole, but not in part, at the price of $.0001 per Right, with adjustments for stock splits, stock dividends or other similar transactions (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Shurgard REIT Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    The terms of the Rights may be amended by the Shurgard REIT Board without the consent of the holders of the Rights, including an amendment to lower certain 10% thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Shurgard Class A Common Stock then known to the Shurgard REIT to be beneficially owned by any person or group of affiliated persons and (ii) 9.8%, except that, from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Shurgard REIT, including, without limitation, the right to vote or to receive dividends.

    The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Shurgard REIT without conditioning the offer on substantially all the Rights being acquired. The Rights will not interfere with any merger or other business combination approved by the Shurgard REIT Board since the Shurgard REIT Board may, at its option, at any time prior to any person becoming an Acquiring Person, redeem all but not less than all the then-outstanding Rights at the Redemption Price.

                DESCRIPTION OF MANAGEMENT COMPANY CAPITAL STOCK

    The   following  description  is  summarized  from  the  provisions  of  the
Management Company's Articles of Incorporation.

    The Management Company's authorized capital consists of 10,000,000 shares of Management Company Common Stock. All shares of Management Company Common Stock are entitled to participate equally in dividends. Each shareholder has one vote for each share registered in such shareholder's name as of the applicable record date for any matter presented to shareholders. All shares of Management Company Common Stock rank equally on liquidation. Holders of shares of Management Company Common Stock have no preemptive rights and are not entitled to cumulate their votes in the election of directors.

                  COMPARISON OF RIGHTS OF SHAREHOLDERS OF THE
                  SHURGARD REIT AND OF THE MANAGEMENT COMPANY

    If the Merger is consummated, holders of shares of Management Company Common Stock will become holders of shares of Shurgard Class A Common Stock and the rights of the former Management Company shareholders will be governed by the laws of the state of Delaware and by the Shurgard REIT's Certificate of Incorporation and By-Laws. The rights of the Shurgard REIT shareholders under the Certificate of Incorporation and By-Laws differ in certain respects from the rights of the Management Company shareholders under the Management Company's Articles of Incorporation and By-Laws. Certain differences between the rights of the Shurgard REIT shareholders and the Management Company shareholders are summarized below. This summary is qualified in its entirety by reference to the full text of such documents. For information as to how such documents may be obtained, see "AVAILABLE INFORMATION."

GENERAL

    Upon consummation of the Merger, the shareholders of the Management Company will become shareholders of the Shurgard REIT. Accordingly, the rights of the Management Company shareholders following the Merger will, subject to the limitations set forth in the following paragraph, be governed by Delaware law, as well as by the Shurgard REIT's Certificate of Incorporation and its By-Laws.

    While it is not practical to discuss all changes in the rights of the Management Company shareholders as a result of the application of Delaware law in lieu of Washington law, the following is a summary of material differences. As indicated in the following discussion, the DGCL contains certain provisions applicable only to "registered corporations," which in essence are publicly held corporations such as the Shurgard REIT that have a class of voting shares registered under the Exchange Act.

CHANGES PRINCIPALLY ATTRIBUTABLE TO DIFFERENCES BETWEEN THE DGCL AND THE WBCA

    AMENDMENT OF ARTICLES/CERTIFICATE OF INCORPORATION. The WBCA authorizes a corporation's board of directors to make various changes of an administrative nature to the corporation's articles of incorporation, including changes of corporate name, changes to the number of outstanding shares in order to effectuate a stock split or stock dividend in the corporation's own shares, and changes to or elimination of provisions with respect to the corporation's stock's par value. Other amendments to a corporation's articles of incorporation must be recommended to the shareholders by the board of directors, unless the board determines that because of a conflict of interest or other special circumstances, it should make no recommendation, and must be approved by two-thirds (if the corporation is not a public company) of all votes entitled to be cast by each voting group that has a right to vote on the amendment. The articles of incorporation of a corporation other than a public company may provide for a lower percentage of shareholder approval (but not less than a majority of the votes entitled to be cast). The Management Company's Articles of Incorporation do not specify a different proportion. Under the DGCL, all amendments to a corporation's certificate of incorporation require the approval of shareholders holding a majority of the voting power of the corporation unless a different proportion is specified in the certificate of incorporation. The Shurgard REIT's Certificate of Incorporation does not specify a different proportion.

    PROVISIONS AFFECTING ACQUISITIONS AND BUSINESS COMBINATIONS. The WBCA imposes restrictions on certain transactions between a corporation and certain significant shareholders. First, under Section 23.17.020 of the WBCA, subject to certain exceptions, a merger, share exchange, sale of assets other than in the regular course of business, or dissolution involving an "Interested Shareholder" (i.e., a shareholder owning beneficially 20% or more of the corporation's voting securities) must be approved by the holders of two-thirds of the outstanding voting securities, other than those of the Interested Shareholder, of each voting group entitled to vote separately on the transaction. This restriction does not apply if the consideration received as a result of the transaction by noninterested shareholders is not less than the highest consideration paid by the Interested Shareholder for shares of the corporation's stock during the preceding two years, if the transaction is approved by a majority of directors who are not affiliated with the Interested Shareholder or if the corporation has fewer than 300 shareholders. A Washington corporation may, in its articles of incorporation, exempt itself from coverage of this provision; the Management Company has not done so.

    Second, Chapter 23B.19 of the WBCA prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" with an "Acquiring Person" who acquires 10% or more of the voting securities of a target corporation for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the date of the acquisition. The prohibited transactions include, among others, merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the Acquiring Person, termination of 5% or more of the employees of the target corporation as a result of the Acquiring Person's acquisition of 10% or more of the shares of the corporation, or allowing the Acquiring Person to receive any disproportionate benefit as a shareholder. Target corporations include domestic corporations with their principal executive offices in

Washington and either a majority of or over 1,000 of their employees resident in Washington. Foreign corporations that meet additional requirements are also subject to the statute. The Shurgard REIT does not currently employ, and will not employ immediately following the Merger, that number of Washington residents that would require compliance with this statute. A corporation may not "opt out" of this statute. However, corporations such as the Management Company that do not have a class of voting stock registered pursuant to Section 12 of the Exchange Act are not subject to Chapter 23B.19.

    Delaware  has enacted  a business combination  statute that  is contained in
Section 203 of the DGCL providing that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested shareholder") may not engage in certain "business combinations" with the target corporation for a period of three years following the date the person became an interested shareholder, unless (i) the corporation's board of directors has approved, prior to that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested shareholder.

    For purposes of determining whether a person is the "owner" of 15% or more of a corporation's voting stock for purposes of Section 203, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock. A "business combination" is also defined broadly to include (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested shareholder, (ii) certain transactions resulting in the issuance or transfer to the interested shareholder of any stock of the corporation or its subsidiaries, (iii) certain transactions that would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested shareholder, and (iv) receipt by the interested shareholder of the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial benefits.

    These restrictions placed on interested shareholders by Section 203 do not apply under certain circumstances, including, but not limited to, the following:
(i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 or (ii) if the corporation, by action of its shareholders, adopts an amendment to its by-laws or certificate of incorporation expressly electing not to be governed by Section 203, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote and that such an amendment will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested shareholder at or prior to such adoption. The Shurgard REIT has expressly elected in its original Certificate of Incorporation to take itself outside of the coverage of Section 203.

    MERGERS, ACQUISITIONS AND OTHER TRANSACTIONS. Under the WBCA, a merger, consolidation, sale of substantially all of a corporation's assets other than in the regular course of business, or dissolution of a public corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless another proportion (but not less than a majority of all votes entitled to be cast) is specified in the articles of incorporation. The Management Company's Articles of Incorporation provide that all corporate transactions may be approved by a majority of a quorum of the outstanding shares entitled to vote; provided, however, the Management Company's Articles of Incorporation do not expressly state that a merger may be approved with less than a two-thirds vote of all votes entitled to be cast. Under the DGCL, a merger, consolidation, sale of all or substantially all of a corporation's assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote.

    ACTION WITHOUT A MEETING. Under the WBCA, shareholder action may be taken without a meeting if written consents setting forth such action are signed by all holders of outstanding shares entitled to vote thereon. Unless otherwise provided in the certificate of incorporation, the DGCL authorizes shareholder action without a meeting if consents are received from holders of a majority of the outstanding shares entitled to vote. The Shurgard REIT's Certificate of Incorporation, however, requires written consents signed by all shareholders entitled to vote on the proposed subject matter.

    CLASS VOTING. Under the WBCA, the articles of incorporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. The articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain mergers that adversely affect the rights of holders of that class. The Management Company has one authorized class of stock. See "DESCRIPTION OF MANAGEMENT COMPANY CAPITAL STOCK." The DGCL requires voting by separate classes only with respect to amendments to the certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes. The Shurgard REIT has four classes of stock. See "DESCRIPTION OF SHURGARD REIT CAPITAL STOCK."

    TRANSACTIONS WITH OFFICERS OR DIRECTORS. The WBCA sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if: (i) it is approved by a majority of qualified directors; (ii) it is approved by the affirmative vote of a majority of all qualified shares; or (iii) at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, a "qualified director" is one who does not have (a) a conflicting interest respecting the transaction or (b) a familial, financial, professional or employment relationship with a second director, which relationship would reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. "Qualified shares" are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction.

    The DGCL provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have an interest is not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board or a committee that authorizes the contract or transaction if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board or the committee, and the board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (iii) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

    APPRAISAL OR DISSENTERS' RIGHTS. Under the WBCA, a shareholder is entitled to dissent from and, upon perfection of his or her appraisal rights, to obtain fair value of his or her shares in the event of certain corporate actions, including certain mergers, consolidations, share exchanges, sales of substantially all the assets of the corporation, and amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights.

    Under the DGCL, appraisal rights are available only in connection with certain mergers or consolidations, unless otherwise provided in the corporation's certificate of incorporation. Even in the event of those mergers or consolidations, unless the certificate of incorporation otherwise provides, the DGCL does not provide appraisal rights if (i) the shares of the corporation are listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders (as long as in the merger the shareholders receive shares of the surviving corporation or any other corporation the shares of which are listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders) or (ii) the corporation is the surviving corporation and no vote of its shareholders is required for the merger. Because the Shurgard REIT is currently listed on the Nasdaq National Market and has over 2,000 shareholders of record, shareholders currently would not have statutory appraisal rights under the DGCL in such mergers.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. Under the WBCA, if authorized by the articles of incorporation, a bylaw adopted or ratified by shareholders, or a resolution adopted or ratified, before or after the event, by the shareholders, a corporation has the power to indemnify a director or officer made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no such indemnification shall be allowed on account of: (i) acts or omissions of a director or officer finally adjudged to be intentional misconduct or a knowing violation of the law; (ii) conduct of a director or officer finally adjudged to be an unlawful distribution; or (iii) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled. Unless limited by the corporation's articles of incorporation, Washington law requires indemnification if the director or officer is wholly successful on the merits of the action or otherwise. Any indemnification of a director in a derivative action must be reported to the shareholders in writing. Written commentary by the drafters of the WBCA, which has the status of legislative history, specifically indicates that a corporation may indemnify its directors and officers for amounts paid in settlement of derivative actions, provided that the director's or officer's conduct does not fall within one of the categories set forth above. The Management Company's Articles of Incorporation provide for the limitation of director liability to the full extent permitted by the WBCA.

    Under the DGCL, indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of nonderivative actions where the director or officer acted in good faith and in or not opposed to the best interests of the corporation. Indemnification is required to the extent of a director's or officer's successful defense. Additionally, under the DGCL, a corporation may reimburse directors and officers for expenses incurred in a derivative action. While the DGCL provides that these indemnification provisions are not exclusive, which, in the Shurgard REIT's opinion, indicates that a corporation may provide for broad indemnification in its charter documents, including circumstances not specifically authorized under the DGCL, there is some uncertainty as to the extent to which a corporation may indemnify its directors and officers for judgments and amounts paid in settlement of derivative actions. There are no definitive decisions and this uncertainty exists because certain legal commentators have argued that such indemnification would be circular and thus against public policy. Also, a proposal to permit such indemnification was specifically rejected by the General Corporation Law Section of the Delaware Bar Association. This uncertainty may adversely affect the Shurgard REIT's ability to recruit and retain highly qualified directors and officers in the future.

    DIVIDENDS. Under the WBCA, a corporation may make a distribution in cash or in property to its shareholders upon the authorization of its board of directors unless, after giving effect to such distribution, (i) the corporation would be unable to pay its debts as they become due in the usual course of business or
(ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution.

    A Delaware corporation may pay dividends out of any surplus and, if it has no surplus, out of any net profits for the fiscal year in which the dividend was declared or for the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets).

                        MANAGEMENT OF THE SHURGARD REIT

    It is currently anticipated that the following persons will serve as the directors and executive officers of the Shurgard REIT following the Closing. As a result of the Merger, Charles K. Barbo will be appointed as the Shurgard REIT's Chairman of the Board, President and Chief Executive Officer; Harrell L. Beck will be appointed as Senior Vice President, Chief Financial Officer and Treasurer; and Kristin H. Stred will be appointed as Senior Vice President, General Counsel and Secretary. At the Effective Time, all the officers and other employees of the Management Company will become direct employees of the Shurgard REIT.

         NAME            AGE      POSITIONS WITH THE SHURGARD REIT FOLLOWING THE MERGER
- -----------------------  ---   ------------------------------------------------------------
Charles K. Barbo         53    Chairman of the Board, President and Chief Executive Officer
Harrell L. Beck          37    Director, Senior Vice President, Chief Financial Officer and
                                Treasurer
Dan Kourkoumelis (1)     43    Director
Donald W. Lusk (1)(2)    66    Director
Wendell J. Smith (1)(2)  61    Director
Michael Rowe             37    Executive Vice President
David K. Grant           41    Executive Vice President
Kristin H. Stred         35    Senior Vice President, Secretary and General Counsel

- ------------------------
(1)  Member of the Compensation Committee of the Shurgard REIT Board.

(2)  Member of the Audit Committee of the Shurgard REIT Board.

    CHARLES K. BARBO has been involved as a principal in the real estate investment industry since 1969. Mr. Barbo is one of the co-founders of the Management Company, which was organized in 1972 to provide property management services for self-storage facilities and other real estate and commercial ventures. He currently serves as the Chairman of the Board and President of the Management Company. Mr. Barbo is a graduate of the Owner/President Management Program of Harvard Business School, has a Bachelor of Arts degree in history from the University of Washington, and is a licensed real estate broker and a licensed securities principal and salesman. He is an alumnus of the Young Presidents Organization.

    HARRELL L. BECK will serve as Senior Vice President, Treasurer and Chief Financial Officer of the Shurgard REIT following the Merger. Prior to the Merger, Mr. Beck also served as President of the Shurgard REIT. He is a member of the Shurgard REIT Board. Mr. Beck is also the Treasurer and Chief Financial Officer of the Management Company. He joined the Management Company in April 1986 as the Eastern Regional Vice President and, in 1990, became its Chief Financial Officer and, in 1992, its Treasurer. His responsibilities include supervising all accounting and overseeing the financial and banking relationships for the Shurgard REIT and the Management Company. Mr. Beck was previously a manager with Touche Ross & Co., where he was employed for approximately six years providing services primarily to clients in the real estate and aerospace industries. His clients included the Management Company and the Partnerships that were consolidated to form the Shurgard REIT. Mr. Beck has a Bachelor of Arts degree in Business Administration from Washington State
University and is a member of the American Institute of Certified Public Accountants and the Washington Society of Certified Public Accountants.

    DAN KOURKOUMELIS is the President, Chief Operating Officer and a director of Quality Food Centers, Inc. ("QFC"), a publicly held corporation that operates the largest independent supermarket chain in the Seattle area. Mr. Kourkoumelis joined QFC in 1967 and has held a variety of positions since then. He served as Executive Vice President from 1983 to 1987, when he also became Chief Operating Officer, and became President in 1989 and a director in 1991. Mr. Kourkoumelis has a Bachelor of Arts degree in Marketing from the University of Washington.

    DONALD W. LUSK is the President of Lusk Consulting Group, which is engaged in general management consulting, as well as the formation and delivery of management development programs in Western Canada. From 1974 to 1991, Mr. Lusk was Regional Managing Partner of Management Action Programs, Inc. in the Pacific Northwest. Mr. Lusk has a Bachelor of Arts degree from Pomona College. He currently serves as director of Robert E. Bayley Construction Company and G.T. Development Corporation. He has previously served as a director of Management Action Programs, Inc., The Bekins Company, California Pacific National Bank, I.C.X. Corporation, Laguna Manufacturing Company, Ormand Industries and Pacific United Services Corporation and was Chairman of the Board of the School of Business and Economics Advisory Board of Seattle Pacific University.

    WENDELL J. SMITH retired in 1991 from the State of California Public Employees Retirement System ("Calpers") after 27 years of employment, the last 21 in charge of all real estate equities and mortgage acquisitions for Calpers. During those 21 years, Calpers invested over $8,000,000,000 in real estate and mortgages. In 1991, Mr. Smith established W.J.S. & Associates, which provides advisory and consulting services for pension funds and pension fund advisors.

    MICHAEL ROWE is currently an Executive Vice President and the Director of Storage Operations of the Shurgard REIT. He is also currently the Executive Vice President and Director of Storage Operations of the Management Company. Prior to his employment with the Management Company, he was employed with Touche Ross & Co., where he participated in independent audits of major real estate syndication, development and management companies in the Pacific Northwest. His clients included the Management Company and the Partnerships that were consolidated to form the Shurgard REIT. He became Controller of the Management Company in 1982 and Vice President and Treasurer in 1983. In 1987, Mr. Rowe was named Director of Operations of the Management Company. He also was the first Regional Vice President for the Management Company's Southwest Region. Mr. Rowe's responsibilities include supervising the Management Company's property management services. Mr. Rowe has a Bachelor of Arts degree in Business Administration from Washington State University.

    DAVID K. GRANT is currently an Executive Vice President and the Director of Real Estate Investment of the Shurgard REIT. Mr. Grant joined the Management Company in November 1985 as Director of Real Estate Investment and continues to serve in that capacity. He is also an Executive Vice President of the Management Company. Mr. Grant is responsible for overseeing the acquisition, development and disposition of real estate investments for the Shurgard REIT and the Management Company. He is a licensed securities principal and salesperson. Mr. Grant was previously a manager with Touche Ross & Co., where he was employed for approximately 10 years providing financial consulting, accounting and auditing services primarily to clients in the real estate, construction and engineering industries. His clients included the Management Company and the Partnerships that were consolidated to form the Shurgard REIT. Mr. Grant has a Bachelor of Arts degree in Business Administration and a Bachelor of Science degree in Accounting, both from Washington State University.

    KRISTIN H. STRED serves as Secretary and General Counsel of the Shurgard REIT. She will also serve as Senior Vice President of the Shurgard REIT following the Merger. Ms. Stred joined the Management Company in July 1992 as Secretary and General Counsel. She was previously an attorney with The Boeing Company from October 1991 to July 1992 and Assistant General Counsel with King Broadcasting Company from July 1987 to September 1991. Ms. Stred has a Bachelor of Arts degree with honors in general studies from Harvard University and a J.D. from Harvard Law School. She is a member of the Washington State Bar Association, is a former president of Washington Women Lawyers and is a member of the Executive Committee of the Corporate Counsel Section of the Washington State Bar Association.

COMMITTEES OF THE SHURGARD REIT BOARD

    AUDIT COMMITTEE. The Audit Committee of the Shurgard REIT Board recommends to the Board the independent public accountants to be selected to audit the Shurgard REIT's annual financial statements and approve any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto, any major accounting changes made or contemplated and the effectiveness and efficiency of the Shurgard REIT's internal accounting staff. The Audit Committee is comprised solely of independent directors.

    COMPENSATION COMMITTEE. The Compensation Committee of the Shurgard REIT Board establishes remuneration levels for officers of the Shurgard REIT, reviews management organization and development, reviews significant employee benefits programs and establishes and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs.

    The Shurgard REIT Board may from time to time establish certain other committees to facilitate the management of the Shurgard REIT.

COMPENSATION TO THE SHURGARD REIT'S DIRECTORS AND OFFICERS

    Directors who are not officers of the Shurgard REIT receive an annual fee of $12,000 for serving on the Shurgard REIT Board. Such directors also receive fees of $1,000 for attending each Board meeting and $500 for attending each Board committee meeting (in person or by telephone). In addition, the Shurgard REIT reimburses such directors for travel expenses incurred in connection with their activities on behalf of the Shurgard REIT. Each member of the Shurgard REIT Board who is not an employee or officer of the Shurgard REIT receives an annual stock option grant to purchase 400 shares of Shurgard Class A Common Stock pursuant to the Stock Option Plan for Nonemployee Directors. The members of the Special Committee each received $6,000 in fees for their services on the Special Committee.

    Prior to the consummation of the Merger, no officer of the Shurgard REIT received cash compensation for serving on the Shurgard REIT Board or on any of its committees. The officers of the Shurgard REIT received no remuneration for their services to the Shurgard REIT but were compensated by the Management Company in their capacities as officers and employees of the Management Company, except to the extent that certain stock options may be granted to such officers by the Shurgard REIT Board.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

    The following table sets forth the compensation for services rendered during the fiscal years ended December 31, 1994 and 1993, for Charles K. Barbo, who will be appointed Chairman of the Board, President and Chief Executive Officer of the Shurgard REIT in connection with the Merger, and for the four other most highly compensated executive officers of the Shurgard REIT following the Merger. Although certain of the individuals named below served as directors or officers of the Shurgard REIT prior to the Merger, they did not receive any cash compensation for such services from the Shurgard REIT but instead were compensated by the Management Company. Accordingly, all dollar amounts shown were paid by the Management Company and, except as indicated otherwise, all options shown are options to purchase shares of Management Company Common Stock.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                             ANNUAL COMPENSATION      ------------
                                           ------------------------      SHARES
                                            SALARY                     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     ($)      BONUS ($)(1)   OPTIONS (#)    COMPENSATION ($)(2)
- -----------------------------------  ----  ---------   ------------   ------------   -------------------
Charles K. Barbo...................  1994   $155,000     $30,000        --                 $  200
 Chairman, President and Chief       1993   $150,000     $25,000        --                 $2,316
 Executive Officer
Michael Rowe.......................  1994   $103,000     $25,000        2,000(3)           $5,888
 Executive Vice President and        1993   $100,000     $30,340       10,000              $7,844
 Director of Storage Operations
David K. Grant.....................  1994   $103,000     $24,000        2,000(3)           $5,888
 Executive Vice President and        1993   $100,000     $15,000       10,000              $7,844
 Director of Real Estate Investment
Harrell L. Beck....................  1994   $ 80,000     $24,000        2,000(3)           $  200
 Director, Senior Vice President,    1993   $ 75,000     $15,000       10,000              $  200
 Chief Financial Officer and
 Treasurer
Kristin H. Stred...................  1994   $ 80,000     $24,000        2,000(3)           $  200
 Senior Vice President, General      1993   $ 75,000     $15,000        7,500              $  200
 Counsel and Secretary

- ------------------------
(1) Includes bonus awards earned pursuant to the terms of discretionary bonus, incentive compensation and profit-sharing arrangements.

(2) For the year ended December 31, 1994, includes employer matching contributions made by the Management Company under its Employee Retirement Savings Plan of $200 per person and, with respect to each of Messrs. Rowe and Grant, $5,688 relating to interests in Management Company cash distributions from investments in certain Partnerships.

(3) Represents options to purchase shares of Shurgard Class A Common Stock granted by the Shurgard REIT.

OPTION GRANTS

    The following table sets forth certain information regarding options to purchase shares of Shurgard Class A Common Stock granted during the fiscal year ended December 31, 1994, to the individuals for whom compensation is reported in this Proxy Statement/Prospectus. Such individuals were not granted any options to purchase shares of Management Company Common Stock during the fiscal year ended December 31, 1994.

                          OPTION GRANTS IN FISCAL 1994

                                                                                             POTENTIAL
                                                                                             REALIZABLE
                                   INDIVIDUAL GRANTS                                      VALUE AT ASSUMED
- ----------------------------------------------------------------------------------------    ANNUAL RATES
                                  NUMBER OF        PERCENT OF                              OF STOCK PRICE
                                    SHARES        TOTAL OPTIONS    EXERCISE               APPRECIATION FOR
                                  UNDERLYING       GRANTED TO       PRICE                 OPTION TERM (3)
                                   OPTIONS        EMPLOYEES IN       ($/      EXPIRATION  ----------------
NAME                            GRANTED (#)(1)   FISCAL YEAR (2)    SHARE)       DATE      5%($)   10%($)
- ------------------------------  --------------   ---------------   --------   ----------  -------  -------
Charles K. Barbo..............     --               --                --          --        --       --
Michael Rowe..................      2,000              25%          $ 18.90    3/17/04    $23,772  $60,243
David K. Grant................      2,000              25%          $ 18.90    3/17/04    $23,772  $60,243
Harrell L. Beck...............      2,000              25%          $ 18.90    3/17/04    $23,772  $60,243
Kristin H. Stred..............      2,000              25%          $ 18.90    3/17/04    $23,772  $60,243

- ------------------------
(1) Options are granted at the fair market value on the date of grant, which was the per share value of the assets of the 17 Partnerships included in the Consolidation, less liabilities. Each option vests in annual installments of 20%, commencing on the first anniversary of the date of grant.

(2) The Shurgard REIT did not have any employees during the fiscal year ended December 31, 1994. As shown in this table, option grants were made to officers of the Shurgard REIT.

(3) The dollar amounts under these columns are the result of calculations at assumed rates of appreciation of 5% and 10% and are not intended to forecast future appreciation. No value will be realized if the stock price does not exceed the exercise price of the options.

OPTION EXERCISES AND YEAR-END VALUES

    The following table sets forth certain information as of December 31, 1994, regarding options to purchase shares of Management Company Common Stock held by the individuals for whom compensation is reported in this Proxy Statement/Prospectus. None of such individuals exercised any options during the fiscal year ended December 31, 1994.

                     AGGREGATED FISCAL 1994 YEAR-END VALUES
                         FOR MANAGEMENT COMPANY OPTIONS

                                TOTAL NUMBER OF SECURITIES
                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                     OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                       YEAR-END (#)            AT FISCAL YEAR-END ($)(1)
                                ---------------------------   ---------------------------
NAME                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ------------------------------  -----------   -------------   -----------   -------------
Charles K. Barbo..............     --            --              --             --
Michael Rowe..................     5,333         18,667         $25,904        $74,796
David K. Grant................     2,666         17,334         $12,681        $68,179
Harrell L. Beck...............     5,333         17,667         $25,904        $70,956
Kristin H. Stred..............     --             7,500          --            $28,875

- ------------------------
(1) The value was calculated by multiplying the number of shares of Management Company Common Stock issuable upon exercise of the options by the number of shares of Shurgard Class A Common Stock each share of Management Company Common Stock will be converted into in the Merger

     (assuming 1,400,000 shares of Shurgard Class A Common Stock are issued at the Closing), and multiplying the result by the closing price of the Shurgard Class A Common Stock on December 31, 1994, and deducting the aggregate exercise price of the options from the result.

    The following table sets forth certain information as of December 31, 1994, regarding options to purchase shares of Shurgard Class A Common Stock held by the individuals for whom compensation is reported in this Proxy Statement/Prospectus. None of such individuals exercised any options during the fiscal year ended December 31, 1994.

                     AGGREGATED FISCAL 1994 YEAR-END VALUES
                           FOR SHURGARD REIT OPTIONS

                                                            TOTAL NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                                                   YEAR-END (#)           AT FISCAL YEAR-END ($)(1)
                                                            --------------------------   ---------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------------------------------------  -----------  -------------   -----------   -------------
Charles K. Barbo..........................................      --           --             --             --
Michael Rowe..............................................      --            2,000         --             $3,700
David K. Grant............................................      --            2,000         --             $3,700
Harrell L. Beck...........................................      --            2,000         --             $3,700
Kristin H. Stred..........................................      --            2,000         --             $3,700

- ------------------------
(1) This amount is the aggregate number of outstanding options multiplied by the difference between the closing price of Shurgard Class A Common Stock as of December 31, 1994, minus the exercise price of such options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On March 1, 1994, the Shurgard REIT made a $1,981,000 interest-free loan to Mr. Barbo to enable him to make certain capital contributions that were required in connection with the Consolidation. Mr. Barbo's Shurgard Class B Common Stock has been pledged as collateral for the loan. Upon repayment of the loan, a percentage of the Shurgard Class B Common Stock will be released from the pledge equal to the percentage of the loan principal being repaid, and Mr. Barbo will then have the option to convert his Shurgard Class B Common Stock, on a share-for-share basis, into Shurgard Class A Common Stock. The terms of this loan to Mr. Barbo will not be affected by the Merger.

                      PRINCIPAL SHURGARD REIT SHAREHOLDERS

    The following table sets forth, as of December 31, 1994, certain information with respect to the beneficial ownership of shares of Shurgard REIT Common Stock by (i) each shareholder who is the beneficial owner of more than 5% of the shares of Shurgard Class B Common Stock, (ii) each director and director nominee of the Shurgard REIT, (iii) each of the Shurgard REIT's executive officers for whom compensation is reported in this Proxy Statement/Prospectus, and (iv) all directors and executive officers of the Shurgard REIT as a group. Except as otherwise noted, the Shurgard REIT believes that the beneficial owners of the shares of Shurgard REIT Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. As of December 31, 1994, no shareholder beneficially owned more than 5% of the shares of Shurgard Class A Common Stock.

                               SHARES OF SHURGARD REIT                              SHARES OF SHURGARD REIT
                              COMMON STOCK BENEFICIALLY     SHARES OF SHURGARD     COMMON STOCK BENEFICIALLY
                              OWNED PRIOR TO MERGER (1)       CLASS A COMMON        OWNED AFTER MERGER (1)
                             ----------------------------   STOCK TO BE ISSUED   -----------------------------
                              TITLE OF           PERCENT      IN CONNECTION       TITLE OF            PERCENT
NAME AND ADDRESS             CLASS (3)   NUMBER  OF CLASS   WITH MERGER (1)(2)   CLASS (3)   NUMBER   OF CLASS
- ---------------------------  ----------  ------  --------   ------------------   ----------  -------  --------
Charles K. Barbo...........  Class A     34,137     *            620,187         Class A     654,324    3.6%
1201 Third Avenue, Ste 2200  Class B     76,529   49.5%                          Class B      76,529   49.5%
Seattle, WA 98101
Arthur W. Buerk............  Class A      6,692    *             375,685         Class A     382,377    2.0%
3831 49th N.E.               Class B     76,529   49.5%                          Class B      76,529   49.5%
Seattle, WA 98105
David K. Grant.............  Class A      3,647    *              47,069         Class A      50,716    *
Michael Rowe...............  Class A      1,322    *              65,269         Class A      66,591    *
Dan Kourkoumelis...........                --     --             --                            --      --
Donald W. Lusk.............                --     --             --                            --      --
Wendell J. Smith...........                --     --             --                            --      --
Harrell L. Beck............  Class A        159    *              13,815         Class A      13,974    *
Kristin H. Stred...........  Class A        300    *               2,697         Class A       2,997    *
All directors and executive  Class A     39,565    *             749,037         Class A     788,602    4.3%
 officers as a group (8      Class B     76,529   49.5%                          Class B      76,529   49.5%
 persons)..................

- ------------------------

 *   Less than one percent.

(1) The shares of Shurgard REIT Common Stock reported in this table as beneficially owned prior to the Merger by the named persons do not include 282,572 shares of Shurgard Class A Common Stock owned by the Management Company, which shares increase the Share Consideration and are included in shares of Shurgard Class A Common Stock to be issued in connection with the Merger and in the number of shares beneficially owned after the Merger. See "THE MERGER -- Adjustments to Share Consideration."

(2) Assumes 1,400,000 shares of Shurgard Class A Common Stock are issued at the Closing. Does not include any Contingent Shares that may subsequently be issued to Management Company shareholders pursuant to the Merger Agreement.

(3) See "DESCRIPTION OF SHURGARD REIT CAPITAL STOCK -- Common Stock" for a description of the Shurgard Class A Common Stock and the Shurgard Class B Common Stock.

                   PRINCIPAL MANAGEMENT COMPANY SHAREHOLDERS

    The following table sets forth as of December 31, 1994 certain information with respect to the beneficial ownership of shares of Management Company Common Stock and shares of Shurgard REIT Common Stock by (i) each person known by the Management Company to beneficially own more than 5% of the shares of Management Company Common Stock, (ii) each director of the Management Company, (iii) the Management Company's chief executive officer and each other executive officer for whom compensation is reported in this Proxy Statement/Prospectus, and (iv) all directors and executive officers of the Management Company as a group. Except as otherwise noted, the Management Company believes that the beneficial owners of shares of Management Company Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. Except as otherwise noted, all shares of Shurgard REIT Common Stock included in the following table are shares of Shurgard Class A Common Stock.

                                                                                                  SHARES OF
                                                                                                SHURGARD REIT
                                SHARES OF MANAGEMENT       SHARES OF         SHARES OF           COMMON STOCK
                                COMPANY COMMON STOCK     SHURGARD REIT     SHURGARD REIT         BENEFICIALLY
                                 BENEFICIALLY OWNED      COMMON STOCK       COMMON STOCK         OWNED AFTER
                                 PRIOR TO MERGER (1)     BENEFICIALLY     TO BE ISSUED IN         MERGER (2)
                               -----------------------    OWNED PRIOR        CONNECTION       ------------------
NAME AND ADDRESS                  NUMBER       PERCENT   TO MERGER (2)   WITH MERGER (2)(3)    NUMBER    PERCENT
- -----------------------------  -------------   -------   -------------   ------------------   ---------  -------
Charles K. Barbo.............  1,724,600(4)       36.9%   110,666(5)           620,187          730,853   4.0%
1201 Third Avenue, Suite 2200
Seattle, WA 98101
Arthur W. Buerk..............  1,044,696          22.3     83,221(6)           375,685          458,906   2.5
3831 49th N.E.
Seattle, WA 98105
Donald B. Daniels............    538,124          11.5     10,589              193,516          204,105   *
1601 Sylvester St. S.W.
P.O. Box 7046
Olympia, WA 98501
Ronald C. Knutzen (7)........    297,399           6.4         --              106,948          106,948   *
1462 Allen West Road
Bow, Washington
Michael Rowe.................    181,498(8)        3.9      1,322               65,269           66,591   *
David K. Grant...............    130,887(9)        2.8      3,647               47,009           50,716   *
Harrell L. Beck..............     38,416(10)     *            159               13,815           13,974   *
Kristin H. Stred.............      7,500(11)     *            300                2,697            2,997   *
All directors and executive
 officers as a group
 (7 persons).................  3,665,721          78.4    209,904            1,318,237        1,528,141   8.3

- ------------------------
 *   Less than one percent.
 (1) Does not include allocation of 175,000 shares of Management Company Common Stock that has been reserved for distribution as a stock bonus to employees of the Management Company prior to the Closing. None of such shares will be issued to Messrs. Barbo, Buerk or Daniels. Includes shares of Management Company Common Stock subject to issuance upon the exercise of outstanding stock options, all of which are expected to be exercised prior to the Closing.
 (2) The shares of Shurgard REIT Common Stock reported in this table as beneficially owned by the named persons prior to the Merger do not include 282,572 shares of Shurgard Class A Common Stock owned by the Management Company, which shares increase the Share Consideration and are included in shares  of Shurgard Class  A Common Stock  to be issued  in connection  with the Merger and in  the number of shares beneficially owned after the Merger. See "THE MERGER -- Adjustments to Share Consideration."
 (3) Assumes 1,400,000 shares of Shurgard Class A Common Stock are issued at the
     Closing. Does not include  any Contingent Shares  that may subsequently  be issued to Management Company shareholders pursuant to the Merger Agreement.
 (4) Includes  8,007  shares of  Management Company  Common  Stock held  for Mr.
     Barbo's  individual  account  under   the  Management  Company's   Employee
     Retirement Savings Plan.
 (5) Shares  of Shurgard REIT Common Stock reported as beneficially owned by Mr.
     Barbo prior to and after the Merger include 76,529 shares of Shurgard Class
     B Common Stock.
 (6) Shares of Shurgard REIT Common Stock reported as beneficially owned by  Mr.
     Buerk prior to and after the Merger include 76,529 shares of Shurgard Class
     B Common Stock.
 (7) Mr.  Knutzen holds his  shares as trustee  for the Charles  K. and Linda K.
     Barbo Trust, a trust created for the benefit of Mr. Barbo's three children.
     Mr. Knutzen  has sole  dispositive  and voting  power  over the  shares  of
     Management Company Common Stock held in the trust.
 (8) Includes 24,000 shares of Management Company Common Stock issuable upon the exercise  of 10,000  vested and  14,000 unvested  options. Vesting  of such options will be  accelerated in  connection with the  Merger. In  addition, includes  7,498  shares of  Management Company  Common  Stock held  for Mr.
     Rowe's  individual  account   under  the   Management  Company's   Employee
     Retirement Savings Plan.
 (9) Includes  20,000 shares  of Management  Company Common  Stock issuable upon exercise of  6,000 vested  and  14,000 unvested  options. Vesting  of  such options  will be  accelerated in connection  with the  Merger. In addition, includes 5,887  shares of  Management  Company Common  Stock held  for  Mr.
     Grant's   individual  account  under   the  Management  Company's  Employee
     Retirement Savings Plan.
(10) Includes 23,000 shares of Management Company Common Stock issuable upon the exercise of  9,667 vested  and  13,333 unvested  options. Vesting  of  such options  will be  accelerated in connection  with the  Merger. In addition, includes 5,416  shares of  Management  Company Common  Stock held  for  Mr.
     Beck's   individual  account   under  the   Management  Company's  Employee
     Retirement Savings Plan.
(11) Includes 7,500 shares of Management Company Common Stock issuable upon  the exercise  of unvested options. Vesting of  such options will be accelerated in connection with the Merger.

                                 LEGAL OPINION

    The legality of the shares of Shurgard Class A Common Stock to be issued in connection with the Merger is being passed upon for the Shurgard REIT by Perkins Coie, Seattle, Washington.

                                  TAX OPINION

    Certain of the tax consequences of the Merger to the Shurgard REIT, the Management Company and the Management Company shareholders are being passed upon by Perkins Coie, counsel to the Shurgard REIT. See "FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of the Management Company and the Shurgard REIT in the Merger."

                                    EXPERTS

    The financial statements of Shurgard Storage Centers, Inc. as of December 31, 1993 and for the period then ended, the financial statements of the Management Company of Shurgard Incorporated as of December 31, 1993 and for the year then ended, and the combined financial statements of the 17 partnerships as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 included in this Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

SHURGARD STORAGE CENTERS, INC. AND SUBSIDIARIES
  Independent Auditors' Report............................................   F-2
  Consolidated Balance Sheets at December 31, 1993 and September 30,
   1994...................................................................   F-3
  Consolidated Statements of Income for the period from July 23, 1993
   (inception) through December 31, 1993 and the nine months ended
   September 30, 1994.....................................................   F-4
  Consolidated Statements of Shareholders' Equity for the period from July
   23, 1993 (inception) through December 31, 1993 and the nine months ended
   September 30, 1994.....................................................   F-5
  Consolidated Statements of Cash Flows for the period from July 23, 1993
   (inception) through December 31, 1993 and the nine months
   ended September 30, 1994...............................................   F-6
  Notes to Consolidated Financial Statements..............................   F-7
  Pro Forma Consolidated Statements of Income for the nine months ended
   September 30, 1993 and 1994............................................  F-13

MANAGEMENT COMPANY OF SHURGARD INCORPORATED
  Independent Auditors' Report............................................  F-14
  Statements of Assets and Liabilities at December 31, 1992 and 1993 and
   September 30, 1994.....................................................  F-15
  Statements of Revenues, Expenses and Changes in Management Company
   Equity for the years ended December 31, 1991, 1992 and 1993 and the nine months ended September 30, 1994...................................  F-16
  Statements of Cash Flows for the years ended December 31, 1991, 1992 and
   1993 and the nine months ended September 30, 1994......................  F-17
  Notes to Financial Statements...........................................  F-18

COMBINED PREDECESSOR PARTNERSHIPS
  Independent Auditors' Report............................................  F-23
  Combined Balance Sheets at December 31, 1992 and 1993 and March 1,
   1994...................................................................  F-24
  Combined Statements of Earnings for the years ended December 31, 1991,
   1992 and 1993 and the period ended March 1, 1994.......................  F-25
  Combined Statements of Partners' Equity (Deficit).......................  F-26
  Combined Statements of Cash Flows for the years ended December 31, 1991,
   1992 and 1993 and the period ended March 1, 1994.......................  F-27
  Notes to Combined Financial Statements..................................  F-28

                          INDEPENDENT AUDITORS' REPORT

Directors and Shareholders
Shurgard Storage Centers, Inc.
Seattle, Washington

    We have audited the accompanying balance sheet of Shurgard Storage Centers, Inc. (the "Company") as of December 31, 1993, and the related statement of earnings, shareholders' equity and cash flows for the period from July 23, 1993 (inception) to December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shurgard Storage Centers, Inc. as of December 31, 1993 and the results of its operations and its cash flows for the period from July 23, 1993 to December 31, 1993 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Seattle, Washington
December 16, 1994

                SHURGARD STORAGE CENTERS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                     ASSETS

                                                   DECEMBER 31,   SEPTEMBER 30,
                                                       1993           1994
                                                   ------------   -------------
                                                                   (UNAUDITED)
Storage centers:
  Land...........................................     $--           $ 87,908
  Buildings and equipment, net...................                    363,891
                                                     ------       -------------
                                                                     451,799
Cash and cash equivalents........................         1           15,982
Restricted cash..................................                      2,717
Investment in joint ventures.....................                      3,050
Other assets.....................................                     11,226
                                                     ------       -------------
    Total assets.................................     $   1         $484,774
                                                     ------       -------------
                                                     ------       -------------

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and other liabilities...........     $   1         $ 10,539
Line of credit...................................                     30,000
Notes payable....................................                    125,121
                                                     ------       -------------
    Total liabilities............................         1          165,660
Commitments (Note E)
Shareholders' equity:
  Class A common stock, $0.001 par value;
   120,000,000 shares authorized; 16,829,283 and
   5 shares issued and outstanding,
   respectively..................................                    317,434
  Class B convertible common stock, $0.001 par
   value; 500,000 shares authorized; 154,604
   shares issued and outstanding at September 30,
   1994; net of loans to shareholders of
   $4,002........................................                     (1,086)
Retained earnings................................                      2,766
                                                     ------       -------------
    Total shareholders' equity...................                    319,114
                                                     ------       -------------
    Total liabilities and shareholders' equity...     $   1         $484,774
                                                     ------       -------------
                                                     ------       -------------

                 See notes to consolidated financial statements

                SHURGARD STORAGE CENTERS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                   PERIOD FROM
                                                     JULY 23,
                                                       1993
                                                   (INCEPTION)     NINE MONTHS
                                                     THROUGH          ENDED
                                                   DECEMBER 31,   SEPTEMBER 30,
                                                       1993           1994
                                                   ------------   -------------
                                                                   (UNAUDITED)
Revenue
  Rental revenue.................................     $--            $45,701
  Income from joint ventures.....................                        109
  Interest income................................                        473
                                                     ------       -------------
      Total revenue..............................                     46,283
Expenses
  Operating expense..............................                     10,567
  Management fees................................                      2,739
  Depreciation and amortization..................                      7,594
  Real estate taxes..............................                      4,083
  General and administrative.....................                      1,517
  Interest.......................................                      5,814
  Other..........................................                        172
                                                     ------       -------------
      Total expenses.............................     --              32,486
                                                     ------       -------------
Income before extraordinary item.................                     13,797
Extraordinary item -- loss on retirement of
 debt............................................                     (1,180)
                                                     ------       -------------
Net income.......................................     $--            $12,617
                                                     ------       -------------
                                                     ------       -------------
Net income per share:
  Income before extraordinary item...............     $--             $0.81
  Extraordinary item -- loss on retirement of
   debt..........................................                    (0.07)
                                                   ------------
  Net income.....................................     $   --          $0.74
                                                   ------------
                                                   ------------

                 See notes to consolidated financial statements

                SHURGARD STORAGE CENTERS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                            CLASS A             CLASS B
                                          COMMON STOCK       COMMON STOCK      LOANS TO
                                      --------------------  ---------------    CLASS B      RETAINED
                                        SHARES     AMOUNT   SHARES   AMOUNT  SHAREHOLDERS   EARNINGS    TOTAL
                                      ----------  --------  -------  ------  ------------   --------   --------
Balance, July 23, 1993 (inception)
 and December 31, 1993..............           5  $  --       --     $ --      $--           $ --      $  --
Issuance of common stock............  16,829,278   317,434  154,604   2,916     (4,002)                 316,348
Net income..........................                                                          12,617     12,617
Dividends...........................                                                          (9,851)    (9,851)
                                      ----------  --------  -------  ------  ------------   --------   --------
Balance, September 30, 1994
 (unaudited)........................  16,829,283  $317,434  154,604  $2,916    $(4,002)      $ 2,766   $319,114
                                      ----------  --------  -------  ------  ------------   --------   --------
                                      ----------  --------  -------  ------  ------------   --------   --------

                 See notes to consolidated financial statements

                SHURGARD STORAGE CENTERS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                  PERIOD FROM
                                                 JULY 23, 1993
                                                  (INCEPTION)     NINE MONTHS
                                                    THROUGH          ENDED
                                                 DECEMBER 31,    SEPTEMBER 30,
                                                     1993             1994
                                                 -------------   --------------
                                                                  (UNAUDITED)
OPERATING ACTIVITIES
  Net income...................................         $ --       $  12,617
  Adjustments to reconcile earnings to net cash
   provided by operating activities:
    Depreciation and amortization..............                        7,594
    Extraordinary loss on retirement of debt...                        1,180
    Earnings in excess of distributions from
     joint venture.............................                          (29)
    Changes in operating accounts:
      Restricted cash..........................                       (2,717)
      Other assets.............................                         (474)
      Accounts payable and other liabilities...            1             874
                                                      ------     --------------
        Net cash provided by operating
         activities............................            1          19,045
                                                      ------     --------------
INVESTING ACTIVITIES
  Investment in joint venture..................                         (600)
  Acquisition of and improvements to storage
   centers.....................................                     (100,875)
                                                      ------     --------------
        Net cash used in investing
         activities............................                     (101,475)
                                                      ------     --------------
FINANCING ACTIVITIES
  Dividends paid...............................                       (9,851)
  Proceeds from line of credit.................                       30,000
  Proceeds from notes payable..................                      227,180
  Payment of financing costs...................                       (8,088)
  Payment of assumed consolidation
   liabilities.................................                      (11,662)
  Principal payments on notes payable..........                     (129,168)
                                                      ------     --------------
        Net cash provided by financing
         activities............................                       98,411
                                                      ------     --------------
Increase in cash and short-term investments....            1          15,981
Cash and cash equivalents at beginning of
 period........................................                            1
                                                      ------     --------------
Cash and cash equivalents at end of period.....         $  1       $  15,982
                                                      ------     --------------
                                                      ------     --------------
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
  Cash paid during the period for interest.....         $ --       $   5,631
                                                      ------     --------------
                                                      ------     --------------

                 See notes to consolidated financial statements

                SHURGARD STORAGE CENTERS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         PERIOD FROM JULY 23, 1993 (INCEPTION) TO DECEMBER 31, 1993 AND
                      NINE MONTHS ENDED SEPTEMBER 30, 1994

NOTE A -- ORGANIZATION
    Shurgard Storage Centers, Inc. (the "Company") was organized under the laws of the state of Delaware on July 23, 1993, to serve as a vehicle for investments in, and ownership of, a professionally managed real estate portfolio consisting primarily of self-service storage properties that provide month-to-month leases for business and personal use.

    On March 1, 1994, the Company completed the acquisition of 17 publicly held limited partnerships (the "Partnerships") administered by Shurgard Incorporated ("Shurgard") as a means for assembling an initial portfolio of real estate investments (Note E).

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION: The consolidated financial statements include the accounts of the Company, SSC Property Holdings, Inc., SSC Acquisitions, Inc. and Capitol Hill Partners. SSC Property Holdings, Inc. was established as a wholly owned subsidiary to hold all storage centers that secure the note payable to a financial services company (Note G). SSC Acquisitions, Inc. was established as a wholly owned subsidiary to hold all storage centers that will secure the line of credit with the same financial service company (Note F). The Company holds a 90% ownership interest in Capitol Hill Partners, a joint venture with an unaffiliated party, which joint venture owns one storage center. All intercompany balances and transactions have been eliminated upon consolidation. Prior to February 1994, the Company had no subsidiaries; therefore, the December 31, 1993 financial statements are not consolidated.

    The consolidated interim financial statements included in this report are unaudited. In the opinion of the Company, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted only of normal recurring items. Interim results are not necessarily indicative of results for a full year. Operating activity began March 1, 1994; the Company was inactive prior to that date.

    STORAGE CENTERS:   Storage  centers are  recorded at  cost. Depreciation  on
buildings and equipment is recorded on a straight-line basis over their estimated useful lives, which range from three to 30 years.

    INVESTMENT IN JOINT VENTURES: The Company consolidates the accounts of those joint ventures in which the Company has effective control. Minority interest of $477,000 is included in other liabilities at September 30, 1994. All other investments in joint ventures or participating mortgages are accounted for on the equity method. Investments accounted for on the equity method include a 67% interest in Shurgard-Freeman Medical Center Joint Venture, a 50% interest in Shurgard Freeman Hermitage Joint Venture and two participating mortgages (Note
E).

    CASH EQUIVALENTS: Cash equivalents consist of money market instruments and securities with original maturities of 90 days or less.

    FINANCING  COSTS:   Financing  costs are  included in  other assets  and are
amortized on the effective interest method over the life of the related debt.

    FEDERAL INCOME TAXES: The Company intends to qualify as a real estate investment trust ("REIT") as defined in Section 856 of the Internal Revenue Code of 1986, as amended. As a REIT, the Company will not be subject to federal income taxes provided that it distributes annually at least 95% of its taxable income and meets certain other requirements. As a result, no provision for federal income taxes has been made in the Company's consolidated financial statements.

                SHURGARD STORAGE CENTERS, INC. AND SUBSIDIARIES

         PERIOD FROM JULY 23, 1993 (INCEPTION) TO DECEMBER 31, 1993 AND
                      NINE MONTHS ENDED SEPTEMBER 30, 1994

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    REVENUE  RECOGNITION:    Revenue  is recognized  when  earned  under accrual
accounting principles.

    NET INCOME PER  SHARE:   Net income  per share  is calculated  based on  the
weighted average shares outstanding during the periods presented. No per share data for 1993 has been included as such is de minimis.

    FINANCIAL INSTRUMENTS: The carrying values reflected in the balance sheet at September 30, 1994, reasonably approximate the fair value of cash and cash equivalents, other assets, and notes payable. The Company estimates that the fair value of its notes from shareholders is $2.2 million.

NOTE C -- ADVISORY AND MANAGEMENT AGREEMENTS
    The Company has entered into advisory and management agreements under which Shurgard advises the Company with respect to its investments, manages the Company's day-to-day operations, and provides property management services. The agreements provide for an annual advisory fee, incentive advisory fees, reimbursement for certain costs and expenses, and property management fees. The property management fee is equal to 6% of gross storage center revenues and 5% of office and business park revenues. The annual advisory fee is equal to 0.5% of the fair market value of new properties acquired after the initial acquisition (Note E), mortgage loans receivable held and the average daily cash equivalents invested in excess of cash equivalents acquired from the Partnerships. The incentive advisory fee equals 10% of realized gain on sale or refinancing of properties acquired after the initial acquisition. During the period ended September 30, 1994, $2,753,000 was paid under these agreements.

NOTE D -- STORAGE CENTERS
    Storage centers at September 30, 1994 consist of the following (in thousands):

          Land..............................................  $ 87,908
          Buildings.........................................   366,966
          Equipment.........................................     4,526
                                                              --------
                                                               459,400
          Less accumulated depreciation.....................    (7,601)
                                                              --------
                                                              $451,799
                                                              --------
                                                              --------

NOTE E -- ACQUISITIONS
    On March 1, 1994, the Company acquired the assets, subject to existing liabilities, of each of the Partnerships for $387 million. A summary of the assets and liabilities assumed in this transaction are as follows (in thousands):

          Real estate.......................................  $417,218
          Interest in joint ventures........................     7,074
          Cash, receivables and other assets................    10,642
          Notes payable.....................................   (26,192)
          Other liabilities.................................   (21,326)
                                                              --------
                                                              $387,416
                                                              --------
                                                              --------

    The acquisition was funded by the issuance of 16,983,728 shares of common stock and $67,068,631 in proceeds from a note payable to a financial services company. Assets assumed by the

                SHURGARD STORAGE CENTERS, INC. AND SUBSIDIARIES

         PERIOD FROM JULY 23, 1993 (INCEPTION) TO DECEMBER 31, 1993 AND
                      NINE MONTHS ENDED SEPTEMBER 30, 1994

NOTE E -- ACQUISITIONS (CONTINUED)
Company included approximately $2,947,000 in cash. Real estate assets acquired in the acquisition consisted of 134 self-service storage centers and two business parks located in 17 states, as well as an interest in two joint ventures owning an additional five storage centers.

    The following unaudited pro forma financial information represents the results of operations of the Company as if the acquisition had occurred on January 1, 1993. The pro forma results do not necessarily indicate the actual results that would have been obtained, nor are they necessarily indicative of the future operations of the combined companies.

                            STATEMENT OF OPERATIONS

                                                                NINE MONTHS
                                            YEAR ENDED             ENDED
                                         DECEMBER 31, 1993   SEPTEMBER 30, 1994
                                         -----------------   ------------------
                                                     (IN THOUSANDS)
Revenues...............................       $72,900             $58,777
Expenses
  Operating............................        16,840              13,530
  Property management fees.............         4,317               3,480
  Depreciation and amortization........        12,887               9,740
  Real estate taxes....................         7,068               5,250
  Interest.............................        10,303               7,931
  General, administrative and other....         2,390               2,133
                                             --------            --------
                                               53,805              42,064
                                             --------            --------
Income before extraordinary item.......       $19,095             $16,713
                                             --------            --------
                                             --------            --------

    On September 1, 1994, the Company purchased 20 storage centers for $34 million from an unaffiliated seller. These centers, located in Maryland, Virginia and North Carolina, were financed through a $30 million draw on the Company's credit facility, a $1 million note to the seller and approximately $3 million from cash reserves. The note to the seller is due in two $500,000 installments in September 1995 and 1996, which installments include accrued interest. The discounted value of these notes is estimated to be $917,000.

    In July 1994, the Company entered into a joint venture with a storage operator and developer to develop a property in Nashville, Tennessee. The Company will have a 67% interest in this project, which will initially have 59,700 net rentable square feet and is expected to be complete in early 1995. The Company's investment in this project is $600,000. The Company has guaranteed repayment of $833,500 of the joint venture's construction loan.

    In November 1994, the Company entered into a second joint venture with the same developer to develop a second property in Nashville, Tennessee. The Company will have a 50% interest in this project, which will initially have 67,700 net rentable square feet and is expected to be complete in early 1995. The Company's investment in this project is $640,000. The Company has guaranteed repayment of $1,110,700 of the joint venture's construction loan.

                SHURGARD STORAGE CENTERS, INC. AND SUBSIDIARIES

         PERIOD FROM JULY 23, 1993 (INCEPTION) TO DECEMBER 31, 1993 AND
                      NINE MONTHS ENDED SEPTEMBER 30, 1994

NOTE E -- ACQUISITIONS (CONTINUED)
    In January 1995, the Company entered into a third joint venture the same developer to develop a third property in Nashville, Tennessee. The Company will have a 91.2% interest in this project, which will initially have 55,000 net rentable square feet and is expected to be complete in late 1995. The Company's investment in this project is $2,500,000.

    In October 1994, the Company entered into a commitment to invest up to $3 million in a Belgian partnership that will own and operate storage centers in the Benelux region of Europe.

    As of December 14, 1994, the Company has paid $12 million and committed an additional $1 million for investment in two 10-year participating mortgage loans, which are nonrecourse to the borrower and are secured by real estate, including four storage centers and office/warehouse space. The Company will receive interest at 8% per annum plus 50% of both operating cash flow and distributions from the sale of real property. The Company has options to purchase the properties at established prices, generally exercisable in five years and extending until maturity of the loans.

    The Company is currently negotiating with a committee of independent directors of Shurgard to merge the management, acquisition, development, and advisory business of Shurgard into the Company. The potential merger is subject to a vote of the shareholders of the Company and Shurgard.

NOTE F -- LINES OF CREDIT
    In August 1994, the Company established a $50 million revolving two-year credit facility with a commercial bank group. This credit facility is secured by real estate and accrues interest at 7.33% for the first six months, and thereafter at either the banks' prime rate or LIBOR plus 200 basis points (at the Company's option). The commitment fee for the revolving period was 75 basis points of the commitment amount. Upon the expiration of the revolving period, the Company can extend any outstanding balance for a one-year term for an additional fee of 37.5 basis points of the amount outstanding. At December 16, 1994, $42 million was outstanding on this credit facility; outstanding balances are payable upon expiration of the line in August 1996.

    Additionally, in August 1994, the Company executed a commitment letter with Nomura Asset Capital Corp., a subsidiary of Nomura Securities International, Inc., to provide a second $50 million two-year revolving credit facility. This credit facility will be secured by real estate, bear interest at LIBOR plus 175 basis points, and require a draw fee equal to 25 basis points of the amount drawn. The commitment fee for the revolving period will be 100 basis points of the commitment amount. The commitment is subject to customary contingencies and due diligence.

NOTE G -- NOTES PAYABLE
    Notes payable at September 30, 1994 consist of the following (in thousands):

          Note payable to financial services company........  $122,580
          Mortgage note payable.............................     1,468
          Other notes payable...............................     1,073
                                                              --------
                                                              $125,121
                                                              --------
                                                              --------

    On June 9, 1994, the Company refinanced substantially all of its existing debt with Nomura Asset Capital Corp., a subsidiary of Nomura Securities International, Inc., through a debt purchase transaction. The $122.58 million loan provides the Company with funds for seven years at a fixed rate equal to 8.28% and requires monthly payments of interest only until maturity. The refinancing of existing debt

                SHURGARD STORAGE CENTERS, INC. AND SUBSIDIARIES

         PERIOD FROM JULY 23, 1993 (INCEPTION) TO DECEMBER 31, 1993 AND
                      NINE MONTHS ENDED SEPTEMBER 30, 1994

NOTE G -- NOTES PAYABLE (CONTINUED)
resulted in a loss on early retirement of $1.18 million, consisting of unamortized loan fees. As required by the loan agreement, the Company deposited cash into restricted accounts to fund certain expenses, including real estate taxes and insurance.

    The mortgage note is secured by a deed of trust on a storage center. It is due in monthly installments of $13,441, including principal and interest at 10.25%, and matures April 2001. Other notes payable consists of local improvement district warrants and a note taken in connection with a real estate acquisition. The approximate maturities of principal over the next five fiscal years range from $20,000 to $516,000.

NOTE H -- SHAREHOLDERS' EQUITY
    In addition to the rights, privileges and powers of Class A common stock, Class B common shareholders received loans from the Company to fund certain obligations to the Partnerships. The loans are due between 2001 and 2003 and are secured by the Class B common stock. Class B common stock is convertible to Class A common stock at a one-to-one ratio as the loans are repaid.

    The Company has authorized 40,000,000 shares of preferred stock, of which 2,800,000 shares have been designated Series A Junior Participating Preferred Stock. No shares of preferred stock are issued and outstanding at September 30, 1994. The Company's Board of Directors is authorized to determine the rights, preferences and privileges of the preferred stock, including the number of shares constituting any such series, and the designation thereof.

NOTE I -- STOCK OPTIONS
    The Company has established the 1993 Stock Option Plan (the "Plan") for the purpose of attracting and retaining the Company's directors, executive officers and other employees. The Plan provides for the granting of options for up to 3% of the Company's outstanding shares of Class A common stock at the end of each year, limited in the aggregate to 5,000,000 shares. In general, the options vest ratably over five years and must be exercised within 10 years from date of grant. The exercise price for qualified incentive options under the Plan must be at least equal to fair market value at date of grant and at least 85% of fair market value at date of grant for nonqualified options. The Plan expires in 2003. At September 30, 1994, 8,000 options had been granted under the Plan at an exercise price of $18.90 per share. No options had been granted at December 31, 1993.

    The Company also has established the Stock Option Plan for Nonemployee Directors (the "Nonemployee Plan") for the purpose of attracting and retaining the services of experienced and knowledgeable outside directors. The Nonemployee Plan provides for the annual grant of options to purchase 400 shares of Class A common stock. Such options vest upon continued service until the next annual meeting of the Company's shareholders. A total of 20,000 shares are reserved under the Nonemployee Plan. The exercise price for options granted under the Nonemployee Plan is equal to fair market value at date of grant. At September 30, 1994, options for 1,200 shares had been granted under the Nonemployee Plan at an exercise price of $22.93 per share.

NOTE J -- SHAREHOLDER RIGHTS PLAN
    In March 1994, the Company adopted a Shareholder Rights Plan and declared a dividend distribution of one Right for each outstanding share of common stock. Under certain conditions, each Right may be exercised to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a purchase price of $65, subject to adjustment. The Rights will be exercisable only if a person or group has acquired 10% or more of the outstanding shares of common stock, or following the

                SHURGARD STORAGE CENTERS, INC. AND SUBSIDIARIES

         PERIOD FROM JULY 23, 1993 (INCEPTION) TO DECEMBER 31, 1993 AND
                      NINE MONTHS ENDED SEPTEMBER 30, 1994

NOTE J -- SHAREHOLDER RIGHTS PLAN (CONTINUED) commencement of a tender or exchange offer for 10% or more of such outstanding shares of common stock. If a person or group acquires more than 10% of the then-outstanding shares of common stock, each Right will entitle its holder to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. In addition, if the Company is acquired in a merger or other business combination transaction, each Right will entitle its holder to purchase that number of the acquiring company's common shares having a market value of twice the Right's exercise price. The Company will be entitled to redeem the Rights at $.0001 per Right at any time prior to the earlier of expiration of the Rights in March 2004 and the time that a person has acquired a 10% position. The Rights do not have voting or dividend rights, and, until they become exercisable, have no dilutive effect on the Company's earnings.

                         SHURGARD STORAGE CENTERS, INC.
                  PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                   HISTORICAL       PRO FORMA
                                                   NINE MONTHS     NINE MONTHS
                                                      ENDED           ENDED
                                                  SEPTEMBER 30,   SEPTEMBER 30,
                                                    1993 (1)        1994 (2)
                                                  -------------   -------------
Rental revenue..................................     $53,969         $58,029
Income from joint venture.......................          68             140
Interest income.................................         196             608
Litigation settlement...........................         317
                                                  -------------   -------------
  Total revenues................................      54,550          58,777
Operating expense...............................      12,793          13,530
Management fees.................................       3,502           3,480
Depreciation and amortization...................      10,420           9,740
Real estate taxes...............................       5,257           5,250
General and administrative......................       1,786           1,950
Other...........................................         132             183
Interest........................................       1,716           7,931
                                                  -------------   -------------
  Total expenses................................      35,606          42,064
                                                  -------------   -------------
Income before extraordinary item................     $18,944         $16,713
                                                  -------------   -------------
                                                  -------------   -------------
Income before extraordinary item per common and
 common equivalent share (3)....................      $0.92           $0.98
                                                  -------------   -------------
                                                  -------------   -------------

- ------------------------
(1) Amounts represent the combined results of operations of each of the 17 partnerships consolidated into the Shurgard REIT on March 1, 1994 (the "Consolidation").

(2) Amounts represent pro forma results of operations as if the Consolidation had occurred and the current debt structure existed on January 1, 1994.

(3) Pro forma per share data is based on the outstanding common and common equivalent shares of the Shurgard REIT at September 30, 1994 (16,989,739 shares). Historical 1993 per share data is based on the equivalent number of shares assuming all unit holders elected to receive shares in the Consolidation (20,500,000 shares).

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Shurgard Incorporated
Seattle, Washington

    We have audited the accompanying statement of assets and liabilities of the property management, acquisition, development and advisory business of Shurgard Incorporated (the "Management Company") as of December 31, 1993, and the related statements of revenues, expenses, and changes in Management Company equity and of cash flows of the Management Company for the year ended December 31, 1993. These financial statements are the responsibility of Shurgard Incorporated's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the assets and liabilities of the Management Company of Shurgard Incorporated as of December 31, 1993, and the revenues, expenses, and changes in Management Company equity and cash flows of the Management Company for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Seattle, Washington
December 16, 1994

                  MANAGEMENT COMPANY OF SHURGARD INCORPORATED

                      STATEMENTS OF ASSETS AND LIABILITIES

                                 (IN THOUSANDS)

                                                DECEMBER 31,
                                            --------------------  SEPTEMBER 30,
                                               1992       1993        1994
                                            ----------   -------  -------------
                                            (UNAUDITED)            (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents...............     $1,349    $    53     $   888
  Due from affiliates.....................       671         839       1,404
  Partnership consolidation costs
   receivable.............................     1,546       4,447
  Other...................................        60          90          85
                                            ----------   -------  -------------
    Total.................................     3,626       5,429       2,377
FIXED ASSETS, net of accumulated
 depreciation of $949, $1,063 and
 $1,226...................................       462       7,612       7,570
OTHER.....................................       364       1,154       1,506
                                            ----------   -------  -------------
                                               $4,452    $14,195     $11,453
                                            ----------   -------  -------------
                                            ----------   -------  -------------

CURRENT LIABILITIES
  Lines of credit.........................     $ 299     $    50
  Accounts payable........................       289         256     $   286
  Accrued salaries and expenses...........       513         808         563
  Accrued partnership consolidation
   costs..................................       728       2,520
  Accrued profit sharing..................       281         226         430
                                            ----------   -------  -------------
    Total.................................     2,110       3,860       1,279
LONG-TERM DEBT............................     --          7,275       7,275
COMMITMENTS AND CONTINGENCIES (Notes H and
 J)
MANAGEMENT COMPANY EQUITY.................     2,342       3,060       2,899
                                            ----------   -------  -------------
                                               $4,452    $14,195     $11,453
                                            ----------   -------  -------------
                                            ----------   -------  -------------

                       See notes to financial statements

                  MANAGEMENT COMPANY OF SHURGARD INCORPORATED

                STATEMENTS OF REVENUES, EXPENSES AND CHANGES IN
                           MANAGEMENT COMPANY EQUITY

                                 (IN THOUSANDS)

                                                                                   NINE MONTHS
                                                   YEAR ENDED DECEMBER 31,            ENDED
                                              ----------------------------------  SEPTEMBER 30,
                                                 1991          1992        1993       1994
                                              -----------   -----------   ------  -------------
                                              (UNAUDITED)   (UNAUDITED)            (UNAUDITED)
REVENUES
  Management fees...........................    $4,606        $5,630      $6,448     $5,419
  Acquisition and development fees..........       611           473          86         26
  Reimbursements from affiliates............     1,201         1,086       1,466      1,798
  Rental revenues...........................                                  48        776
                                              -----------   -----------   ------  -------------
      Total.................................     6,418         7,189       8,048      8,019

EXPENSES
  Personnel.................................     3,760         4,348       4,803      3,942
  General and administrative................       918         1,218       1,353      1,167
  Travel....................................       369           399         507        388
  Rent......................................       350           359         410        301
                                              -----------   -----------   ------  -------------
      Total.................................     5,397         6,324       7,073      5,798
                                              -----------   -----------   ------  -------------

EXCESS FROM MANAGEMENT COMPANY OPERATIONS...     1,021           865         975      2,221

OTHER INCOME (EXPENSE)
  Interest expense..........................       (55)           (8)        (36)      (528)
  Equity in earnings of affiliated
   partnerships.............................       163           160         243        226
  Interest income...........................        37            43         124         81
  Gain on sale of land......................                     337
                                              -----------   -----------   ------  -------------
      Total.................................       145           532         331       (221)
                                              -----------   -----------   ------  -------------

EXCESS FROM MANAGEMENT COMPANY..............     1,166         1,397       1,306      2,000
                                              -----------   -----------   ------  -------------
Management Company equity, beginning of
 period.....................................     2,118         1,978       2,342      3,060
Distributions made to other non-Management
 Company businesses.........................    (1,456)       (1,033)       (588)    (2,161)
                                              -----------   -----------   ------  -------------
Management Company equity, end of period....    $1,978        $2,342      $3,060     $2,899
                                              -----------   -----------   ------  -------------
                                              -----------   -----------   ------  -------------

                       See notes to financial statements

                  MANAGEMENT COMPANY OF SHURGARD INCORPORATED

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                     NINE MONTHS
                                                                     YEAR ENDED DECEMBER 31,            ENDED
                                                               -----------------------------------  SEPTEMBER 30,
                                                                  1991         1992        1993         1994
                                                               -----------  -----------  ---------  -------------
                                                               (UNAUDITED)  (UNAUDITED)              (UNAUDITED)
OPERATING ACTIVITIES:
  Excess from Management Company.............................   $   1,166    $   1,397   $   1,306    $   2,000
  Adjustments to reconcile net earnings to cash provided by
   operating activities:
    Gain on sale of land.....................................                     (337)
    Depreciation and amortization............................         123          155         124          190
    Provision for note receivable............................          35
  Changes in operating accounts:
    Due from affiliates......................................         243          174        (168)        (565)
    Other current assets.....................................        (148)         160         (30)           5
    Accounts payable.........................................         458         (199)        (33)          30
    Accrued salaries and expenses............................         (81)         323         295         (245)
    Accrued profit sharing...................................          75          (44)        (55)         204
                                                               -----------  -----------  ---------  -------------
  Net cash provided by operating activities..................       1,871        1,629       1,439        1,619
                                                               -----------  -----------  ---------  -------------
INVESTING ACTIVITIES:
  Net proceeds from sale of land.............................                    1,174
  Partnership reorganization costs...........................                     (818)     (1,109)       1,927
  Purchase of equipment and leasehold improvements, net......        (231)         (75)        (55)        (131)
  Other assets...............................................         (11)         (53)       (734)        (369)
                                                               -----------  -----------  ---------  -------------
  Net cash (used in) provided by investing activities........        (242)         228      (1,898)       1,427
                                                               -----------  -----------  ---------  -------------
FINANCING ACTIVITIES:
  Notes due from affiliates..................................          10           50
  Payments on line of credit, net............................        (100)                    (249)         (50)
  Distributions made to other non-Management Company
   businesses................................................      (1,456)      (1,033)       (588)      (2,161)
                                                               -----------  -----------  ---------  -------------
  Net cash used in financing activities......................      (1,546)        (983)       (837)      (2,211)
                                                               -----------  -----------  ---------  -------------
  NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......          83          874      (1,296)         835
  CASH AND CASH EQUIVALENTS:
    Beginning of period......................................         392          475       1,349           53
                                                               -----------  -----------  ---------  -------------
    End of period............................................   $     475    $   1,349   $      53    $     888
                                                               -----------  -----------  ---------  -------------
                                                               -----------  -----------  ---------  -------------
  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest...................................   $      55    $       8   $      36    $     528
                                                               -----------  -----------  ---------  -------------
                                                               -----------  -----------  ---------  -------------
  SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING ACTIVITIES:
    Liabilities incurred in connection with purchase of
     storage center..........................................   $  --        $  --       $   7,275    $  --
                                                               -----------  -----------  ---------  -------------
                                                               -----------  -----------  ---------  -------------
    Liabilities incurred in connection with Partnership
     reorganization..........................................   $  --        $     728   $   1,792    $  --
                                                               -----------  -----------  ---------  -------------
                                                               -----------  -----------  ---------  -------------

                  MANAGEMENT COMPANY OF SHURGARD INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                   YEARS ENDED DECEMBER 31, 1993 AND 1992 AND
                      NINE MONTHS ENDED SEPTEMBER 30, 1994

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION: The accompanying financial statements have been prepared in connection with the Agreement and Plan of Merger (the "Merger Agreement") between Shurgard Incorporated ("Shurgard") and Shurgard Storage Centers, Inc. ("SSCI") under which SSCI would effectively acquire Shurgard's property management, acquisition, development and advisory business (the "Management Company") in exchange for common stock of SSCI. The merger is subject to the approval of the shareholders of SSCI and Shurgard.

    The accompanying financial statements have been prepared from the books and records of Shurgard and present the assets and liabilities of the Management Company as of December 31, 1993 and 1992 and September 30, 1994, and the related revenues and expenses for the years ended December 31, 1993, 1992 and 1991 and the period ended September 30, 1994. Accordingly, these statements do not purport to represent the financial position or results of operations of Shurgard or any of its subsidiaries.

    The statement of revenues and expenses of the Management Company to be merged into SSCI may not necessarily be indicative of the revenues and expenses that would have resulted had the operations of the Management Company functioned as a stand-alone entity. The financial statements exclude the effects of income taxes, and, in accordance with the Agreement, to the extent that an asset or liability for income taxes of the Management Company exists at the closing date of the Merger, such amounts will be added to or deducted from the purchase price as such taxes are intended to be neutral to SSCI. Distributions made to other non-Management Company businesses shown in the accompanying financial statements reflect amounts generated by the operations of the Management Company that have been utilized by other businesses of Shurgard. Such amounts are treated as distributions from Management Company equity.

    The statements of assets and liabilities as of December 31, 1992 and 1991 and September 30, 1994 and the statements of revenues and expenses for the years ended December 31, 1992 and 1991 and the nine months ended September 30, 1994, which are included in this report, are unaudited. In the opinion of Shurgard's management, all adjustments necessary for a fair presentation of such financial statements have been included; such adjustments consisted only of normal recurring items. Interim results are not necessarily indicative of results for a full year.

                  MANAGEMENT COMPANY OF SHURGARD INCORPORATED

                   YEARS ENDED DECEMBER 31, 1993 AND 1992 AND
                      NINE MONTHS ENDED SEPTEMBER 30, 1994

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    BUSINESS:   The Management  Company includes  the ownership,  operation  and management of storage centers, as well as acquisition, development and advisory services. The Management Company earns revenues, fees and reimbursements for:

    -  Management of  property operations.    The Management  Company  generally
       earns a monthly management fee based on a percentage of gross revenues.

    - Acquisition and development of self-storage properties. The Management Company is generally compensated for these services when provided to affiliates based on a fixed percentage of gross proceeds from the offering of partnership interests or of invested capital.

    - Reimbursement of allowable costs. Under the terms of the affiliated partnership and SSCI agreements, certain costs are reimbursable to the
    Management Company for services, such as construction management, legal services, computer support and national marketing programs.

    - Advisory services. Under agreements with SSCI, the Management Company provides certain advisory services with respect to SSCI's investments and provides the day-to-day administrative functions of SSCI. The Management Company is compensated for these services based on the value of certain assets acquired after March 1, 1994.

    CASH EQUIVALENTS: Cash equivalents consist of money market instruments with original maturities of 90 days or less.

    LAND, BUILDING, EQUIPMENT AND LEASEHOLD IMPROVEMENTS: The Management Company owns and operates a storage center located in Daly City, California. Depreciation is provided for on the straight-line method over the estimated useful lives of the building, furniture and fixtures, equipment and vehicles as follows:

          Building......................................  39 years
          Furniture and fixtures........................  5 to 7 years
          Equipment and vehicles........................  3 to 7 years

    Leasehold improvements are depreciated over the life of the related lease. Land includes $206,364 of excess land held for sale.

NOTE B -- TRANSACTIONS WITH AFFILIATES
    Prior to March 1, 1994, substantially all of the Management Company's fees and reimbursements were generated from services performed for affiliated partnerships in which the majority shareholders of Shurgard held limited partnership or general partnership interests. The Management Company provides a variety of services for the partnerships as discussed in Note A.

    On March 1, 1994, 17 of the affiliated partnerships were consolidated into SSCI. At that time Shurgard signed various agreements with SSCI, which will be included in the Management Company, under which agreements the Management Company manages and advises SSCI. For the period ended September 30, 1994, 47% of total revenues was earned from SSCI; 53% was earned from the remaining affiliated partnerships.

    Due  from   affiliates   consists   of  property   management   fees,   cost
reimbursements and acquisition fees payable by affiliated partnerships or by SSCI; such amounts are payable on demand.

                  MANAGEMENT COMPANY OF SHURGARD INCORPORATED

                   YEARS ENDED DECEMBER 31, 1993 AND 1992 AND
                      NINE MONTHS ENDED SEPTEMBER 30, 1994

NOTE C -- ACQUISITION
    On December 16, 1993, the Management Company purchased the Daly City storage center, located near San Francisco, California, from a nonaffiliated entity for $7,200,000 plus closing costs. The purchase was funded with proceeds of a $7,275,000 nonrecourse mortgage note payable to a commercial insurance company and cash. This loan is a participating mortgage, which is nonamortizing and matures January 1, 2004. The loan requires: (a) monthly fixed interest only payments at 8% per annum and (b) quarterly additional interest payments of 90% of net cash flow, as defined in the loan agreement. Additional interest of $99,353 was paid for the nine months ended September 30, 1994. No additional interest was paid in 1993. Proceeds from a sale of the property will be split 90% to the mortgagor and 10% to the Management Company, subject to certain rates of return. The loan is secured by a deed of trust on the property and an assignment of leases.

    The acquisition was accounted for as a purchase, and, accordingly, the cost was allocated based on fair value as follows (in thousands):

          Land..............................................    $1,713
          Buildings.........................................     5,428
          Furniture, fixtures and equipment.................        24
          Intangible assets.................................        73
                                                                ------
                                                                $7,238
                                                                ------
                                                                ------

    The following is unaudited pro forma combined revenues, expenses and excess from Management Company operations for the year as if the property had been acquired on January 1, 1992:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                           ------------------
                                                            1992       1993
                                                           -------    -------
     Revenues..........................................    $ 8,132    $ 8,969
     Expenses..........................................     (7,400)    (7,587)
                                                           -------    -------
     Excess from Management Company operations.........       (732)    (1,382)
     Other Income (Expense)............................        532       (221)
                                                           -------    -------
     Excess from Management Company....................    $ 1,264    $ 1,161
                                                           -------    -------
                                                           -------    -------

    The pro forma information does not purport to be indicative of the results that actually would have been obtained if the combined operations had been conducted for the full year and is not intended to be a projection of future results.

NOTE D -- PARTNERSHIP CONSOLIDATION COSTS RECEIVABLE
    Partnership consolidation costs receivable consist of direct out-of-pocket costs such as appraisals and legal fees incurred in connection with the consolidation of 17 affiliated public limited partnerships into SSCI. The consolidation closed in March 1994 and partnership consolidation costs were paid to the Management Company on March 4, 1994.

                  MANAGEMENT COMPANY OF SHURGARD INCORPORATED

                   YEARS ENDED DECEMBER 31, 1993 AND 1992 AND
                      NINE MONTHS ENDED SEPTEMBER 30, 1994

NOTE E -- OTHER ASSETS
    Other assets consist of the following (in thousands):

                                           YEAR ENDED
                                          DECEMBER 31,     NINE MONTHS
                                          ------------        ENDED
                                          1992   1993   SEPTEMBER 30, 1994
                                          ----  ------  ------------------
     Storage center management system...  $101  $  835        $1,017
     Other..............................   263     319           489
                                          ----  ------       -------
                                          $364  $1,154        $1,506
                                          ----  ------       -------
                                          ----  ------       -------

    The storage center management system represents costs incurred in the development of software, the cost of which, beginning in 1995, will be reimbursed to the Management Company by affiliated entities after the system is fully installed.

NOTE F -- LINE OF CREDIT AND LONG-TERM DEBT
    The Management Company's line of credit agreement with a commercial bank provides for borrowings of up to $5,000,000 and expires in June 1995. The agreement requires monthly payments of interest at the bank's prime rate plus 0.5% (8.0% at September 30, 1994) and is secured by accounts receivable, equipment and other assets of the Management Company. The agreement contains restrictive covenants that, among others, (a) require that the Management Company maintain minimum levels of working capital and tangible net worth and
(b) prohibit the declaration or payment of dividends to shareholders without prior consent.

    Long-term debt is comprised of the $7,275,000 mortgage note payable described in Note C.

NOTE G -- FIXED ASSETS
    Fixed assets consist of the following (in thousands):

                                          YEAR ENDED
                                         DECEMBER 31,      NINE MONTHS
                                        --------------        ENDED
                                         1992    1993   SEPTEMBER 30, 1994
                                        ------  ------  ------------------
     Land.............................  $  205  $1,919        $1,919
     Buildings........................           5,460         5,460
     Furniture, fixtures and
      equipment.......................   1,034   1,131         1,262
     Leasehold improvements...........     172     165           165
                                        ------  ------       -------
                                         1,411   8,675         8,806
     Less accumulated depreciation....     949   1,063         1,236
                                        ------  ------       -------
                                        $  462  $7,612        $7,570
                                        ------  ------       -------
                                        ------  ------       -------

                  MANAGEMENT COMPANY OF SHURGARD INCORPORATED

                   YEARS ENDED DECEMBER 31, 1993 AND 1992 AND
                      NINE MONTHS ENDED SEPTEMBER 30, 1994

NOTE H -- COMMITMENTS
    Shurgard has entered into several operating leases for district offices, which leases continue through 1998. Monthly lease payments are based on fixed rates adjusted by negotiated periodic increases. Future minimum payments under these noncancellable operating leases are as follows (in thousands):

          1994..............................................    $  367
          1995..............................................       371
          1996..............................................       324
          1997..............................................       250
          1998..............................................       176
                                                                ------
                                                                $1,488
                                                                ------
                                                                ------

    Shurgard has  entered  into  buy-sell  agreements  with  certain  Management
Company  employees  under  which  the  employees  purchased  561,174  shares  of
Shurgard's stock. Shurgard is obligated to repurchase such stock upon termination of employment or certain other conditions. The repurchase price will be determined in accordance with a formula in the buy-sell agreements that is based on fair value as determined by annual independent valuation. These agreements will be cancelled prior to the Merger.

    In October 1994, the Management Company signed a letter of intent to invest in a Belgian company that will develop and operate storage centers in the Benelux region of Europe. Pursuant to that letter, the Management Company has made a $250,000 working capital loan to Shurgard Benelux SA and has committed to loan an additional $500,000.

    In conjunction with the Merger, the Management Company committed to fund one of its subsidiaries. At December 16, 1994, $1.6 million of this commitment remained.

NOTE I -- EMPLOYEE BENEFIT PLANS
    The Management Company employees participate in Shurgard's employee stock ownership ("ESOP") and incentive savings ("401(k)") plans that cover substantially all employees of the Management Company. Under the ESOP, Shurgard, at the discretion of its Board of Directors, may contribute a portion of the employee profit-sharing awards to the ESOP in cash or in qualified securities of Shurgard. Under the 401(k) plan, each year employees may contribute between 1% and 15% of their annual compensation to the plan. Shurgard, at its sole discretion, may match a portion of the employees' contribution. In the years ended December 31, 1992 and 1993 and the nine months ended September 30, 1994, Shurgard made contributions to the ESOP on behalf of Management Company employees of approximately $16,000, $39,000 and $37,000, respectively; no contribution was made in 1991. Under the Merger Agreement, the ESOP and 401(k) plan will be continued by SSCI.

NOTE J -- CONTINGENCIES
    Shurgard is the general partner of Shurgard Limited Edition I, a partnership which owns a storage center. The Management Company has guaranteed 20% of the outstanding long-term debt, which total debt was $1,211,000 at September 30, 1994, and is secured by real estate.

                          INDEPENDENT AUDITORS' REPORT

Partners
Entities Listed in Note A
Seattle, Washington

    We have audited the accompanying combined balance sheets of 17 limited partnerships (the "Partnerships") described in Note A, as of December 31, 1993 and 1992, and the related combined statements of earnings, partners' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Partnerships as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Seattle, Washington
December 16, 1994

                                THE PARTNERSHIPS

                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                     ASSETS

                                               DECEMBER 31,
                                            ------------------
                                              1992      1993    MARCH 1, 1994
                                            --------  --------  -------------
                                                                 (UNAUDITED)
Cash and cash equivalents.................  $  9,859  $  9,057    $ 76,546
Stock in Shurgard Storage Centers, Inc....                         315,007
Storage centers...........................   382,494   375,035
Other assets..............................     7,829     9,890         132
                                            --------  --------  -------------
    Total assets..........................  $400,182  $393,982    $391,685
                                            --------  --------  -------------
                                            --------  --------  -------------

                 LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

Liabilities:
  Accounts payable and accrued expenses...  $  3,598  $  5,407    $ --
  Accrued consolidation expense...........               3,879
  Unearned rent and tenant deposits.......     2,291     2,188
  Accrued real estate taxes...............     2,134     2,330
  Distributions payable...................                         391,685
  Lines of credit.........................     1,570     4,190
  Notes payable...........................    22,795    21,826
                                            --------  --------  -------------
    Total liabilities.....................    32,388    39,820     391,685
                                            --------  --------  -------------
Partners' equity (deficit):
  Limited partners........................   368,292   354,787
  General partners........................      (498)     (625)
                                            --------  --------  -------------
    Total partners' equity................   367,794   354,162
                                            --------  --------  -------------
      Total liabilities and partners'
       equity.............................  $400,182  $393,982    $391,685
                                            --------  --------  -------------
                                            --------  --------  -------------

                   See notes to combined financial statements

                                THE PARTNERSHIPS

                        COMBINED STATEMENTS OF EARNINGS

                      (IN THOUSANDS EXCEPT PER UNIT DATA)

                                   YEAR ENDED DECEMBER 31,      PERIOD FROM
                                  -------------------------  JANUARY 1, 1994 TO
                                   1991     1992     1993      MARCH 1, 1994
                                  -------  -------  -------  ------------------
                                                                (UNAUDITED)

RENTAL REVENUE
  Rental........................  $59,142  $66,994  $72,217       $12,348
  Other.........................    1,625       79       93            15
                                  -------  -------  -------      --------
    Total.......................   60,767   67,073   72,310        12,363
EXPENSES
  Operating.....................   13,847   15,554   16,843         2,956
  Property management fees......    3,695    4,145    4,695           733
  Depreciation..................   12,987   13,311   13,665         2,347
  Real estate taxes.............    6,216    7,067    7,066         1,170
  Amortization..................      455      246      258            43
  Administrative................    2,206    2,359    2,390         1,232
                                  -------  -------  -------      --------
    Total.......................   39,406   42,682   44,917         8,481
                                  -------  -------  -------      --------
EARNINGS FROM OPERATIONS........   21,361   24,391   27,393         3,882
                                  -------  -------  -------      --------
OTHER INCOME AND EXPENSES
  Interest and other income.....      649      317      590           188
  Gain on sale of real estate...      946
  Interest expense..............   (2,545)  (2,347)  (2,288)         (487)
  Loss on condemnation..........              (306)
  Incentive management fees.....                                   (5,340)
  Gain on consolidation.........                                   48,223
  Litigation, hostile takeover
   defense and consolidation
   expenses.....................                     (7,411)      (12,180)
                                  -------  -------  -------      --------
                                     (950)  (2,336)  (9,109)       30,404
                                  -------  -------  -------      --------
EARNINGS........................  $20,411  $22,055  $18,284       $34,286
                                  -------  -------  -------      --------
                                  -------  -------  -------      --------
EARNINGS PER UNIT OF LIMITED
 PARTNERSHIP INTEREST...........  $38.08   $41.15   $34.08         $63.97
                                  -------  -------  -------      --------
                                  -------  -------  -------      --------
DISTRIBUTIONS PER UNIT OF
 LIMITED PARTNERSHIP INTEREST...  $60.45   $56.71   $59.57        $732.05
                                  -------  -------  -------      --------
                                  -------  -------  -------      --------

                   See notes to combined financial statements

                                THE PARTNERSHIPS

               COMBINED STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

                                 (IN THOUSANDS)

                                                   LIMITED   GENERAL
                                                  PARTNERS   PARTNERS   TOTAL
                                                  ---------  -------  ---------
Balance, January 1, 1991........................  $ 388,417  $  (317) $ 388,100
Distributions...................................    (32,075)    (313)   (32,388)
Earnings........................................     20,207      204     20,411
                                                  ---------  -------  ---------
Balance, December 31, 1991......................    376,549     (426)   376,123
Distributions...................................    (30,092)    (293)   (30,385)
Earnings........................................     21,835      221     22,056
                                                  ---------  -------  ---------
Balance, December 31, 1992......................    368,292     (498)   367,794
Distributions...................................    (31,606)    (310)   (31,916)
Earnings........................................     18,101      183     18,284
                                                  ---------  -------  ---------
Balance, December 31, 1993......................    354,787     (625)   354,162
Distributions...................................   (388,432)  (4,018)  (392,450)
Contribution....................................               4,002      4,002
Earnings........................................     33,645      641     34,286
                                                  ---------  -------  ---------
Balance, March 1, 1994 (unaudited)..............  $  --      $ --     $  --
                                                  ---------  -------  ---------
                                                  ---------  -------  ---------

                   See notes to combined financial statements

                                THE PARTNERSHIPS

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                       YEAR ENDED DECEMBER 31,       PERIOD FROM
                                                     ----------------------------  JANUARY 1, 1994
                                                       1991      1992      1993    TO MARCH 1, 1994
                                                     --------  --------  --------  ----------------
                                                                                     (UNAUDITED)
OPERATING ACTIVITIES
  Earnings.........................................  $ 20,411  $ 22,055  $ 18,284      $ 34,286
  Adjustments to reconcile earnings to net cash
   provided by operating activities:
    Depreciation and amortization..................    13,442    13,557    13,923         2,390
    Gain on consolidation..........................                                     (48,223)
    Loss on condemnation...........................                 306
    Gain on sale of real estate....................      (946)
    Changes in operating accounts:
      Other assets.................................      (191)     (431)   (2,594)        2,675
      Accounts payable and accrued expenses........       644        22     2,135        (1,712)
      Accrued real estate taxes....................       423       (89)      235          (948)
      Accrued consolidation expense................                         3,879        16,399
      Unearned rent and tenant deposits............       296       (50)     (102)          249
                                                     --------  --------  --------  ----------------
    Net cash provided by operating activities......    34,079    35,370    35,760         5,116
                                                     --------  --------  --------  ----------------
INVESTING ACTIVITIES
  Purchase of and improvements to storage
   centers.........................................    (4,084)   (5,364)   (5,888)       (1,158)
  Proceeds from sale of real estate and
   equipment.......................................     7,696
  Proceeds from consolidation......................                                      64,120
  Consideration for amortizable assets.............      (393)
  Improvements to real estate held for resale......      (188)
  Distributions in excess of earnings from
   investment in joint partnership.................                 224       306
                                                     --------  --------  --------  ----------------
    Net cash provided by (used in) investing
     activities....................................     3,031    (5,140)   (5,582)       62,962
                                                     --------  --------  --------  ----------------
FINANCING ACTIVITIES
  Distributions to partners........................   (32,388)  (30,384)  (31,916)         (764)
  Distributions to minority interest in joint
   partnership.....................................      (279)     (577)     (711)
  Proceeds from lines of credit....................                         2,620           680
  Proceeds from notes payable......................     5,325     2,125                     350
  Payment of loan costs............................      (167)      (26)       (4)
  Payments on notes payable........................    (6,106)   (2,756)     (969)         (855)
                                                     --------  --------  --------  ----------------
    Net cash used in financing activities..........   (33,615)  (31,618)  (30,980)         (589)
                                                     --------  --------  --------  ----------------
  Increase (decrease) in cash and short-term
   investment......................................     3,495    (1,388)     (802)       67,489
  Cash and cash equivalents at beginning of
   period..........................................     7,752    11,247     9,859         9,057
                                                     --------  --------  --------  ----------------
  Cash and cash equivalents at end of period.......  $ 11,247  $  9,859  $  9,057      $ 76,546
                                                     --------  --------  --------  ----------------
                                                     --------  --------  --------  ----------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during year for interest...............  $  2,619  $  2,349  $  2,287      $    487
                                                     --------  --------  --------  ----------------
                                                     --------  --------  --------  ----------------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 ACTIVITIES
  Liabilities incurred in connection with the
   construction of storage centers.................  $  3,130  $    973  $    206      $--
                                                     --------  --------  --------  ----------------
                                                     --------  --------  --------  ----------------
  Liabilities assumed by purchaser in connection
   with the sale of real estate....................  $    183  $  --     $  --         $--
                                                     --------  --------  --------  ----------------
                                                     --------  --------  --------  ----------------
  Receivables netted against the final payment for
   the purchase of a storage center................  $  1,328  $  --     $  --         $--
                                                     --------  --------  --------  ----------------
                                                     --------  --------  --------  ----------------

                   See notes to combined financial statements

                                THE PARTNERSHIPS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                   YEARS ENDED DECEMBER 31, 1993 AND 1992 AND
                           PERIOD ENDED MARCH 1, 1994

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS  OF  PRESENTATION:   These combined  financial statements  include the
accounts of the 17 publicly held limited partnerships sponsored by Shurgard Incorporated ("Shurgard") as follows:

       Shurgard Mini-Storage Limited Partnership I
       Shurgard Income Properties II
       Shurgard Income Properties III, a Real Estate Limited Partnership Shurgard Income Properties IV, a Real Estate Limited Partnership Shurgard Income Properties Five, a Real Estate Limited Partnership Shurgard Income Properties Six, a Real Estate Limited Partnership Shurgard Income Properties Seven, a Real Estate Limited Partnership Shurgard Income Properties Eight, a Real Estate Limited Partnership Shurgard Income Properties Nine, a Real Estate Limited Partnership Shurgard Income Properties Ten, a Real Estate Limited Partnership Shurgard Income Properties Eleven, a Real Estate Limited Partnership Shurgard Income Properties Twelve, a Real Estate Limited Partnership Shurgard Income Properties -- Fund 14 Limited Partnership
       Shurgard Growth Capital -- Fund 15 Limited Partnership
       Shurgard Income Properties -- Fund 16 Limited Partnership
       Shurgard Growth Capital -- Fund 17 Limited Partnership
       Shurgard Income Properties -- Fund 18 Limited Partnership

    Each partnership is hereinafter referred to as "Shurgard 1," "Shurgard 2," etc., and collectively as the "Partnerships."

    The combined statements include the accounts of Shurgard 1 and Shurgard 5 through Shurgard 18 for each of the three years ended December 31, 1993 and the accounts of Shurgard 2, Shurgard 3 and Shurgard 4 for each of the three years in the period ended September 30, 1993, as these partnerships have September 30 fiscal year-ends.

    The financial statements for the period ended March 1, 1994, which are included in this report, are unaudited. In the opinion of management, all adjustments necessary for the fair presentation of such financial statements have been included, which adjustments consisted only of normal recurring items. Interim results are not necessarily indicative of results for a full year.

    On March 1, 1994, the Partnerships were consolidated into Shurgard Storage Centers, Inc. ("SSCI") through a roll-up transaction approved by the partners. Each of the Partnerships received stock in SSCI or cash for its units of partnership interest. Such cash and stock were distributed to the partners in March 1994, at which time the Partnerships ceased to exist. In conjunction with this transaction the Partnerships recognized a gain on consolidation of $48.2 million. Additionally, the Partnerships paid $5.3 million of incentive management fees to Shurgard and incurred $12 million of costs for litigation, hostile takeover defense and other professional fees related to the consolidation.

    All interpartnership balances and transactions have been eliminated upon combination.

    CASH EQUIVALENTS: Cash equivalents consist of money market instruments with maturities of 30 days or less.

                                THE PARTNERSHIPS

                   YEARS ENDED DECEMBER 31, 1993 AND 1992 AND
                           PERIOD ENDED MARCH 1, 1994

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    STORAGE CENTERS: Storage centers, including land, buildings and equipment, are recorded at cost. Depreciation on buildings and equipment is recorded on a straight-line basis over their estimated useful lives, which range from three to thirty-one years.

    RENTAL  REVENUE:    Rental revenue  is  recognized as  earned  under accrual
accounting principles.

    TAXES ON INCOME:   The financial statements do  not reflect a provision  for
federal income taxes because such taxes are the responsibility of the individual partners.

    EARNINGS PER UNIT OF LIMITED PARTNERSHIP INTEREST: Earnings per unit of limited partnership interest is based on earnings allocated to the limited partners divided by the number of limited partnership units outstanding during the year (530,607 for the years ended December 31, 1991, 1992 and 1993 and the period ended March 1, 1994).

    DISTRIBUTIONS PER UNIT OF LIMITED PARTNERSHIP INTEREST: Distributions per unit of limited partnership interest is based on the total amount distributed to the limited partners divided by the number of limited partnership units outstanding during the year (530,607 for the years ended December 31, 1991, 1992 and 1993 and the period ended March 1, 1994).

NOTE B -- STORAGE CENTERS
    Storage centers consist of the following (in thousands):

                                                       DECEMBER 31,
                                                    ------------------
                                                      1992      1993
                                                    --------  --------
          Land....................................  $ 91,467  $ 91,868
          Buildings...............................   358,119   363,918
          Equipment...............................    12,521    13,612
                                                    --------  --------
                                                     462,107   469,398
          Less accumulated depreciation...........   (80,700)  (94,363)
                                                    --------  --------
                                                     381,407   375,035
          Construction in progress................     1,087
                                                    --------  --------
                                                    $382,494  $375,035
                                                    --------  --------
                                                    --------  --------

                                THE PARTNERSHIPS

                   YEARS ENDED DECEMBER 31, 1993 AND 1992 AND
                           PERIOD ENDED MARCH 1, 1994

NOTE C -- NOTES PAYABLE
    Notes payable consists of the following (in thousands):

                                                       DECEMBER 31,
                                                     -----------------
                                                      1992      1993
                                                     -------   -------
          11% note, secured by real estate,
           payable in monthly installments of
           $68,608, including principal and
           interest. This note was repaid on March
           1, 1994................................   $ 5,778   $ 5,580
          Adjustable note payable to a commercial
           bank, secured by a deed of trust on a
           storage center. Payable in monthly
           installments of $17,434, including
           principal and interest, due June 1998.
           Interest rate at December 31, 1993 was
           5.96%. The note was assumed by SSCI on
           March 1, 1994..........................     2,339     2,270
          Fixed rate mortgage notes payable,
           interest rates range from 9.25% to 11%,
           with a weighted average rate of 10.38%
           at December 31, 1993. Notes were either
           repaid or assumed by SSCI on March 1,
           1994...................................     6,841     6,586
          Variable rate mortgage notes payable,
           interest rates at December 31, 1993
           ranged from 5.96% to 10.69%, with a
           weighted average rate of 8.38%. Notes
           were either repaid or assumed by SSCI
           on March 1, 1994.......................     7,656     7,222
          Other...................................       181       168
                                                     -------   -------
                                                     $22,795   $21,826
                                                     -------   -------
                                                     -------   -------

NOTE D -- LINES OF CREDIT
    The Partnerships had various lines of credit totaling $5,675,000, secured by real estate, that bore interest at .5% above the prime rate (6.5% at December 31, 1993) due monthly. The lines of credit were assumed by SSCI in connection with the consolidation.

NOTE E -- TRANSACTIONS WITH AFFILIATES
    In connection with the management of the storage centers, the Partnerships have paid to Shurgard a property management fee of 6% of rental revenues.

                                                                      APPENDIX I

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                        SHURGARD STORAGE CENTERS, INC.,

                            a Delaware corporation,
                                      and
                             SHURGARD INCORPORATED,

                           a Washington corporation,

                                  dated as of
                               December 19, 1994

                                    CONTENTS

ARTICLE 1  DEFINITIONS.....................................................    1

ARTICLE 2  THE MERGER; EFFECTIVE TIME; CLOSING.............................    6

  2.1     The Merger.......................................................    6
  2.2     Closing..........................................................    6
  2.3     Effective Time...................................................    6

ARTICLE 3  TERMS OF MERGER.................................................    7

  3.1     Certificate of Incorporation.....................................    7
  3.2     By-laws..........................................................    7
  3.3     Directors........................................................    7
  3.4     Officers.........................................................    7

ARTICLE 4  MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES;
 ADJUSTMENTS...............................................................    7

  4.1     Share Consideration; Conversion or Cancellation of Shares........    7
  4.2     Payment for Shares in the Merger.................................    9
  4.3     Fractional Shares................................................   10
  4.4     Transfer of Shares After the Effective Time......................   10
  4.5     Lost, Stolen or Destroyed Certificates...........................   10
  4.6     Dissenters' Rights...............................................   10
  4.7     Additional Consideration.........................................   11
  4.8     Indemnification Shares; Claims Against the Escrow................   14
  4.9     Appointment of Shareholders' Representatives.....................   16

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF MANAGEMENT COMPANY............
                                                                              17

  5.1     Organization, Etc. of Management Company.........................   17
  5.2     Partnerships.....................................................   18
  5.3     Agreement........................................................   18
  5.4     Capital Stock....................................................   18
  5.5     Litigation.......................................................   19
  5.6     Compliance With Other Instruments, Etc...........................   19
  5.7     Compensation and Employee Matters................................   19
  5.8     Employee Benefit Plans...........................................   19
  5.9     Labor Matters....................................................   21
  5.10    Taxes............................................................   21
  5.11    Intellectual Property............................................   21
  5.12    Financial Statements.............................................   22
  5.13    Absence of Certain Changes or Events.............................   22
  5.14    Books and Records................................................   23
  5.15    Contracts and Leases.............................................   23
  5.16    Title to Properties; Encumbrances................................   23
  5.17    Real Property....................................................   23
  5.18    Environmental Laws and Regulations...............................   24
  5.19    Affiliated Transactions..........................................   24
  5.20    Brokers and Finders..............................................   24
  5.21    S-4 Registration Statement and Proxy Statement/Prospectus........   25
  5.22    Insurance........................................................   25
  5.23    Disclosure.......................................................   26

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF SHURGARD REIT.................   26

  6.1     Organization, Etc. of Shurgard REIT..............................   26

  6.2     Subsidiaries.....................................................   26
  6.3     Agreement........................................................   27
  6.4     Capital Stock....................................................   27
  6.5     Authorization for Shurgard REIT Common Shares....................   27
  6.6     Litigation.......................................................   27
  6.7     Compliance With Other Instruments, Etc...........................   28
  6.8     Reports and Financial Statements.................................   28
  6.9     Brokers and Finders..............................................   29
  6.10    S-4 Registration Statement and Proxy Statement/Prospectus........   29
  6.11    Disclosure.......................................................   29

ARTICLE 7  ADDITIONAL COVENANTS AND AGREEMENTS.............................   29

  7.1     Conduct of Business of Management Company........................   29
  7.2     Other Transactions...............................................   31
  7.3     Meetings of Shareholders and Stockholders........................   32
  7.4     Registration Statement/Proxy Materials...........................   32
  7.5     Filings; Other Action............................................   33
  7.6     Access to Information............................................   33
  7.7     Listing Application..............................................   33
  7.8     Affiliates of Management Company.................................   33
  7.9     Tax Matters......................................................   34
  7.10    InterMation Spin-Off.............................................   35
  7.11    Shurgard Realty Advisors.........................................   35
  7.12    Management and Advisory Agreements...............................   36
  7.13    Intellectual Property Rights.....................................   36
  7.14    Employees........................................................   36
  7.15    Reorganization...................................................   36
  7.16    Public Statements................................................   36
  7.17    ESOP.............................................................   36
  7.18    Letter of Shurgard's Accountants.................................   37
  7.19    Opinion of Financial Advisor.....................................   37
  7.20    Notice of Certain Events.........................................   37
  7.21    Director and Officer Indemnification.............................   37
  7.22    Working Capital..................................................   37
  7.23    Contingent Shares................................................   37
  7.24    Further Action...................................................   38

ARTICLE 8  CONDITIONS......................................................   38

  8.1     Conditions to Each Party's Obligations...........................   38
          Conditions to Obligations of Management Company to Effect the
  8.2      Merger..........................................................   40
  8.3     Conditions to Obligation of Shurgard REIT to Effect the Merger...   40

ARTICLE 9  TERMINATION.....................................................   41

  9.1     Termination by Mutual Consent....................................   41
  9.2     Termination by Either Shurgard REIT or Management Company........   41
  9.3     Effect of Termination and Abandonment............................   42

ARTICLE 10  MISCELLANEOUS AND GENERAL......................................   42

  10.1    Expenses.........................................................   42
  10.2    Survival.........................................................   43
  10.3    Amendments, Waivers, Etc.........................................   43
  10.4    No Assignment....................................................   43
  10.5    Entire Agreement.................................................   43
  10.6    Specific Performance.............................................   44
  10.7    Remedies Cumulative..............................................   44

  10.8    No Waiver........................................................   44
  10.9    No Third-Party Beneficiaries.....................................   44
  10.10   Jurisdiction.....................................................   44
  10.11   Governing Law....................................................   44
  10.12   Name, Captions, Etc..............................................   44
  10.13   Severability.....................................................   44
  10.14   Counterparts.....................................................   45

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 19, 1994, by and between Shurgard Storage Centers, Inc., a Delaware corporation
("Shurgard REIT"), and Shurgard Incorporated, a Washington corporation ("Management Company").

                                    RECITALS

    WHEREAS, the respective Boards of Directors of Shurgard REIT and Management Company have determined that it is in the best interests of their respective stockholders and shareholders for Management Company to merge with and into Shurgard REIT (the "Merger"), upon the terms and subject to the conditions of this Agreement;

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, the parties desire to make certain representations, warranties, and agreements in connection with the Merger.

    NOW, THEREFORE, in consideration of the mutual representations, warranties, and agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

    As used in this Agreement, the following terms shall have the respective meanings set forth below:

    "Acquisition Proposal": As defined in Section 7.2.

    "Adjustment Indemnification Period": As defined in Section 4.8(c).

    "Adjustment Indemnification Shares": As defined in Section 4.8(c).

    "Affiliate": As defined in Rule 12b-2 under the Exchange Act.

    "Affiliate Letter": As defined in Section 7.8(a).

    "Alex. Brown": Alex. Brown & Sons Incorporated.

    "Appraised Amount": As defined in Section 4.7.

    "Articles of Merger": The articles of merger with respect to the Merger containing the provisions required by, and executed in accordance with, RCW 23B.11.050.

    "Associates": As defined in Section 4.9(b).

    "Audit": As defined in Section 4.1(d).

    "Authorization": Any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR
Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Body.

    "Barbo": Charles K. Barbo.

    "Barbo Trust": Charles K. and Linda K. Barbo Trust dated December 10, 1991.

    "Benefit Arrangement": As defined in Section 5.8(a).

    "Benelux": Shurgard Benelux SA, a Belgian corporation.

    "Benelux SCS": a Belgian Societe en Commandite Simple.

    "Buerk": Arthur W. Buerk.

    "Business Combination": As defined in Section 4.1(a).

    "Certificate of Merger": The certificate of merger with respect to the Merger containing the provisions required by, and executed in accordance with, DGCL Section 252.

    "Certificates": As defined in Section 4.1(b).

    "Change in Control": For purposes of this Agreement, a change in control shall be deemed to occur on the earlier of (i) first date of public announcement by Shurgard REIT or an Acquiring Person (as such term is defined in the Rights Agreement) that an Acquiring Person has become such; or (ii) the first date on which Shurgard REIT or any other Person publicly announces (a) the agreement by Shurgard REIT to consolidate with, or merge with and into any other person (b) the agreement of any Person to consolidate with Shurgard REIT, or merge with and into Shurgard REIT and in connection with such merger all or part of the Shurgard REIT Common Shares are to be changed into or exchanged for stock or other securities of any other Person (or Shurgard REIT) or cash or any other property, or (c) Shurgard REIT's agreement to sell or otherwise transfer, in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of Shurgard REIT and its subsidiaries (taken as a whole) to any other Person other than Shurgard REIT or one or more of its wholly-owned subsidiaries.

    "Change in Control Date": The date a Change in Control shall be deemed to occur.

    "Closing": The closing of the Merger.

    "Closing Date": The date on which the Closing occurs.

    "Closing Statement": As defined in Section 4.1(d).

    "Closing Statement Date": As defined in Section 4.1(d).

    "Code": The Internal Revenue Code of 1986, as amended.

    "Contingent Amount": As defined in Section 4.7(e).

    "Contingent Partnerships": As defined in Section 4.7(a).

    "Contingent Share Closing Date": As defined in Section 4.7(c).

    "Contingent Share Period": As defined in Section 4.7(d).

    "Contingent Shares": As defined in Section 4.7(a).

    "Contingent Shares Agreement": As defined in Section 4.7(g).

    "DGCL": The Delaware General Corporation Law.

    "Damages": "Damages" means any provable or ascertainable loss, liability, damage, cost, obligation or expense (including reasonable costs of investigation, defense and prosecution of litigation and attorneys' fees) incurred by Shurgard REIT, net of any tax benefits and insurance or indemnification recoveries (other than those received pursuant to this Agreement) received or entitled to be received by Shurgard REIT with respect thereto, after reasonable efforts to mitigate such loss, liability, damages, cost, obligation or expense.

    "Daniels": Donald B. Daniels.

    "Deemed Distribution": As defined in Section 4.7.

    "Disposition": As defined in Section 4.7(a).

    "Distribution": As defined in Section 4.7(a).

    "Effective Time": As defined in Section 2.3.

    "Employee Plan": As defined in Section 5.8(a).

    "Employees": As defined in Section 5.8(a).

    "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

    "ERISA Affiliates": Any trade or business, whether or not incorporated, that is now or has at any time in the past been treated as a single employer with Management Company or any of its Subsidiaries under Section 414(b) or (c) of the Code and the Treasury Regulations thereunder.

    "ESOP": As defined in Section 5.8(f).

    "Excess Stock": As defined in the Shurgard REIT Restated Certificate of Incorporation.

    "Exchange": Either the National Association of Securities Automated Quotations National Market or the national securities exchange (as defined in Section 12(b) of the Exchange Act) upon which the Shurgard REIT Common Shares are then listed for trading.

    "Exchange Act": The Securities Exchange Act of 1934, as amended.

    "Final Determination": (a) (i) A decision of the United States Tax Court, which has become final and non-appealable, or (ii) a judgment, decree, or other order by another court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (b) a final and binding settlement or compromise with the Internal Revenue Service or another administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (c) a deficiency assessment or other determination which is not protested or appealed by the taxpayer within the appropriate period for protest or appeal and which therefore has become final and non-appealable; or (d) any final disposition by reason of the expiration of all applicable statutes of limitations.

    "Final Statement": As defined in Section 4.1(d).

    "Governmental Body": Any federal, state, municipal, political subdivision or
other  governmental   department,   commission,   board,   bureau,   agency   or
instrumentality, domestic or foreign.

    "HSR Act": The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Increase": As defined in Section 4.1(d).

    "Indemnification Escrow Agent": As defined in Section 4.8(a).

    "Indemnification Escrow Agreement": As defined in Section 4.8(a).

    "Indemnification Period": As defined in Section 4.8(b).

    "Indemnification Shares": As defined in Section 4.8(a).

    "Independent Expert": As defined in Section 4.1(d).

    "InterMation": InterMation, Inc., a Washington corporation and subsidiary of Management Company.

    "InterMation Spin-Off": As defined in Section 7.10.

    "InterMation Spin-Off Opinion": As defined in Section 8.2(b).

    "Knowledge": The term "knowledge" or "best knowledge" and any derivatives thereof when applied to any party to this Agreement shall refer to the knowledge which such party or any director, officer of senior manager thereof has or could reasonably be expected to have as a result of the conduct of its business or the performance of his or her duties in the ordinary course, but no information known by any other employee, or any attorney, accountant or other representative, of such party shall be imputed to such party.

    "Litigation Parties": As defined in Section 10.1.

    "Majority Interest": As defined in Section 4.9.

    "Management Company": Shurgard Incorporated, a Washington corporation.

    "Management Company Common Stock": Common Stock, par value $.01 per share, of Management Company.

    "Management Company Disclosure Statement": The disclosure statement dated the date of this Agreement delivered by Management Company to Shurgard REIT.

    "Management Company Equity": As defined in Section 4.1(d).

    "Management Company Financial Statements": As defined in Section 5.12.

    "Management Company Intellectual Property Rights": All intellectual property rights in the United States of America or abroad, including, but not limited to, patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, tradenames, tradename applications and registrations, copyrights, copyright applications and registrations, licenses, logos, corporate and partnership names and customer lists, proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by Management
Company, pertaining to any product, software, system or service manufactured, marketed, licensed, sublicensed, used or sold by Management Company in the conduct of their business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including, but not limited to, manuals, memoranda, know-how, notebooks, software, records and disclosures.

    "Management Company Material Adverse Effect": As defined in Section 5.1.

    "Management Company Option Plan": As defined in Section 4.1(c).

    "Management Company Proxy Materials": As defined in Section 7.4.

    "Management Company Shareholders Meeting": As defined in Section 7.3(a).

    "Market Value": For purposes of this Agreement, the per-share value of Shurgard REIT Common Shares, which shall be the average of its daily closing price on the Exchange for each of the thirty (30) trading days on which shares of Shurgard REIT Common Shares were traded immediately preceding (i) the Closing Date, for purposes of the adjustment, if any, to the Share Consideration (as set forth in Section 4.1(d) hereof), and the payment of cash, if any, in lieu of issuance of fractional Shurgard REIT Common Shares (as set forth in Section 4.3 hereof), (ii) the last business day of the relevant fiscal quarter, for purposes of the calculation of the Contingent Shares (as set forth in Section 4.7(a) hereof), (iii) the Contingent Share Closing Date, for purposes of the final calculation of Contingent Shares (as set forth in Section 4.7(b) hereof), or
(iv) the Closing Date for purposes of calculating the amount of Adjustment Indemnification Shares or Indemnification Shares, if any, to be withheld (as set forth in Section 4.8 hereof).

    "Material Agreements": As defined in Section 515.

    "Merged Plan": As defined in Section 7.17.

    "Merger": The merger of Management Company with and into Shurgard REIT as contemplated by Section 2.1.

    "Minimum Working Capital": As defined in Section 7.22.

    "NASD": The National Association of Securities Dealers, Inc.

    "Nomura": Nomura Securities International, Inc.

    "October 31 Statement": As defined in Section 4.1(d).

    "Option": As defined in Section 4.1(c).

    "Over-Statement": As defined in Section 4.1(d).

    "Partnerships": As defined in Section 5.2.

    "Partnership Facilities": As defined in Section 4.7(a).

    "Permitted Liens": As defined in Section 5.16.

    "Person": Any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

    "Profits": As defined in Section 4.7(b).

    "Project Partnerships": As defined in Section 4.7(a).

    "Proxy Statement/Prospectus": As defined in Section 7.4.

    "Qualified Appraiser": As defined in Section 4.7(d).

    "RCW": The Revised Code of Washington.

    "Reduction": As defined in Section 4.1(d).

    "Representatives": As defined in Section 4.9(a).

    "Riddell": Riddell, Williams, Bullitt & Walkinshaw.

    "Rights Agreement": The Rights Agreement dated as of March 17, 1994 between Shurgard REIT and Gemisys Corporation, as Rights Agent.

    "Rule 145 Affiliates": As defined in Section 7.8(a).

    "S-4 Registration Statement": As defined in Section 7.4.

    "SEC": The Securities and Exchange Commission.

    "Securities Act": The Securities Act of 1933, as amended.

    "Share Consideration": As defined in Section 4.1(a).

    "Shareholders Voting Agreement": As defined in Section 7.3(a).

    "Shares": Collectively, the shares of Management Company Common Stock.

    "Shurgard Realty Advisors": Shurgard Realty Advisors, Inc., a Washington corporation and wholly-owned subsidiary of Management Company.

    "Shurgard REIT": Shurgard Storage Centers, Inc., a Delaware corporation.

    "Shurgard REIT Common Shares": Shares of Class A common stock, $0.001 par value per share, of Shurgard REIT (including any associated purchase rights pursuant to the Rights Agreement).

    "Shurgard REIT Disclosure Statement": The disclosure statement dated the date of this Agreement delivered by Shurgard REIT to Management Company.

    "Shurgard REIT Financial Statements": The financial statements included in the Shurgard REIT SEC Reports.

    "Shurgard REIT Material Adverse Effect": As defined in Section 6.1.

    "Shurgard REIT SEC Reports": As defined in Section 6.8.

    "Shurgard REIT Stockholders Meeting": As defined in Section 7.3(b).

    "Special Committee": The Special Committee of independent members of the Board of Directors of Shurgard REIT, appointed specifically for the purpose of negotiating the terms of any proposed merger with Management Company and any alternatives to such transaction and to make recommendations to the Shurgard REIT Board of Directors and stockholders with respect to same.

    "SRA Letter": As defined in Section 7.11.

    "Subsidiary": As to any Person, any other Person of which at least 10% of the equity or voting interests are owned, directly or indirectly, by such first Person. Notwithstanding the foregoing, the term "Subsidiary" shall not include InterMation, Shurgard Realty Advisors, Benelux, Benelux SCS or any Partnership.

    "Surviving Corporation": The surviving corporation in the Merger.

    "Tax" or "Taxes": Any federal, state, local or foreign income, excise, sales, capital stock, license, franchise, property, use, gross receipts, payroll, employment, windfall profits, environmental, holding, social security, unemployment, estimated, or other tax of any kind whatsoever, including any interest penalty in addition thereto, whether disputed or not.

    "Tax Return": Any return, declaration of estimated tax, tax report, customs declaration, claim for refund or information return relating to Taxes, including any amendment thereto.

    "Under-Statement": As defined in Section 4.1(d).

    "Upper Limit": As defined in Section 4.1(d).

    "WBCA": The Washington Business Corporation Act.

    "1983 Agreements": The Redemption Agreement, 1983 Shareholder Agreement and Business Agreement entered into by and between the Management Company, Barbo, Daniels and Buerk as of July 1, 1983.

                                   ARTICLE 2
                      THE MERGER; EFFECTIVE TIME; CLOSING

2.1  THE MERGER

    Subject to the terms and conditions of this Agreement, at the Effective Time, Management Company shall be merged with and into Shurgard REIT in accordance with the provisions of the DGCL and the WBCA and with the effect provided in Section 259 of the DGCL and RCW 23B.11.060. The separate corporate existence of Management Company shall thereupon cease and Shurgard REIT shall be the Surviving Corporation and shall continue to be governed by the laws of the State of Delaware.

2.2  CLOSING

    Subject to Article 9 hereof and the fulfillment or waiver of the conditions set forth in Article 8, the Closing shall take place at (i) the offices of Perkins Coie, 1201 Third Avenue, Seattle, Washington on March 3, 1995, or (ii) such other place and/or time and/or on such other date as Shurgard REIT and Management Company may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article 8.

2.3  EFFECTIVE TIME

    The Merger shall become effective on the date and at the time (the "Effective Time") that the Certificate of Merger and Articles of Merger shall have been accepted for filing by the Secretary of State of the State of Delaware and the Secretary of State of the State of Washington, respectively (or such later date and time as may be specified in the Certificate of Merger and Articles of Merger), which shall occur on the Closing Date or as soon as practicable thereafter.

                                   ARTICLE 3
                                TERMS OF MERGER

3.1  CERTIFICATE OF INCORPORATION

    The Certificate of Incorporation of Shurgard REIT as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

3.2  BY-LAWS

    The By-laws of Shurgard REIT in effect at the Effective Time shall be the By-laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, the Certificate of Incorporation of the Surviving Corporation and the DGCL.

3.3  DIRECTORS

    As a result of the Merger, from and after the Effective Time, the directors of the Surviving Corporation shall be the directors of Shurgard REIT immediately prior to the Effective Time and Charles K. Barbo ("Barbo"), each to serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

3.4  OFFICERS

    As a result of the Merger, from and after the Effective Time, the officers of the Surviving Corporation shall be the officers of Shurgard REIT immediately prior to the Effective Time, except that Barbo shall serve as Chairman of the Board, President and Chief Executive Officer, Harrell L. Beck shall serve as Senior Vice-President, Chief Financial Officer and Treasurer, and Kristin H. Stred shall serve as Senior Vice-President, Secretary and General Counsel, each to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                                   ARTICLE 4
    MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES; ADJUSTMENTS

4.1  SHARE CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES

    Subject to the provisions of this Article 4, at the Effective Time, by virtue of the Merger and without any action by holders thereof, the Shares shall be converted as follows:

        (a) All of the Shares issued and outstanding immediately prior to the Effective Time (other than Shares as to which dissenters' rights have been duly exercised and are not subsequently withdrawn) shall be converted into:

           (i) an aggregate of 1,400,000 Shurgard REIT Common Shares, reduced pro rata in the proportion that the number of Shares as to which dissenters' rights have been duly exercised and not subsequently withdrawn bears to the number of Shares issued and outstanding immediately prior to the Effective Time, and adjusted in accordance with
       Section 4.1(d) (the "Share Consideration"), and

           (ii) the right to receive Contingent Shares pro rata in the proportion set forth in, and to be distributed in accordance with the terms of, Section 4.7. The right to receive Contingent Shares shall be nonassignable except by operation of law or by will.

        The Share Consideration shall, subject to Section 4.8, be distributed pro rata to the Management Company shareholders in the proportion that the number of Shares issued and outstanding in the name of a Management Company shareholder immediately prior to the Effective Time bears to the total number of Shares issued and outstanding immediately prior to the Effective Time. If, prior to the Effective Time, Shurgard REIT should split or combine the Shurgard REIT

    Common Shares, or pay a stock dividend or other stock distribution in Shurgard REIT Common Shares, or otherwise change the Shurgard REIT Common Shares into, or exchange Shurgard REIT Common Shares for, any other securities (whether pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of Shurgard REIT as a result of which the Shurgard REIT stockholders receive cash, stock or other property in exchange for, or in connection with, their Shurgard REIT Common Shares (a "Business Combination")), or make any other dividend or distribution on the Shurgard REIT Common Shares, then the Share Consideration will be appropriately adjusted to reflect such split, combination, dividend, distribution, Business Combination or change.

        (b) All Shares to be converted into Shurgard REIT Common Shares pursuant to this Section 4.1 shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates representing any such Shares (the "Certificates") shall thereafter cease to have any rights with respect to such Shares, except the right to receive for each of the Shares, upon the surrender of such Certificate in accordance with Section 4.2, the Shurgard REIT Common Shares specified above, the right to Contingent Shares (and cash in lieu of fractional Contingent Shares) as contemplated by Section 4.7, and cash in lieu of fractional Shurgard REIT Common Shares as contemplated by Section
    4.3 (in each case subject to the provisions of Section 4.8).

        (c) The Management Company shall take all requisite action so that, by their terms, all options (individually an "Option" and collectively, the "Options") to purchase Shares outstanding at the Effective Time which were issued pursuant to Management Company's Amended and Restated Stock Option Plan (the "Management Company Option Plan") shall terminate.

        (d) The Share Consideration shall be calculated and subject to adjustment as follows:

           (i) First, in the event that, as of the Closing Date, the product obtained by multiplying the Share Consideration by the then Market Value shall equal or exceed $31,165,000 (such dollar number, the "Upper Limit"), the Share Consideration shall be adjusted and reduced to that number of Shurgard REIT Common Shares obtained by dividing the Upper Limit by the Market Value as of the Closing Date.

           (ii) Following any adjustment to the Share Consideration as set forth in subsection (d)(i) above, the Share Consideration shall be subject to further adjustment, as follows:

               (A) Within five (5) days prior to the Closing Date, Management Company will deliver to Shurgard REIT a statement of assets and liabilities of the Management Company (the "Closing Statement") dated as of the Closing Date or a date within five (5) days prior to the Closing Date (the "Closing Statement Date"), prepared in a manner consistent with the accounting methodology described in Section 5.12(b) and the accounting methodology described in the statement of assets and liabilities of the Management Company dated October 31, 1994 (the "October 31 Statement"), attached hereto as Exhibit A.

               (B) In the event that there has been a reduction in Management Company Equity as set forth in the Closing Statement when compared to Management Company Equity as set forth in the October 31 Statement (a "Reduction"), the Share Consideration shall be reduced by the quotient obtained by dividing such Reduction by the Market Value as of the Closing Date. In the event there has been an increase in Management Company Equity as set forth in the Closing Statement when compared to the October 31 Statement (an "Increase"), subject to the following sentence, the Share Consideration shall be increased by the quotient obtained by dividing such Increase by the Market Value as of the Closing Date. Notwithstanding the foregoing (1) any adjustment to the Share Consideration resulting from an Increase shall be limited in amount to $1,500,000 and

           (2) in calculating the amount of any Increase, solely for purposes of this sentence, any Shurgard REIT Common Shares held by Management Company as of the Closing Date shall not be included in the calculation of the $1,500,000 limitation.

               (C) Within thirty (30) days following the Closing Date, the former directors and officers of Management Company shall cause Deloitte & Touche, LLP to audit (at Shurgard REIT's sole expense) such Closing Statement (the "Audit") and deliver the revised and audited Closing Statement (the "Final Statement") to the Representatives (as defined below) and Shurgard REIT. The Final Statement shall be prepared in prepared in a manner consistent with the methodology described in Section 5.12(b) and the accounting methodology described in the October 31 Statement.

               (D) In the event that the Final Statement reflects Management Company Equity in an amount less than that reflected on the Closing Statement (an "Over-Statement"), subject to subsection (E) below, the amount of such Over-Statement shall be deemed conclusively to constitute Damages for purposes of Section 4.8 hereof and Shurgard REIT shall be entitled to recover from the Adjustment Indemnification Shares (as defined below) and, to the extent necessary, the Indemnification Shares, that number of Adjustment Indemnification Shares or Indemnification Shares, as the case may be, determined by dividing the Over-Statement by the Market Value as of the Closing Date, in accordance with the provisions of Section 4.8 and the Indemnification Escrow Agreement (as defined below). In the event that the Final Statement reflects Management Company Equity in an amount greater than that reflected on the Closing Statement (an "Under-Statement"), subject to subsection (E) below, Shurgard REIT shall promptly issue such number of additional Shurgard REIT Common Shares to the Management Company shareholders obtained by dividing such Under-Statement by the Market Value as of the Closing Date. Such additional shares shall be distributed pro rata in proportion that the number of Shares formerly held by a Management Company shareholder immediately prior to the Effective Time bears to the total number of Shares issued and outstanding immediately prior to the Effective Time (other than Shares as to which dissenters' rights have been duly exercised and not subsequently withdrawn).

               (E) In the event that either party hereto shall dispute the results of the Audit, such party (in the case of Management Company, acting through the Representatives) may, within ten (10) days following receipt of the Final Statement, engage such firm of certified public accountants (the "Independent Expert") as selected by Deloitte & Touche, LLP. The costs and expenses of such Independent Expert shall be borne by Shurgard REIT. The Independent Expert shall perform an audit of the Closing Statement (independent of the Audit) and shall deliver its audited Closing Statement to Shurgard REIT and the Representatives no later than thirty (30) days following appointment. The decision of the Independent Expert shall be final and binding upon the parties.

               (F) For purposes of this Agreement and this Section 4.1(d), "Management Company Equity" shall mean the consolidated stockholders equity of Management Company and its consolidated subsidiaries as of the close of business on the relevant statement date prepared in a manner consistent with the methodology described in Section 5.12(b) and the accounting methodology described in the October 31 Statement.

4.2  PAYMENT FOR SHARES IN THE MERGER
    Shurgard REIT shall deliver to each holder of record of a Certificate or Certificates (a) a form of letter of transmittal (which shall provide acknowledgement that (i) the Representatives are authorized to act on behalf of the Management Company shareholders with respect to the Agreement, the Indemnification Escrow Agreement and the Contingent Shares Agreement (as defined below) as set forth in Section 4.9 hereof, (ii) such shareholder agrees to be bound by the personal indemnification under Section 4.8(b) and (iii) delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Shurgard REIT at the Closing) and

(b) instructions for use in effecting the surrender of the Certificates for payment therefor. Except as provided in Section 4.8 below, at or after the Effective Time, upon surrender of Certificates for cancellation to Shurgard REIT, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall receive for each of the Shares represented by such Certificates (i) his, her or its pro rata portion of the Share Consideration, (ii) the right to receive Contingent Shares and cash in lieu of fractional Contingent Shares as contemplated by Section 4.7, and
(iii)  cash in lieu of fractional Shurgard REIT Common Shares as contemplated by
Section 4.3, and the Certificates so surrendered shall forthwith be canceled. Until surrendered, each outstanding Certificate shall, upon and after the Effective Time, be deemed for all purposes (other than to the extent provided in the following sentence) to evidence ownership of the number of shares of Shurgard REIT Common Shares into which such Shares have been converted pursuant to Section 4.1 hereof and the other rights contemplated in the preceding sentence. Unless and until such outstanding Certificates are so surrendered, the holders thereof shall not be entitled to receive any dividends or distributions of any kind payable to the holders of record of Shurgard REIT Common Shares. Upon the surrender of any such Certificate, however, there shall be paid to the record holder thereof the aggregate amount of dividends and distributions, if any, which theretofore became payable in respect of the Shurgard REIT Common Shares into which the Shares represented by such Certificate have been converted, and such surrendered Certificate shall be duly cancelled. No interest shall be payable on or in respect of such deferred dividends or distributions until surrender of such outstanding Certificates.

4.3  FRACTIONAL SHARES
    No fractional Shurgard REIT Common Shares shall be issued in the Merger. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a Shurgard REIT Common Share upon surrender of Certificates for exchange pursuant to this Article 4 will be paid an amount in cash (without interest) equal to the Market Value of one Shurgard REIT Common Share as of the Closing Date, multiplied by such fraction.

4.4  TRANSFER OF SHARES AFTER THE EFFECTIVE TIME
    No transfers of Shares shall be made on the stock transfer books of Management Company after the close of business on the day prior to the date of the Effective Time.

4.5  LOST, STOLEN OR DESTROYED CERTIFICATES
    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting of such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate Shurgard REIT Common Shares, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Shurgard REIT Common Shares as provided in Section 4.2, deliverable in respect thereof pursuant to this Agreement.

4.6  DISSENTERS' RIGHTS
    Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by holders of record of such Shares who have properly exercised dissenters' rights with respect thereto in accordance with RCW 23B.13.010 ET SEQ. shall not be converted into or be exchangeable for the right to receive the consideration paid in the Merger, and holders of such Shares shall be entitled to receive payment of the fair value of such Shares in accordance with the provisions of the WBCA unless and until such holders fail to perfect or shall have effectively withdrawn or lost their rights to receive fair value under the WBCA. If, after the Effective Time, any such holder fails to perfect or shall have effectively withdrawn or lost such right, such Shares shall thereupon be treated as if they had been converted into and become exchangeable for, at the Effective Time, the right to receive consideration paid in the Merger to which the holder of such Shares is entitled (including that portion of the Share Consideration and right to receive Contingent Shares as determined pursuant to Section 4.1(a) hereof), without any interest thereon. Management Company shall give Shurgard REIT prompt notice of any demands received by Management Company for the receipt of fair value for Shares and, prior to the Effective Time, Shurgard REIT shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Management Company shall not, except with the prior written consent of Shurgard REIT, make any payment with respect to, or settle or offer to settle, any such demands.

4.7  ADDITIONAL CONSIDERATION

    (a) As set forth in Section 4.1(a)(ii), in addition to the Share Consideration, the Management Company shareholders will receive additional consideration in the form of contingent shares ("Contingent Shares") to be issued by the Shurgard REIT based on the Profits (as calculated below), if any, received by the Shurgard REIT from its interests in certain limited partnerships set forth in the Management Company Disclosure Statement (the "Contingent Partnerships"). The Contingent Partnerships own either self-storage centers (the "Partnership Facilities") or direct or indirect interests (through one or more tiers of partnership entities) in several limited and general partnerships as set forth in the Management Company Disclosure Statement (the "Project Partnerships") that themselves own Partnership Facilities. Contingent Shares shall be issued pursuant to the terms of this Section 4.7 by the Shurgard REIT to the Management Company shareholders based on Profits (as calculated below) realized by Shurgard REIT as a result of any of the following events: (i) the receipt of proceeds by the Shurgard REIT from the sale or other disposition by the Shurgard REIT of all or any part of its interest in the Contingent Partnerships (a "Disposition"); (ii) the receipt by the Shurgard REIT of any distribution from any Contingent Partnership attributable either to the sale, refinancing, liquidation or other disposition by a Contingent Partnership or a Project Partnership of one or more of its Partnership Facilities or to the sale by a Contingent Partnership (or by any Project Partnership that is itself an owner of an interest in a Project Partnership) of all or any part of its interest in a Project Partnership (a "Distribution"); or (iii) a deemed liquidating distribution from the Contingent Partnership to the Shurgard REIT as described in Section 4.7(d) (as defined therein a "Deemed Distribution"). The jurisdiction of organization and description of the equity interests held by the Management Company with respect to each Contingent Partnership and Project Partnership is as set forth in the Management Company Disclosure Statement.

    (b) Profits ("Profits") with respect to the Contingent Partnerships shall be calculated as follows:

        (i) The Profits pursuant to a Disposition shall consist of the gross proceeds received by Shurgard REIT from such Disposition, net of the carrying value of the respective Contingent Partnership interest on the Final Statement and Shurgard REIT's reasonable costs and legal and accounting expenses incurred in connection with such Disposition, provided that, in the event of a Disposition to an Affiliate of the Shurgard REIT, the gross proceeds received by Shurgard REIT, for purposes of calculating Profits, will be deemed to be the greater of (x) the portion of the Appraised Amount (as established in accordance with Subsection 4.7(d)) that would have been distributed to the Shurgard REIT had there been a Deemed Distribution as of the date of such Disposition, or (y) the actual gross proceeds received by Shurgard REIT with respect to such Disposition.

        (ii) The Profits received upon a Distribution shall be calculated with reference to the amounts actually received by Shurgard REIT with respect to such Distribution, provided that in the event a Partnership Facility, or interest in a Project Partnership is acquired directly by the Shurgard REIT or an Affiliate thereof, the amount received by Shurgard REIT for purposes of calculating Profits will be deemed to be the greater of (x) the portion of the Appraised Amount (as established in accordance with subsection 4.7(d)) that would have been distributed to the Shurgard REIT had there been a Deemed Distribution as of the date of such acquisition; (y) the actual amount received by the Shurgard REIT with respect to such Distribution or
    (z) the amount of any credit towards the purchase price for the Partnership Facility afforded the Shurgard REIT in exchange for cancellation of its interest in the Contingent Partnership.

       (iii) The Profits received upon a Deemed Distribution shall be calculated with reference to the amounts Shurgard REIT would have received pursuant to the terms of the respective Contingent Partnership agreement had such Contingent Partnership and the Project Partnership, if any, in which such Contingent Partnership may hold an interest, liquidated the Partnership Facilities for the Appraised Amount, as described below, less reasonable costs and legal, accounting and appraisal expenses incurred pursuant to and as provided in Section 4.7(d).

    (c) The number (if any) of Contingent Shares to be issued by Shurgard REIT pursuant to this Section 4.7 shall be determined for each fiscal quarter ending after the Effective Time through and including the fifth anniversary of the Effective Time (the "Contingent Share Closing Date"), as follows:

        (i) The Contingent Amount (as defined below), if any, shall be computed as promptly as practicable but in no event later than forty-five (45) days after the end of each fiscal quarter;

        (ii) The number of Contingent Shares, if any, to be issued for each fiscal quarter shall be determined by dividing the Contingent Amount by the Market Value as of the last business day of such fiscal quarter.

        (iii) The number of Contingent Shares so determined shall be issued pro rata to the holders of rights to Contingent Shares in the proportion that the number of Shares issued and outstanding in the name of a Management Company shareholder immediately prior to the Effective Time bears to the total number of Shares issued and outstanding immediately prior to the Effective Time.

        (iv) No fractional Contingent Shares shall be issued. In lieu of any such fractional securities, each holder of rights to Contingent Shares who would otherwise have been entitled to a fraction of a Contingent Share will be paid an amount in cash (without interest) equal to the Market Value (as calculated above), multiplied by such fraction.

        (v) The Contingent Shares shall be issued by Shurgard REIT to the holders of the right to receive Contingent Shares as promptly as practicable but in no event later than forty-five (45) days after (1) the close of each of Shurgard REIT's fiscal quarters during the Contingent Share Period (as defined in Section 4.7(d) below), (2) the final resolution of a disputed Profit (which dispute shall be settled by the procedures set forth in the Contingent Shares Agreement (as defined below), or, (3) in the event of a Distribution or Deemed Distribution to the Shurgard REIT or an Affiliate thereof, the determination of the Appraised Amount, whichever is later.

        (vi) All distributions or other payments, to the extent such distributions or other payments do not constitute a Distribution, and all voting rights and other indicia of beneficial ownership with respect to the Contingent Partnerships shall inure to the benefit of Shurgard REIT. Dividends or other distributions and all voting rights and other indicia of beneficial ownership with respect to Contingent Shares shall inure to the benefit of the former Management Company shareholders only when and from the time that such Contingent Shares are issued or are required to be issued, if ever, in accordance with the provisions of this Section 4.7.

    (d) The period during which Contingent Shares may be earned shall begin at the Effective Time and shall continue through the Contingent Share Closing Date (the "Contingent Share Period"). To the extent that (1) a Change in Control of the Shurgard REIT shall occur at any time during the Contingent Share Period, or
(2) the Shurgard REIT shall continue to hold, at the Contingent Share Closing Date, any residual interest in any of the Contingent Partnerships, the Project Partnerships, in which such Contingent Partnerships continue to hold interests, and any Contingent Partnership owning Partnership Facilities shall be deemed to have sold all of their Partnership Facilities for the Appraised Amount (as defined below) and to have distributed the Appraised Amount in liquidation of the Project Partnerships or the Contingent Partnerships, as the case may be, pursuant to the terms of their respective partnership agreement. Any portion of the Appraised Amounts deemed to have been received by the Contingent Partnerships shall be deemed to have been distributed (the "Deemed Distribution") to the Shurgard REIT pursuant to the terms of the Contingent Partnership's partnership agreement.

        (i) Pursuant to this Section 4.7(d), the parties hereto agree to submit for appraisal the valuation of the Partnership Facilities (the "Appraised Amount") by an independent appraiser with self-storage industry valuation experience (a "Qualified Appraiser") and mutually acceptable to and appointed by Shurgard REIT and the Representatives within thirty (30) days after the Change in Control Date or the Contingent Share Closing Date, as the case may be.

        (ii) If Shurgard REIT and the Representatives cannot agree on a Qualified Appraiser within such period, the Appraised Amount shall be determined jointly by a Qualified Appraiser appointed by Shurgard REIT and a Qualified Appraiser appointed by the Representatives, each to be appointed within such thirty (30) day period. Such Qualified Appraisers shall complete their respective valuations within forty-five (45) days of their appointment. If the higher of the values determined by either of the initial Qualified Appraisers is not in excess of 115% of the value determined by the other Qualified Appraiser, the initial Qualified Appraisers shall be deemed to have agreed upon a value equal to the average of the two determinations. If the higher of the values determined by either of the initial Qualified Appraisers exceeds 115% of the value determined by the other Qualified Appraiser, such Qualified Appraisers shall (within 60 days after their appointment) select a third Qualified Appraiser who shall determine (within 45 days after his or her appointment) the Appraised Amount for the purposes hereof by arriving at a valuation either equal to that determined by one of the initial two Qualified Appraisers or intermediate between such two initial valuations. If the two initial Qualified Appraisers are unable to agree upon a third appraiser, he or she shall be selected by the presiding judge of the Superior Court for King County, Washington.

        (iii) Shurgard REIT shall bear the cost and expense of any appraisals, provided, however, that Shurgard REIT shall be entitled to include the cost of any Qualified Appraiser appointed by the Representatives, and one-half the cost of the initial and third Qualified Appraiser (if any), as an expense for purposes of calculating Profits pursuant to 4.7(b)(iii).

        (iv) The Appraised Amount, as determined by the Qualified Appraiser(s) pursuant to this Section 4.7, shall be final and binding on all the parties.

        (v) The number of Contingent Shares to be issued as a result of any such valuation shall be determined by dividing the amount of the Contingent Amount computed thereby by the Market Value as of the Contingent Share Closing Date or Change in Control Date, as the case may be, and such Contingent Shares (and cash in lieu of fractional shares) shall be issued to the holders of the right to receive Contingent Shares as set forth in subsections (c)(iii) and (c)(iv) above as promptly as practicable but in no event later than twenty (20) days after the close of business on the day such Appraised Amount is determined.

    (e) For purposes of this Agreement and this Section 4.7, the "Contingent Amount" shall be equal to the product obtained by multiplying the dollar amount of Profits by .95.

    (f) The number of Contingent Shares to be issued to the Management Company shareholders hereunder shall be reduced by that number of Contingent Shares having an aggregate Market Value equal to the reasonable expenses incurred by the Representatives in carrying out their obligations hereunder. Such Contingent Shares shall be issued to the Representatives as reimbursement for such expenses.

    (g) The foregoing shall be reflected in an agreement (the "Contingent Shares Agreement"), substantially in the form attached hereto as Exhibit B, to be entered into by Shurgard REIT and the Representatives on or prior to the Closing Date.

    (h) The Management Company shareholders shall, by virtue of their collective approval of this Agreement, be deemed to have agreed to, and be bound by, the terms of the Contingent Shares Agreement.

4.8  INDEMNIFICATION SHARES; CLAIMS AGAINST THE ESCROW

    (a) At the Closing, ten percent (10%) of the shares received as part of the Share Consideration (net of any Shurgard REIT Common Shares held by Management Company as of the Closing Date (the "Indemnification Shares"), shall be deposited in escrow with Seattle First National Bank, as escrow agent, or such other party as may be agreed upon by the parties prior to Closing (the "Indemnification Escrow Agent"), to be held and administered in accordance with the terms and conditions of an Indemnification Escrow Agreement, substantially in the form attached hereto as Exhibit C (the "Indemnification Escrow Agreement"). The Indemnification Shares shall be deducted pro rata from that portion of the Share Consideration, as adjusted, otherwise issuable to each of the Management Company shareholders. Fractional Shurgard REIT Common Shares shall not be deposited in escrow. In lieu thereof, each Management Company shareholder shall round up such fractional share to the nearest whole number and deposit in escrow an additional Shurgard REIT Common Share. The Indemnification Shares shall be registered in the name of the respective Management Company shareholders and shall be accompanied by stock powers endorsed in blank.

    Shurgard REIT shall be entitled to recover from the Indemnification Shares the full dollar amount of any Damages that may be suffered by Shurgard REIT by reason of (i) any breach of representation or warranty made by Management Company in Article 5, (ii) any breach by Management Company of any covenant or agreement on its part contained in this Agreement, (iii) any liability for Taxes assessed against Shurgard REIT (including penalties and interest) as successor to Management Company (irrespective of which party is primarily or solely liable under the laws of the applicable taxing authority) resulting from a determination by an applicable taxing authority that the InterMation Spin-Off does not qualify under Section 355(a)(1) of the Code; (iv) any Over-Statement in the amount of Management Company Equity reflected in the Final Statement as compared with the Closing Statement (including any overstatement of any Tax refund due Management Company as a result of its short taxable year ending as of the Effective Time (the "Refund")), subject to Section 4.1(d)(ii)(E); or (v) any liability or out-of-pocket expenses suffered by Shurgard REIT in its capacity as general partner of any of the Partnerships to the extent such liability or expense arises out of facts or circumstances (other than the legal status as a general partner) in existence prior to the Closing Date (provided, however, that such liabilities or expenses shall be calculated net of distributions received by Shurgard REIT from such Partnership which are not included in the calculation of Profits under Section 4.7). No claims for indemnification hereunder shall be made by Shurgard REIT until Damages (arising from a single claim or in the aggregate from multiple claims) equal or exceed $50,000, in which case the full dollar amount of any Damages shall be recoverable. Notwithstanding the foregoing, Shurgard REIT shall not be entitled to indemnification or to seek Damages for any (x) liability with respect to which Shurgard REIT would have been obligated to indemnify Shurgard, if such liability had arisen prior to the Effective Time, or (y) Tax liabilities resulting from or arising in connection with the transactions effected by this Agreement (except as specifically set forth in subsection (a)(iii) hereof).

    (b) For purposes of this Section 4.8, the "Indemnification Period" shall begin as of the Closing Date and shall continue through the third anniversary thereof. The period during which claims may be made from the Indemnification Shares for Damages shall begin as of the Closing Date and shall continue through the second anniversary of the Closing Date except with respect to (i) any tax liability assessed against Shurgard REIT (including penalties and interest) as successor to Management Company if the InterMation Spin Off does not qualify under Section 355 of the Code, (ii) any breach of representation or warranty made by Management Company in Sections 5.8 or 5.10, or (iii) any breach of covenant made by Management Company in Section 7.10 or 7.17, which shall continue for the full term of the Indemnification Period. Nevertheless, any covenant, agreement, representation or warranty in respect of which indemnity may be sought pursuant to this Section 4.8 shall survive the time at which it would otherwise terminate if written notice of the inaccuracy or breach thereof specifying the Damages (including the amount thereof) giving rise to such right to indemnity shall have been delivered to the Representatives prior to such time.

    At the termination of the Indemnification Period, Indemnification Shares not required to reimburse Shurgard REIT for any Damages which constitute an indemnifiable claim, or which are not pending determination as an indemnification claim, shall be returned by the Indemnification Escrow Agent to the Management Company shareholders, pro rata in the same proportion as originally deducted from the portion of the Share Consideration otherwise issuable to each Management Company shareholder. Notwithstanding the foregoing, Shurgard REIT shall be entitled to continuing indemnification from the Management Company shareholders, personally and severally (not jointly), pro rata in the same proportion as Indemnification Shares originally were deducted from the portion of the Share Consideration otherwise issuable to each Management Company shareholder, with respect to the matters set forth in subsections (a)(iii) above, which indemnification obligation shall continue until the expiration of the applicable statutory period of limitations. Such continuing right to indemnification beyond the Indemnification Period shall be limited to the recovery of Damages, in the aggregate, in an amount equal to the product obtained by multiplying the number of Indemnification Shares returned to the Management Company shareholders by the Market Value of the Shurgard REIT Common Shares as of the Closing Date.

    (c) At the Closing, an additional five percent (5%) of the shares received as part of the Share Consideration (net of any Shurgard REIT Common Shares held by Management Company as of the Closing Date (the "Adjustment Indemnification Shares") shall be deposited with the Indemnification Escrow Agent to be held and administered in accordance with the terms and conditions of the Indemnification Escrow Agreement. The Adjustment Indemnification Shares shall be deducted pro rata from that portion of the Share Consideration, as adjusted, otherwise issuable to each of the Management Company shareholders. Fractional Shurgard REIT Common Shares shall not be deposited in escrow. In lieu thereof, each Management Company shareholder shall round up such fractional share to the nearest whole number and deposit in escrow an additional Shurgard REIT Common Share. The Adjustment Indemnification Shares shall be registered in the name of the respective Management Company shareholders and shall be accompanied by stock powers endorsed in blank. Shurgard REIT's only rights with respect to the Adjustment Indemnification Shares shall be to recover from the Adjustment Indemnification Shares (i) the full dollar amount of any Over-Statement in the amount of Management Company Equity reflected in the Final Statement as compared with the Closing Statement, subject to Section 4.1(d)(ii)(E), and (ii) the difference between the dollar amount of any Refund claimed as set forth in the Closing Statement and the actual amount received by the Shurgard REIT. Any amount defined in subsection (c)(i) and (ii) hereof over and above the value of the Adjustment Indemnification Shares (as calculated above) shall be deemed conclusively to constitute Damages for purposes of subsection (a) hereof and Shurgard REIT shall be entitled to recover from the Indemnification Shares the full dollar amount calculated by subtracting from the dollar value of such Damages the value of the Adjustment Indemnification Shares, as calculated in subsection (a) hereof. The indemnification period with respect to the Adjustment Indemnification Shares shall begin as of the Closing Date and shall continue for a period lasting ten (10) days following the later of (i) delivery to the Representatives and Shurgard REIT of the Final Statement or, if an Independent Expert is appointed, upon delivery to the Representatives and Shurgard REIT of its report and (ii) the date on which the Refund is received by the Shurgard REIT or the date on which the Shurgard REIT receives notice that the Refund will not be paid (the "Adjustment Indemnification Period"). At the termination of the Adjustment Indemnification Period, Adjustment Indemnification Shares (x) not required to reimburse Shurgard REIT for any Over-Statement; (y) not required to reimburse Shurgard REIT for any difference between the Refund actually received and the amount of the Refund as set forth on the Final Statement; and (z) which are not pending determination as an indemnification claim shall be returned by the Indemnification Escrow Agent to the Management Company shareholders, pro rata in the same proportion as originally deducted from the portion of the Share Consideration otherwise issuable to each Management Company shareholder.

    (d) Notwithstanding the escrow of the Adjustment Indemnification Shares and Indemnification Shares, dividends or other distributions declared and paid on such shares shall continue to be paid by Shurgard REIT to the Management Company shareholders and all voting rights with respect to such shares shall inure to the benefit of and be enjoyed by the Management Company shareholders. Any securities received by the Indemnification Escrow Agent in respect of any Adjustment Indemnification Shares or Indemnification Shares held in escrow as a result of stock split or combination of Shurgard REIT Common Shares, payment of a stock dividend or other stock distribution in or on Shurgard REIT Common Shares, or change of Shurgard REIT Common Shares into any other securities pursuant to or as part of a Business Combination or otherwise, shall be held by the Indemnification Escrow Agent as, and shall be included within the definition of, Adjustment Indemnification Shares or Indemnification Shares, as the case may be. Indemnification procedures shall be as stipulated in the Indemnification Escrow Agreement.

    (e) For purposes of this Section 4.8, the satisfaction of any Damages owed hereunder shall be made by delivery by the Indemnification Escrow Agent to Shurgard REIT of that number of Indemnification Shares calculated by dividing the dollar amount of any Damages by the Market Value as of the Closing Date. Any Adjustment Indemnification Shares or Indemnification Shares, as the case may be, returned to Shurgard REIT hereunder shall be treated, to the extent permitted by law, by the Management Company shareholders and Shurgard REIT as a purchase price adjustment. The number of Indemnification Shares to be released to the Management Company shareholders at the termination of the Indemnification Period shall be reduced by the number of Indemnification Shares having an aggregate Market Value equal to the reasonable expenses incurred by the Representatives in carrying out their obligations hereunder. Such Indemnification Shares shall be released to the Representatives as reimbursement for such expenses.

    (f) The Management Company shareholders shall, by virtue of their collective approval of this Agreement, be deemed to have agreed to, and be bound by, the terms of the Indemnification Escrow Agreement.

4.9  APPOINTMENT OF SHAREHOLDERS' REPRESENTATIVES

    (a) (i) The Management Company shareholders hereby appoint and authorize Barbo, Donald B. Daniels ("Daniels") and Arthur W. Buerk ("Buerk") (the "Representatives") as their agents to deal with Shurgard REIT on behalf of the Management Company shareholders regarding all matters arising under this Agreement, the Contingent Shares Agreement and the Indemnification Escrow Agreement.

        (ii) Unless and until Shurgard REIT and the Indemnification Escrow Agent shall have received a written revocation of such appointment signed by Management Company shareholders who received a majority of the Share Consideration in the Merger (a "Majority Interest"), together with a written appointment of successor Representatives for the Management Company shareholders, Shurgard REIT and the Indemnification Escrow Agent shall be entitled to rely upon, and shall be fully protected in relying upon, the power and authority of the Representatives to act on behalf of the Management Company shareholders.

        (iii) If any of the Representatives or any successor shall die, refuse or become unable to act, resign or otherwise terminate his or her status as one of the Representatives, a replacement shall promptly be appointed by a writing signed by Management Company shareholders holding a Majority Interest, and Shurgard REIT and the Indemnification Escrow Agent shall be notified of such appointment forthwith. If a replacement shall not be appointed within thirty (30) days of a Representative's termination of his or her status as a Representative, Shurgard REIT and the Indemnification Escrow Agent shall be authorized to act upon written instructions received from the remaining Representatives until such time as a replacement shall be appointed.

    (b) (i) By virtue of their collective approval of this Agreement, each of the Management Company shareholders shall be deemed to agree that the Representatives, acting by majority vote, (1) have full power and authority to take such action on behalf of the Management Company shareholders with respect to the Contingent Shares, the Adjustment Indemnification Shares and the Indemnification Shares as the Representatives in their sole discretion may determine and (2) shall represent the Management Company shareholders for all purposes of this Agreement, including the receipt of notices and the exercise of any rights with respect to Shurgard REIT's obligations under this Agreement, the Contingent Shares Agreement and the Indemnification Escrow Agreement and the modification or amendment of the terms of such agreements and the waiver of conditions, and resolution of disputes or uncertainties arising thereunder. The Management Company shareholders, by virtue of their collective approval of this Agreement, also shall be deemed to agree that such Management Company shareholder shall be bound by all decisions of the Representatives pursuant to the authority granted hereunder, and that, except as set forth in subsection (a) hereof, such authority may not be revoked during the term of this Agreement.

        (ii) The Representatives, acting by majority vote, shall have sole discretion with respect to the administration of the distribution of the Contingent Shares, Indemnification Shares and Adjustment Indemnification Shares and shall discharge their duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the Representatives reasonably believe to be in the best interests of the Shurgard shareholders.

        (iii) None of the Representatives nor any of their respective employees, employers, partners, or agents, or any corporation of which he or she is an officer, director, or agent (collectively, "Associates") shall be liable for any action taken or not taken in connection herewith in his or her capacity as Representative (whether or not pursuant to this Agreement) in the absence of his or her own gross negligence, bad faith or willful misconduct.

        (iv) None of the Representatives nor any of his or her respective Associates shall be responsible for or have any duty to ascertain, inquire into, or verify, in his or her capacity as Representative (1) any statement, warranty, or representation made in connection with this Agreement (2) the performance or observance of any of the covenants or agreements pursuant to this Agreement or (3) the validity, effectiveness, or genuineness of this Agreement or any other instrument or writing furnished in connection with this Agreement. None of the Representatives nor any of his or her Associates shall incur any liability by reason of such Representative having acted pursuant to this Agreement in reliance upon any oral or written request, notice, consent, certificate, statement, or other writing (which may be a facsimile transmission, telex, or similar writing) reasonably believed by such Representative to be genuine or signed by the proper party or parties.

                                   ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF MANAGEMENT COMPANY

    Except as set forth on the Management Company Disclosure Statement, Management Company hereby represents and warrants to Shurgard REIT that as of the date hereof:

5.1  ORGANIZATION, ETC. OF MANAGEMENT COMPANY

    Management Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now conducted and proposed by Management Company to be conducted, to enter into this Agreement and to carry out the provisions of this Agreement and consummate the transactions contemplated hereby. Management Company is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or would be reasonably expected (so far as can be foreseen at the time) to have a material adverse effect on the business, properties, operations, condition (financial or other) or prospects of Management Company (taking into account any tax, insurance or indemnification benefits received or to be received) (a "Management Company Material Adverse Effect").

    Management Company has obtained from the appropriate Governmental Bodies all approvals and licenses necessary for the conduct of its business and operations as currently conducted, which approvals and licenses are valid and remain in full force and effect, except where the failure to have obtained such approvals or licenses or the failure of such licenses and approvals to be valid and in full force and effect does not have and would not be reasonably expected (so far as can be foreseen at the time) to have a Management Company Material Adverse Effect. Management Company's Articles of Incorporation and Bylaws are listed in the Management Company Disclosure Statement, and true and correct copies of such documents have been made available to Shurgard REIT.

5.2  PARTNERSHIPS; SUBSIDIARIES

    The Management Company Disclosure Statement sets forth a true and complete list, including the name and jurisdiction of organization, of each general partnership and limited partnership of which Management Company is, directly or indirectly, a partner (a "Partnership") and the nature and extent of its equity interest therein. The Partnership agreements are listed in the Management
Company Disclosure Statement and true and correct copies have been made available to Shurgard REIT. Management Company owns the percentages of each class of equity interest of each Partnership as set forth in its respective Partnership agreement, free and clear of all liens, security interests, charges and encumbrances. With respect to such Partnerships, Management Company's rights and interests as a partner as identified in the respective Partnership agreements are unimpaired and in full force and effect. Management Company does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any Subsidiary.

5.3  AGREEMENT

    This Agreement and the consummation of the transactions contemplated hereby have been approved by the Board of Directors of Management Company and have been duly authorized by all other necessary corporate action on the part of Management Company (except for the approval of Management Company's shareholders contemplated by Section 7.3(a)). This Agreement has been duly executed and delivered by a duly authorized officer of Management Company and, subject to Management Company shareholder approval, constitutes a valid and binding agreement of Management Company, enforceable against Management Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles. Management Company has delivered to Shurgard REIT true and correct copies of resolutions adopted by the Board of Directors of Management Company approving this Agreement and the transactions contemplated hereby.

5.4  CAPITAL STOCK

    The authorized capital stock of Management Company consists of ten million (10,000,000) Shares, of which 4,203,854 shares are outstanding as of the date hereof. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of Management Company is entitled to preemptive or cumulative voting rights. There are outstanding on the date hereof no options, warrants, calls, rights, commitments or any other agreements of any character to which Management Company is a party or by which it may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for or acquire any shares of capital stock, except Options (vested or unvested) representing in the aggregate the right to purchase up to 295,300 Shares pursuant to the Management Company Option Plan. The following summary of all such Options outstanding as of the date hereof is set forth on the Shurgard Disclosure Statement: date of issuance, vesting schedule, exercise price, expiration date and number of Shares issuable upon exercise. No Person has any right to require Management Company to repurchase or otherwise acquire any of such Person's outstanding securities.

5.5  LITIGATION

    There are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of Management Company, threatened against Management Company (or any Employee Plan or Benefit Arrangement), or any property (including intellectual property) of Management Company, in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, investigations or proceedings that, in the aggregate, do not have and would not be reasonably expected (so far as can be foreseen at the time) to have (a) a Management Company Material Adverse Effect or (b) a material adverse effect on the ability of Management Company to perform its obligations under this Agreement.

5.6  COMPLIANCE WITH OTHER INSTRUMENTS, ETC.

    Management Company is not in violation of any term of (a) its charter, bylaws or other organizational documents, (b) any Material Agreement, (c) any applicable law, ordinance, rule or regulation of any Governmental Body, or (d) any applicable order, judgment or decree of any court, arbitrator or Governmental Body, except, as to subsections (a) through (d) of this Section, where such violation, individually or in the aggregate, does not have and would not be reasonably expected (so far as can be foreseen at the time) to have a Management Company Material Adverse Effect or a material adverse effect on the ability of Management Company to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Management Company will not result in any violation of or conflict with, constitute a default under, or require any consent under any term of the charter or bylaws of Management Company or any Material Agreement, instrument, permit, license, law, ordinance, rule, regulation, order, judgment or decree to which Management Company is a party or to which Shurgard or any of their material assets are subject, or result in the creation of (or impose any obligation on Management Company to create) any mortgage, lien, charge, security interest or other encumbrance upon any of the properties or assets of Management Company pursuant to any such term, except where such violation, conflict or default, or the failure to obtain such consent or the creation of such encumbrances, individually or in the aggregate, does not have and would not be reasonably expected (so far as can be foreseen at the time) to have a Management Company
Material Adverse Effect or a material adverse effect on the ability of Management Company to perform its obligations under this Agreement.

5.7  COMPENSATION AND EMPLOYEE MATTERS

    A true, correct and complete list of all directors, officers and key personnel of Management Company, and the current annual salary, bonuses paid or accrued for the year ending December 31, 1994 and any commitments to pay any further bonuses for each such person is set forth on the Management Company Disclosure Statement. The aggregate accrued vacation pay, if any, of the employees of Management Company is accurately reflected in the Management Company Financial Statements consistent with Management Company's employee policies as in effect on the date of the Management Company Financial Statements. The Management Company Disclosure Statement also includes a true and accurate statement of the proposed salaries for officers and key personnel for the fiscal year ending December 31, 1995.

5.8  EMPLOYEE BENEFIT PLANS

    (a) The Management Company Disclosure Statement sets forth a true and complete list of all the following: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (each, together with the Management Company Option Plan, an "Employee Plan"), and (ii) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or contract or agreement for compensation to or for any current or former employees, agents, directors or independent contractors of

Management Company ("Employees") or any beneficiaries or dependents of any Employee, whether or not insured or funded, (A) pursuant to which Management Company has any liability or (B) constituting an employment or severance agreement or arrangement with any officer or director of Management Company (each, a "Benefit Arrangement"). Management Company has made available to Shurgard REIT with respect to each Employee Plan and Benefit Arrangement: (i) a true and complete copy of all written documents comprising such Employee Plan or Benefit Arrangement or, if there is no such written document, an accurate and complete description of such Employee Plan or Benefit Arrangement; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. All material contributions required to be made as of the date hereof to the Employee Plans and Benefit Arrangements have been made or provided for. Neither Management Company nor any Management Company entity under "common control" with Management Company within the meaning of ERISA
Section 4001 has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Management Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his or her retirement or termination of employment and Management Company has not ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

    (b) Each Employee Plan and Benefit Arrangement has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, including, but not limited to, ERISA and the Code. Neither Management Company nor any of their current or former directors, officers or employees, nor, to the knowledge of Management Company, any other disqualified Person or party-in-interest with respect to any Employee Plan, has engaged directly or indirectly in any "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

    (c) Management Company does not have an Employee Plan that is subject to Title IV of ERISA and Management Company has not had an ERISA Affiliate at any time since the earlier of its inception and September 2, 1974.

    (d) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any additional or subsequent events) constitutes an event under any Employee Plan, Benefit Arrangement or loan to, or individual agreement or contract with, an Employee that may result in any payment (whether severance pay or otherwise), restriction or limitation upon the assets of any Employee Plan or Benefit Agreement, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any Employee, or the forgiveness of any loan or other commitment of any Employees.

    (e) All contributions required under applicable law or the terms of any Employee Plan or other agreement relating to an Employee Plan to be paid by Management Company have been completely and timely made to each Employee Plan when due, and Management Company has established adequate reserves on its books to meet liabilities for contributions accrued but that have not been made because they are not yet due and payable.

    (f) The Shurgard Incorporated Employee Stock Ownership Plan ("ESOP") is duly organized and existing under applicable law, is a stock bonus plan qualified under Section 401(a) of the Code and is an "employee stock ownership plan" as defined in Section 4975(e)(7) of the Code. The trust under the ESOP is a duly established and existing trust under applicable law. Management Company has duly and validly reserved the right to terminate the ESOP in its entirety at any time.

    (g) No amounts paid or payable by Management Company to or with respect to any Employee will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

    (h) No Employees and no beneficiaries or dependents of Employees are or may become entitled under any Employee Plan or Benefit Arrangement to post-employment welfare benefits of any kind, including, without limitation, death or medical benefits, other than coverage mandated by Section 4980B of the Code.

5.9  LABOR MATTERS

    Management Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Management Company, threatened against Management Company relating to their business. To the knowledge of Management Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Management Company.

5.10  TAXES

    Management Company has (i) timely filed all Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete in all respects,
(ii) paid all Taxes due or claimed to be due by any federal state, local or foreign taxing or customs authority and (iii) properly accrued all such Taxes for such periods subsequent to the periods covered by such returns. There are no liens for Taxes on any property or assets of Management Company other than liens for current property taxes not yet due. The Tax Returns of Management Company are not being and have not been examined by any taxing authority. Management Company has not executed or filed with the IRS or any taxing authority any agreement extending the limitations period of any Taxes. Management Company is not a party to any pending action or proceeding by any taxing authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it, including claims by an authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. True, correct and complete copies of all Tax Returns filed by Management Company and all examination reports, statements of deficiencies assessed and communications from any taxing authority relating thereto have been made available to Shurgard REIT.

    Management Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Management Company is not the beneficiary of any extension of time within which to file any Tax Return. Management Company (i) has not filed a consent under Section 341(f) of the Code concerning collapsible corporations; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2)(i) of the Code; (iii) is not a party to any Tax allocation or sharing agreement; and (iv) has no liability for Taxes of any Person under Section 1.1592-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferor or successor by contract or otherwise. Management Company has established (and until the Closing shall establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

    All federal, state and local Tax Returns required to be filed with respect to the short taxable year of the Management Company as of the Effective Time, will, when filed, be true, correct and complete in all respects.

5.11  INTELLECTUAL PROPERTY

    (a) The Management Company Disclosure Statement sets forth a complete list of the trademarks registered by Management Company and a list of all licenses, sublicenses and agreements to which Management Company is a party regarding Management Company Intellectual Property Rights material to Management Company's business.

    (b)  To  its  knowledge,  Management  Company  has  not  infringed  upon  or misappropriated any intellectual property rights of third parties, and Management Company has not received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of Management Company, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Management Company Intellectual Property Rights except for any such interference, infringement, misappropriation or violation which has not had, and is not likely to have, a Management Company Material Adverse Effect.

    (c) Management Company has the right to transfer and assign all of the Management Company Intellectual Property Rights set forth under Section 5.11(a). To the knowledge of the Management Company, none of such Management Company Intellectual Property is subject to any lien, encumbrance or claim of infringement or otherwise, nor requires any consent, approval or waiver to be conveyed to Shurgard REIT by way of the Merger.

5.12  FINANCIAL STATEMENTS

    (a) Management Company has provided to Shurgard REIT true and correct copies of its (i) audited consolidated balance sheets as of December 31, 1991, 1992 and 1993, and related audited statements of income and cash flows for the fiscal years then ended, and (ii) unaudited consolidated balance sheets as of March 31, June 30, September 30 and October 31, 1994 and related unaudited statements of income and other statements for the fiscal quarters or month then ended (collectively, the "Management Company Financial Statements"). Each of such balance sheets (including the related notes) referred to in subsection (i) hereof presents fairly, in all material respects, the consolidated financial position of Management Company and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein present fairly, in all material respects, the results of their operations and their cash flows for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted in the auditor's report. Each of such balance sheets referred to in subsection (ii) hereof presents fairly, in all material respects, the assets, liabilities, and shareholders' equity of Management Company and its subsidiaries as of the respective dates thereof, and the other related statements included therein present fairly, in all material respects, the results of their operations for the respective periods or as of the respective dates set forth therein, all on a basis consistent with Management Company's internal monthly financial statements.

    (b) The October 31 Statement, the Closing Statement and the Final Statement has been or will be prepared in accordance with generally accepted accounting principles on a going concern basis with the following exceptions: (i) European investment is accounted for on the equity method, (ii) investment in affiliated partnerships are accounted for based on the related 1993 K-1, and (iii) administrative real estate department reimbursements are accounted for on the cash basis. This basis is consistent with the audited and unaudited consolidated financial statements of the Management Company described in (a) and (b) in the preceding paragraph except for the following items: elimination of InterMation, elimination of Shurgard Realty Advisors, elimination of incentive management fees, treatment of administrative real estate reimbursements on a cash basis and elimination of insurance payments related to buy-sell agreements.

    As to the Closing Statement, as such will be prepared in advance of the Closing Date, it may include management's good faith estimates of certain items as to the Closing Date. As to the Closing Statement and the Final Statement, (a) to the extent that Shurgard REIT Common Shares are included, such stock will be valued at Market Value as of the Closing Date and (b) no liability for payments related to dissenting shareholders will be accrued, and no such liability shall constitute Damages, or be the basis for an adjustment of the Share Consideration.

5.13  ABSENCE OF CERTAIN CHANGES OR EVENTS

    Except  as otherwise contemplated  or as permitted herein  in Section 7.1 or elsewhere, during  the  period  since  October 31,  1994  (a)  the  business  of
Management  Company  has  been  conducted  only  in  the  ordinary  course,  (b)
Management Company has not entered into any material transaction other than in the ordinary course, and (c) there has not been any change in the business, financial condition, results of operations, properties, assets, liabilities or prospects of Management Company which, in the aggregate, would have a Management Company Material Adverse Effect.

5.14  BOOKS AND RECORDS

    (a) The books of account and other financial records of Management Company are in all material respects true, complete and correct, and are accurately reflected in all material respects in the Management Company Financial Statements.

    (b) The minute books and other records of Management Company have been made available to Shurgard REIT, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and directors and any committees of the Board of Directors of Management Company.

5.15  CONTRACTS AND LEASES

    The Management Company Disclosure Statement contains an accurate and complete listing of all material contracts, leases, agreements or understandings, whether written or oral, of Management Company (the "Material Agreements"). A contract, lease, agreement or understanding is "material" if it involves (i) obligations (contingent or otherwise) of, or payments to Management Company in excess of $100,000 per annum, (ii) partnership, management or advisory agreements in excess of $100,000 per annum, or (iii) the license of any patent, copyright, trade secret or other proprietary right (A) to Management Company which is necessary for Management Company to carry on its business or
(B) from Management Company which materially limits the ability of Management Company to carry on its business. Each Material Agreement is in full force and effect and (a) neither Management Company nor, to the knowledge of Management Company, any other party thereto has breached any of the above or is in material default thereunder, (b) no event has occurred which, with the passage of time or the giving of notice, or both, would constitute such a breach or default, (c) no claim of material default thereunder has been asserted or threatened, and (d) neither Management Company nor, to the best knowledge of Management Company, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder.

5.16  TITLE TO PROPERTIES; ENCUMBRANCES

    Except for properties and assets reflected in the unaudited consolidated balance sheet as of October 31, 1994 or acquired since such balance sheet date which have been sold or otherwise disposed of in the ordinary course of business, Management Company has good, valid and marketable title to (a) all of its material properties and assets (real and personal, tangible and intangible), reflected in such balance sheet, except as indicated in the notes thereto, and
(b) all of the properties and assets purchased by Management Company since such balance sheet date in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in such balance sheet, (ii) liens consisting of zoning restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by Management Company in the operation of its business, (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iv) liens described in the Management Company Disclosure Statement (liens of the type described in clauses (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens").

5.17  REAL PROPERTY

    The Management Company Disclosure Statement contains an accurate and complete list of all real property owned in whole or in part by Management Company and includes the name of the record title holder thereof and a list of all indebtedness secured by a lien, mortgage or deed of trust thereon. Management Company has good and marketable title in fee simple to all the real property owned by it as reflected in the unaudited consolidated balance sheet as of October 31, 1994, free and clear of all encumbrances, liens, charges or other restrictions of any kind or character, except for Permitted Liens. All of the buildings, structures and appurtenances situated on the real property owned in whole or in part by Management Company are in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, with respect to each, Management Company has adequate rights of ingress and egress for operation of the business of Management Company or such Subsidiary in the ordinary course. None of such buildings, structures or appurtenances (or any equipment therein), nor the operation or maintenance thereof, to the knowledge of Management Company, violates any restrictive covenant or any provision of federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others, except for such violations or encroachments which do not have a Management Company Material Adverse Effect. No condemnation proceeding is pending or threatened which would preclude or impair the use of any such property by Management Company for the purposes for which it is currently used.

5.18  ENVIRONMENTAL LAWS AND REGULATIONS

    Management Company has made available to Shurgard REIT information relating to the following items: (a) the nature and quantities of any Hazardous Materials (as defined below) generated, treated, stored, handled, transported, disposed of or released, to the knowledge of Management Company, by Management Company during the past three years, together with a description of the location of each such activity, and (b) a summary of the nature and quantities of any Hazardous Materials that, to the knowledge of Management Company, have been disposed of or found at any site or facility owned or operated presently or at any previous time by Management Company. To the knowledge of Management Company, Management Company is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. Management Company has not been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or at any time during the past three years. Management Company has no knowledge of any facts which Management Company considers likely to form the basis for any Claim (as defined below) against Management Company relating to environmental matters including, but not limited to, any Claim arising from past or present environmental practices asserted under CERCLA (as defined below) and RCRA (as defined below), or any other federal, state or local environmental statute, which Management Company considers likely to have a Management Company Material Adverse Effect.

    For purposes of this representation the following terms shall have the following meanings: (A) "Hazardous Materials" shall mean materials defined as "hazardous substances," "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. SectionSection9601-9657, and any amendments thereto ("CERCLA"), (ii) the Resource Conservation and Recovery Act, 42 U.S.C. SectionSection6901-6987 and any amendments thereto ("RCRA"), and (iii) any similar federal, state or local environmental statute; and (B) "Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against Shurgard.

5.19  AFFILIATED TRANSACTIONS

    Set forth in the Management Company Disclosure Statement is a list of all current material arrangements, agreements and contracts, written or oral, entered into by Shurgard with any person who is an officer, director or Affiliate of Management Company (other than Shurgard REIT), any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate. True and correct copies of all such documents have previously been delivered or made available to Shurgard REIT.

5.20  BROKERS AND FINDERS

    Except for the fees and expenses paid or payable to Nomura, which fees are reflected in its agreement with Management Company, Management Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Management Company or Shurgard REIT to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Except for the fees and expenses paid or payable by Shurgard REIT to Alex. Brown and to Nomura by Management Company, Management Company is not aware of any claim for payment of any investment banking fees, finder's fees, brokerage or agent's commissions or other payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

5.21  S-4 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS

    None of the information supplied or to be supplied by Management Company for inclusion in the S-4 Registration Statement as set forth in the Sections titled "SUMMARY -- The Companies -- Shurgard Incorporated," "SUMMARY -- Action Taken by Management Company Prior to the Merger," "SUMMARY -- Unaudited Pro Forma Combined Financial Statements" (Post Merger Consolidation financial statements, amounts in columns designated Management Company Core Business), "SUMMARY -- COMPARATIVE PER SHARE DATA" (amounts designated Management Company), "SHURGARD INCORPORATED," "COMPARATIVE PER SHARE MARKET INFORMATION -- THE MANAGEMENT COMPANY," "DESCRIPTION OF MANAGEMENT COMPANY CAPITAL STOCK," "EXECUTIVE COMPENSATION," "PRINCIPAL MANAGEMENT COMPANY SHAREHOLDERS," "FINANCIAL STATEMENTS -- MANAGEMENT COMPANY OF SHURGARD INCORPORATED", the Proxy Statement/Prospectus or the Management Company Proxy Materials will (a) in the case of the S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) in the case of the Proxy Statement/Prospectus, at the time of mailing the Proxy Statement/Prospectus and at the time of the Shurgard REIT Stockholders Meeting, and in the case of the Management Company Proxy Materials, at the time of mailing the Management Company Proxy Materials and at the time of the Management Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Management Company or its officers and directors shall occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus, the S-4 Registration Statement or the Management Company Proxy Materials, Management Company shall notify Shurgard REIT thereof by reference to this Section 5.21 and, in the case of the Proxy Statement/ Prospectus or the S-4 Registration Statement, cooperate with Shurgard REIT in preparing and filing an amendment or supplement with the SEC and, as required by law, disseminating to the stockholders of Shurgard REIT and/or the shareholders of Management Company an amendment or supplement which accurately describes such event or events in compliance with all provisions of applicable law.

5.22  INSURANCE

    The Management Company Disclosure Statement contains an accurate list of all insurance policies of Shurgard, and each such insurance policy is in full force and effect and issued by a reputable insurer. All premiums due with respect to such policies have been paid, and no notice of premium increase, cancellation or termination has been received with respect to any such policy. Such policies (i) are sufficient for compliance with requirements of law and with agreements to which Management Company is a party, (ii) are valid, outstanding and enforceable, (iii) provide insurance coverage for the assets and operations of Management Company to the extent and in the manner that Management Company considers reasonable for companies engaged in business similar to that of Management Company, (iv) will remain in full force and effect through at least the Closing Date and (v) will not be modified as a result of, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Management Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been materially limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

5.23  DISCLOSURE

    The representations and warranties contained in this Agreement, in the Management Company Disclosure Statement, or in any written certificate or related agreement furnished or to be furnished to Shurgard REIT by Management Company in connection with the Closing pursuant to this Agreement do not contain any untrue statement of a fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE 6
                REPRESENTATIONS AND WARRANTIES OF SHURGARD REIT

    Except as set forth in the Shurgard REIT SEC Reports and the Shurgard REIT Disclosure Statement, Shurgard REIT hereby represents and warrants to Management Company that, as of the date hereof:

6.1  ORGANIZATION, ETC. OF SHURGARD REIT

    Shurgard REIT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now conducted and proposed by Shurgard REIT to be conducted, to enter into this Agreement and to carry out the provisions of this Agreement and consummate the transactions contemplated hereby. Shurgard REIT is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or would be reasonably expected (so far as can be foreseen at the time) to have a material adverse effect on the business, properties, operations, condition (financial or other) or prospects of Shurgard REIT and its Subsidiaries taken as a whole (taking into account any tax, insurance or indemnification benefits received or to be received) (a "Shurgard REIT Material Adverse Effect").

    Shurgard REIT has obtained from the appropriate Governmental Bodies all approvals and licenses necessary for the conduct of its business and operations as currently conducted, which approvals and licenses are valid and remain in full force and effect, except where the failure to have obtained such approvals or licenses or the failure of such approvals and licenses to be valid and in full force and effect does not have and would not be reasonably expected (so far as can be foreseen at the time) to have a Shurgard REIT Material Adverse Effect. Shurgard REIT's and its Subsidiaries' Certificate of Incorporation, By-laws, organizational documents and partnership agreements are listed in the Shurgard REIT Disclosure Statement, and true and correct copies of such documents have been made available to Management Company.

6.2  SUBSIDIARIES

    The Shurgard REIT Disclosure Statement sets forth a true and complete list of each of Shurgard REIT's Subsidiaries (the "Shurgard REIT Subsidiaries"). Each Shurgard REIT Subsidiary (a) is a corporation or other legal entity duly incorporated, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the full power and authority to own its properties and conduct its business and operations as currently conducted, except where the failure to be duly incorporated or organized, validly existing and in good standing does not have, and would not be reasonably expected (so far as can be foreseen at the time) to have, a Shurgard REIT Material Adverse Effect, (b) is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified does not have and would not be reasonably expected (so far as can be foreseen at the time) to have an Shurgard REIT Material Adverse Effect, and (c) has obtained from the appropriate Governmental Bodies all approvals and licenses necessary for the conduct of its business and operations as currently conducted, which approvals and licenses are valid and remain in full force and effect, except where the failure to have obtained such approvals and licenses or the failure of such approvals and licenses to be valid and in full force and effect does not have and would not be reasonably expected (so far as can be foreseen at the time) to have a Shurgard REIT Material Adverse Effect.

    All outstanding shares of capital stock of each Shurgard REIT Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and are owned, of record and beneficially, by Shurgard REIT, free and clear of any liens, encumbrances, equities, options or claims whatsoever. No shares of capital stock of any Shurgard REIT Subsidiary are reserved for issuance. There are outstanding no options, warrants or other rights to acquire capital stock from any Shurgard REIT Subsidiary. Neither Shurgard REIT nor any Shurgard REIT Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity, except as set forth in the Shurgard REIT Disclosure Statement.

6.3  AGREEMENT

    This Agreement and the consummation of the transactions contemplated hereby have been approved by the Board of Directors of Shurgard REIT, and have been duly authorized by all other necessary corporate action on the part of Shurgard REIT (except for the approval of Shurgard REIT's stockholders contemplated by
Section 7.3(b)). This Agreement has been duly executed and delivered by a duly authorized officer of Shurgard REIT and, subject to Shurgard REIT stockholder approval, constitutes a valid and binding agreement of Shurgard REIT, enforceable against Shurgard REIT in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles. Shurgard REIT has delivered to Management Company true and correct copies of resolutions adopted by the Board of Directors of Shurgard REIT approving this Agreement and the transactions contemplated hereby.

6.4  CAPITAL STOCK

    The authorized capital stock of Shurgard REIT consists of (a) 120,000,000 shares of Shurgard REIT Common Shares, (b) 500,000 shares of Class B Common Stock, $0.001 par value per share, (c) 160,000,000 shares of Excess Stock, $0.001 par value per share, and (d) 80,000,000 shares of preferred stock, $0.001 par value per share. All outstanding Shurgard REIT Common Shares are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of Shurgard REIT is entitled to preemptive or cumulative voting rights. As of the date hereof, 16,829,283 Shurgard REIT Common Shares, 154,604 shares of Class B Common Stock, no shares of Excess Stock, and no shares of preferred stock were issued and outstanding. Except as disclosed in the Shurgard REIT SEC Reports, all outstanding shares of capital stock of the Subsidiaries of Shurgard REIT are owned by Shurgard REIT or a direct or indirect wholly-owned Subsidiary of Shurgard REIT, free and clear of all liens, charges, encumbrances, claims and options of any nature.

6.5  AUTHORIZATION FOR SHURGARD REIT COMMON SHARES

    Prior to the Effective Time, Shurgard REIT will have taken all necessary action to permit it to issue the number of Shurgard REIT Common Shares required to be issued pursuant to Article 4 and to reserve for issuance a sufficient number of Shurgard REIT Common Shares for delivery upon determination of the Contingent Shares (as contemplated in Section 4.7 above). The Share
Consideration and Contingent Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable, and no shareholder of Shurgard REIT will have any preemptive right of subscription or purchase in respect thereof. The Share Consideration and Contingent Shares will, when issued, be registered under the Securities Act and the Exchange Act and will be registered or exempt from registration under all applicable state securities laws.

6.6  LITIGATION

    There are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of Shurgard REIT, threatened against Shurgard REIT or any of its

Subsidiaries, or any property (including intellectual property) of Shurgard REIT or any such Subsidiary, in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, investigations or proceedings that, in the aggregate, do not have and would not be reasonably expected (so far as can be foreseen at the time) to have (a) a Shurgard REIT Material Adverse Effect or (b) a material adverse effect on the ability of Shurgard REIT to perform its obligations under this Agreement.

6.7  COMPLIANCE WITH OTHER INSTRUMENTS, ETC.

    Neither Shurgard REIT nor any Subsidiary of Shurgard REIT is in violation of any term of (a) its charter, by-laws or other organizational documents, (b) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, (c) any applicable law, ordinance, rule or regulation of any Governmental Body, or (d) any applicable order, judgment or decree of any court, arbitrator or Governmental Body, except, as to subsections (a) through (d) of this Section, where such violation, individually or in the aggregate, does not have and would not be reasonably expected (so far as can be foreseen at the time) to have a Shurgard REIT Material Adverse Effect or a material adverse effect on the ability of Shurgard REIT to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Shurgard REIT will not result in any violation of or conflict with, constitute a default under, require any consent under or result in the creation or issuance of Excess Stock under any term of the charter or by-laws of Shurgard REIT (or any of its Subsidiaries) or any agreement, instrument, permit, license, law, ordinance, rule, regulation, order, judgment or decree to which Shurgard REIT (or any of its Subsidiaries) is a part or to which Shurgard REIT (or any of its Subsidiaries) or any of their material assets are subject, or result in the creation of (or impose any obligation on Shurgard REIT to create) any mortgage, lien, charge, security interest or other encumbrance upon any of the properties or assets of Shurgard REIT or any of its Subsidiaries pursuant to any such term, except where such violation, conflict or default, or the failure to obtain such consent or the creation of such encumbrance, individually or in the aggregate, does not have and would not be reasonably expected (so far as can be foreseen at the time) to have (a) a Shurgard REIT Material Adverse Effect or (b) a material adverse effect on the ability of Shurgard REIT to perform its obligations under this Agreement.

6.8  REPORTS AND FINANCIAL STATEMENTS

    Shurgard REIT has filed all reports required to be filed with the SEC since February 28, 1994 (collectively, the "Shurgard REIT SEC Reports"), and has previously furnished or made available to Management Company true and complete copies of all Shurgard REIT SEC Reports. None of the Shurgard REIT SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Shurgard REIT SEC Reports presents fairly, in all material respects, the consolidated financial position of Shurgard REIT and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein present fairly, in all material respects, the results of operations and the changes in financial position of Shurgard REIT and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. All the Shurgard REIT SEC Reports, as of their respective dates (as amended through the date hereof), complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

6.9  BROKERS AND FINDERS

    Except for the fees and expenses paid to Alex. Brown with respect to the delivery of a fairness opinion to the Special Committee, which fees are reflected in its agreement with the Special Committee, Shurgard REIT has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

6.10  S-4 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS

    None of the information supplied or to be supplied by Shurgard REIT for inclusion or incorporation by reference in the S-4 Registration Statement, the Proxy Statement/Prospectus or the Management Company Proxy Materials will (a) in the case of the S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) in the case of the Proxy Statement/Prospectus, at the time of mailing the Proxy Statement/ Prospectus and at the time of the Shurgard REIT Stockholders Meeting, and in the case of the Management Company Proxy Materials, at the time of mailing the Management Company Proxy Materials and at the time of the Management Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Shurgard REIT, its officers and directors or any of its Subsidiaries shall occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus, the S-4 Registration Statement or the Management Company Proxy Materials, Shurgard REIT shall notify Management Company thereof by reference to this Section 6.10 and, in the case of the Proxy Statement/Prospectus or the S-4 Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Shurgard REIT and/or the shareholders of Management Company, and such amendment or supplement shall comply with all provisions of applicable law. The S-4 Registration Statement will comply (with respect to Shurgard REIT) as to form in all material respects with the provisions of the Securities Act. The Proxy Statement/Prospectus will comply (with respect to Shurgard REIT) in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

6.11  DISCLOSURE

    The representations and warranties contained in this Agreement, in the Shurgard REIT Disclosure Statement or in any written certificate or related agreement furnished or to be furnished to Management Company by Shurgard REIT in connection with the Closing pursuant to this Agreement do not contain any untrue statement of a fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE 7
                      ADDITIONAL COVENANTS AND AGREEMENTS

7.1  CONDUCT OF BUSINESS OF MANAGEMENT COMPANY

    Except as contemplated by this Agreement or as set forth in the Management Company Disclosure Statement, during the period from the date of this Agreement to the Effective Time, Management Company will pursue its business in the ordinary course, with no less diligence and effort than would be applied in the absence of this Agreement; will seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time; and will not, without the prior written consent of Shurgard REIT:

        (a) except for Shares issuable upon exercise of Options outstanding as of the date hereof under the Management Company Option Plan, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrances of (i) any additional shares of its capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or (ii) any other securities in respect of, in lieu of or in substitution for Shares outstanding on the date hereof;

        (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the Shares);

        (c) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such;

        (d) (i) grant any increases in the compensation of any of its directors, officers or employees, except in the ordinary course of business consistent with past practice (except within the parameters noted on the Management Company Disclosure Statement by virtue of Section 5.7 hereof), (ii) pay or agree to pay any pension, retirement allowance or other material employee benefit not required or contemplated by any Employee Plan or Benefit Arrangement as in effect on the date hereof to any such director, officer or employee, whether past or present, (iii) enter into any new or amend any existing employment or severance agreement with any such director, officer or employee, except (1) as required for the termination of such agreement
    (2) in the ordinary course and under $10,000 with respect to any employee or
    (3) as required for the assumption of such agreement by Shurgard REIT, or as otherwise approved by Shurgard REIT in its sole discretion, (iv) pay or agree to pay any bonus to any director, officer or employee (whether in the form of cash, capital stock or otherwise), or (v) except as may be required to comply with applicable law, amend any existing, or become obligated under any new, Employee Plan or Benefit Arrangement;

        (e) adopt  a  plan  of complete  or  partial  liquidation,  dissolution,
    merger,    consolidation,    restructuring,   recapitalization    or   other
    reorganization (other than the Merger);

        (f) make any acquisition, by means of merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the ordinary course and consistent with past practice, any other assets;

        (g) adopt any amendments to its charter or bylaws;

        (h) other than borrowings under existing credit facilities, or other borrowing in the ordinary course, incur any indebtedness for borrowed money or guarantee any such indebtedness or, except in the ordinary course consistent with past practice, make any loans, advances or capital contributions to, or investments in, any Partnership or other Person;

        (i) engage in the conduct of any business the nature of which is materially different than the business Management Company is currently engaged in;

        (j) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of Management Company;

        (k) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $75,000 per year, which is not cancelable without penalty on 30 days' or less notice, except in the ordinary course of business;

        (l) forgive any indebtedness owed to Management Company or convert or contribute by way of capital contribution any such indebtedness owed;

        (m) authorize or enter into any agreement providing for property management services to be provided by Management Company to third-party property owners or an increase in management fees paid by third-party property owners under existing property management agreements;

        (n) authorize or enter into any agreement that would jeopardize the qualification of Shurgard REIT as a real estate investment trust pursuant to
    Section 856 of the Code if such agreement had been entered into by Shurgard REIT; or

        (o) authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

7.2  OTHER TRANSACTIONS

    Prior to the Effective Time, Shurgard REIT and Management Company each agree
(a) that neither of them shall, and each of them shall direct and use its best efforts to cause its respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders or shareholders, respectively) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, such party, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this
Section 7.2; and (c) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 7.2 shall prohibit the Board of Directors of such party from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of such party determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders or shareholders, as the case may be, imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person or entity, such party provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and
(C) subject to any confidentiality agreement with such person (which such party determined in good faith was required to be executed in order for the Board of Directors to comply with its fiduciary duties to stockholders or shareholders, as the case may be, imposed by law), such party keeps the other party to this Agreement informed of the status (not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 7.2 shall (x) permit any party to terminate this Agreement, (y) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of any party under this Agreement.

7.3  MEETINGS OF SHAREHOLDERS AND STOCKHOLDERS

    (a) Management Company will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (the "Management Company Shareholders Meeting") as promptly as practicable to consider and vote upon the approval of the Merger. Subject to the fiduciary duties of Management Company's Board of Directors under applicable law as advised by counsel, the Board of Directors of Management Company shall recommend and declare advisable such approval and Management Company shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. Prior to the Closing Date, the Management Company shall take all reasonable steps to cause Barbo, Buerk, Daniels and R. Knutzen (as Trustee for the Barbo Trust) to enter into an agreement with Shurgard REIT (the "Shareholders Voting Agreement"), pursuant to which each of such shareholders shall agree to vote all Shares owned by them or to which they have the right to vote in favor of approval of the Merger at the Management Company Shareholders Meeting.

    (b) Shurgard REIT will take all action necessary in accordance with applicable law and Shurgard REIT's Certificate of Incorporation and By-laws to convene a meeting of its stockholders (the "Shurgard REIT Stockholders Meeting") as promptly as practicable to consider and vote upon the approval of the Merger and the issuance of Shurgard REIT Common Shares in the Merger. Subject to the fiduciary duties of Shurgard REIT's Board of Directors under applicable law as advised by counsel, the Board of Directors of Shurgard REIT shall recommend and declare advisable such approval and Shurgard REIT shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval.

7.4  REGISTRATION STATEMENT/PROXY MATERIALS

    After the date hereof, Shurgard REIT and Management Company shall cooperate and promptly prepare and Shurgard REIT shall file with the SEC as soon as practicable a registration statement on Form S-4 (the "S-4 Registration Statement"), containing a proxy statement/prospectus, in connection with the registration under the Securities Act of the Share Consideration and the Contingent Shares issuable upon conversion of the Shares and the other transactions contemplated hereby. Shurgard REIT will also, as promptly as practicable, prepare and file with the SEC a proxy statement that will be the same proxy statement/prospectus contained in the S-4 Registration Statement and a form of proxy, in connection with the vote of Shurgard REIT's stockholders with respect to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Shurgard REIT's stockholders, is herein called the "Proxy Statement/Prospectus"). Management Company will, as promptly as practicable, prepare a notice of the Management Company Shareholders Meeting and a form of proxy and such other written materials as may be required by the WBCA or other applicable law in connection with the vote of Management Company's shareholders with respect to the Merger (such materials, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Management Company's shareholders, is herein called the "Management Company Proxy Materials"). Shurgard REIT and Management Company will use all reasonable efforts to have the S-4 Registration Statement, or cause it to be, declared effective as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and will use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to stockholders of Shurgard REIT and the Management Company Proxy Materials to be mailed to shareholders of Management Company at the earliest practicable date. If at any time prior to the Effective Time any event relating to it or affecting Management Company or Shurgard REIT shall occur as a result of which it is necessary, in the opinion of counsel for Management Company or of counsel for Shurgard REIT, to supplement or amend the S-4 Registration Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the shareholders of Management Company is sought, Management Company and Shurgard REIT forthwith will prepare and file with the SEC an amendment or supplement to the S-4 Registration Statement so that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

7.5  FILINGS; OTHER ACTION

    Management Company and Shurgard REIT shall: (a) to the extent required, promptly make all filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable efforts to cooperate with one another to (i) determine which Authorizations are required to be made or obtained prior to the Effective Time in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely make and seek all such Authorizations; (c) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to Shurgard REIT and Management Company necessary to effectuate the Merger; (d) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Article 8 and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon as practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); and (e) not take any action which might reasonably be expected to impair the ability of the parties to consummate the Merger at the earliest possible time.

7.6  ACCESS TO INFORMATION

    From the date hereof until the Effective Time, Management Company will give Shurgard REIT, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of Management Company, will furnish to Shurgard REIT, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct Management Company's employees, counsel and financial advisors to cooperate with Shurgard REIT in its investigation of the business of Management Company; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Management Company to Shurgard REIT hereunder.

7.7  LISTING APPLICATION

    Shurgard REIT promptly shall prepare and submit to the Exchange a listing application covering the Shurgard REIT Common Shares issuable in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Shurgard REIT Common Shares, subject to official notice of issuance.

7.8  AFFILIATES OF MANAGEMENT COMPANY

    (a) Set forth in the Management Company Disclosure Statement are the persons who may be deemed to be "affiliates" of Management Company for purposes of Rule 145 under the Securities Act ("Rule 145 Affiliates") or who may otherwise be deemed to be Affiliates of Management Company. By agreement dated the date hereof, each of the Rule 145 Affiliates has delivered a letter (each, an "Affiliate Letter") to Shurgard REIT indicating that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any Shurgard REIT Common Shares issued to such Rule 145 Affiliate pursuant to the Merger, except (i) pursuant to an effective registration statement, (ii) in compliance with Rule 145 or (iii) pursuant to a transaction exempt from, or otherwise not subject to, the registration requirements of the Securities Act (provided, however, that any transferee pursuant to a transaction described in (iii) shall agree in writing to hold the Shurgard REIT Common Shares subject to the restrictions set forth in the Affiliate Letter). Shurgard REIT shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Shurgard REIT Common Shares to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Shurgard REIT Common Shares, consistent with the terms of such Affiliate Letters.

    (b) Shurgard REIT shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Rule 145 Affiliate may reasonably request, all to the extent required from time to time to enable such Rule 145 Affiliate to sell Shurgard REIT Common Shares received by such Rule 145 Affiliate in the Merger without registration under the Securities Act pursuant to Rule 145(d)(1) under the Securities Act, as such Rule may be amended from time to time.

7.9  TAX MATTERS

    (a) Each of Management Company and Shurgard REIT agrees to report the Merger on all Tax Returns and other filings as a tax-free reorganization under Section 368(a)(1) of the Code. Furthermore, notwithstanding the terms and provisions of Sections 4.1(a)(ii) and 4.7 hereof, the parties hereby agree that the aggregate number of Shurgard REIT Common Shares issued (a) as Contingent Shares pursuant to Sections 4.1(a)(ii) and 4.7 and (b) as additional Shurgard REIT Common Shares issued as a result of any Under-Statement pursuant to Section 4.1(d)(ii)(D) shall not exceed the aggregate number of Shurgard REIT Common Shares issued as Share Consideration at the Effective Time pursuant to Sections 4.1(a)(i), as adjusted pursuant to Section 4.1(d), excluding any additional Shurgard REIT Common Shares issued as a result of any Under-Statement pursuant to Section 4.1(d)(ii)(D). The parties understand that this limitation is necessary to support the opinion to be provided by counsel to Shurgard REIT pursuant to
Section 8.3(b) that the Merger qualifies as a reorganization pursuant to Section 368(a)(1) of the Code.

    (b) The Representatives shall prepare or cause to be prepared and filed on behalf of the Management Company, but at the sole cost and expense of the Shurgard REIT, all federal, state, and local Tax Returns required to be filed with respect to the short taxable year of the Management Company ending as of the Effective Time. Shurgard REIT and its personnel will cooperate with the Representatives in the preparation and filing of all such Tax Returns, shall provide reasonable access to the books and records of the Management Company for such purposes, and shall make available its personnel, counsel, accountants, and other resources as shall be reasonably necessary to enable the Representatives to prepare or cause to be prepared and filed in a timely manner all such Tax Returns. In connection with the filing of the federal income Tax Return of the Management Company for its short taxable year ending as of the Effective Time, the InterMation Spin-Off shall be reported in all respects as a transaction qualifying under Section 355(a)(1) of the Code. The Representatives will promptly update their study of accumulated earnings and profits to include the year ended December 31, 1994 and the short period ending on the Effective Time. In addition, to the extent that the Management Company incurs a net operating loss ("NOL") for its short taxable year ending as of the Effective Time, the Representatives shall prepare or cause to be prepared and filed with the Internal Revenue Service Form 1139 and shall take such other action as shall be necessary or appropriate to carry back such NOL to a prior taxable year of the Management Company so that a refund of federal income tax can be claimed for such taxable year and a "tentative carry-back adjustment", in the amount of such claimed refund, can be obtained pursuant to Section 6411 of the Code.

    (c) If the Internal Revenue Service or any other taxing authority initiates an audit or examination of any Tax Return of the Management Company or denies or disputes payment, or the amount, of the Refund (a "Tax Audit"), the Shurgard REIT shall give prompt notice thereof to the Representatives, and the Representatives shall have the sole and exclusive right to manage and control such Tax Audit and to contest, settle, or compromise any issues raised during the course of such Tax Audit. In handling any such Tax Audit the Representatives may engage counsel, accountants, or other advisors reasonably acceptable to the Shurgard REIT and shall keep management of the Shurgard REIT regularly advised of the course of such Tax Audit. If it elects to do so, the Shurgard REIT also may engage counsel, accountants, or other advisors reasonably acceptable to the Representatives to monitor the progress of any such Tax Audit. All costs and expenses incurred either by the Representatives or by the Shurgard REIT in connection with any such Tax Audit, including the fees and expenses of counsel, accountants, and other advisors selected either by the Representatives or the Shurgard REIT shall be borne by the Shurgard REIT, without reimbursement.

    (d) If, at the conclusion of a Tax Audit or otherwise, the Internal Revenue Service or any other taxing authority should assert a deficiency or claim an underpayment of Tax (including interest and penalties, if any) against either the Management Company or the Shurgard REIT with respect to any Tax Return of the Management Company for any taxable year ending on or before the Effective Time (a "Tax Claim"), and if the payment of such Tax Claim by the Shurgard REIT, as successor in interest to the Management Company, would constitute Damages for which the Shurgard REIT is entitled to indemnification pursuant to Section 4.8, then the Representatives shall have the sole and exclusive right to defend and contest such Tax Claim through such administrative or judicial proceedings as they may elect (a "Tax Contest"), until a Final Determination is made with respect to such Tax Claim. The Representatives may engage counsel, accountants, and other advisors reasonably acceptable to the Shurgard REIT to assist them in handling the Tax Contest. All costs and expenses incurred by the Representatives in handling such Tax Contest, if finally resulting in such Damages, including the fees and costs of counsel, accountants, and other advisors, shall be paid by the Shurgard REIT and shall constitute additional Damages for which the Shurgard REIT shall be entitled to indemnification pursuant to Section 4.8. The Shurgard REIT and its personnel will cooperate with the Representatives and their advisors in the defense of any such Tax Claim and in the handling of any such Tax Contest. The Shurgard REIT also may elect to engage, at its own cost and expense, counsel, accountants, or other advisors reasonably acceptable to the Representatives to monitor the progress of the Tax Contest and to assist the Representatives and their advisors as appropriate. The Representatives shall have the sole and exclusive right to settle any Tax Contest and compromise any Tax Claim made against the Management Company or the Shurgard REIT which is subject to indemnification pursuant to Section 4.8, provided, however, that the Representatives shall not settle any such Tax Contest or compromise any such Tax Claim without the consent of the Shurgard REIT, to the extent such settlement or compromise would result in any Tax liability or other claim (including any pending or reasonably foreseeable claim) in excess of the amount of Damages that may then be available for indemnification under Section 4.8 hereunder.

7.10  INTERMATION SPIN-OFF

    Prior to the Closing, Management Company shall distribute all of the shares of capital stock of InterMation held by Management Company to its shareholders pro rata in a transaction intended to qualify for tax-free treatment under
Section 355(a)(1) of the Code pursuant to the terms of an Agreement and Plan of Corporate Separation between Management Company and InterMation in form and substance acceptable to Shurgard REIT, acting reasonably (the "InterMation Spin-Off"). Management Company agrees to report the InterMation Spin-Off on all Tax Returns and other filings as a tax-free distribution pursuant to Section 355(a)(1) of the Code. Shurgard REIT will not take any position on any Tax Return or other filing or in connection with any audit or examination of any Tax Return which is inconsistent with the qualification of the InterMation Spin-Off as a tax-free distribution pursuant to Section 355(a)(i) of the Code. In the event that there is a determination or a claim by an applicable taxing authority that the InterMation Spin-Off does not qualify under Section 355(a)(1) of the Code Shurgard REIT will promptly notify its stockholders regarding the ability to file protective refund claims and will take all reasonable actions to assist its stockholders in filing and prosecuting such refund claims.

7.11  SHURGARD REALTY ADVISORS

    Prior to the Closing (a) the sale or other disposition of Shurgard Realty Advisors to such purchaser and for such consideration as the Board of Directors of Management Company deems appropriate shall have occurred and (b) Shurgard
Realty Advisors shall have entered into an agreement with Shurgard REIT providing that so long as (i) Shurgard Realty Advisors shall be maintained as a legal entity licensed as a broker-dealer and (ii) Shurgard REIT shall reimburse Shurgard Realty Advisors for the costs of maintaining its licenses as a broker-dealer, Shurgard Realty Advisors shall grant Shurgard REIT broker-dealer services on financial terms substantially similar to those provided to Shurgard REIT in connection with the consolidation of Shurgard REIT; provided that Shurgard

Realty Advisors shall have the right, upon thirty (30) days' notice to Shurgard REIT, to allow Shurgard Realty Advisors' broker-dealer licenses to lapse and/or to dissolve Shurgard Realty Advisors (the "SRA Letter").

7.12  MANAGEMENT AND ADVISORY AGREEMENTS

    Prior to the Closing, Management Company shall use all reasonable efforts to cause the owners of all properties managed and of all partnerships advised by Management Company to consent to the management of such properties and assumption of such advisory functions by the Surviving Corporation to the extent required by the existing management and advisory agreements relating thereto.

7.13  INTELLECTUAL PROPERTY RIGHTS

    Prior to the Closing, Management Company shall use all reasonable efforts to obtain all assignments or other consents necessary with respect to the Management Company Intellectual Property Rights listed on the Management Company Disclosure Statement.

7.14  EMPLOYEES

    Shurgard REIT agrees to employ at the Effective Time all employees of Management Company who are employed on the Closing Date on terms consistent with Management Company's current employment practices and at comparable levels of compensation and positions, except that such employment shall be at will and Shurgard REIT shall be under no obligation to continue to employ any of such individuals for more than thirty (30) days after Closing. For purposes of this
Section 7.14, the term "employees" shall mean all current employees of Management Company and its Subsidiaries (including those on disability or leave of absence, paid or unpaid). Notwithstanding the foregoing, the terms of (a) that certain Employee Employment Agreement between Management Company and Allyn Finch dated as of September 1, 1994, (b) that certain Employee Agreement between Management Company and Kim Kimbrell dated as of September 1, 1994, and (c) that certain memorandum dated November 3, 1994 regarding a long term incentive compensation plan for Ron Newhouse (to the extent executed by same) shall expressly be assumed by Shurgard REIT.

7.15  REORGANIZATION

    From and after the date hereof and prior to the Effective Time, except for the transactions contemplated or permitted herein, neither Management Company nor Shurgard REIT shall knowingly take any action that would be inconsistent with the representations and warranties made by them herein, including, but not limited to knowingly taking any action, or knowingly failing to take any action that is known to cause disqualification of (A) the Merger as a reorganization within the meaning of Section 368(a)(1) of the Code, or (B) the InterMation Spin-Off as a qualified distribution under Section 355(a)(1) of the Code. Furthermore, from and after the date hereof and prior to the Effective Time, except for the transactions contemplated or permitted herein, Management Company shall use its best efforts to conduct its business and file Tax Returns in a manner that would not jeopardize the qualification of Shurgard REIT after the Effective Time as a real estate investment trust as defined within Section 856 of the Code.

7.16  PUBLIC STATEMENTS

    The parties shall consult with each other prior to issuing any public announcement or statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law or by the rules of the NASD.

7.17  ESOP

    (a)  Management Company shall take all  reasonable steps toward the end that
(i) any merger of Management Company's qualified retirement plans prior to the transactions that are contemplated hereby will comply with applicable law and the resulting merged plan ("Merged Plan") will continue to be qualified under Code Section 401(a); (ii) the transactions contemplated hereby as they relate to the ESOP or Merged Plan (including, but not limited to, the exchange of Shares and the redemption of InterMation shares held by the ESOP) will not result in a prohibited transaction under ERISA or the

Code, or otherwise violate applicable law, nor will they result in the imposition of any state, federal or local excise tax on Management Company or any other person; and (iii) following the Merger, InterMation shall offer to repurchase from the Merged Plan any shares of InterMation capital stock so held at a price per share reflective of the then fair market value thereof.

    (b) Shurgard REIT agrees to take all appropriate and necessary steps to adopt the Merged Plan as the successor employer thereunder.

7.18  LETTER OF SHURGARD'S ACCOUNTANTS
    The Management Company shall use its best efforts to cause to be delivered to Shurgard REIT an "agreed-upon procedures" report of Deloitte & Touche LLP, dated a date within two business days before the date on which the S-4 Registration Statement shall become effective and addressed to Shurgard REIT, in form and substance reasonably satisfactory to Shurgard REIT and customary in scope and substance for reports delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

7.19  OPINION OF FINANCIAL ADVISOR
    Shurgard REIT shall use its best efforts to cause Alex. Brown to provide its opinion, as to the fairness, from a financial point of view, of the consideration payable in connection with the Merger, and shall include such opinion in the Proxy Statement/Prospectus.

7.20  NOTICE OF CERTAIN EVENTS

    Each party hereto shall promptly notify the other party of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Body in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting either party or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed in the Management Company Disclosure Statement pursuant to Section 5.5 or in the Shurgard REIT Disclosure Statement pursuant to Section 6.6 or which relate to the consummation of the transactions contemplated by this Agreement.

7.21  DIRECTOR AND OFFICER INDEMNIFICATION

    From  and  after the  Effective  Date, Shurgard  REIT  shall keep  in effect provisions in its Certificate of Incorporation and By-laws providing for limitation of director liability and indemnification of directors, officers, employees and agents at least to the extent that such persons are entitled thereto under the Articles of Incorporation and Bylaws of Management Company on the date hereof, subject to Delaware law (and, to the extent that the Shurgard REIT By-laws do not provide for indemnification of directors or officers of predecessor corporations, shall contractually assume the indemnification obligations under Management Company's Bylaws, subject to Delaware law), which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of Management Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

7.22  WORKING CAPITAL

    Management Company agrees that as of the Closing Date, there shall be an aggregate amount of (i) cash and short-term investments and (ii) fees and reimbursable receivables of not less than $1,060,700 ("Minimum Working Capital").

7.23  CONTINGENT SHARES

    Shurgard REIT agrees to act in good faith with respect to the Contingent Partnerships and the right of the Management Company shareholders to receive Contingent Shares and further agrees not to take any action, or fail to take any action, that reasonably could be anticipated to adversely affect the Contingent Partnerships, the Project Partnerships, or the value of the Partnership Facilities or the right of the Management Company shareholders to receive Contingent Shares, including, without limitation, voting or failing to vote with respect to any matter submitted to a vote of the partners of any Contingent Partnership or Project Partnership, or amending the partnership agreements of any Contingent Partnership or Project Partnership in which Shurgard REIT is a partner.

7.24  FURTHER ACTION

    Each party hereto shall, subject to the fulfillment or waiver at or before the Effective Time of each of the conditions of performance set forth herein, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

                                   ARTICLE 8
                                   CONDITIONS

8.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS

    (a) The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, which conditions may not be waived:

        (i) Management Company Shareholder Approval

        This Agreement and the transactions contemplated hereby shall have been duly approved or ratified by the requisite holders of Shares in accordance with applicable provisions of the WBCA (including, without limitation, RCW 23B.08.730), the Articles of Incorporation and Bylaws of Shurgard.

        (ii) Shurgard REIT Stockholder Approval

        The Agreement and the transactions contemplated hereby shall have been duly approved by the requisite holders of Shurgard REIT capital stock in accordance with applicable provisions of the DGCL and the Certificate of Incorporation and By-laws of Shurgard REIT.

       (iii) HSR Act

        The waiting period applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated.

       (iv) Contingent Shares Agreement

        The Contingent Shares Agreement described in Section 4.7 above shall have been executed and delivered by all requisite parties thereto.

        (v) Indemnification Escrow Agreement

        The Indemnification Escrow Agreement described in Section 4.8 above shall have been executed and delivered by all requisite parties thereto.

       (vi) No Injunction or Proceedings

        There shall not be in effect any judgment, writ, order, injunction or decree of any court or Governmental Body of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction unacceptable to either of Shurgard REIT or Management Company, each in its reasonable judgment, nor shall there be pending or threatened by any Governmental Body any suit, action or proceeding, and there shall not be pending by any other Person any suit, action or proceeding seeking to restrain or restrict the consummation of the Merger or seeking damages in connection therewith, which, in the reasonable judgment of either Shurgard REIT or Management Company could have
    (a) a Shurgard REIT Material Adverse Effect or a Management Company Material Adverse Effect, respectively, or (b) a material adverse effect on the ability of Shurgard REIT or Management Company, respectively, to perform its obligations under this Agreement.

       (vii) Registration Statement

        The S-4 Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued; no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing; and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance or trading of the Shurgard REIT Common Shares shall have been received.

    (b) The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to Closing Date of each of the following conditions, which conditions may only be waived by mutual agreement of the parties hereto:

        (i) Consents

        All Authorizations and other third-party consents required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained.

        (ii) Employment, Non-Competition and Other Agreements

        (A) The existing employment agreements by and between each of Barbo and Daniels, on the one hand, and Management Company, on the other, shall have been terminated, (B) the 1983 Agreements shall have been terminated, and (C) and Barbo shall have entered into a noncompetition agreement with Shurgard REIT, substantially in the form attached hereto as Exhibit D.

       (iii) Exchange Listing

        The approval for the listing on the Exchange of the Shurgard REIT Common Shares issuable in the Merger, subject to official notice of issuance, shall have been obtained.

       (iv) Restrictions on Resale of Share Consideration and Contingent Shares

        Barbo, Buerk, Daniels, Michael Rowe, David K. Grant, and R. Knutzen, as Trustee of the Barbo Trust, each shall have entered into an agreement with Shurgard REIT pursuant to which they each shall have agreed not to sell, pledge on a non-recourse basis, transfer and otherwise dispose of (except by operation of law) more than 40% of the Share Consideration or the Contingent Shares received for a two-year period commencing upon the Closing Date, without the written consent of Shurgard REIT and the Representatives. Such agreement shall provide that the certificates reflecting such Share Consideration and Contingent Shares issued to such Management Company shareholders pursuant to this Agreement, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor, shall bear a legend reflecting such restrictions on transfer, provided, that certificates issued after the two-year period has expired need not bear such legend.

8.2  CONDITIONS TO OBLIGATIONS OF MANAGEMENT COMPANY TO EFFECT THE MERGER

    The obligation of Management Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived in writing by Management Company:

        (a) Shurgard REIT shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Shurgard REIT contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date (except for changes therein contemplated or permitted by this Agreement), and Management Company shall have received a certificate of the President of Shurgard REIT, dated the Closing Date, certifying to such effect.

        (b) Management Company shall have received the opinion of Riddell, Williams, Bullitt & Walkinshaw ("Riddell") addressed to Management Company and dated the effective date of the InterMation Spin-Off, to the effect that the InterMation Spin-Off more likely than not qualifies for tax-free treatment under Section 355 of the Code, in form and substance reasonably acceptable to counsel for Shurgard REIT (the "InterMation Spin-Off
    Opinion"). Such opinion shall provide that Management Company and its successors, including Shurgard REIT, shall be entitled to rely on such opinion.

        (c) Management Company shall have received from Perkins Coie, an opinion, dated the Closing Date as to the matters set forth on Exhibit E.

        (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Shurgard REIT and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Shurgard REIT Material Adverse Effect.

        (e) Any sums then due and owing to Management Company by Shurgard REIT as a result of obligations arising out of (i) that certain Management Services Agreement dated as of March 1, 1994 between Management Company and Shurgard REIT and (ii) that certain Advisory Agreement dated as of March 1, 1994 between Management Company and Shurgard REIT shall have been paid.

8.3  CONDITIONS TO OBLIGATION OF SHURGARD REIT TO EFFECT THE MERGER

    The obligations of Shurgard REIT to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived in writing by Shurgard REIT:

        (a) Management Company shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Shurgard REIT contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date (except for changes therein contemplated or permitted by this Agreement), and Shurgard REIT shall have received a certificate of the President of Management Company, dated the Closing Date, certifying to such effect.

        (b) Shurgard REIT shall have received the opinion of Perkins Coie, in form and substance reasonably acceptable to counsel for the Special Committee, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and each of Shurgard REIT and Management Company will be a party to that reorganization within the meaning of Section 368(b) of the Code such that Management Company will not recognize gain as a result of the Merger.

        (c) The InterMation Spin-Off Opinion shall have been delivered.

        (d) Shurgard REIT shall have received from Riddell an opinion, dated the Closing Date, as to the matters set forth on Exhibit F.

        (e) Shurgard REIT shall have received an "agreed-upon procedures" report from Deloitte & Touche LLP, independent public accountants for Management Company, dated as of a date within two business days before the date on which the S-4 Registration Statement shall become effective, with respect to the financial statements of Management Company included in the Proxy Statement/Prospectus, in form and substance reasonably satisfactory to
    Shurgard  REIT,  and  customary  in  scope  and  substance  for "agreed-upon procedures" reports delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 Registration Statement and the Proxy Statement/Prospectus.

        (f) Shurgard REIT shall have received the Closing Statement, conforming to the requirements of Section 4.1(d)(ii)(A) hereof, within five (5) days prior to the Closing Date.

        (g) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Management Company and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Management Company Material Adverse Effect.

        (h) Holders in excess of 10% of the Shares outstanding immediately prior to the Closing shall not have exercised dissenters' rights under applicable law.

        (i) The InterMation Spin-Off described in Section 7.10 above shall have occurred.

        (j)  The disposition  of Shurgard Realty  Advisors described in  Section
    7.11 above shall have occurred.

        (k) Shurgard Realty Advisors shall have executed and delivered the SRA Letter.

        (l) All assignments or other consents necessary to transfer to the Surviving Corporation the Management Company Intellectual Property Rights set forth on the Management Company Disclosure Statement shall have been obtained.

        (m) The Closing Statement shall reflect ownership by Management Company of the Minimum Working Capital.

                                   ARTICLE 9
                                  TERMINATION

9.1  TERMINATION BY MUTUAL CONSENT

    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by shareholders or stockholders of Management Company or Shurgard REIT, respectively, either by the mutual written consent of Shurgard REIT and Management Company, or by mutual action of their respective Boards of Directors.

9.2  TERMINATION BY EITHER SHURGARD REIT OR MANAGEMENT COMPANY

    This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Management Company or Shurgard REIT if (a) the Merger shall not have been consummated by May 25, 1995, (b) the Management Company Shareholders Meeting duly shall have been convened and held and the approval of Management Company's shareholders required by Section 7.3(a) shall not have been obtained at such meeting or at any adjournment thereof, (c) the Shurgard REIT Stockholders Meeting duly shall have been convened and held and the approval of Shurgard REIT's stockholders required by Section 7.3(b) shall not have been obtained at such meeting or at any adjournment thereof, or (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such order, decree, ruling or injunction; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

9.3  EFFECT OF TERMINATION AND ABANDONMENT

    In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article 9, no party hereto (or any of its directors or offices) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement.

                                   ARTICLE 10
                           MISCELLANEOUS AND GENERAL

10.1  EXPENSES

    Each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the immediately preceding sentence, in the event that one or more of Management Company, its officers, directors or Affiliates shall be involuntarily be made party (collectively, the "Litigation Parties") to any suit, action or proceeding commenced by any Governmental Body or by any Shurgard REIT stockholder or other person and seeking to restrain restrict or impede the consummation of the Merger or seeking damages or other relief in, connection therewith, Shurgard REIT shall defend, indemnify and hold all such Litigation Parties harmless from all costs, expenses, losses and liabilities incurred in connection with any such suit, action or proceeding, including, without limitation, advancement of all legal and other costs associated with the defense thereof and all liabilities incurred by way of settlement or final judgment or decree, provided that: (a) each of such Litigation Parties shall, in the event that it deems conflict or fiduciary considerations make such necessary or advisable, have the right to retain separate counsel and to conduct and control its own defense in such suit, action or proceeding, and all legal and other costs associated with such separate defense shall likewise be paid in full by Shurgard REIT by advancement or by reimbursement promptly after submission of invoices relating thereto to Shurgard REIT; (b) no settlement of any such suit, action or proceeding shall be entered into by Shurgard REIT without the express written consent of each of the Litigation Parties, which consent, in the case of any proposed settlement imposing solely monetary sanctions which are to be paid in full on the settlement date by Shurgard REIT and releasing the Litigation Parties from any further liability or participation in such suit, action or proceeding, shall not be unreasonably withheld; (c) no Litigation Party shall enter into any settlement of any such suit, action or proceeding for which settlement such Litigation Party intends to seek indemnification from Shurgard REIT hereunder, without the express written consent of Shurgard REIT; and (d) Shurgard REIT shall have no duty to indemnify any Litigation Party for any liability imposed under any final judgment or decree to the extent that such liability has been finally adjudicated to have been the result of (i) an untrue statement of or omission of material fact by Management Company in those sections of the S-4

Registration Statement or  the Proxy Statement/Prospectus  specified in  Section
5.21 hereof, in violation of said Section 5.21, or (ii) fraud, intentional misconduct or knowing violation of law by such Litigation Party."

10.2  NOTICES, ETC.

    All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by facsimile and confirmed by return facsimile, or seven days after being mailed by first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below:

If to Management Company:                with a copy to:

Shurgard Incorporated                    Riddell, Williams, Bullitt & Walkinshaw
Suite 2200                               1001 4th Avenue Plaza,
1201 Third Avenue                        Suite 4400
Seattle, WA 98101                        Seattle, WA 98104
Attention: Charles K. Barbo              Attention: John M. Steel
Facsimile: (206) 624-1645                Facsimile: (206) 389-1708

If to Shurgard REIT:                     with a copy to:

Shurgard Storage Centers, Inc.           Perkins Coie
Suite 2200                               1201 Third Avenue, Suite 4000
1201 Third Avenue                        Seattle, WA 98104
Seattle, WA 98101                        Attention: Michael E. Stansbury
Attention: Harrell Beck                  Facsimile: (206) 583-8500
Facsimile: (206) 624-1645

or to such other address as such party shall have designated by notice so given to each other party.

10.2  SURVIVAL

    The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing through the second anniversary of the Closing Date, except in the case of Sections 5.8, 5.10, and 7.17, which in each such case shall survive through the fourth anniversary of the Closing Date. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought pursuant to Section 4.8 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice of the inaccuracy or breach thereof, specifying Damages (including the amount thereof) giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

10.3  AMENDMENTS, WAIVERS, ETC.

    This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by the party against whom enforcement is sought.

10.4  NO ASSIGNMENT

    This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided that, except as otherwise expressly set forth in this Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other party.

10.5  ENTIRE AGREEMENT

    Except as otherwise provided herein, this Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such matter other than those expressly set forth in this Agreement (including the Management Company Disclosure Statement and the Shurgard REIT Disclosure Statement) and any writings expressly required hereby.

10.6  SPECIFIC PERFORMANCE

    The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof.

10.7  REMEDIES CUMULATIVE

    All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

10.8  NO WAIVER

    The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

10.9  NO THIRD-PARTY BENEFICIARIES

    This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person or entity who or which is not a party hereto.

10.10  JURISDICTION

    Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Washington or any court of the state of Washington located in the City of Seattle in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this Section 10.10 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the state of Washington other than for such purpose. Each of the parties hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

10.11  GOVERNING LAW

    This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the state of Washington, without regard to principles of conflict of laws.

10.12  NAME, CAPTIONS, ETC.

    The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified (a) the terms "hereof," "herein" and similar terms refer to this Agreement as a whole and (b) references herein to Articles or Sections refer to articles or sections of this Agreement.

10.13  SEVERABILITY

    If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

10.14  COUNTERPARTS

    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies, each signed by less than all, but together signed by all, the parties hereto.

    IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.

                                       SHURGARD STORAGE CENTERS, INC., a
                                       Delaware Corporation

                                       By:          /s/ HARRELL L. BECK
                                            ------------------------------------
                                                 Harrell L. Beck, President

                                       SHURGARD INCORPORATED,
                                       a Washington Corporation

                                       By:          /s/ CHARLES K. BARBO
                                            ------------------------------------
                                                Charles K. Barbo, President

                                                                     APPENDIX II

                               DECEMBER 19, 1994
Special Committee of the Board of Directors
 of Shurgard Storage Centers, Inc.
c/o Bogle & Gates
Two Union Square
601 Union Street
Seattle, Washington 98101-2346

Dear Sirs:

    Shurgard Storage Centers, Inc. ("SSCI") and Shurgard Incorporated ("Shurgard") have entered into an Agreement and Plan of Merger, dated as of December 19, 1994 (the "Agreement"). Pursuant to the Agreement, Shurgard will be merged with SSCI (the "Merger"), the consideration for which will be primarily the issuance of shares of common stock of SSCI. Additional consideration, in the form of additional shares of common stock of SSCI, may be issued based upon the profits realized, if any, by SSCI with respect to Shurgard's interest in certain limited partnerships. You have requested our opinion as to whether the consideration to be paid for the acquisition of Shurgard is fair, from a financial point of view, to SSCI.

    Alex. Brown & Sons Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Special Committee of the Board of Directors of SSCI in connection with the Merger and have received a fee for our services. Alex. Brown & Sons Incorporated regularly publishes research reports regarding the real estate and real estate investment trust industries and the businesses and securities of publicly owned companies in those industries.

    In connection with our opinion, we have: (i) reviewed certain publicly available information regarding SSCI, (ii) reviewed certain internal financial analyses and other information furnished to us by SSCI, (iii) discussed the business of and prospects for SSCI with management of SSCI, (iv) reviewed the price and trading volume of the common stock of SSCI, (v) reviewed certain internal financial analyses and other information furnished to us by Shurgard,
(vi) discussed the business of and prospects for Shurgard with management of Shurgard, (vii) reviewed valuations of Shurgard provided to us, (viii) compared certain financial information of Shurgard with similar information of certain private and public companies engaged in the real estate management or financial services industries, (ix) reviewed the financial terms of certain other business combinations, (x) reviewed certain pro forma analyses and held discussions with the management of SSCI and Shurgard regarding the business and prospects of SSCI after the completion of the Merger, (xi) visited certain Shurgard-managed self-storage centers, and (xii) performed such other studies and analyses and considered such other factors as we deemed appropriate.

    We have not independently verified the information described above and for the purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of SSCI after the Merger, we have assumed that such information reflects the best currently available estimates and judgments of the managements of SSCI and Shurgard as to the likely future financial performance of SSCI. In addition, we have not made an independent evaluation or appraisal of the assets of SSCI, the assets of Shurgard or reviewed environmental or other potential contingent issues relating to SSCI, Shurgard or the Merger. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

Special Committee of the Board of Directors
 of Shurgard Storage Centers, Inc.
December 19, 1994
Page 2

    Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the consideration to be paid for the acquisition of Shurgard is fair, from a financial point of view, to SSCI.

                                       Very truly yours

                                       ALEX. BROWN & SONS INCORPORATED

                                       By:    Alex. Brown & Sons Incorporated
                                            ------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)  Exhibits

      2.1* Agreement and Plan of Merger dated as of December 19, 1994 (included as Appendix
            I to the Proxy Statement/Prospectus)
      3.1  Amended and Restated Certificate of Incorporation of the Registrant (A)
      3.2  Restated By-Laws of the Registrant (A)
      4.1  Rights Agreement between the Registrant and Gemisys Corporation dated as of March
            17, 1994 (B)
      5.1* Opinion of Perkins Coie as to the legality of the securities being registered
      8.1  Opinion of Perkins Coie as to certain federal income tax consequences
     10.1* Advisory Agreement between Shurgard Storage Centers, Inc. and Shurgard
            Incorporated dated as of March 1, 1994
     10.2* Management Services Agreement between Shurgard Storage Centers, Inc. and Shurgard
            Incorporated dated as of March 1, 1994
     10.3* Loan Agreement among Shurgard Storage Centers, Inc., Seattle-First National Bank,
            Key Bank of Washington and West One Bank dated August 19, 1994
     10.4* Amended and Restated Loan Agreement between Nomura Asset Capital Corp., as
            Lender, and SSC Property Holdings, Inc., as Borrower, dated as of June 8, 1994
     10.5* Amended and Restated Collection Account and Servicing Agreement among SSC
            Property Holdings, Inc., Pacific Mutual Life Insurance Company, LaSalle National
            Bank and Nomura Asset Capital Corp. dated as of June 8, 1994
     10.6* Revolving Loan Agreement among Shurgard Storage Centers, Inc., SSC Acquisitions,
            Inc. and Normura Asset Capital Corp. dated as of December 23, 1994
     21.1* Subsidiaries of the Registrant
     23.1  Consent of Deloitte & Touche LLP (see page II-4)
     23.2* Consent of Alex. Brown & Sons Incorporated
     23.3* Consent of Riddell, Williams, Bullitt & Walkinshaw
     23.4* Consent of Bogle & Gates
     23.5* Consent of Perkins Coie (also contained in the opinions filed as Exhibits 5.1 and
            8.1 hereto)
     24.1* Power of Attorney
     99.1* Form of Proxy for special meeting of shareholders of the Registrant

- ------------------------
*  Previously filed

(A)  Incorporated   by  reference   to  exhibit  filed   with  the  Registrant's
     Registration Statement on Form S-4, Amendment No. 8 (Post-Effective Amendment No. 4), filed with the Securities and Exchange Commission on February 2, 1994

(B)  Incorporated  by  reference   to  exhibit  filed   with  the   Registrant's
     Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 17, 1994

    (b) Schedules

        Not applicable

    (c) Reports, Opinions and Appraisals

        Opinion of Alex. Brown & Sons Incorporated (included as Appendix II to the Proxy Statement/Prospectus)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 14th day of February, 1995.


                                   SHURGARD STORAGE CENTERS, INC.

                                   By  Harrell L. Beck
                                       -----------------------------------------
                                       Harrell L. Beck, President, Treasurer and
                                       Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated below on the 14th day of February, 1995.



              SIGNATURE                                  TITLE
- --------------------------------------   --------------------------------------

                                         President, Treasurer, Chief Financial
           Harrell L. Beck                Officer and Director (Principal
- --------------------------------------    Executive Officer and Principal
           Harrell L. Beck                Financial and Accounting Officer)

          Dan Kourkoumelis*
- --------------------------------------   Director
           Dan Kourkoumelis

           Donald W. Lusk*
- --------------------------------------   Director
            Donald W. Lusk

          W.J. (Jim) Smith*
- --------------------------------------   Director
           W.J. (Jim) Smith

*By: Harrell L. Beck
     ---------------------------------
     Harrell L. Beck, Attorney-In-Fact

                         INDEPENDENT AUDITORS' CONSENT


    We consent to use in this Amendment No. 3 to Registration Statement No. 33-57047 of Shurgard Storage Centers, Inc. of our report dated December 16, 1994 on the financial statements of Shurgard Storage Centers, Inc. as of and for the period ended December 31, 1993, our report dated December 16, 1994 on the financial statements of the Management Company as of and for the year ended December 31, 1993, and our report dated December 16, 1994 on the combined financial statements of 17 limited partnerships therein described as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, appearing in the Proxy Statement/Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


DELOITTE & TOUCHE LLP
Seattle, Washington


February 13, 1995

                                 EXHIBIT INDEX

      2.1* Agreement and Plan of Merger dated as of December 19, 1994 (included as Appendix
            I to the Proxy Statement/Prospectus)
      3.1  Amended and Restated Certificate of Incorporation of the Registrant (A)
      3.2  Restated By-Laws of the Registrant (A)
      4.1  Rights  Agreement between Shurgard Storage Centers, Inc. and Gemisys Corporation
            dated as of March 17, 1994 (B)
      5.1* Opinion of Perkins Coie as to the legality of the securities being registered
      8.1  Opinion of Perkins Coie as to certain federal income tax consequences
     10.1* Advisory  Agreement  between  Shurgard   Storage  Centers,  Inc.  and   Shurgard
            Incorporated dated as of March 1, 1994
     10.2* Management  Services  Agreement  between  Shurgard  Storage  Centers,  Inc.  and
            Shurgard Incorporated dated as of March 1, 1994
     10.3* Loan Agreement among Shurgard Storage  Centers, Inc. and Seattle-First  National
            Bank, Key Bank of Washington and West One Bank dated August 19, 1994
     10.4* Amended  and  Restated Loan  Agreement between  Nomura  Asset Capital  Corp., as
            Lender, and SSC Property Holdings, Inc., as Borrower, dated as of June 8, 1994
     10.5* Amended and  Restated  Collection  Account and  Servicing  Agreement  among  SSC
            Property  Holdings,  Inc.,  Pacific  Mutual  Life  Insurance  Company,  LaSalle
            National Bank and Nomura Asset Capital Corp. dated as of June 8, 1994
     10.6* Revolving Loan Agreement among Shurgard Storage Centers, Inc., SSC Acquisitions,
            Inc. and Normura Asset Capital Corp. dated December 23, 1994
     21.1* Subsidiaries of the Registrant
     23.1  Consent of Deloitte & Touche LLP (see page II-4)
     23.2* Consent of Alex. Brown & Sons Incorporated
     23.3* Consent of Riddell, Williams, Bullitt & Walkinshaw
     23.4* Consent of Bogle & Gates
     23.5* Consent of Perkins Coie  (also contained in the  opinions filed as Exhibits  5.1 and 8.1 hereto)
     24.1* Power of Attorney
     99.1* Form of Proxy for special meeting of shareholders of the Registrant

- ------------------------
*  Previously filed

(A)  Incorporated   by  reference   to  exhibit  filed   with  the  Registrant's
     Registration Statement on Form S-4, Amendment No. 8 (Post-Effective Amendment No. 4), filed with the Securities and Exchange Commission on February 2, 1994

(B)  Incorporated  by  reference   to  exhibit  filed   with  the   Registrant's
     Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 17, 1994